     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 29, 1998
                                                 REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------
                                    FORM S-4

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                     CRESCENT REAL ESTATE EQUITIES COMPANY
             (Exact Name of Registrant as Specified in Its Charter)

                DELAWARE                                   6798                                  52-1862813
      (State or Other Jurisdiction             (Primary Standard Industrial                   (I.R.S. Employer
   of Incorporation or Organization)           Classification Code Number)                 Identification Number)

                          777 MAIN STREET, SUITE 2100
                            FORT WORTH, TEXAS 76102
                           TELEPHONE: (817) 321-2100
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)
                             ---------------------
                               GERALD W. HADDOCK
               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
                          777 MAIN STREET, SUITE 2100
                            FORT WORTH, TEXAS 76102
                           TELEPHONE: (817) 321-2100
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)
                             ---------------------
                                   Copies to:

        ROBERT B. ROBBINS, ESQ.                    DAVID M. DEAN, ESQ.                      ERIC H. SCHUNK, ESQ.
        SYLVIA M. MAHAFFEY, ESQ.          CRESCENT REAL ESTATE EQUITIES LIMITED          KENNETH J. BARONSKY, ESQ.
    SHAW PITTMAN POTTS & TROWBRIDGE                    PARTNERSHIP                    MILBANK, TWEED, HADLEY & MCCLOY
          2300 N STREET, N.W.                  777 MAIN STREET, SUITE 2100         601 SOUTH FIGUEROA STREET, 30TH FLOOR
         WASHINGTON, D.C. 20037                  FORT WORTH, TEXAS 76102             LOS ANGELES, CALIFORNIA 90017-5735
                                                                                               (213) 892-4000

                             ---------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement and all other conditions to the merger of Station Casinos, Inc. with and into Crescent Real Estate Equities Company pursuant to an Agreement and Plan of Merger dated as of January 16, 1998, as amended, described in the enclosed Proxy Statement/Prospectus, have been satisfied or waived.
    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

=================================================================================================================================
              TITLE OF EACH CLASS                   AMOUNT TO BE       OFFERING PRICE         AGGREGATE            AMOUNT OF
         OF SECURITIES TO BE REGISTERED             REGISTERED(1)         PER UNIT          OFFERING PRICE     REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
Common Shares, par value $.01(2)................     16,671,565           $30.46(3)          $507,815,870          $149,806
---------------------------------------------------------------------------------------------------------------------------------
$3.50 Convertible Preferred Shares..............      2,070,000           $48.32(4)          $100,022,400          $ 29,507
---------------------------------------------------------------------------------------------------------------------------------
         Total..................................                                             $607,838,270          $179,313
=================================================================================================================================

(1) Based upon the 35,311,792 shares of common stock of Station Casinos, Inc. ("Station"), the 2,070,000 shares of Station's $3.50 Convertible Preferred Stock and the 464,098 shares of Station Common Stock issuable upon the exercise of in-the-money options outstanding on June 26, 1998. Upon consummation of the Merger described herein, each outstanding share of Station common stock will convert into the right to receive .466 Common Shares of Crescent Real Estate Equities Company ("Crescent"), each share of Station $3.50 Convertible Preferred Stock will convert into the right to receive one Crescent $3.50 Convertible Preferred Share and each option to purchase one share of Station common stock will convert into an option to purchase .466 Common Shares of Crescent.

(2) There are being registered hereunder such presently indeterminate number of Common Shares of Crescent into which the $3.50 Convertible Preferred Shares are convertible. Accordingly, pursuant to Rule 457(i) under the Securities Act, no additional registration fee is required to be paid in respect of the Common Shares into which the $3.50 Convertible Preferred Shares are convertible.

(3) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(l).

(4) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(l).

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                             STATION CASINOS, INC.
                            2411 WEST SAHARA AVENUE
                            LAS VEGAS, NEVADA 89102
                                 (702) 367-2411

                             ---------------------

           NOTICE OF JOINT ANNUAL AND SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD: AUGUST 4, 1998
                  TO BE HELD AT: SUNSET STATION HOTEL & CASINO

                             ---------------------

To the Stockholders:

     NOTICE is hereby given that the joint Annual Meeting of holders of Station Common Stock par value $.01 per share (including certain rights associated with such stock) ("Station Common Stock") and Special Meeting of holders of Station $3.50 Convertible Preferred Stock ("Station Convertible Preferred Stock") (collectively, the "Meeting") of Station Casinos, Inc., a Nevada corporation (together, unless the context otherwise requires, with the surviving entity of the Reincorporation Merger (as defined herein), "Station") will be held at Sunset Station Hotel & Casino, 1301 West Sunset Road, Henderson, Nevada on August 4, 1998, beginning at 10:00 a.m. local time, for the following purposes:

          1. To consider and vote upon a proposed merger pursuant to the Agreement and Plan of Merger dated as of January 16, 1998, as amended (the "Merger Agreement"), by and between Station and Crescent Real Estate Equities Company, a Texas Real Estate Investment Trust ("Crescent") (including the merger (the "Reincorporation Merger") of Station with and into its wholly-owned Delaware subsidiary prior to the merger of the surviving entity of the Reincorporation Merger with and into Crescent, collectively the "Merger");

          2. To elect two directors to serve until the earlier of (i) consummation of the Merger and (ii) the 2001 annual meeting of Station and until their respective successors have been duly elected and qualified;

          3. To ratify the appointment of Arthur Andersen L.L.P. as Station's independent public accountants for Station's 1999 fiscal year; and

          4. To consider and transact such other business as may properly come before the Meeting or any adjournment thereof;

all as more fully described in the accompanying Proxy Statement/Prospectus.

     As permitted by the Merger Agreement, Station will be reincorporated in Delaware through the Reincorporation Merger and the surviving entity will merge with and into Crescent at the time of effectiveness of the Merger (the "Effective Time"), whereupon the separate corporate existence of Station will cease and Crescent will continue as the surviving entity. As of the Effective Time, by virtue of the Merger, and without any action on the part of Crescent, Station or the holders of any securities of Station or Crescent and subject to certain provisions of the Merger Agreement, each share of Station Common Stock (including restricted shares of Station Common Stock issued under Station's stock compensation program) issued and outstanding immediately prior to the Effective Time (other than treasury shares and shares of Station Common Stock held by Crescent which will be cancelled) will be converted into the right to receive 0.466 shares of validly issued, fully paid and nonassessable Crescent Common Shares of beneficial interest, par value $.01 per share ("Crescent Common Shares") and each share of Station Convertible Preferred Stock will be converted into the right to receive one $3.50 Convertible Preferred Share of Crescent, which will have the conversion rights and other terms required by the governing documents for the Station Convertible Preferred Stock.

     Holders of Station Common Stock at the close of business on June 19, 1998, the record date fixed by Station's board of directors (the "Station Board of Directors"), are entitled to notice of and to vote at the

Meeting. No business other than the proposals described in this notice is expected to be considered at the Meeting or any adjournment. The Station Board of Directors urges all stockholders of record to exercise their right to vote at the Meeting personally or by proxy FOR the Merger and the other matters listed in this notice. Accordingly, we are sending you the following Proxy Statement/Prospectus and the enclosed proxy card.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SPECIFY YOUR VOTE ON THE ACCOMPANYING PROXY CARD AND SIGN, DATE AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED PRE-ADDRESSED, POSTAGE-PAID ENVELOPE.

     Your prompt response will be appreciated.

                                            By Order of the Board of Directors

                                            Scott M Nielson
                                            Secretary

Las Vegas, Nevada
June 29, 1998

                                                           Station Casinos, Inc.
                                                         2411 West Sahara Avenue
                                                         Las Vegas, Nevada 89102

June 29, 1998

Dear Fellow Stockholder:

     Station Casinos, Inc. ("Station") cordially invites you to attend the joint Annual Meeting of holders of Station Common Stock, par value $.01 per share (including certain rights associated therewith, "Station Common Stock"), and Special Meeting of holders of Station $3.50 Convertible Preferred Stock ("Station Convertible Preferred Stock") to be held beginning at 10:00 a.m. (local time) on August 4, 1998 at Sunset Station Hotel & Casino, 1301 West Sunset Road, Henderson, Nevada (collectively, the "Meeting").

     At the Meeting you will be asked to consider and vote upon a proposed merger pursuant to the Agreement and Plan of Merger dated as of January 16, 1998, as amended (the "Merger Agreement"), by and between Station and Crescent Real Estate Equities Company, a Texas real estate investment trust ("Crescent") (including the merger of Station with and into its wholly-owned Delaware subsidiary prior to the merger of the surviving entity with and into Crescent, the "Merger"). As a result of the Merger each share of Station Common Stock will be converted into the right to receive 0.466 Common Shares, par value $.01 per share, of beneficial interest of Crescent. Each share of Station Convertible Preferred Stock will be converted into the right to receive one $3.50 Convertible Preferred Share of Crescent, which will have the conversion rights and other terms required by the governing documents for the Station Convertible Preferred Stock.

     Upon consummation of the Merger, an operating company that will be 50% owned by certain members of Station's management and certain board members involved in management will operate the six casino properties currently operated by Station pursuant to a lease with Crescent. The lease will provide for base and percentage rent although the amount of rent has not yet been determined. The consummation of the Merger is subject to the satisfaction of certain closing conditions, including the approval of holders of Station Common Stock and Station Convertible Preferred Stock and approval of Nevada and Missouri gaming authorities. Consequently, there can be no assurance that the Merger will occur in a timely manner or at all.

     In addition, holders of Station Common Stock will be asked to elect two new directors to serve until consummation of the Merger or until the 2001 annual meeting of Station, whichever comes first, and to ratify the appointment of Arthur Andersen L.L.P. as Station's independent public accountants.

     Management believes that the proposed Merger will provide holders of Station Common Stock and Station Convertible Preferred Stock an opportunity to participate in the potential growth of Crescent, diversify such holders' investment, give such holders the opportunity to receive current distributions and give the casino operations access to lower cost capital, although there can be no assurances that the benefits of such opportunities will be realized.

     The Station Board of Directors believes the Merger is in the best interests of holders of Station Common Stock and Station Convertible Preferred Stock and unanimously recommends that you vote FOR the Merger and that holders of Station Common Stock also vote for the other matters to be considered at the Meeting. Certain executive officers and directors of Station that hold approximately 40.4% of the outstanding shares of Station Common Stock have agreed to vote in favor of the Merger. Enclosed is a form of the proxy solicited by the Station Board of Directors in connection with the Meeting. Please carefully review and consider all of the enclosed information.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, IT IS VERY IMPORTANT THAT YOUR SHARES BE REPRESENTED AS THE MERGER REQUIRES THE AFFIRMATIVE VOTE OF HOLDERS OF NOT LESS THAN SIXTY-SIX AND TWO-THIRDS PERCENT OF THE OUTSTANDING SHARES OF EACH OF THE STATION COMMON STOCK AND THE STATION CONVERTIBLE PREFERRED STOCK. It would therefore be helpful if you would return your signed and dated proxy promptly; please use the enclosed postage prepaid envelope to return the executed proxy card. If you attend the Meeting you may revoke your proxy at that time by voting in person. If you have any questions regarding the Merger, please call D.F. King & Co., Inc. toll free at (800) 669-5550.

                                            Sincerely,

                                            Frank J. Fertitta III
                                            Chairman of the Board,
                                            President and Chief Executive
                                            Officer

[CRESCENT LOGO]                                                   [STATION LOGO]

                             STATION CASINOS, INC.

                                PROXY STATEMENT
                                      FOR
                JOINT ANNUAL AND SPECIAL MEETING OF STOCKHOLDERS
                            OF STATION CASINOS, INC.
                          TO BE HELD ON AUGUST 4, 1998

                             ---------------------

                     CRESCENT REAL ESTATE EQUITIES COMPANY

                                   PROSPECTUS

                                 COMMON SHARES

                       $3.50 CONVERTIBLE PREFERRED SHARES

                             ---------------------

     This Proxy Statement/Prospectus is being furnished to stockholders of Station Casinos, Inc., a Nevada corporation (together, unless the context otherwise requires, with the surviving entity of the Reincorporation Merger (as defined herein), "Station"), in connection with the solicitation of proxies by Station's Board of Directors (the "Station Board of Directors") for use at Station's joint Annual Meeting of holders of Station Common Stock (as defined herein) and Special Meeting of holders of Station Convertible Preferred Stock (as defined herein) and at any adjournments or postponements thereof (collectively, the "Meeting"), at the time and place, and for the purposes, specified in the accompanying Notice of Meeting.

     The Meeting has been called to consider and vote upon a proposed merger (including the Reincorporation Merger, the "Merger") pursuant to an Agreement and Plan of Merger dated as of January 16, 1998, as amended, by and between Station and Crescent Real Estate Equities Company, a Texas real estate investment trust ("Crescent") (the "Merger Agreement").
THE SECURITIES TO BE ISSUED PURSUANT TO THIS PROXY STATEMENT/PROSPECTUS HAVE NOT
  BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION, THE NEVADA GAMING COMMISSION, THE NEVADA STATE
    GAMING CONTROL BOARD, THE MISSOURI GAMING COMMISSION OR ANY OTHER GAMING AUTHORITY NOR HAS THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES
COMMISSION, THE NEVADA GAMING COMMISSION, THE NEVADA STATE GAMING CONTROL BOARD,
 THE MISSOURI GAMING COMMISSION NOR ANY OTHER GAMING COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS OR THE INVESTMENT MERITS
   OF THE SECURITIES OFFERED HEREBY. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

     Pursuant to the Merger Agreement, Station will be reincorporated in Delaware through merger with and into its wholly-owned Delaware subsidiary (the "Reincorporation Merger"), and the surviving entity of the Reincorporation Merger will be merged with and into Crescent, with the result that (a) the separate corporate existence of Station will cease, (b) each outstanding share of Station Common Stock, par value $.01 per share (together with certain associated rights "Station Common Stock"), other than shares held by Station or Crescent, will be converted into the right to receive 0.466 shares of validly issued, fully paid and nonassessable Common Shares of beneficial interest, par value $.01 per share, of Crescent (the "Crescent Common Shares") and (c) each outstanding share of Station's $3.50 Convertible Preferred Stock (the "Station Convertible Preferred Stock") will be converted into the right to receive one validly issued, fully paid and nonassessable $3.50 Convertible Preferred Share of Crescent (the "Crescent Convertible Preferred Shares"), which will have the conversion and other terms required by the Certificate of Resolutions Establishing Designation, Preferences and Rights of $3.50 Convertible Preferred Stock of Station dated March 25, 1996 (the "Certificate of Designation").

     Based on the 35,311,792 shares of Station Common Stock outstanding on June 19, 1998, the record date for determining Station stockholders entitled to vote at the Meeting (the "Record Date"), the 464,098 shares of Station Common Stock issuable upon exercise of vested options to purchase Station Common Stock with a strike price below the market value of Station Common Stock on the Record Date and assuming none of the Station Convertible Preferred Stock is converted, the number of Crescent Common Shares issued in the Merger is expected to be approximately 16,671,500 with an aggregate market value of $561,662,835, based on the average of the average daily high and low prices per Crescent Common Share as reported on the NYSE Composite Transaction Tape for the 30 consecutive trading days ending June 19, 1998. Based on the 2,070,000 shares of Convertible Preferred Stock outstanding on the Record Date, the number of Crescent Convertible Preferred Shares issued in the Merger is expected to be 2,070,000.

     The terms of the Merger Agreement and the Crescent Common Shares and Crescent Convertible Preferred Shares to be issued in connection therewith are described in this Proxy Statement/Prospectus.

     This Proxy Statement/Prospectus and the related forms of proxy are first being mailed to stockholders of Station Common Stock and Station Convertible Preferred Stock on or about July 2, 1998.

         The Date of This Proxy Statement/Prospectus is June 29, 1998.

                               TABLE OF CONTENTS

                                                              PAGE(S)
                                                              -------
AVAILABLE INFORMATION.......................................      v
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............     vi
SUMMARY.....................................................      1
  Crescent..................................................      1
  Station...................................................      1
  The Meeting...............................................      2
  Vote Required.............................................      2
  Recommendation of the Station Board of Directors; Reasons
     for Merger.............................................      2
  Opinion of Financial Advisor to Station...................      3
  Dissenters' Rights of Appraisal...........................      3
  Comparison of Stockholder and Shareholder Rights..........      3
  The Merger................................................      3
  Summary Risk Factors......................................      8
  Summary of Recent Developments............................      9
  Structure of Crescent.....................................     10
  Summary Consolidated Financial Data of Station............     11
  Summary Consolidated Historical Financial Data of
     Crescent...............................................     13
  Comparative Per Share Data................................     15
  Comparative Market Prices.................................     16
THE MEETING AND VOTING......................................     18
  The Meeting...............................................     18
  Revocation of Proxies.....................................     18
  Voting....................................................     18
  Vote Required.............................................     19
  Recommendation of the Station Board of Directors; Reasons
     for Merger.............................................     19
  Independent Accountants...................................     19
  Dissenters' Rights of Appraisal...........................     19
RISK FACTORS................................................     20
  Stock Price Fluctuations; Fixed Exchange Ratio............     20
  Failure to Approve the Merger.............................     20
  Interests of Certain Persons in the Merger................     21
  Differences in Stockholder and Shareholder Rights.........     21
  Taxability of the Merger..................................     21
  Risks Relating to Qualification and Operation as a REIT...     22
  Risks Relating to Changes in Tax Law......................     22
  Concentration of Assets...................................     23
  Risks Related to Issuance of Rights.......................     23
  Risks Relating to Control of Certain Properties...........     23
     Revenues from Proposed Casino/Hotel Investments
      Dependent on Third-Party Operators and Casino/Hotel
      Industry..............................................     23
     Revenues from Hotels Dependent on Third-Party Operators
      and Hospitality Industry..............................     24
     Lack of Control of Residential Development
      Corporations..........................................     24
     Lack of Control of Americold and URS...................     24
     Lack of Control of the Operating Joint Venture/Income
      from Joint Venture....................................     25
  Real Estate Risks Specific to Crescent's Business.........     25
     Investment Risks.......................................     25
     Risks of Joint Ownership of Assets.....................     25

                                                              PAGE(S)
                                                              -------
  Hotel/Casino Specific Industry Risks......................     26
     Uncertain Effect of Recent Court Decision..............     26
     Regulation.............................................     27
     Competition............................................     28
     Uncertain Effect of National Gambling Commission.......     28
  Conflicts of Interest.....................................     28
     Common Ownership and Management........................     28
     Relationship with Operating Joint Venture..............     28
     Relationship with Crescent Operating...................     29
     Relationship with Magellan Health Services, Inc. ......     30
     Joint Investments......................................     30
     Competition for Management Time........................     30
     Legal Representation...................................     30
  Risk of Inability to Manage Rapid Growth and Acquisition
     of Substantial
     New Assets Effectively.................................     30
  General Real Estate Risks.................................     30
     Uncontrollable Factors Affecting Performance and
      Value.................................................     30
     Illiquidity of Real Estate Investments.................     31
     Environmental Matters..................................     31
  Purchases from Financially Distressed Sellers.............     31
  Change in Policies........................................     32
  Possible Adverse Consequences of Ownership Limit..........     32
  Reliance on Key Personnel.................................     32
  Risks Relating to Debt....................................     32
  Risk That Adequate Financing Will Not Be Available to
     Refinance Station Debt.................................     33
  Potential Dilution from Transactions with Affiliates of
     Union Bank of Switzerland and Merrill Lynch
     International..........................................     33
THE MERGER..................................................     34
  General...................................................     34
  The Reincorporation Merger................................     35
  Background of the Merger..................................     35
  Recommendation of the Station Board of Directors; Reasons
     for the Merger.........................................     36
  Opinion of the Financial Advisor to Station...............     37
  Interests of Certain Persons in the Merger................     41
  Accounting Treatment......................................     44
  Regulatory Approvals......................................     44
  Antitrust.................................................     51
  Federal Securities Laws Consequences......................     51
  Recent Developments.......................................     52
THE MERGER AGREEMENT........................................     53
  General...................................................     53
  Effective Time............................................     53
  Conversion of Shares......................................     53
  Exchange of Certificates..................................     54
  Dividends.................................................     55
  No Fractional Securities..................................     56
  Return of Exchange Fund...................................     56
  Station Stock Options.....................................     56
  Representations and Warranties............................     57
  Business of Station Pending the Merger....................     58
  Business of Crescent Pending the Merger...................     60
  Acquisition Proposals.....................................     60
  Agreement to Vote for the Merger..........................     62

                                                              PAGE(S)
                                                              -------
  Certain Transactions......................................     62
  Indemnification; Directors and Officers Insurance.........     64
  Conditions to the Consummation of the Merger..............     64
  Termination...............................................     68
  Certain Fees and Expenses.................................     69
  Waivers...................................................     69
TAX CONSIDERATIONS..........................................     70
  Certain Federal Income Tax Consequences...................     70
  Federal Income Tax Consequences of the Merger.............     70
  Taxation of Crescent Entities.............................     71
  Taxation of Crescent Convertible Preferred Shares.........     80
PRINCIPAL SHAREHOLDERS OF CRESCENT..........................     87
MANAGEMENT OF CRESCENT PRIOR TO THE MERGER..................     90
NOMINEES FOR ELECTION OF DIRECTORS..........................     91
DIRECTORS AND EXECUTIVE OFFICERS............................     92
  Meetings of the Board of Directors........................     93
  The Audit Committee.......................................     93
  The Human Resources Committee.............................     93
  Compensation of Directors.................................     94
  Human Resources Committee Interlocks and Insider
     Participation..........................................     94
  Compliance With Section 16(a) of the Securities Exchange
     Act....................................................     94
  Legal Proceedings Involving Directors, Officers,
     Affiliates or Beneficial Owners........................     94
PRINCIPAL STOCKHOLDERS OF STATION...........................     95
EXECUTIVE COMPENSATION......................................     96
  Options Granted in Fiscal 1998............................     97
  Fiscal Year End Option Values.............................     97
  Replacement of and Grant of Stock Options.................     98
  Employment Agreements.....................................     98
  Stock Compensation Program................................    100
  Certain Federal Income Tax Consequences...................    101
  Supplemental Executive Retirement Plan....................    103
  Supplemental Management Retirement Plan...................    104
  Deferred Compensation Plan For Executives.................    105
  Special Long-Term Disability Plan.........................    105
  Long-Term Stay-On Performance Incentive Plan..............    106
  Split-Dollar Insurance Program............................    106
  Limitation Of Liability And Indemnification Of Directors
     And Officers...........................................    106
REPORT ON EXECUTIVE COMPENSATION............................    107
  Stock Performance Graph...................................    110
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............    111
  Boulder Station Lease.....................................    111
  Texas Station Lease.......................................    111
  McNabb/McNabb/DeSoto/Salter & Co..........................    111
  Gordon Biersch Brewing Company............................    111
  Merger Related Transactions...............................    112
SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS.................    112
COMPARISON OF RIGHTS OF STOCKHOLDERS OF STATION AND
  SHAREHOLDERS OF CRESCENT..................................    113
  General...................................................    113
  Special Meetings of Shareholders and Stockholders.........    113
  Stockholder Action by Written Consent.....................    114

                                                              PAGE(S)
                                                              -------
  Stockholder Nominations and Proposals for Business........    114
  Limitation on Ownership of Shares of Stock and Beneficial
     Interest...............................................    115
  Certain Extraordinary Transactions........................    117
  Business Combinations Involving Interested Stockholders
     and Shareholders.......................................    117
  Control Share Acquisitions................................    118
  Removal of Directors or Trustees..........................    119
  Standards of Conduct for Directors and Trustees...........    119
  Limitation of Liability of Directors, Trustees and
     Officers...............................................    120
  Indemnification of Directors, Trustees and Officers.......    120
  Amendment to Governing Documents..........................    122
  Rights Plan...............................................    122
  Appraisal and Dissenters' Rights..........................    122
  Dividends and Distributions...............................    123
  Stockholder and Shareholder Inspection Rights.............    123
  Classified Board..........................................    124
DESCRIPTION OF CAPITAL STOCK OF CRESCENT....................    125
  Description of Crescent Common Shares.....................    125
  Description of Preferred Shares...........................    127
  Description of Common Share Warrants......................    131
  Certain Provisions of the Declaration of Trust, Crescent
     Bylaws and Texas Law...................................    132
  Description of $3.50 Convertible Preferred Shares of
     Crescent...............................................    135
  Description of Transferable Subscription Rights Proposed
     for Issuance by Crescent...............................    142
LEGAL OPINIONS..............................................    143
EXPERTS.....................................................    143
OTHER MATTERS...............................................    143
STOCKHOLDER PROPOSALS.......................................    143
ANNEX A -- FAIRNESS OPINION.................................    A-1
ANNEX B -- MERGER AGREEMENT.................................    B-1
ANNEX C -- REINCORPORATION MERGER AGREEMENT.................    C-1
ANNEX D -- STATEMENT OF DESIGNATION.........................    D-1

     Except for historical information contained in this Proxy Statement/Prospectus, the matters discussed herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"). Such statements appear in a number of places in this Proxy Statement/Prospectus, including, without limitation, under "Summary," "The Meeting and Voting -- Recommendation of the Station Board of Directors; Reasons for the Merger," "Risk Factors", "The Merger" and "Recent Developments." Such forward-looking statements include statements regarding the intent, belief or current expectations with respect to the matters discussed in this Proxy Statement/Prospectus. Stockholders are cautioned that any such forward-looking statements involve risks and uncertainties, and that actual results may differ materially from those in the forward-looking statements as a result of various uncertainties and other factors, including, without limitation, completion of the transactions described herein and future acquisitions and restructurings, the ability to retain existing management, competition within the gaming industry, the cyclical nature of the real estate business, the hotel business and the gaming business, real estate and economic conditions, the continuing ability of Crescent to qualify as a real estate investment trust (a "REIT") and other risks described in this Proxy Statement/Prospectus and in the annual, quarterly and current reports and proxy statements of Crescent and Station incorporated by reference herein, including those identified in the Crescent Form 10-K (as defined herein), the Crescent Form 8-K dated April 17, 1998 and filed April 28, 1998, as amended on June 22, 1998 and the Station Form 10-K (as defined herein).

     The information set forth or incorporated by reference in this Proxy Statement/Prospectus concerning Crescent and its subsidiaries has been furnished by Crescent. Station does not have independent knowledge of the matters set forth or incorporated by reference in this Proxy Statement/Prospectus concerning Crescent and its subsidiaries.

                             AVAILABLE INFORMATION

     Crescent and Station are each subject to the informational requirements of the Exchange Act, and in accordance therewith file reports, proxy or information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy or information statements and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C., 20549 and at the following Regional Offices of the Commission: 7 World Trade Center, Suite 1300, New York, New York, 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois, 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C., 20549 at prescribed rates. The Commission maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy statements and information statements and other information regarding registrants that file electronically with the Commission. Crescent and Station file electronically with the Commission. The Station Common Stock, Station Convertible Preferred Stock, the Crescent Common Shares and Crescent's 6 3/4% Series A Convertible Cumulative Preferred Shares ("Crescent Series A Preferred Shares") are listed on the New York Stock Exchange, Inc. (the "NYSE"), and such material may also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005. After consummation of the Merger, Station will no longer file reports, proxy statements or other information with the Commission. Instead, such information will be provided, to the extent required, in filings made by Crescent.

     Crescent has filed with the Commission a registration statement on Form S-4 (together with all amendments, exhibits and schedules thereto, the "Registration Statement") under the Securities Act, relating to the Crescent Common Shares that will be issued to holders of Station Common Stock in connection with the Merger, the Crescent Convertible Preferred Shares that will be issued to holders of the Station Convertible Preferred Stock in connection with the Merger and the transferable subscription rights to be issued to holders of Crescent Common Shares upon completion of the Merger. See "The Merger Agreement -- Conversion of Shares." This Proxy Statement/Prospectus, which constitutes a part of the Registration Statement, does not contain all the information set forth in the Registration Statement filed by Crescent with the Commission, certain portions of which are omitted as permitted by the rules and regulations of the

Commission. Such additional information is available for inspection and copying at the offices of the Commission. Statements contained in this Proxy Statement/Prospectus or in any document incorporated into this Proxy Statement/Prospectus by reference as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The documents listed below have been filed under the Exchange Act by Crescent (Exchange Act File No. 1-13038) with the Commission and are incorporated herein by reference:

           1. Crescent's Registration Statement on Form 8-B filed on March 24, 1997 registering the Crescent Common Shares under Section 12(b) of the Exchange Act.

           2. The Proxy Statement in connection with Crescent's 1998 Annual Meeting of Stockholders.

           3. Crescent's Annual Report on Form 10-K for the year ended December 31, 1997, as amended on May 15, 1998 (the "Crescent Form 10-K").

           4. Crescent's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

           5. Crescent's Current Report on Form 8-K dated January 29, 1997 and filed March 24, 1997, as amended on April 9, 1997, April 24, 1997, May 23, 1997 and July 2, 1997.

           6. Crescent's Current Report on Form 8-K dated October 15, 1997 and filed June 24, 1998

           7. Crescent's Current Report on Form 8-K dated December 22, 1997 and filed March 4, 1998.

           8. Crescent's Current Report on Form 8-K dated January 6, 1998 and filed June 19, 1998.

           9. Crescent's Current Report on Form 8-K dated January 16, 1998 and filed January 27, 1998, as amended on February 13, 1998, April 27, 1998 and June 10, 1998.

          10. Crescent's Current Report on Form 8-K dated February 12, 1998 and filed February 23, 1998.

          11. Crescent's Current Report on Form 8-K dated February 13, 1998 and filed February 18, 1998.

          12. Crescent's Current Report on Form 8-K dated February 13, 1998 and filed February 18, 1998.

          13. Crescent's Current Report on Form 8-K dated April 17, 1998 and filed April 28, 1998 as amended June 22, 1998.

          14. Crescent's Current Report on Form 8-K dated April 23, 1998 and filed April 27, 1998.

          15. Crescent's Current Report on Form 8-K dated June 15, 1998 and filed June 16, 1998.

          16. Crescent's Current Report on Form 8-K dated June 24, 1998 and filed June 25, 1998.

     The following documents previously filed by Station (Exchange Act File No. 1-12037) with the Commission pursuant to the Exchange Act are incorporated herein by reference:

          1. Station's Annual Report on Form 10-K for the fiscal year ended March 31, 1998 (the "Station Form 10-K").

          2. Station's Current Report on Form 8-K dated June 15, 1998 and filed June 18, 1998.

     All documents filed by Crescent and Station pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the date of the Meeting shall be deemed to be incorporated by reference herein and to be part hereof from the date any such document is filed.

     Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded. All information appearing in this Proxy Statement/ Prospectus is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in the immediately preceding statement.

     THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF SUCH DOCUMENTS RELATING TO CRESCENT AND STATION, RESPECTIVELY, OTHER THAN EXHIBITS TO SUCH DOCUMENTS WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE THEREIN, WILL BE SENT WITHOUT CHARGE BY FIRST CLASS MAIL TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED WITHIN ONE BUSINESS DAY OF RECEIPT OF A WRITTEN OR ORAL REQUEST, IN THE CASE OF CRESCENT, TO 777 MAIN STREET, SUITE 2100, FORT WORTH, TEXAS 76102, ATTENTION: COMPANY SECRETARY, TELEPHONE NUMBER: (817) 321-2100 AND, IN THE CASE OF STATION, TO 2411 WEST SAHARA AVENUE, LAS VEGAS, NEVADA, 89102, ATTENTION: INVESTOR RELATIONS (TELEPHONE NUMBER: (800) 544-2411). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BEFORE JULY 31, 1998.

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Proxy Statement/ Prospectus. This summary is qualified in its entirety by the more detailed information contained elsewhere in this Proxy Statement/Prospectus and in the attached Annexes. Stockholders are urged to read this Proxy Statement/Prospectus and the attached Annexes, and in particular the section entitled "Risk Factors," carefully and in their entirety. Unless the context otherwise requires, (i) references in this Proxy Statement/ Prospectus to corporate entities shall be deemed to refer to such entities and their direct and indirect subsidiaries and (ii) the information in this Proxy Statement/Prospectus is based on the assumption that the Merger will be approved at the Meeting.

CRESCENT

     On December 31, 1996, Crescent Real Estate Equities Company, a Texas real estate investment trust ("Crescent"), became the successor to Crescent Real Estate Equities, Inc., a Maryland corporation (the "Predecessor Corporation"), through the merger of the Predecessor Corporation and CRE Limited Partner, Inc., a subsidiary of the Predecessor Corporation, into Crescent. The term "Crescent" includes, unless the context otherwise requires, Crescent, the Predecessor Corporation, Crescent Real Estate Equities Limited Partnership, a Delaware limited partnership (the "Operating Partnership"), Crescent Real Estate Equities, Ltd., the general partner of the Operating Partnership ("CREE Ltd.") and the other subsidiaries of Crescent.

     Crescent is a fully integrated real estate company operating as a real estate investment trust for federal income tax purposes (a "REIT") which, as of March 31, 1998, owned a portfolio of real estate assets (the "Properties") that included 86 office properties (the "Office Properties") with an aggregate of approximately 30.8 million net rentable square feet, approximately 89 behavioral healthcare facilities (the "Behavioral Healthcare Facilities"), seven full-service hotels with a total of 2,276 rooms and two destination health and fitness resorts that can accommodate up to 452 guests daily (collectively, the "Hotel Properties"), the real estate mortgages and non-voting common stock in five residential development corporations (the "Residential Development Corporations"), which in turn, through joint ventures or partnership arrangements, own interests in 12 residential development properties (the "Residential Development Properties"), and seven retail properties (the "Retail Properties") with an aggregate of approximately 0.8 million net rentable square feet. The Office Properties and the Retail Properties are located primarily in 21 metropolitan submarkets in Texas and Colorado. In addition, Crescent owns an indirect 38% interest in each of two partnerships, one of which owns Americold Corporation ("Americold") and the other of which owns URS Logistics, Inc. ("URS"). Americold and URS are the two largest suppliers of public refrigerated warehouse space in the United States and currently own and/or operate approximately 89 refrigerated warehouses with an aggregate of approximately
424.5 million cubic feet. Such corporations have entered into an agreement to acquire an additional five refrigerated warehouses with an aggregate of approximately 60.9 million cubic feet.

     Crescent owns its assets and carries on its operations and other activities, including providing management, leasing and development services for certain of its Properties, through the Operating Partnership and its other subsidiaries. The structure of Crescent is designed to facilitate and maintain its qualification as a REIT and to permit persons contributing Properties (or interests therein) to Crescent to defer some or all of the tax liability that they otherwise might incur.

     Crescent's executive offices are located at 777 Main Street, Suite 2100, Fort Worth, Texas 76102, and its telephone number is (817) 321-2100.

STATION

     Station Casinos, Inc., a Nevada corporation (together, unless the context otherwise requires, with the surviving entity of the Reincorporation Merger (as defined herein), "Station") is a multi-jurisdictional gaming company that owns and operates six distinctly themed casino properties, four of which are located in Las Vegas, Nevada, one of which is located in Kansas City, Missouri and one of which is located in St. Charles, Missouri. In Las Vegas, Station owns and operates Palace Station Hotel & Casino ("Palace Station"), Boulder Station Hotel & Casino ("Boulder Station"), Texas Station Gambling Hall & Hotel

("Texas Station") and Sunset Station Hotel & Casino ("Sunset Station") which opened in June 1997. In Kansas City, Station owns and operates Station Casino Kansas City, a historic Missouri riverboat-themed dockside gaming and entertainment complex which opened in January 1997. In St. Charles, Station owns and operates Station Casino St. Charles, a themed riverboat and dockside gaming and entertainment complex ("Station Casino St. Charles," together with Station Casino Kansas City, Palace Station, Boulder Station, Texas Station and Sunset Station, the "Casino Properties"). Station's principal executive offices are located at 2411 West Sahara Avenue, Las Vegas, Nevada 89102, and its telephone number is (702) 367-2411.

THE MEETING

     Station will hold the joint Annual Meeting of holders of Station Common Stock (as defined herein) and the Special Meeting of holders of Station Convertible Preferred Stock (as defined herein) (collectively, the "Meeting") at Sunset Station Hotel & Casino, 1301 West Sunset Road, Henderson, Nevada on August 4, 1998, beginning at 10:00 a.m. local time. Holders of record of shares of Station's common stock, par value $.01 per share, together with the associated preferred share purchase right issued pursuant to that certain Rights Agreement (the "Rights Agreement") by and between Station and Continental Stock Transfer and Trust Company, dated as of October 6, 1997 (a "Right" and, collectively with such common stock, the "Station Common Stock"), at the close of business on June 19, 1998, the record date (the "Record Date") fixed by the Station Board of Directors, are entitled to notice of and to vote at the Meeting. At the Meeting, holders of Station Common Stock will be asked to consider and vote upon (i) the Merger (as defined herein), (ii) the election of two directors to serve until the earlier of consummation of the Merger and the 2001 annual meeting of Station, (iii) a proposal to ratify the appointment of Arthur Andersen L.L.P. as Station's independent public accountants for Station's 1999 fiscal year and (iv) such other business as may properly come before the Meeting. See "The Merger" and "The Meeting and Voting."

     Holders of record of shares of Station's $3.50 Convertible Preferred Stock (the "Station Convertible Preferred Stock") at the close of business on the Record Date are entitled to notice of and to vote at the Meeting as a class upon the Merger. See "The Merger" and "The Meeting and Voting."

VOTE REQUIRED

     The Merger will be accomplished through consummation of the Reincorporation Merger (as defined herein) followed by the merger of the surviving Delaware corporation ("Delaware Station") and Crescent. See "The Merger." Article IX of Station's Amended and Restated Articles of Incorporation (the "Station Articles") and Nevada Revised Statutes ("NRS") Section 92A.120(6) combined require the affirmative vote of not less than sixty-six and two-thirds percent (66 2/3%) of the voting power of all shares of Station entitled to vote, with each class constituting a separate voting class, to approve the Reincorporation Merger. Shares as to which a stockholder abstains or withholds from voting on the Merger will have the effect of a vote against the Merger. Messrs. Frank J. Fertitta III, Lorenzo J. Fertitta and Blake L. Sartini collectively hold approximately 40.4% of the outstanding Common Stock and have agreed to vote in favor of the Merger. See "Principal Stockholders of Station" and "The Merger Agreement -- Agreement to Vote for the Merger."

     The election of the director nominees requires a plurality of the votes cast in person or by proxy at the Meeting. Under the Station Articles and the Station Restated Bylaws (the "Station Bylaws"), abstentions from the election of directors will not be counted as voting thereon and therefore will not affect the election of the nominees receiving a plurality of the votes cast.

     Ratification of the appointment of Arthur Andersen L.L.P. as Station's independent public accountants for Station's 1999 fiscal year requires the affirmative vote of a majority of shares present or represented by proxy at the Meeting and entitled to vote at the Meeting. Under the Station Articles and the Station Bylaws, each abstention on this proposal will have the same legal effect as a vote against such proposal.

RECOMMENDATION OF THE STATION BOARD OF DIRECTORS; REASONS FOR MERGER

     The Station Board of Directors believes the Merger is in the best interests of Station and its stockholders and unanimously recommends that stockholders vote FOR the Merger. Approval of the Merger will permit the consummation of the transactions described in this Proxy Statement/Prospectus. Although there can be no assurances that the Merger will occur or that it will have the intended results, management of Station believes that if the Merger occurs, it would provide holders of the Station Common Stock and the Station Convertible Preferred Stock an opportunity to participate in the potential growth of Crescent, diversify such holders' investment, give such holders the opportunity to receive current distributions and give the casino operations access to lower cost capital, although there can be no assurances that the benefits of such opportunities will be realized.

     The Station Board of Directors believes that the election of its director nominees and the approval of the appointment of Arthur Andersen, L.L.P. as Station's independent accountants are in the best interests of Station and its stockholders and recommends to the stockholders the approval of each of the nominees and of the appointment of Arthur Andersen, L.L.P. as Station's independent accountants.

OPINION OF FINANCIAL ADVISOR TO STATION

     Salomon Brothers Inc and Smith Barney Inc., conducting business jointly as Salomon Smith Barney ("Salomon") has delivered its written opinion, dated as of January 16, 1998, to the Station Board of Directors that, as of January 16, 1998, and based on and subject to certain matters stated therein, the consideration to be received by stockholders of Station in the Merger is fair to such stockholders from a financial point of view. A copy of the written opinion of Salomon (the "Salomon Opinion") is attached hereto as Annex A. See "The Merger -- Opinion of Financial Advisor to Station."

DISSENTERS' RIGHTS OF APPRAISAL

     Under Nevada law, neither holders of Station Common Stock nor holders of Station Convertible Preferred Stock are entitled to dissent from the Merger and obtain a valuation of their shares of Station Common Stock or Station Convertible Preferred Stock, respectively in connection with the Merger. See "The Meeting and Voting -- Dissenters' Rights of Appraisal."

COMPARISON OF STOCKHOLDER AND SHAREHOLDER RIGHTS

     As a result of the Merger, holders of Station Common Stock and Station Convertible Preferred Stock will become shareholders of Crescent. For a description of material differences between the rights of holders of Station Common Stock and Station Convertible Preferred Stock, and holders of common shares, par value $.01 per share of Crescent ("Crescent Common Shares") and $3.50 Convertible Preferred Shares of Crescent ("Crescent Convertible Preferred Shares"), see "Comparison of Rights of Stockholders of Station and Shareholders of Crescent."

THE MERGER

  General

     The Agreement and Plan of Merger, dated as of January 16, 1998, as amended, by and between Station and Crescent (the "Merger Agreement") provides for the merger (the "Merger") of Station and Crescent at the time of effectiveness of the Merger in accordance with the Merger Agreement (the "Effective Time"). Pursuant to the Merger Agreement and as the first step of the Merger, Station will be reincorporated in Delaware by the merger of Station with and into its wholly-owned subsidiary Delaware Station, with Delaware Station as the surviving entity (the "Reincorporation Merger"). Delaware Station will then be merged with and into Crescent, with the result that, among other things, the separate corporate existence of Station will cease and Crescent will continue as the surviving entity. Upon consummation of the Merger, an operating joint venture (the "Operating Joint Venture") that will be 50% owned by certain members of Station's management and certain board members involved in management will, pursuant to a lease with Crescent, operate the Casino Properties. The lease will provide for base and percentage rent although the amount of rent has not yet been determined.

     Prior to the Effective Time, Station will sell, assign, transfer and convey to the Operating Joint Venture, certain of Station's non-real estate assets pursuant to a bill of sale. See "The Merger Agreement -- Certain
Transactions -- Joint Venture." Following the Merger, it is anticipated that Crescent will transfer the stock of certain Station subsidiaries and certain other assets of Station to one or more subsidiaries of Crescent in which Crescent does not maintain a voting interest (the "Decontrolled Subsidiary"). See "The Merger -- General." In addition, following the Merger, Crescent expects to contribute substantially all of the real estate assets acquired in the Merger to a new partnership that will invest principally in casinos, other gaming properties and other real estate property in Las Vegas, Nevada. See "Recent Developments."

  Merger Consideration

     As of the Effective Time, by virtue of the Merger, and without any action on the part of Crescent or Station (collectively, the "Constituent Entities"), or the holders of any securities of the Constituent Entities, and subject to certain provisions of the Merger Agreement: (i) each share of Station Common Stock (including restricted shares of Station Common Stock issued under the Station Plans (as defined herein)) issued and outstanding immediately prior to the Effective Time (other than treasury shares and shares of Station Common Stock held by Crescent which will be cancelled) will be converted into the right to receive 0.466 shares of validly issued, fully paid and nonassessable Crescent Common Shares and (ii) each share of Station Convertible Preferred Stock issued and outstanding immediately prior to the Effective Time will be converted into the right to receive one validly issued, fully paid and nonassessable Crescent Convertible Preferred Share. See "The Merger Agreement -- Conversion of Shares."

     STOCKHOLDERS OF STATION SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXIES. STATION COMMON STOCK CERTIFICATES AND CONVERTIBLE PREFERRED STOCK CERTIFICATES WILL BE EXCHANGED FOR THE CONSIDERATION PAYABLE IN THE MERGER FOLLOWING CONSUMMATION OF THE MERGER IN ACCORDANCE WITH THE TERMS OF THE MERGER AGREEMENT.

  Preferred Stock Investment

     The Merger Agreement provides that, at the option of Station, Crescent will purchase from Station up to an aggregate of 115,000 shares of a new series of preferred stock of Station with the designations, rights, preferences and other terms set forth in the Certificate of Resolution attached to the Merger Agreement (the "Redeemable Preferred Stock"). Each share of Redeemable Preferred Stock will be purchased at a price of $1,000 per share (plus accrued dividends from the previous regular quarterly dividend payment date or, if there has not yet been a regular quarterly dividend payment date, then as of January 16, 1998, based on a 365-day year) in cash in increments of 5,000 shares. Unless written consent is received from Crescent, Station has agreed to use the net proceeds from sales of shares of Redeemable Preferred Stock to repay indebtedness under Station's Amended and Restated Reducing Revolving Loan Agreement dated as of March 19, 1998, as amended, borrowings under which were used for acquisitions and master-planned expansions. The parties have agreed that the provisions relating to the sale of the Redeemable Preferred Stock set forth in the Merger Agreement will survive any termination of the Merger Agreement. Crescent has agreed to vote all shares of Station's equity securities held by Crescent in favor of the Merger, and any transferee of the Redeemable Preferred Stock will be subject to such agreement to vote in favor of the Merger.

  Conditions to the Merger

     The obligations of Crescent and Station to consummate the Merger are subject to the satisfaction or waiver of various conditions, including, without limitation, approval by stockholders of Station and receipt of certain regulatory approvals and consents, including approvals from Nevada and Missouri gaming authorities. See "The Merger Agreement -- Conditions to the Consummation of the Merger."

  Acquisition Proposals

     The Merger Agreement provides that, subject to the exercise of the fiduciary duties of the Station Board of Directors with respect to certain unsolicited written takeover proposals, Station will not, nor will it permit any of its Subsidiaries (as defined herein) to, nor will it authorize or permit any officer, director or employee of or any advisor or representative of Station or any of its subsidiaries to, (i) solicit, initiate or encourage the submission of, any takeover proposal, (ii) except to the extent permitted by the Merger Agreement, enter into any agreement with respect to any takeover proposal or
(iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to Station's business, properties or assets, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any takeover proposal. See "The Merger Agreement -- Acquisition Proposals."

  Right of Station Board to Withdraw Recommendation

     Subject to the exercise of the fiduciary duties of the Station Board of Directors, the Merger Agreement provides that neither the Station Board of Directors nor any committee thereof will (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Crescent, the approval or recommendation by the Station Board of Directors or any such committee of the Merger Agreement or the Merger, (ii) approve or recommend, or propose to approve or recommend, any takeover proposal or (iii) take action to render the Rights inapplicable to any takeover proposal. See "The Merger Agreement -- Acquisition Proposals."

  Termination

     The Merger Agreement may be terminated at any time prior to the Effective Time whether before or after the approval of any matters presented in connection with the Merger by the stockholders of Station (a) by mutual written consent of Crescent and Station; (b) by either Crescent or Station if there has been a material breach of the representations, warranties, covenants and agreements set forth in the Merger Agreement on the part of the other, which breach has not been cured within ten business days following receipt by the breaching party of notice of such breach from the nonbreaching party; (c) by either Crescent or Station if any permanent order, decree, ruling or other action of a court or other competent authority restraining, enjoining or otherwise preventing the consummation of the Merger shall have become final and non-appealable; (d) subject to certain limitations, by either Crescent or Station if the Merger shall not have been consummated before March 31, 1999; (e) by either Crescent or the Station Board of Directors if any required approval of the Merger by the holders of each class of capital stock of Station shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of such stockholders or at any adjournment thereof; (f) by Crescent if the Station Board of Directors shall or shall resolve to (i) not recommend, or withdraw its approval or recommendation of, the Merger, the Merger Agreement or any of the transactions contemplated by the Merger Agreement, (ii) modify such approval or recommendation in a manner adverse to Crescent or (iii) approve or recommend a Superior Proposal (as defined herein); or (g) by the Station Board of Directors if (i) to the extent permitted by the Merger Agreement, the Station Board of Directors authorizes Station to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal, (ii) Crescent does not make, within ten business days of receipt of Station's written notification of its intention to enter into a binding agreement for a Superior Proposal, an offer that the Station Board of Directors determines, in good faith, after consultation with its financial advisors, is at least as favorable, from a financial point of view, to the stockholders of Station as the Superior Proposal and (iii) Station, prior to such termination, has paid to Crescent $54.0 million (the "Crescent Termination Fee") in same-day funds plus all Expenses (as defined herein). See "The Merger Agreement -- Termination" and "The Merger Agreement -- Certain Fees and Expenses."

  Certain Fees and Expenses

     The Merger Agreement provides that, except as described below, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby, including the fees and disbursements of counsel, financial advisors and accountants, will be paid by the party incurring such costs and expenses, except that expenses incurred in connection with printing and mailing this Proxy Statement/Prospectus and the Registration Statement of Crescent in connection therewith (the "Registration Statement") will be borne equally by Crescent and Station.

     Provided that Crescent is not in material breach of its representations, warranties and agreements under the Merger Agreement, (i) if the Merger Agreement is terminated by either Crescent or the Station Board of Directors pursuant to clause (e) under "-- Termination" above, (ii) if the Merger Agreement is terminated by Crescent pursuant to clause (f) under "-- Termination" above or (iii) if the Merger Agreement is terminated by the Station Board of Directors pursuant to clause (g) under "-- Termination" above, then Station shall pay the Crescent Termination Fee to Crescent on the date of such termination or, if Crescent so elects, over a two-year period beginning on the date of termination with payment amounts and dates to be determined by Crescent.

     If the Merger Agreement is terminated and, as a result of such termination, Crescent is entitled to the Crescent Termination Fee as provided above, then Station shall, on the date of such termination, pay to Crescent the Expenses in cash. See "The Merger Agreement -- Certain Fees and Expenses."

  Interests of Certain Persons in the Merger

     In considering the recommendation of the Station Board of Directors, Station stockholders should be aware that certain members of Station's management and the Station Board of Directors have interests in the Merger that are different from, or in addition to, the interests of Station stockholders generally, and that those interests may create potential conflicts of interest. Three executive officers of Station, Mr. Frank J. Fertitta III and Messrs. Sartini and Christenson are members of the Station Board of Directors that approved the Merger and two additional members, Lorenzo J. Fertitta and Delise
F. Sartini are related to these executive officers. Certain officers and employees of Station have certain rights under existing employment contracts which provide for substantial payments upon a change of control of Station, such as the Merger. Also certain Station directors and officers will receive indemnification, exculpation and directors' and officers' insurance in connection with the Merger. In addition, (i) certain members of Station's management and certain board members involved in management will own 50% of the Operating Joint Venture which will operate the Casino Properties currently operated by Station pursuant to a lease with Crescent, (ii) members of the management of Station that were employed by Station pursuant to written agreements generally will receive employment agreements with the Operating Joint Venture in connection with the Merger and (iii) in connection with the Merger, Mr. Frank J. Fertitta III and Mr. Lorenzo J. Fertitta will have rights to be appointed to the Crescent Board of Trust Managers (the "Crescent Board of Trust Managers") and the Board of Directors of a parent of the Operating Joint Venture (the "JV Parent"), which may be Crescent Operating Inc. ("Crescent Operating"). See "The Merger Agreement -- Conditions to Consummation of the Merger",
"-- Certain Transactions -- Joint Venture" and "-- Additional Agreements" and "Executive Compensation."

     As of the Effective Time, each option to purchase Station Common Stock (a "Station Stock Option") that is outstanding immediately prior to the Effective Time pursuant to the stock option plans that are part of Station's Stock Compensation Program (the "Stock Compensation Program") (and excluding any "stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code")) in effect on January 16, 1998 (the "Stock Plans") will be assumed by Crescent and become an option to purchase the number of Crescent Common Shares (a "Substitute Option") (decreased to the nearest full share) determined by multiplying (i) the number of shares of Station Common Stock subject to such Station Stock Option immediately prior to the Effective Time by (ii) the Exchange Ratio, at an exercise price per Crescent Common Share (rounded up to the nearest tenth of a cent) equal to the exercise price per share of Station Common Stock immediately prior to the Effective Time divided by the Exchange Ratio. Also, options to purchase an aggregate of 1.4 million shares of Station Common Stock held by Mr. Frank J. Fertitta III and Mr. Blake L. Sartini will vest immediately upon consummation of the Merger pursuant to the terms of their grant. See "The Merger -- Interests of Certain Persons in the Merger."

     In addition, each restricted share of Station Common Stock issued under the Stock Plans and outstanding immediately prior to the Effective Time will be converted into the right to receive 0.466 Common Shares.

     The employment agreements of each of Mr. Frank J. Fertitta III, Mr. Glenn
C. Christenson, Mr. Blake L. Sartini, Mr. Scott M Nielson and Mr. William W. Warner contain a provision providing for a lump sum payment upon a Change of Control (as defined herein). Each such person's employment agreement provides that immediately upon a Change of Control such as the Merger, such person will receive a payment equal to three times his base amount (as defined in Section 280G of the Code) less one dollar. In addition, certain payments are triggered under such agreements upon a termination following a Change of Control. See "The Merger -- Interests of Certain Persons in the Merger" and "Executive Compensation." Additionally, such agreements will be assumed by the Operating Joint Venture.

     Pursuant to the Merger Agreement, Crescent has agreed that all rights to indemnification and exculpation from liabilities for acts or omissions occurring prior to the Effective Time existing on January 16, 1998 in favor of the current or former directors or officers of Station and its Subsidiaries as provided in their respective articles or certificates of incorporation or by-laws (or comparable organizational documents) and any indemnification agreements of Station will survive the Merger and will continue in full force and effect in accordance with their terms for a period of not less than five years from the Effective Time and the obligations of Station in connection therewith will be assumed by Crescent. Crescent has agreed to provide, or to cause the Surviving Entity (as defined herein) to provide, Station's current directors and officers an insurance and indemnification policy (including any fiduciary liability policy) that provides coverage with respect to any claims made during the five-year period following the Effective Time for events occurring prior to the Effective Time (the "D&O Insurance") that is substantially similar to Station's existing policies or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that the Surviving Entity will not be required to pay an annual premium for the D&O Insurance in excess of 120 percent of the last annual premium paid prior to January 16, 1998, but if such annual premium would but for this proviso exceed such amount, then Crescent has agreed to purchase as much coverage as possible for such amount. See "The Merger -- Interests of Certain Persons in the Merger -- Benefits to Station Employees and Directors."

  Regulatory Approvals

     The consummation of the Merger is subject to approval of gaming and liquor license authorities in Nevada and Missouri. Crescent has submitted individual and company gaming applications to the Nevada State Gaming Control Board (the "Nevada Board"). In addition, individual and corporate Class A gaming license applications have been submitted to the Missouri Gaming Commission (the "Missouri Commission"). Additional applications may be required.

     The Antitrust Division of the Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC") have jurisdiction to review certain aspects of the Merger pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). Station and the JV Parent are expected to make filings required under the HSR Act sufficiently in advance of the Merger to allow normal waiting periods thereunder to expire without early termination. See "The Merger -- Regulatory Approvals."

     No assurance can be provided that the required approvals and licenses will be timely received or received at all.

  Material Federal Income Tax and State Transfer Tax Consequences

     The Merger is intended to qualify as a reorganization within the meaning of
Section 368(a) of the Code. It is a condition to Station's and Crescent's obligation to consummate the Merger that each shall have received an opinion from Shaw Pittman Potts & Trowbridge, counsel to Crescent ("Shaw Pittman"), stating (i) that Crescent is a REIT for federal income tax purposes, (ii) that consummation of the transactions contemplated by the Merger Agreement will not cause Crescent to cease to qualify as a REIT and (iii) that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of

Section 368(a) of the Code and that each of Crescent and Station will be a party to the reorganization within the meaning of Section 368(b) of the Code. Because the Merger will be a reorganization within the meaning of Section 368(a) of the Code, no gain or loss will be recognized by a Station stockholder as a result of the Merger except with respect to cash received by such stockholder in lieu of fractional shares.

     The transactions could generate sales tax liability in Nevada and Missouri to the extent that there are transfers of tangible personal property. First, Station will sell, assign, transfer and convey to the Operating Joint Venture certain of Station's non-real estate assets pursuant to a bill of sale. Second, it is anticipated that the ownership of other tangible personal property currently owned by subsidiaries of Station will be transferred by operation of law or assigned pursuant to (i) a merger of such subsidiaries into Station, (ii) the Reincorporation Merger, (iii) the merger of Delaware Station into Crescent,
(iv) the drop-down of such assets from Crescent to the Operating Partnership and
(v) the further drop-down of certain tangible personal property from the Operating Partnership to the Decontrolled Subsidiary. The Nevada and Missouri sales tax generated by these transactions is not expected to be significant.

  Accounting Treatment

     The Merger is expected to be accounted for using purchase accounting, with Crescent being deemed to have acquired Station.

SUMMARY RISK FACTORS

     In considering whether to approve the various matters to be considered at the Meeting, the stockholders of Station should consider that:

     - the stock prices of Station Common Stock and Crescent Common Shares may fluctuate and the market value of the Crescent Common Shares received by holders of Station Common Stock on the date of the Merger may be different than it would have been on the date the Merger Agreement was signed, the date of this Proxy Statement/Prospectus or the date of the Meeting;

     - failure to approve the Merger may result in material adverse consequences to Station including substantial termination payment obligations;

     - certain officers, directors and employees of Station have material interests in the Merger through their stock ownership, stock options, benefit plans, indemnification and employment agreements, as well as rights of Frank J. Fertitta III and Lorenzo J. Fertitta to be appointed to the Crescent Board of Trust Managers and the Board of Directors of the JV Parent;

     - there are differences in rights of holders of Station stock and Crescent shares due to differences in organizational documents and governing state law;

     - the tax treatment of the Merger may vary from the treatment expected, which could lead to significantly greater tax liability for Station stockholders participating in the Merger than expected;

     - if Crescent were to fail to meet the requirements for treatment as a REIT for federal income tax purposes, its income would be subject to taxation at regular corporate tax rates for the year in which REIT qualification was lost and potentially for the following four years, which would reduce Crescent's ability to pay dividends to its shareholders;

     - because Crescent is a REIT, its business activities are restricted by the Code, and there is federal legislation proposed that would further restrict its activities;

     - Crescent's assets are concentrated in the Dallas/Fort Worth and Houston metropolitan areas and Crescent's financial condition and results of operations could be adversely affected by an economic decline in either of these areas;

     - Crescent has announced its intention to distribute certain rights to purchase shares of beneficial interest of Crescent and, potentially, a newly formed gaming subsidiary, which distribution would mean

       Crescent's shareholders would be required to purchase additional shares of beneficial interest upon exercise of such rights to maintain their proportionate interests in Crescent and the gaming business;

     - Crescent does not control the operation of certain of its properties from which it derives substantial revenue, which means that Crescent is unable to control the timing or amount of revenue it receives from those investments and is dependent on the ability of its tenants or co-owners to manage the properties successfully;

     - there are risks related to the different types of assets in which Crescent invests, including risks specific to the office, healthcare, hotel and refrigerated warehouse industries;

     - conflicts of interest that exist or may arise due to relationships or contractual arrangements between Crescent, affiliates of Crescent and management of Crescent and such affiliations may lead to decisions that are not exclusively in the interest of Crescent; and

     - there are risks related to Crescent's ability to manage its rapid growth effectively.

     - there can be no assurance that Crescent Common Shares will yield a greater return than Station Common Stock would have yielded had the Merger not been consummated.

     See "Risk Factors."

SUMMARY OF RECENT DEVELOPMENTS

     On June 15, 1998, Crescent filed a registration statement on Form S-3 (No. 333-56809) with the Securities and Exchange Commission (the "Commission") relating to a planned rights offering to be made upon consummation of the Merger to holders of the Crescent Common Shares (including holders of Crescent Common Shares as a result of the conversion of Station Common Stock in the Merger). It is expected that Crescent will distribute one transferable subscription right (each a "Crescent Right") for each Crescent Common Share held. In addition, it is expected that every five Crescent Rights will entitle the holder thereof to purchase one Crescent Common Share at an exercise price of $31 1/8 per share. At the same time, Crescent announced that the Crescent Board of Trust Managers had approved, subject to consummation of the Merger, an increase in its quarterly dividend from $0.38 per Crescent Common Share to $0.63 per share. Crescent also announced its intent to contribute, following consummation of the Merger, substantially all of the real estate assets acquired in the Merger to a new partnership that will invest principally in casinos, other gaming properties and other real estate property in Las Vegas, Nevada. Crescent expects to offer holders of Crescent Common Shares rights (each a "Gaming Right") to acquire common or preferred equity interests in such partnership or in a REIT which would hold interests in such partnership. Such partnership and its owners will be subject to strict regulatory requirements similar to those that will be applicable to Crescent. Such Gaming Rights are expected to be taxable to the holders of Common Shares upon issuance of such Gaming Rights. Crescent does not believe distribution of the Crescent Rights will be taxable to holders of Crescent Common Shares. However, no assurances can be made in this regard. Tax information will be provided to such shareholders at the time of such distribution. The record date for either such offering will occur after the Effective Time. The conversion price for Crescent Convertible Preferred Shares received in the Merger in exchange for Station Convertible Preferred Stock will be adjusted in accordance with the Statement of Designations (the "Statement of Designation") for the Crescent Convertible Preferred Shares (which has substantially the same terms as the Certificate of Designations except for certain REIT related provisions) to account for such distributions. See Annex D. Holders of options to purchase Station Common Stock converted to options to purchase Crescent Common Shares pursuant to the Merger will receive the same adjustments to their options, if any, as other holders of options to purchase Crescent Common Shares. See "Recent Developments" and "Regulatory Approvals."

STRUCTURE OF CRESCENT

     Crescent is a fully integrated real estate company operating as a REIT for federal income tax purposes. Crescent provides management, leasing and development services with respect to certain of its Properties. The direct and indirect subsidiaries of Crescent include the Operating Partnership; CREE Ltd.; seven special purpose limited partnerships in which the Operating Partnership owns substantially all of the economic interests directly or indirectly, with the remaining interests owned indirectly by Crescent through seven separate corporations, each of which is a wholly owned subsidiary of CREE Ltd. and the general partner of one of the seven limited partnerships. Crescent conducts all of its business through the Operating Partnership and its other subsidiaries. Crescent also has an economic interest in the development activities of the Residential Development Corporations. In addition, Crescent owns an economic interest in each of two corporations that own and operate refrigerated warehouses. Crescent also has an interest in a partnership that owns an executive conference center and has several partner interests in additional office, retail, multi-family and industrial properties.

     The following table sets forth, by subsidiary, the properties owned by such subsidiary as of March 31, 1998:

Operating Partnership                          Fifty-nine office properties, six hotel
                                               properties and five retail properties
Crescent Real Estate
  Funding I, L.P. ("Funding I")                The Aberdeen, The Avallon, Caltex House, The
                                               Citadel, Continental Plaza, The Crescent
                                               Atrium, The Crescent Office Towers, Regency
                                               Plaza One and Waterside Commons
Crescent Real Estate
  Funding II, L.P. ("Funding II")              Albuquerque Plaza, Barton Oaks Plaza One,
                                               Briargate Office and Research Center, Hyatt
                                               Regency Albuquerque, Hyatt Regency Beaver
                                               Creek, Las Colinas Plaza, Liberty Plaza I &
                                               II, MacArthur Center I & II, Ptarmigan Place,
                                               Stanford Corporate Centre, Two Renaissance
                                               Square and 12404 Park Central
Crescent Real Estate
  Funding III, IV and V, L.P.
  ("Funding III, IV and V")                    Greenway Plaza Portfolio(1)
Crescent Real Estate
  Funding VI, L.P. ("Funding VI")              Canyon Ranch-Lenox
Crescent Real Estate
  Funding VII, L.P. ("Funding VII")            Behavioral Healthcare Facilities

---------------

(1) Funding III owns the Greenway Plaza Portfolio, except for the central heated and chilled water plant building and Coastal Tower office building, both located within Greenway Plaza, which are owned by Funding IV and Funding V, respectively.

     In connection with the Merger, it is expected that Green Valley Station Inc. and Southwest Gaming Services, Inc. ("Southwest Gaming"), wholly owned subsidiaries of Station, will each become a subsidiary of the Decontrolled Subsidiary. Also, certain assets of Station will be transferred to a subsidiary of the Decontrolled Subsidiary. In addition, following the Merger, Crescent expects to contribute substantially all of the real estate assets acquired in the Merger to a new partnership that will invest principally in casinos, other gaming properties and other real estate property in Las Vegas, Nevada. See "Recent Developments."

                 SUMMARY CONSOLIDATED FINANCIAL DATA OF STATION

     The summary consolidated financial data presented below as of and for Station's fiscal years ended March 31, 1994, 1995, 1996, 1997 and 1998 have been derived from audited consolidated financial statements for such periods. The summary consolidated financial data set forth below are qualified in their entirety by, and should be read in conjunction with the consolidated financial statements, the notes thereto and other financial and statistical information incorporated by reference in this Proxy Statement/Prospectus. See "Incorporation of Certain Documents by Reference."

                                                                    YEARS ENDED MARCH 31,
                                                  ---------------------------------------------------------
                                                    1994        1995        1996        1997        1998
                                                  ---------   ---------   ---------   ---------   ---------
                                                      (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA:
Net revenues....................................  $ 169,543   $ 290,278   $ 466,857   $ 583,515   $ 769,610
Depreciation and amortization...................     12,976      22,220      35,039      44,589      67,414
Preopening expenses.............................         --      19,378       2,436      31,820      10,866
Operating income................................     25,696       6,388      69,464      58,123      84,186
Interest expense, net...........................      9,179      19,967      30,563      36,698      78,826
Income (loss) before income taxes and
  extraordinary item............................     18,709     (11,419)     40,051      21,378      (4,120)
Net income (loss)...............................      9,417      (7,942)     25,472      13,763      (5,196)
Preferred stock dividends.......................         --          --         (53)     (7,245)     (7,245)
Net income (loss) applicable to common stock....      9,417      (7,942)     25,419       6,518     (12,441)
Pro forma net income (unaudited)(1).............     12,309          --          --          --          --
Basic and diluted earnings (loss) per share:
Earnings (loss) per common share................  $      --   $   (0.26)  $    0.75   $    0.18   $   (0.35)
Pro forma earnings per share (unaudited)(1).....  $    0.42   $      --   $      --   $      --   $      --
OTHER DATA(2):
Number of hotel rooms...........................      1,028       1,328       1,528       1,728       2,195
Average daily occupancy rate:
  Palace Station................................         97%         95%         94%         95%         94%
  Boulder Station...............................         --          93%         94%         98%         95%
  Sunset Station................................         --          --          --          --          92%
  Texas Station.................................         --          --          86%         95%         89%
  Station Casino Kansas City....................         --          --          --          95%         89%
Casino square footage...........................     84,000     206,000     278,000     432,000     512,000
Number of slot machines.........................      3,323       7,020       9,555      13,008      16,237
Capital expenditures(3).........................  $ 102,687   $ 163,884   $ 307,745   $ 506,096   $ 134,385
EBITDA, As Adjusted(4)..........................     41,743      47,986     106,939     136,548     162,466
EBITDAR, As Adjusted(4).........................     41,983      50,563     113,476     141,921     174,894
Cash flows provided by (used in):
  Operating activities..........................  $  23,685   $  48,494   $  77,953   $ 111,803   $ 104,955
  Investing activities..........................   (111,072)   (157,585)   (266,935)   (479,008)   (219,407)
  Financing activities..........................     92,073     109,893     286,889     294,859     122,088

                                                                      AS OF MARCH 31,
                                                  --------------------------------------------------------
                                                    1994       1995       1996        1997         1998
                                                  --------   --------   --------   ----------   ----------
                                                                   (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents.......................  $ 16,159   $ 16,961   $114,868   $   42,522   $   50,158
Total assets....................................   301,486    436,538    827,314    1,234,118    1,300,216
Long-term debt..................................   159,460    299,814    464,998      760,963      900,226
Stockholders' equity............................    95,791     87,886    278,470      298,848      286,887

---------------

(1) Reflects provisions for federal income taxes (assuming a 34% effective tax rate for both periods) as if Station had not been treated as an S corporation during the year ended March 31, 1994.

(2) Other Data relating to the number of hotel rooms, the casino square footage and the number of slot machines represent end of period data.

(3) Capital expenditures for the fiscal year ended March 31, 1994 included $52.8 million related to the development of Station Casino St. Charles and $31.9 million related to the development of Boulder

    Station. Capital expenditures for the fiscal year ended March 31, 1995 include $52.9 million related to the development of Station Casino St. Charles and $90.7 million related to the development of Boulder Station. Capital expenditures for the fiscal year ended March 31, 1996 include $84.9 million related to the acquisition and completion of Texas Station, $25.0 million related to the parking garage and entertainment complex at Boulder Station, $62.8 million related to the development and construction of Station Casino Kansas City, $29.7 million related to the development and construction of Sunset Station and $39.4 million related to an expansion project at St. Charles. Capital expenditures for the fiscal year ended March 31, 1997 included $211.1 million related to the development and construction of Station Casino Kansas City, $112.8 million related to the development and construction of Sunset Station and $99.6 million related to the development and construction of the expansion project at St. Charles. Capital expenditures for the fiscal year ended March 31, 1998 include $43.5 million related to the development and construction of Sunset Station, and $31.9 million related to the development and construction of the expansion project at St. Charles.

(4) "EBITDA, As Adjusted" consists of operating income plus depreciation, amortization, preopening expenses and a one-time restructuring charge in 1997. EBITDAR, As Adjusted represents EBITDA, As Adjusted plus rent expense. The Company believes that in addition to cash flows and net income, EBITDA, As Adjusted and EBITDAR, As Adjusted are useful financial performance measurements for assessing the operating performance of the Company. Together with net income and cash flows, EBITDA, As Adjusted and EBITDAR, As Adjusted provide investors with an additional basis to evaluate the ability of the Company to incur and service debt and incur capital expenditures. To evaluate EBITDA, As Adjusted and EBITDAR, As Adjusted and the trends they depict, the components of each should be considered. The impact of interest, taxes, depreciation and amortization, preopening expenses, a one time restructuring charge in 1997 and rent expense, each of which can significantly affect the Company's results of operations and liquidity and should be considered in evaluating the Company's operating performance, cannot be determined from EBITDA, As Adjusted or from EBITDAR, As Adjusted. Further, EBITDA, As Adjusted and EBITDAR, As Adjusted do not represent net income or cash flows from operating, financing and investing activities as defined by generally accepted accounting principles ("GAAP") and do not necessarily indicate that cash flows will be sufficient to fund cash needs. They should not be considered as an alternative to net income, as an indicator of the Company's operating performance or to cash flows as a measure of liquidity. In addition, it should be noted that not all gaming companies that report EBITDA or EBITDAR information or adjustments to such measures may calculate EBITDA, EBITDAR or such adjustments in the same manner as the Company, and therefore, the Company's measures of EBITDA, As Adjusted and EBITDAR, As Adjusted may not be comparable to similarly titled measures used by other gaming companies.

           SUMMARY CONSOLIDATED HISTORICAL FINANCIAL DATA OF CRESCENT

     The following table sets forth certain financial information for Crescent on a consolidated historical basis and for the Rainwater Property Group (Crescent's predecessor) on a combined historical basis, which consists of the combined financial statements of the entities that contributed properties in exchange for Units or Crescent Common Shares in connection with the formation of Crescent. All information relating to Crescent Common Shares has been adjusted to reflect the two-for-one stock split effected in the form of a 100% share dividend paid on March 26, 1997 to shareholders of record on March 20, 1997. Such information should be read in conjunction with Management's Discussion and Analysis of Financial Condition and Historical Results of Operations and the Financial Statements and Supplementary Data incorporated by reference in this Proxy Statement/Prospectus. See "Incorporation of Certain Documents by Reference."

     The pro forma information for the three months ended March 31, 1998 and the year ended December 31, 1997 assumes completion, as of January 1, 1997 in determining operating and other data and March 31, 1998 in determining balance sheet data, of (i) Crescent's public offering of 24,500,000 Crescent Common Shares in April 1997 and the additional public offering of 500,000 Crescent Common Shares that closed on May 14, 1997 and use of the net proceeds to fund approximately $593.5 million of property acquisitions and other investments in the second quarter of 1997, (ii) Crescent's offering of 4,700,000 Common Shares to an affiliate of Union Bank of Switzerland in August 1997 and use of the net proceeds to repay approximately $145 million of indebtedness under Crescent's credit facility, (iii) the Operating Partnership's public offering of notes in September 1997 in an aggregate principal amount of $400 million and the use of the net proceeds therefrom to fund approximately $337.6 million of the purchase price of two properties and to repay approximately $57.2 million of indebtedness incurred under the credit facility and other short-term indebtedness, (iv) Crescent's public offering of 10,000,000 Crescent Common Shares in October 1997 and use of the net proceeds to fund approximately $45 million of the purchase price of one property and to repay approximately $325.1 million of short-term indebtedness and indebtedness incurred under the credit facility, (v) Crescent's offering of 5,375,000 Common Shares to Merrill Lynch International in December 1997 and use of the net proceeds to repay approximately $199.9 million of indebtedness under the credit facility, (vi) Crescent's public offering of 8,000,000 Crescent Series A Preferred Shares in February 1998 and use of the net proceeds to repay approximately $191.3 million of indebtedness under the credit facility, (vii) Crescent's offering of 1,365,138 Crescent Common Shares to Merrill Lynch & Co. in April 1998 which Merrill Lynch & Co. deposited with the trustee of a unit investment trust and use of the net proceeds to repay approximately $44.0 million of indebtedness under the credit facility, (viii) property acquisitions, other investments and related financing and share issuances during 1997 and 1998, and (ix) the Merger and related financing, including $1.04 billion for refinancing and/or assumption of indebtedness, and associated financing and transaction costs.

                     CRESCENT REAL ESTATE EQUITIES COMPANY
            CONSOLIDATED HISTORICAL AND PRO FORMA FINANCIAL DATA AND
                            RAINWATER PROPERTY GROUP
                       COMBINED HISTORICAL FINANCIAL DATA
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                RAINWATER PROPERTY GROUP
                                     (PREDECESSOR)                                          CRESCENT
                             ------------------------------   --------------------------------------------------------------------
                                                              FOR THE PERIOD
                                            FOR THE PERIOD     FROM MAY 5,
                              YEAR ENDED    FROM JANUARY 1,      1994 TO                     YEAR ENDED DECEMBER 31,
                             DECEMBER 31,   1994 TO MAY 4,     DECEMBER 31,    ---------------------------------------------------
                                 1993            1994              1994           1995         1996         1997         1997(3)
                             ------------   ---------------   --------------   ----------   ----------   -----------   -----------
                                                                                                                        PRO FORMA
                                                                                                                       (UNAUDITED)
OPERATING DATA:
Total revenue..............    $ 57,168        $ 21,185         $   50,343     $  129,960   $  208,861   $   447,373   $  789,489
Operating income (loss)....     (53,024)         (1,599)            10,864         30,858       44,101       111,281      141,547
Income (loss) before
 minority interests and
 extraordinary item........     (53,024)         (1,599)            12,595         36,358       47,951       135,024      177,823
Preferred distributions....          --              --                 --             --           --            --       20,745
Net income applicable to
 common shareholders.......          --              --              8,300         27,395       37,135       117,341      140,474
Basic Earnings Per Common
 Share:
 Income before
   extraordinary item......          --              --         $      .28     $      .66   $      .72   $      1.25   $     1.03
 Net income................          --              --                .26            .66          .70          1.25         1.03
Diluted Earnings Per Common
 Share:
 Income before
   extraordinary item......          --              --         $      .28     $      .65   $      .70   $      1.20   $     1.00
 Net income................          --              --                .26            .65          .68          1.20         1.00


                                            CRESCENT
                             ---------------------------------------

                                  THREE MONTHS ENDED MARCH 31,
                             ---------------------------------------
                                1997          1998         1998(4)
                             -----------   -----------   -----------
                             (UNAUDITED)   (UNAUDITED)    PRO FORMA
                                                         (UNAUDITED)
OPERATING DATA:
Total revenue..............  $   80,930    $  161,149    $   214,453
Operating income (loss)....      16,144        41,309         49,909
Income (loss) before
 minority interests and
 extraordinary item........      20,245        47,154         56,240
Preferred distributions....          --         1,575          5,186
Net income applicable to
 common shareholders.......      16,751        40,833         45,851
Basic Earnings Per Common
 Share:
 Income before
   extraordinary item......  $      .23    $      .35    $       .34
 Net income................         .23           .35            .34
Diluted Earnings Per Common
 Share:
 Income before
   extraordinary item......  $      .22    $      .33    $       .32
 Net income................         .22           .33            .32

                                RAINWATER PROPERTY GROUP
                                     (PREDECESSOR)                                          CRESCENT
                             ------------------------------   --------------------------------------------------------------------
                                                              FOR THE PERIOD
                                            FOR THE PERIOD     FROM MAY 5,
                              YEAR ENDED    FROM JANUARY 1,      1994 TO                     YEAR ENDED DECEMBER 31,
                             DECEMBER 31,   1994 TO MAY 4,     DECEMBER 31,    ---------------------------------------------------
                                 1993            1994              1994           1995         1996         1997         1997(3)
                             ------------   ---------------   --------------   ----------   ----------   -----------   -----------
                                                                                                                        PRO FORMA
                                                                                                                       (UNAUDITED)
BALANCE SHEET DATA (AT
 PERIOD END):
Total assets...............    $290,869              --         $  538,354     $  964,171   $1,730,922   $ 4,179,980           --
Total debt.................     278,060              --            194,642        444,528      667,808     1,710,124           --
Total shareholders'
 equity....................       2,941              --            235,262        406,531      865,160     2,197,317           --
OTHER DATA:
Funds from Operations
 before minority
 interests(1)..............          --              --         $   32,723     $   64,475   $   87,616   $   214,396   $  367,469
Cash distribution declared
 per Common Share..........          --              --         $      .65     $     1.05   $     1.16   $      1.37           --
Weighted average Common
 Shares and Units
 outstanding -- basic......          --              --         44,997,716     54,182,186   64,684,842   106,835,579  149,368,969
Weighted average Common
 Shares and Units
 outstanding -- diluted....                                     45,039,840     54,499,690   65,865,517   110,973,459  153,969,823
Cash flow provided by (used
 in)
 Operating activities......    $  9,313        $  2,455         $   21,642     $   65,011   $   77,384   $   211,714   $       --(2)
 Investing activities......     (20,572)         (2,379)          (260,666)      (421,406)    (513,038)   (2,294,428)          --(2)
 Financing activities......      28,861         (21,310)           265,608        343,079      444,315     2,123,744           --(2)


                                            CRESCENT
                             ---------------------------------------

                                  THREE MONTHS ENDED MARCH 31,
                             ---------------------------------------
                                1997          1998         1998(4)
                             -----------   -----------   -----------
                             (UNAUDITED)   (UNAUDITED)    PRO FORMA
                                                         (UNAUDITED)
BALANCE SHEET DATA (AT
 PERIOD END):
Total assets...............  $1,986,604    $4,591,728    $ 6,429,348
Total debt.................     934,767     1,974,927      3,072,777
Total shareholders'
 equity....................     860,282     2,387,958      3,127,728
OTHER DATA:
Funds from Operations
 before minority
 interests(1)..............  $   33,591    $   83,544    $   109,318
Cash distribution declared
 per Common Share..........  $     .305    $      .38    $        --
Weighted average Common
 Shares and Units
 outstanding -- basic......  85,585,856    131,063,125   149,368,969
Weighted average Common
 Shares and Units
 outstanding -- diluted....  89,139,497    135,751,468   154,520,286
Cash flow provided by (used
 in)
 Operating activities......  $   30,443    $   11,494    $        --(2)
 Investing activities......    (253,265)     (415,366)            --(2)
 Financing activities......     239,922       405,798             --(2)

---------------

Notes:

(1) Funds from Operations ("FFO"), based on the revised definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") and as used herein, means net income (loss) (determined in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. FFO was developed by NAREIT as a relative measure of performance and liquidity of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. Crescent considers FFO an appropriate measure of performance of an equity REIT. However, FFO (i) does not represent cash generated from operating activities determined in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events that enter into the determination of net income), (ii) is not necessarily indicative of cash flow available to fund cash needs and (iii) should not be considered as an alternative to net income determined in accordance with GAAP as an indication of Crescent's operating performance, or to cash flow from operating activities determined in accordance with GAAP as a measure of either liquidity or Crescent's ability to make distributions. Crescent has historically distributed an amount less than FFO, primarily due to reserves required for capital expenditures, including leasing costs. An increase in FFO does not necessarily result in an increase in aggregate distributions because the Crescent Board of Trust Managers is not required to increase distributions unless necessary in order to enable Crescent to maintain REIT status. Because Crescent must distribute 95% of its real estate investment trust taxable income (as defined in the Code), however, a significant increase in FFO will generally require an increase in distributions to shareholders and unitholders although not necessarily on a proportionate basis. Accordingly, Crescent believes that in order to facilitate a clear understanding of the consolidated historical operating results of Crescent, FFO should be considered in conjunction with Crescent's net income (loss) and cash flows as reported in the consolidated financial statements and notes thereto incorporated by reference into this Proxy Statement/ Prospectus. However, Crescent's measure of FFO may not be comparable to similarly titled measures for other REITs because these REITs may not apply the modified definition of FFO in the same manner as Crescent.

(2) Pro forma information relating to operating, investing and financing activities has not been included because management of Crescent believes that the data would not be meaningful due to the number of assumptions required in order to calculate this data.

(3) The pro forma operating data reflects for the Merger transaction an estimated lease payment using the historical operating results of the casino/ hotel properties for the twelve months ended December 31, 1997. Current negotiations provide for a lease payment equal to 100% of Station's operating income for the twelve months ended December 31, 1997, plus depreciation, amortization, preopening expenses and a one-time restructuring charge for the twelve-month period, and a historical equipment rental lease payment which will be eliminated upon consummation of the Merger. The definitive terms of the lease agreement have not yet been finalized.

(4) The pro forma operating data reflects for the Merger transaction an estimated lease payment using the historical operating results of the casino/ hotel properties for the three months ended March 31, 1998. Current negotiations provide for a lease payment equal to 98% of Station's operating income for the three months ended March 31, 1998, plus depreciation, amortization and preopening expenses for the three month period, and a historical equipment rental lease payment which will be eliminated upon consummation of the Merger. The definitive terms of the lease agreement have not yet been finalized.

COMPARATIVE PER SHARE DATA

     Set forth below are historical and pro forma income per common share, cash dividends or distributions declared per common share and book value per share and the pro forma per common share data of Crescent and Station. The data set forth below should be read in conjunction with the Station and Crescent audited consolidated financial statements and the Crescent unaudited interim consolidated financial statements, including the notes thereto, which are incorporated by reference in this Proxy Statement/Prospectus. The data should also be read in conjunction with the unaudited pro forma consolidated condensed financial information set forth herein.

                                        NET INCOME (LOSS)   CASH DIVIDENDS/DISTRIBUTIONS      BOOK VALUE
                                        PER COMMON SHARE          PER COMMON SHARE         PER COMMON SHARE
                                        -----------------   ----------------------------   ----------------
As of and for the Three Months Ended
  March 31, 1998
  Crescent Historical (unaudited).....       $ 0.35(1)                 $ 0.38                   $18.43
  Station Historical..................        (0.13)                       --                     8.13
  Crescent Pro Forma..................         0.34(1)                   0.63                    20.68
  Station Equivalent Pro Forma........         0.16                      0.29                     9.64
As of and for the Year Ended December
  31, 1997
  Crescent Historical (year ended
     December 31, 1997)...............       $ 1.25(1)                 $ 1.37                   $18.62
  Station Historical (unaudited) (12
     months ended December 31,
     1997)............................        (0.69)                       --                     8.25
  Crescent Pro Forma (unaudited)......         1.03(1)                   2.52                         (2)
  Station Equivalent Pro Forma........         0.48                      1.17                         (2)

---------------

(1) Represents earnings per share -- basic.

(2) Not applicable.

COMPARATIVE MARKET PRICES

     The Crescent Common Shares are listed and traded principally on the NYSE under the symbol "CEI." Station Common Stock is listed and traded principally on the NYSE under the symbol "STN." The following table sets forth for the periods indicated, the high and low sales price, as reported on the NYSE Composite Transactions Tape or, with respect to Station for periods prior to listing with the NYSE, the Nasdaq Composite Transactions Tape, and distributions made per Crescent Common Share.

                                                                                                               STATION
                                                           CRESCENT COMMON SHARES                              COMMON
                                            ----------------------------------------------------              STOCK(1)
                                                                                   DISTRIBUTIONS    -----------------------------
                                              HIGH                 LOW                 MADE           HIGH                 LOW
                                              ----                 ---             -------------      ----                 ---
1998
First Quarter.............................     40 3/8               33 1/16           $0.38            16 5/8                9 15/16
Second Quarter (through June 25, 1998)....     37 7/16              30 3/4            --               15 7/8               13 3/16
1997
First Quarter.............................     31 3/8               25 1/8             0.305           10 7/8                8
Second Quarter............................     32                   25 1/8             0.305(2)         9 1/2                8
Third Quarter.............................     40 1/8               30                 0.38             8 3/8                7
Fourth Quarter............................     40 7/8               30                 0.38            10 1/2                6 1/8
1996
First Quarter.............................     17 7/16              16 1/16            0.275           15 1/8                9 3/4
Second Quarter............................     19 1/16              16 11/16           0.275           16 3/8               11 5/8
Third Quarter.............................     21 3/16              17 1/2             0.305           14 1/2               10 11/16
Fourth Quarter............................     26 5/8               26 5/16            0.305           13                    9 3/8
1995
First Quarter.............................     14 5/8               12 1/2             0.250           14 1/4               10 1/4
Second Quarter............................     16                   13 15/16           0.250           17 1/2               10 3/8
Third Quarter.............................     16 3/16              14 7/8             0.275           20                   14 7/8
Fourth Quarter............................     17 15/16             15 1/8             0.275           16                   12 1/2

---------------

(1) Station paid no dividends in the periods presented.

(2) In addition to the regular quarterly distribution, Crescent made a one-time distribution of shares of the common stock of Crescent Operating valued at $0.99 per share, which was distributed to the shareholders of Crescent and the partners of the Operating Partnership, on a pro rata basis, in a spin-off effective June 12, 1997.

     The following table sets forth the closing price per Crescent Common Share, per share of Station Common Stock and per share of Station Convertible Preferred Stock and the equivalent price per share of Station Common Stock on (i) January 15, 1998, the business day preceding the public announcement of the Merger and
(ii) June 25, 1998, the most recent practicable date prior to mailing of the Proxy Statement/ Prospectus:

     MARKET PRICE           CRESCENT           STATION        STATION CONVERTIBLE     EQUIVALENT STATION
     PER SHARE AT         COMMON SHARES     COMMON STOCK        PREFERRED STOCK          COMMON STOCK
     ------------         -------------     -------------     -------------------     ------------------
January 15, 1998.......        $37 1/8           $11 3/8              $53 3/4                $17 3/10
June 25, 1998..........        $32 5/16          $14 3/16             $48 1/4                $15 1/20

     Stockholders and shareholders are advised to obtain current market quotations. No assurance can be given as to the market price of the Crescent Common Shares, Station Common Stock or Station Convertible Preferred Stock at, or in the case of the Crescent Common Shares, after the Effective Time.

     Station has not declared or paid any cash dividends on shares of Station Common Stock to date and presently has no plans to declare or pay any cash dividends. As of the Record Date there were approximately 891 holders of record of Station Common Stock.

     In order to qualify as a REIT, Crescent is required to distribute dividends (other than capital gain dividends) to its shareholders in an amount at least equal to (A) the sum of (i) 95% of the "real estate investment trust taxable income" of Crescent (computed without regard to the dividends paid deduction and Crescent's net capital gain) and (ii) 95% of the net income (after tax), if any, from foreclosure property, minus (B) certain excess noncash income. See "Tax Considerations -- Taxation of Crescent Entities -- Annual Distribution Requirements."

                             THE MEETING AND VOTING

THE MEETING

     The Meeting will be held at Sunset Station Hotel & Casino, 1301 West Sunset Road, Henderson, Nevada on August 4, 1998, beginning at 10:00 a.m. local time. Holders of record of shares of the Station Common Stock and the Station Convertible Preferred Stock at the close of business on the Record Date are entitled to notice of and to vote at the Meeting. At the Meeting, holders of Station Common Stock will be asked to consider and vote upon (i) the Merger,
(ii) the election of directors to serve until the earlier of consummation of the Merger and the 2001 annual meeting of Station, (iii) a proposal to ratify the appointment of Arthur Andersen L.L.P. as Station's independent public accountants for Station's 1999 fiscal year and (iv) such other business as may properly come before the Meeting. At the Meeting, holders of Station Convertible Preferred Stock will be asked to consider and vote upon the Merger. See "The Merger."

     The Merger, if approved, will not become effective unless and until the Effective Date. The closing of the Merger (the "Closing") is conditioned upon a number of factors, including approval of Nevada and Missouri gaming authorities. There can be no assurance that the Closing will occur or will not be delayed. See "The Merger."

REVOCATION OF PROXIES

     Any holder of Station Common Stock or Station Convertible Preferred Stock giving a proxy may revoke it at any time prior to its exercise at the Meeting by giving notice of such revocation either personally or in writing to the Secretary of Station at Station's executive offices, by subsequently executing and delivering another proxy or by voting in person at the Meeting. Attendance at the Meeting will not, by itself, constitute revocation of a proxy.

VOTING

     Shares represented by duly executed and unrevoked proxies on the enclosed form of proxy received by Station will be voted at the Meeting in accordance with the specifications made therein by the stockholders returning such proxies, unless authority to do so is withheld. If no specification is made, shares represented by duly executed and unrevoked proxies in the enclosed form will be voted FOR the Merger, FOR the election as directors of the nominees listed herein, FOR ratification of the appointment of Arthur Andersen L.L.P. as Station's independent accountants and, with respect to any other matter that may properly come before the meeting, in the discretion of the persons voting the respective proxies.

     The cost of preparing, assembling and mailing the proxy materials will be borne equally by Station and Crescent. Station has retained D.F. King & Co., Inc. to solicit proxies at an estimated base cost of $7,500 plus per call charges for calls to holders of Station Common Stock, however, directors, executive officers and selected other employees of Station may also solicit proxies in person or by telephone or facsimile. Directors, executive officers and other employees of Station who solicit proxies will not be specially compensated for such services. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable out-of-pocket expenses incurred in sending proxy materials to beneficial owners.

     Only holders of record, at the close of business on the Record Date, of the Station Common Stock and the Station Convertible Preferred Stock, will be entitled to notice of and to vote at the Meeting. On the Record Date, there were 35,311,792 shares of Station Common Stock outstanding and 2,070,000 shares of Station Convertible Preferred Stock outstanding. Each share of Station Common Stock and each share of Station Convertible Preferred Stock entitles its holder to one vote on the Merger with respect to its class. Each share of Station Common Stock entitles its holder to one vote on all other matters presented at the Meeting.

VOTE REQUIRED

     The Merger will be accomplished through consummation of the Reincorporation Merger followed by the merger of Delaware Station and Crescent. See "The Merger." Article IX of the Station Articles and NRS 92A.120(6) combined require the affirmative vote of not less than sixty-six and two-thirds percent (66 2/3%) of the voting power of all shares of Station entitled to vote, with each class constituting a separate voting class, to approve the Reincorporation Merger. Under the Station Articles and the Station Bylaws, shares as to which a stockholder abstains from voting or withholds such stockholder's vote and shares as to which a broker indicates that it does not have discretionary authority to vote ("broker non-votes") will have the same legal effect as a vote against such proposal. Messrs. Frank J. Fertitta III, Lorenzo J. Fertitta and Blake L. Sartini collectively hold approximately 40.4% of the outstanding Station Common Stock and have agreed to vote in favor of approval of the Merger. See "Principal Stockholders of Station" and "The Merger Agreement -- Agreement to Vote for the Merger."

     The election of the director nominees requires a plurality of the votes cast in person or by proxy at the Meeting. Under the Station Articles and the Station Bylaws, abstentions from the election of directors will not be counted as voting thereon and therefore will not affect the election of the nominees receiving a plurality of the votes cast.

     Ratification of the appointment of Arthur Andersen L.L.P. as Station's independent public accountants for Station's 1999 fiscal year requires the affirmative vote of a majority of shares present or represented by proxy at the Meeting and entitled to vote at the Meeting. Under the Station Articles and the Station Bylaws, each abstention on this proposal will have the same legal effect as a vote against such proposal.

     The stockholders of Station will have no dissenters' or appraisal rights in connection with any of proposals to be voted upon.

RECOMMENDATION OF THE STATION BOARD OF DIRECTORS; REASONS FOR MERGER

     The Station Board of Directors believes the Merger is in the best interests of Station and its stockholders and unanimously recommends that stockholders vote FOR the Merger. Although there can be no assurances that the Merger will occur or that it will have the intended results, management of Station believes that if the Merger occurs, it will provide holders of the Station Common Stock and the Station Convertible Preferred Stock an opportunity to participate in the potential growth of Crescent, diversify such holders' investment, give such holders the opportunity to receive current distributions and give the casino operations access to a lower cost of capital, although there can be no assurances that the benefits of such opportunities will be realized.

     The Station Board of Directors believes that the election of its director nominees and the approval of the appointment of Arthur Andersen, L.L.P. as Station's independent accountants are in the best interests of Station and its stockholders and recommends to the stockholders the approval of each of the nominees and of the appointment of Arthur Andersen, L.L.P. as Station's independent accountants.

INDEPENDENT ACCOUNTANTS

     It is expected that representatives of Arthur Andersen, L.L.P., Station's independent accountants, will be present at the Meeting. Such representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

DISSENTERS' RIGHTS OF APPRAISAL

     Under Nevada law, neither holders of Station Common Stock nor holders of Station Convertible Preferred Stock are entitled to dissent from the Merger and obtain a valuation of their shares of Station Common Stock or Station Convertible Preferred Stock in connection with the Merger. See "Comparison of Rights of Stockholders of Station and Shareholders of Crescent -- Appraisal and Dissenters' Rights."

                                  RISK FACTORS

     Except for historical information contained in this Proxy Statement/Prospectus the matters discussed herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such statements appear in a number of places in this Proxy Statement/ Prospectus, including, without limitation, under "Summary," "The Meeting and Voting -- Recommendation of the Station Board of Directors; Reasons for Merger," "Risk Factors," "The Merger" and "Recent Developments." Such forward-looking statements include statements regarding the intent, belief or current expectations with respect to the matters discussed in this Proxy Statement/Prospectus. Stockholders are cautioned that any such forward-looking statements involve risks and uncertainties, and that actual results may differ materially from those in the forward-looking statements as a result of various uncertainties and other factors, including, without limitation, completion of the transactions described herein and future acquisitions and restructurings, the ability to maintain existing management, competition within the gaming industry, the cyclical nature of the real estate business, the hotel business and the gaming business, real estate and economic conditions, the continuing ability of Crescent to qualify as a REIT and other risks described in this Proxy Statement/Prospectus and in the annual, quarterly and current reports and proxy statements of Crescent and Station incorporated by reference herein, including those identified in the Crescent Form 10-K, in the Crescent Form 8-K dated April 17, 1998 and filed April 28, 1998, as amended on June 22, 1998, and the Station Form 10-K. Stockholders should consider the following key factors affecting future operations of Crescent in addition to the other information set forth in this Proxy Statement/Prospectus which Stockholders should read carefully and in its entirety.

STOCK PRICE FLUCTUATIONS; FIXED EXCHANGE RATIO

     The relative stock prices of the Crescent Common Shares and the shares of Station Common Stock at the Effective Time may vary significantly from the prices as of the date of execution of the Merger Agreement, the date of this Proxy Statement/Prospectus or the date of the Meeting, due to changes in the business, operations and prospects of Crescent and Station, market assessments of the likelihood that the Merger will be consummated and the timing thereof, general market and economic conditions and other factors such as market perception of REIT stocks, hotel stocks, REIT hotel stocks, gaming stocks, REIT gaming stocks and the stock market generally. The exchange ratio establishing the number of Crescent Common Shares into which shares of Station Common Stock will be converted, however, has been fixed by the Merger Agreement. The Merger Agreement does not contain any provisions for adjustment of the exchange ratio or termination of the Merger Agreement based solely on any such fluctuations. Accordingly, it is possible that the relative value of the consideration to be received by Station stockholders per share of Station Common Stock will vary depending on the direction of the price movement of each of the Station Common Stock and the Crescent Common Shares. There can be no assurance that the relative price of Crescent Common Shares to Station Common Stock will not vary significantly from the relative prices used at the time of the calculation of the exchange ratio. See "The Merger Agreement -- Conversion of Shares."

FAILURE TO APPROVE THE MERGER

     If the holders of Station Common Stock or the Station Convertible Preferred Stock fail to approve the Merger or if it is not consummated for any reason, Station may be subject to a number of material risks, including the requirement that Station pay a $54.0 million termination fee and a possible decline in the market price of Station Common Stock or Station Convertible Preferred Stock to the extent current market prices reflect an assumption that the Merger will be consummated. In the event that following termination of the Merger the Station Board of Directors determines to seek another merger or business combination, there can be no assurance that it will be able to find a partner willing to pay an equivalent or more attractive price than would be provided by the Merger. In addition, Station may be required to obtain the consent of its lenders to payment of any such termination fee. There can be no assurance such consent would be given. See "The Merger Agreement -- Termination" and "-- Certain Fees and Expenses."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of the Station Board of Directors, Station stockholders should be aware that certain members of Station's management and the Station Board of Directors may have interests in the Merger that are different from, or in addition to, the interests of Station stockholders generally, which may create potential conflicts of interest. Three executive officers of Station, Mr. Frank J. Fertitta III and Messrs. Sartini and Christenson are members of the Station Board of Directors that approved the Merger and two additional members, Lorenzo J. Fertitta and Delise F. Sartini, are related to these executive officers. Certain officers and employees of Station have certain rights under existing employment contracts which provide for substantial payments upon a Change of Control of Station, such as the Merger, and under options which result in immediate vesting upon the consummation of the Merger. Also, certain Station directors and officers will receive indemnification, exculpation and directors' and officers' insurance in connection with the Merger. In addition, (i) certain members of Station's management and certain board members involved in management (namely Frank J. Fertitta III, Blake L. Sartini, Lorenzo J. Fertitta, Glenn C. Christenson, Scott M Nielson and other members of management, the "Management Group") will own 50% of the Operating Joint Venture which will operate the six casino properties currently operated by Station pursuant to a lease with Crescent, (ii) members of the management of Station that were employed by Station pursuant to written agreements generally will receive employment agreements with the Operating Joint Venture in connection with the Merger and (iii) in connection with the Merger, Mr. Frank J. Fertitta III and Mr. Lorenzo J. Fertitta will have rights to be appointed to the Crescent Board of Trust Managers and the Board of Directors of the JV Parent. See "The Merger Agreement -- Conditions to the Consummation of the Merger", "-- Certain Transactions -- Joint Venture" and "-- Additional Agreements" and "Executive Compensation."

DIFFERENCES IN STOCKHOLDER AND SHAREHOLDER RIGHTS

     Crescent is organized under the laws of the State of Texas, and Station is incorporated under the laws of the State of Nevada. If the Merger is consummated, the holders of Station stock, whose rights as stockholders are currently governed by Chapter 78 of the NRS (the "Nevada General Corporation Law"), the Station Articles and the Station Bylaws, will, at the Effective Time, become holders of Crescent shares and their rights as such will be governed by the Texas Business Corporation Act (the "TBCA"), the Texas Real Estate Investment Trust Act ("TRA"), the Restated Declaration of Trust of Crescent (the "Declaration of Trust") and the Crescent Amended and Restated Bylaws, as amended (the "Crescent Bylaws").

     Ownership of shares of Station stock and Crescent shares are subject to differing ownership restrictions imposed in connection with gaming and REIT laws. In addition, among other things, the governing documents of Station and Crescent have different voting requirements and procedures and Crescent does not have a shareholder rights plan such as the plan reflected in the Rights Agreement. The provisions in the Crescent Bylaws and Declaration of Trust could have a greater effect in discouraging offers to acquire Crescent than did provisions of the Station Articles and Station Bylaws in discouraging offers to acquire Station and, therefore, could adversely impact the ability of holders of Crescent Common Shares and Crescent Convertible Preferred Shares to realize a premium in connection with such a transaction. See "Comparison of Rights of Stockholders of Station and Shareholders of Crescent."

TAXABILITY OF THE MERGER

     Neither Station nor Crescent intends to obtain a ruling from federal, state, or local authorities as to the tax consequences of the Merger. If the Merger is treated as taxable, a Station stockholder generally will have taxable gain on the difference between the aggregate market value of the Crescent shares and any cash in lieu of fractional shares received by such stockholder in the Merger and such stockholder's aggregate tax basis in the Station stock surrendered in exchange therefore. In addition, Station would incur tax as if it had sold its assets to Crescent in a taxable sale and distributed the consideration received in the Merger to its stockholders in complete liquidation. See "Tax Considerations -- Federal Income Tax Consequences of the Merger."

RISKS RELATING TO QUALIFICATION AND OPERATION AS A REIT

     Crescent intends to continue to operate in a manner so as to qualify as a REIT under the Code. A qualified REIT generally is not taxed at the corporate level on income it currently distributes to its shareholders, so long as it distributes at least 95 percent of its taxable income currently and satisfies certain other highly technical and complex requirements. Unlike many REITs, which tend to make only one or two types of real estate investment, Crescent invests in a broad range of real estate products, and certain of its investments are more complicated than those of other REITs. As a result, Crescent is likely to encounter a greater number of interpretative issues under the REIT qualification rules, and more such issues which lack clear guidance, than are other REITs. Crescent, as a matter of policy, regularly consults with outside tax counsel in structuring its new investments. Crescent has received an opinion from Shaw Pittman that Crescent qualified as a REIT under the Code for its taxable years ending on or before December 31, 1997, it is organized in conformity with the requirements for qualification as a REIT under the Code and its proposed manner of operation will enable it to continue to meet the requirements for qualification as a REIT. However, this opinion is based upon certain representations made by Crescent and the Operating Partnership and upon existing law, which is subject to change, both retroactively and prospectively, and to possibly different interpretations. Furthermore, Shaw Pittman's opinion is not binding upon either the Internal Revenue Service (the "IRS") or the courts. Because Crescent's qualification as a REIT in its current and future taxable years depends upon its meeting the requirements of the Code in future periods, no assurance can be given that Crescent will continue to qualify as a REIT in the future. If, in any taxable year, Crescent were to fail to qualify as a REIT for federal income tax purposes, it would not be allowed a deduction for distributions to shareholders in computing taxable income and would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. In addition, unless entitled to relief under certain statutory provisions, Crescent would be disqualified from treatment as a REIT for federal income tax purposes for the four taxable years following the year during which qualification was lost. The additional tax liability resulting from the failure to so qualify would significantly reduce the amount of funds available for distribution to shareholders.

RISKS RELATING TO CHANGES IN TAX LAW

     The tax rules governing REITs have been under review by the President and Congress. In particular, President Clinton recently proposed four legislative changes. Two of those changes, limiting new acquisitions by "stapled" REITs (REITs whose stock trades together with the stock of an affiliated management company) and limiting the amount of stock in a REIT that can be owned by a single person (whether or not an individual), are not likely to affect Crescent. President Clinton's third proposal would cause gain recognition for a corporation and its shareholders if it were worth more than $5 million and were to merge into a REIT after 1998; comparable proposals in recent years were never adopted; however, there can be no assurance this proposal will not be adopted. President Clinton's fourth proposal would affect Crescent. Under current law, a REIT may not own 10% or more of the voting stock of a subsidiary. A number of REITs, including Crescent, own less than 10% of the voting stock of a subsidiary but 90% or more of the economic value of that stock. The subsidiary holds assets or conducts activities the REIT could not hold or conduct directly. Under the proposed legislation, a REIT would not be allowed to hold more than 10% of either the vote or the value of the stock of any subsidiary. This proposal would be effective with respect to stock acquired after the date of Committee action and with respect to stock held on that date if the corporation engaged in a new trade or business or acquired substantial new assets after that date. This proposal, if enacted, will limit the way Crescent holds some of Station's assets and affect the structure of future Crescent acquisitions.

     The Chairmen of the House Ways and Means Committee and the Senate Finance Committee have introduced legislation to enact the proposal concerning stapled REITs effective March 26, 1998, and such legislation (but not any of the other proposals) is currently part of the IRS restructuring legislation that was passed by the Senate and the House of Representatives and is included the Conference Agreement between the House and the Senate. It is not clear whether any of the other proposals will be introduced or enacted and, if they are, their effective dates. Additional proposals affecting REITs may be made by the President or his administration or by members of Congress. It is impossible to predict the nature of those proposals, whether they would be enacted and their effect on Crescent. However, there can be no assurance that changes in legislation would not have a material adverse effect on Crescent.

CONCENTRATION OF ASSETS

     A significant portion of Crescent's assets are, and revenues are derived from, properties located in the metropolitan areas of Dallas-Fort Worth and Houston, Texas. Due to this geographic concentration, any deterioration in economic conditions in the Dallas-Fort Worth or Houston metropolitan areas or other geographic markets in which Crescent in the future may acquire substantial assets could have a substantial effect on the financial condition and results of operations of Crescent and adversely impact Crescent's ability to pay dividends. Upon consummation of the Merger, Crescent's gaming activities will similarly be dependent on two key markets and subject to economic conditions in Nevada and Missouri.

RISKS RELATED TO ISSUANCE OF RIGHTS

     On June 15, 1998, Crescent filed a registration statement with the Commission relating to the offering of the Crescent Rights upon consummation of the Merger. Crescent also announced its intent, upon consummation of the Merger, to contribute substantially all of the real estate assets acquired in the Merger to a new partnership that will invest principally in casinos, other gaming properties and other real estate in Las Vegas, Nevada and its expectation that it would offer holders of Crescent Common Shares the Gaming Rights to permit holders to acquire common or preferred equity interests in such partnership or in a REIT which would hold interests in such partnership. As a result, holders of Crescent Common Shares after the Merger will be required to exercise such rights in order to retain their proportionate ownership interests in Crescent and/or the gaming business.

RISKS RELATING TO CONTROL OF CERTAIN PROPERTIES

 Revenues from Proposed Casino/Hotel Investments Dependent on Third-Party Operators and Casino/Hotel Industry

     In connection with the Merger, Crescent intends to lease the six hotel/casino properties currently owned and operated by Station (the "Casino Properties") to the Operating Joint Venture. Crescent expects that it will receive both base rent and a percentage of gross revenues above a certain minimum level pursuant to the lease, which will expire in 2008, subject to one, five-year renewal option. Although the rental payments have not yet been finally determined, it is anticipated that base rental payments will exceed 20% of current base rental revenues of Crescent on an annual basis. As a result of the percentage rent payments, Crescent will participate in the economic operations of the Casino Properties only through its indirect participation in gross revenues. The amount of rent payable to Crescent under the lease with respect to the Casino Properties will depend on the ability of the Operating Joint Venture to maintain and increase revenues from the Casino Properties. Accordingly, Crescent's results of operations will be affected by (i) changes in general and local economic conditions and the level of demand for the services of the Casino Properties, a deterioration in either of which could adversely affect Crescent's results of operations and its ability to pay dividends, (ii) competition in the casino/hotel industry, an increase in which could reduce the gross revenues at the Casino Properties and adversely affect Crescent's result of operations and its ability to pay dividends, (iii) governmental regulation that limits the ability of the Casino Properties to continue conducting their business as presently conducted, (iv) any decision by the Nevada Gaming Commission or the Missouri Gaming Commission to suspend, revoke, limit or not reissue a gaming license held by Crescent or one of its Subsidiaries or the Operating Joint Venture or one of its subsidiaries, which decision would adversely affect the ability of the Operating Joint Venture to continue making its lease payments to Crescent and (v) the temporary or permanent loss of a riverboat or dockside facility due to casualty, mechanical failure or severe weather, which could prevent the Operating Joint Venture from deriving revenue from the affected location and thereby decrease its ability to make lease payments to Crescent.

  Revenues from Hotels Dependent on Third-Party Operators and Hospitality
Industry

     Crescent has leased the Hotel Properties to subsidiaries of Crescent Operating, and such subsidiaries, rather than Crescent, are entitled to exercise all rights of the owner of the respective hotel. Crescent will receive both base rent and a percentage of gross sales above a certain minimum level pursuant to the leases, which expire between the years 2004 and 2012. As a result, Crescent will participate in the economic operations of the Hotel Properties only through its indirect participation in gross revenues. To the extent that operations of the Hotel Properties may affect the ability of such subsidiaries to pay rent, Crescent also may indirectly bear the risks associated with any increases in expenses. Each of the Hotel Properties is managed pursuant to a management agreement. The amount of rent payable to Crescent under the leases with respect to the Hotel Properties will depend on the ability of such subsidiaries and the managers of the Hotel Properties to maintain and increase revenues from the Hotel Properties. Accordingly, Crescent's results of operations, and ultimately its ability to meet its obligations, will be affected by such factors as changes in general economic conditions, the level of demand for rooms and related services at the Hotel Properties, the ability of such subsidiaries and the managers of the Hotel Properties to maintain and increase gross revenues at the Hotel Properties, competition in the hotel industry and other factors relating to the operation of the Hotel Properties. In addition, Crescent expects, in accordance with the terms of an intercompany agreement between Crescent and Crescent Operating (the "Intercompany Agreement"), to lease any hotel properties that it may acquire in the future to Crescent Operating or any of its subsidiaries which, as lessees of any such hotel properties, will be entitled to exercise all rights of the owner.

  Lack of Control of Residential Development Corporations

     Crescent is not able to elect the boards of directors of the Residential Development Corporations, and does not have the authority to control the management and operation of the Residential Development Corporations. As a result, Crescent does not have the right to control the timing or amount of dividends paid by the Residential Development Corporations and, therefore, does not have the authority to require that funds be distributed to it by any of these entities. The inability of Crescent to control its access to its dividends from the Residential Development Corporations increases the likelihood that such dividends might not be available to Crescent, which may adversely affect its results of operations and its ability to pay dividends.

  Lack of Control of Americold and URS

     Crescent owns, through two subsidiaries (the "Crescent Subsidiaries"), a 38% interest in each of two partnerships, one of which owns Americold and the other of which owns URS. Crescent Operating, through the Crescent Subsidiaries, owns a 2% interest in each of the partnerships. The remaining 60% interest in the partnerships is owned by two subsidiaries of Vornado Realty Trust (collectively, "Vornado"). The Operating Partnership currently owns all of the non-voting common stock, representing an approximately 95% economic interest, in each of the Crescent Subsidiaries, and Crescent Operating owns all of the voting stock, representing an approximately 5% economic interest, in each of the Crescent Subsidiaries. As a result, Crescent is not able to elect the boards of directors of the Crescent Subsidiaries and does not have the authority to control the management or operation of the Crescent Subsidiaries. Under the terms of the existing partnership agreements for each of the partnerships, Crescent does not have the right to participate in the decisions with respect to the partnerships. Vornado has the right to make all decisions relating to the management and operation of the partnerships other than certain major decisions that require the approval of both Crescent Operating and Vornado. The partnership agreement for each of the partnerships provides for a buy-sell arrangement upon a failure of Crescent Operating and Vornado to agree on any of the specified major decisions pursuant to which the entire interest of Crescent and Crescent Operating or the entire interest of Vornado may be purchased by the other party. Until November 1, 2000, the buy-sell arrangement can only be exercised by Vornado. There can be no assurance that Vornado or Crescent Operating will operate the partnerships in a way that will maximize Crescent's return on its investment. See "-- Real Estate Risks Specific to Crescent's Business -- Risks of Joint Ownership of Assets."

  Lack of Control of Operating Joint Venture/Income from Joint Venture

     Crescent will be unable to participate in the management of the Operating Joint Venture and will not have the authority to control the management and operation of the Casino Properties. As a result, Crescent and stockholders of Station who will receive Crescent shares in the Merger will be dependent upon management of the Operating Joint Venture to operate the Casino Properties in a manner adequate to produce income sufficient to pay amounts due under the lease of such properties. In addition, the income Crescent will receive from the Operating Joint Venture will depend on a variety of factors including the economic terms of the property leases and the success management of the Operating Joint Venture experiences operating the Casino Properties.

REAL ESTATE RISKS SPECIFIC TO CRESCENT'S BUSINESS

     The following risks, in addition to the other risks discussed herein, are material risks relevant to a holder of Crescent Common Shares or Crescent Convertible Preferred Shares.

  Investment Risks

     In implementing its investment strategies, Crescent has invested in a broad range of real estate assets, and in the future, may invest in additional types of real estate assets not currently included in its portfolio. There can be no assurance, however, that the Operating Partnership will be able to implement its investment strategies successfully in the future. As a result of its real estate investments, the Operating Partnership will be subject to risks, in addition to general real estate risks, relating to the specific assets and asset types in which it invests. The Operating Partnership is subject to risks that, upon expiration, leases for space in the Office Properties and Retail Properties may not be renewed, the space may not be re-leased, or the terms of renewal or re-lease (including the cost of required renovations or concessions to tenants) may be less favorable than current lease terms. Similarly, Crescent is also subject to the risk that the success of its investment in the Hotel Properties will be highly dependent upon the ability of the Hotel Properties to compete in such features as access, location, quality of accommodations, room rate structure and, to a lesser extent, the quality and scope of other amenities such as food and beverage facilities. In addition, Crescent is subject to risks relating to the Behavioral Healthcare Facilities, including the effect of any failure of the tenant to make required lease payments (which equal more than 10% of Crescent's current base rental revenues); the effects of factors, such as regulation of the healthcare industry and limitations on government reimbursement programs, on the ability of the tenant to make the required lease payments, and the limited number of replacement tenants in the event of default under, or non-renewal of, the lease.

     Similarly, Crescent will be subject to risks relating to the Casino Properties to the extent such risks impact the ability of the Operating Joint Venture to make required lease payments (which are projected to equal more than 20% of Crescent's current base rental revenues) including risks relating to regulation of the gaming industry, intense competition in the gaming industry, litigation related to the Casino Properties located in Missouri, construction risks associated with expansion of the Casino Properties and initial dependence of the Casino Properties on key markets. If any one or a combination of such risks were realized, Crescent could experience a material adverse change in its financial condition and results of operations, which could impact the amount of funds Crescent has available for distribution to shareholders. See
"-- Hotel/Casino Specific Industry Risks."

  Risks of Joint Ownership of Assets

     Crescent has the right to invest and in some cases has invested in properties and assets jointly with other persons or entities. Joint ownership of properties, under certain circumstances, may involve risks not otherwise present, including the possibility that Crescent's partners or co-investors might become bankrupt, that such partners or co-investors might at any time have economic or other business interests or goals which are inconsistent with the business interests or goals of Crescent, and that such partners or co-investors may be in a position to take action contrary to the instructions or the requests of Crescent or contrary to Crescent's policies or objectives, including Crescent's policy with respect to maintaining its qualification as a REIT. Because this gives a third party, which is not controlled by Crescent and which may have different goals and capabilities than Crescent, the opportunity to influence the return Crescent can achieve on some of its investments, joint ownership may impact the amount of funds Crescent has available for distribution to shareholders. See "-- Risks Relating to Control of Certain Properties -- Lack of Control of Americold and URS."

HOTEL/CASINO SPECIFIC INDUSTRY RISKS

  Uncertain Effect of Recent Court Decision

     On January 16, 1997, Station's gaming license for Station Casino Kansas City was formally issued for its facility, which is located in a man-made basin filled with water piped in from the surface of the Missouri River. In reliance on numerous approvals from the Missouri Commission specific to the configuration and granted prior to the formal issuance of its gaming license, Station built and opened the Station Casino Kansas City facility. The license issued to Station and the resolutions related thereto specifically acknowledge that the Missouri Commission had reviewed and approved this configuration.

     On November 25, 1997, the Supreme Court of Missouri ruled, in a case challenging the gaming licenses of certain competitors of Station Casino St. Charles located in Maryland Heights, Missouri, that gaming in artificial spaces may occur only in spaces that are contiguous to the surface stream of the Missouri or Mississippi Rivers. The case was remanded to the trial court for a factual determination as to whether such competing operators meet this requirement.

     Based upon this Missouri Supreme Court ruling (the "Akin Ruling"), the Missouri Commission attempted to issue preliminary orders for disciplinary action to all licensees in Missouri that operate gaming facilities in artificial basins. These preliminary orders started the hearing process which allows the affected licensees to demonstrate that they are, in fact, contiguous to the surface stream of the Missouri or Mississippi River. Station Casino Kansas City was issued a preliminary order for disciplinary action. Station Casino St. Charles did not receive such an order. The preliminary orders were challenged by the licensees. The Circuit Court of Cole County granted writs of prohibition preventing the Missouri Commission from proceeding with such hearings under the Missouri Commission's existing procedures. The Missouri Commission sought further review of these writs of prohibition in the Missouri Supreme Court. On May 28, 1998, the Missouri Supreme Court quashed the writs of prohibition, allowing the Missouri Commission to proceed with hearings concerning Station Casino Kansas City and other licensees for alleged noncompliance with the Akin Ruling. Subsequent thereto, on June 18, 1998, the Missouri Commission issued an Amended Preliminary Order for Disciplinary Action against Station Casino Kansas City for noncompliance with the Akin Ruling.

     Prior to this ruling, on January 16, 1998, Station Casino Kansas City's licenses were renewed for one year subject to the satisfactory resolution of the issues raised in the Akin Ruling. Furthermore, after the Akin Ruling was entered by the Missouri Supreme Court, but before any further proceeding on remand, the plaintiffs dismissed the Akin case without prejudice. Because of the open questions raised but not answered in the Akin Ruling, it is not possible to predict what affect, if any, the Akin Ruling or Missouri Commission's action will have on operations at Station Casino Kansas City.

     At this time, based on discussions with its Missouri legal counsel, management of Station believes that it has potentially meritorious defenses in any lawsuits or administrative actions that are based on the Akin Ruling. Management cannot provide any assurance, however, as to whether the Station Casino Kansas City facility would be found to comply with the guidelines described in the Akin Ruling, whether it would be permitted to modify the facility to comply with such standards, or whether Station's legal defenses, electoral alternatives or other means available to permit the continued use of this current configuration would succeed. Further, it is unclear, in the event of a determination that the configuration of Station Casino Kansas City does not comply with the Akin Ruling, whether Station Casino Kansas City would be able to continue to operate or whether such findings would result in the temporary or permanent closure of Station Casino Kansas City. Any or all of the steps management of Station is currently taking in response to the Akin Ruling, including consideration of possible remediation of the site at a cost that management believes would not have a material adverse effect on the Company's financial position, could reverse or mitigate the financial impact of this action. However, Station cannot provide any assurance that there would not be a material adverse impact on its consolidated results of operations due to the Akin Ruling. Management of Station does not believe that the Akin Ruling will have a material adverse impact on the existing Station Casino St. Charles operations.

  Regulation

     The ownership and operation of casino gaming facilities are subject to extensive state and local regulation. The states of Nevada and Missouri and the applicable local authorities require various licenses, findings of suitability, registrations, permits and approvals (individually, a "Gaming License" and collectively, "Gaming Licenses") to be held by Crescent, the Operating Partnership and the JV Parent (once they are Registered Corporations (as defined herein), assuming JV Parent is a "publicly traded corporation" as such term is defined in the Nevada Gaming Control Act) and the Operating Joint Venture and their respective subsidiaries. The Nevada Gaming Commission (the "Nevada Commission") and the Missouri Commission may, among other things, limit, condition, suspend or revoke a Gaming License to own the stock of any of the Nevada or Missouri subsidiaries, respectively, any of Crescent or the Decontrolled Subsidiary (collectively with their direct and indirect subsidiaries, the "Crescent Entities") for any cause deemed reasonable by such licensing authority. Substantial fines or forfeiture of assets for violations of gaming laws or regulations may be levied against the Crescent Entities, the Operating Joint Venture, their respective subsidiaries and the persons involved. The suspension or revocation of any of the Crescent Entities' or the Operating Joint Venture's Gaming Licenses or the levy on any of the Crescent Entities or the Operating Joint Venture of substantial fines or forfeiture of assets would have a material adverse effect on the ownership and leasing of the Casino Properties or the operation of the Casino Properties by the Operating Joint Venture.

     The Crescent Entities and the Operating Joint Venture expect to be able to obtain all Gaming Licenses necessary for the ownership, leasing and operation of the Casino Properties and approvals of the Merger. Gaming Licenses and related approvals are deemed to be privileges under Nevada and Missouri law, however, and no assurances can be given that such Gaming Licenses will be obtained or that if obtained, they will be obtained on a timely basis, or that any new Gaming Licenses that may be required in the future will be given or that existing ones will not be revoked or that approval of the Merger, if required, will be obtained. Any expansion of Crescent's casino property holdings or the Operating Joint Venture's gaming operations in Nevada or Missouri or into new jurisdictions will require various Gaming Licenses and approvals of the relevant gaming authorities, which approval process can be time-consuming and costly and has no assurance of success.

     Gaming authorities have the authority generally to require that any record or beneficial owner of Crescent's, the Operating Partnership's or the JV Parent's securities, including the Crescent Common Shares, the Crescent Convertible Preferred Shares and the limited partnership interests of the Operating Partnership, file an application and be investigated for a finding of suitability. If a record or beneficial owner of Crescent Common Shares, the Crescent Convertible Preferred Shares, the JV Parent's securities or limited partnership interests of the Operating Partnership is required by any Gaming Authority to be found suitable, such owner will be required to apply for a finding of suitability within 30 days after request of such Gaming Authority or within such earlier period prescribed by such Gaming Authority. The applicant for a finding of suitability must pay all costs of the investigation for such finding of suitability. If a record or beneficial owner is required to be found suitable and is not found suitable by such Gaming Authority, such owner may be required to dispose of the Crescent Common Shares, the Crescent Convertible Preferred Shares, the securities of the JV Parent or limited partnership interests of the Operating Partnership.

     The Operating Joint Venture, as the operator of the Casino Properties, will be subject to gaming regulations on its gaming activities similar to those applicable to Station prior to the Merger. Any failure by the Operating Joint Venture to obtain and maintain Gaming Licenses necessary for the operation of gaming activities at the Casino Properties could materially adversely impact such operations and the Operating Joint Venture's ability to make required lease payments and, therefore, Crescent's ability to make distributions. No assurances can be given that the Operating Joint Venture will obtain and maintain such Gaming Licenses. See "The Merger -- Regulatory Approvals."

  Competition

     The gaming industry includes land-based casinos, dockside casinos, riverboat casinos, casinos located on Indian reservations and other forms of legalized gaming. There is intense competition among companies in the gaming industry. To a lesser extent, the Casino Properties compete with gaming operations in other parts of the state of Nevada, such as Reno, Laughlin and Lake Tahoe, with facilities in Atlantic City, New Jersey, facilities in other parts of Missouri and the midwest and other parts of the world and with casino gambling on Indian reservations, state-sponsored lotteries, on- and off-track pari-mutuel wagering, card parlors and other forms of legalized gambling.

  Uncertain Effect of National Gambling Commission

     The U.S. Congress has created the National Gambling Impact and Policy Commission to conduct a comprehensive study of all matters relating to the economic and social impact of gaming in the United States. The enabling legislation provides that, not later than two years after the enactment of such legislation, the commission would be required to issue a report containing its findings and conclusions, together with recommendations for legislation and administrative actions. Any such recommendations, if enacted into law, could adversely impact the gaming industry and have a material adverse effect on Crescent's or the Operating Joint Venture's business, financial condition or results of operations.

     From time to time, certain legislators have proposed the imposition of a federal tax on gross gaming revenues. Any such tax could have a material adverse effect on Crescent's or the Operating Joint Venture's business, financial condition or results of operations.

CONFLICTS OF INTEREST

  Common Ownership and Management

     Richard E. Rainwater and John C. Goff are, respectively, the Chairman of the Board and the Vice Chairman of the Board of both the Crescent Board of Trust Managers and the Board of Directors of Crescent Operating; Gerald W. Haddock also serves as President, Chief Executive Officer and a director of Crescent Operating, and serves as President, Chief Executive Officer and a trust manager of Crescent; and Frank J. Fertitta III and Lorenzo J. Fertitta will both have rights to be trust managers of Crescent and directors of the JV Parent and significant shareholders in the Operating Joint Venture. As a result, Messrs. Rainwater, Goff, Haddock, Frank J. Fertitta III and Lorenzo J. Fertitta have or may have a fiduciary obligation to Crescent, the Operating Partnership, Crescent Operating and/or the JV Parent. As of April 9, 1998, senior management and the trust managers of Crescent beneficially owned approximately 15.1% of Crescent's common equity both indirectly through their ownership interest of 10,590,746 units of beneficial interest of the Operating Partnership ("Units") and directly through their ownership of 9,398,269 Common Shares of Crescent, and approximately 15.0% of the outstanding common stock of Crescent Operating through their ownership of 1,712,251 shares of Crescent Operating common stock. Following the Merger, the percentage of beneficial ownership of Crescent's common equity by senior management and trust managers of Crescent will increase to 16.3% due to the interests held by Mr. Frank J. Fertitta III and Mr. Lorenzo
J. Fertitta. The common management and ownership among these entities may lead to conflicts of interest in connection with transactions between Crescent, the Operating Partnership, and Crescent Operating, because management of Crescent may not have the same financial interests as the other shareholders or other investors in Crescent. Members of management of Crescent who also own shares of Crescent Operating, which may be the JV Parent, will have a financial interest in the success of Crescent Operating that will not be shared by shareholders of Crescent that are not investors in Crescent Operating. There can be no assurance that, as a result of such conflicts, Crescent will not have less revenue available for distribution to shareholders.

  Relationship with the Operating Joint Venture

     In connection with the Merger transactions, Crescent and certain of its affiliates will enter into the Right of First Refusal and Non-Competition Agreement with the Operating Joint Venture. Under the Right of First Refusal and Non-Competition Agreement, Crescent and certain of its affiliates will give a right of first refusal to the Operating Joint Venture as to any lease arrangement for a gaming property (defined as real estate on which hotel and casino or other gaming-related operations are conducted) in which the operators of the business conducted at the property prior to the date the property is owned or acquired by Crescent or such affiliates will cease to operate the business. Under the agreement, the Operating Joint Venture and certain of its affiliates will give a right of first refusal to a Crescent affiliate as to any direct or indirect opportunity to invest in (i) gaming properties, real estate mortgages, real estate derivatives or entities that invest primarily in or have a substantial portion of their assets in such real estate assets and (ii) any other gaming-related investments which may be structured in a manner so as to be suitable for investment by a REIT. In addition, without prior written consent, neither Crescent and certain of its affiliates nor current members of Station management participating in the Operating Joint Venture will be permitted to own or operate or otherwise engage in any activities related to any gaming properties other than gaming properties operated and leased by the Operating Joint Venture or any entity under its control; provided that a Crescent affiliate may own a gaming property if a master lease arrangement already exists at the property, if gaming activities conducted at the property are incidental to the primary business operations at the property or if the sellers or operators desire to enter into a master lease arrangement with such affiliate.

  Relationship with Crescent Operating

     The Operating Partnership has entered into the Intercompany Agreement with Crescent Operating that provides, subject to certain terms, that the Operating Partnership will provide Crescent Operating with a right of first refusal to become the lessee of any real property acquired by the Operating Partnership if the Operating Partnership determines that, consistent with Crescent's status as a REIT, it is required to enter into a master lease arrangement, provided that Crescent Operating and the Operating Partnership negotiate a mutually satisfactory lease arrangement and the Operating Partnership determines, in its sole discretion that Crescent Operating is qualified to be the lessee. As to opportunities for Crescent Operating to become the lessee of any assets under a master lease arrangement, the Intercompany Agreement provides that the Operating Partnership must provide Crescent Operating with written notice of the lessee opportunity. During the 30 days following such notice, Crescent Operating has a right of first refusal with regard to the offer to become a lessee and the right to negotiate with the Operating Partnership on an exclusive basis regarding the terms and conditions of the lease. If a mutually satisfactory agreement cannot be reached within the 30-day period (or such longer period to which Crescent Operating and the Operating Partnership may agree), the Operating Partnership may offer the opportunity to others, on terms not more favorable than those offered to Crescent Operating, for a period of one year thereafter before it must again offer the opportunity to Crescent Operating in accordance with the procedures specified above. The Operating Partnership may in its discretion, offer any investment opportunity other than a lessee opportunity to Crescent Operating upon such notice and other terms as the Operating Partnership may determine. The certificate of incorporation of Crescent Operating, as amended and restated, generally prohibits Crescent Operating, for so long as the Intercompany Agreement remains in effect, from engaging in activities or making investments that a REIT could make, unless the Operating Partnership was first given the opportunity, but elected not to pursue such activities or investments.

     Subsidiaries of Crescent Operating are the lessees of each of Crescent's hotel properties. Crescent Operating owns a 50% interest in Charter Behavioral Health Systems, LLC ("CBHS"), which is the lessee of Crescent's behavioral healthcare facilities and currently is Crescent's largest tenant in terms of base rental revenues. On March 5, 1998, Crescent Operating entered into a definitive agreement to acquire from a subsidiary of Magellan Health Services, Inc. ("Magellan") the remaining 50% interest in CBHS. The Operating Partnership owns all of the non-voting stock and Crescent Operating owns all of the voting stock of the entities through which the Operating Partnership made certain other investments. In addition, it is anticipated that Crescent Operating will have the opportunity to own a 50% interest in the Operating Joint Venture. Crescent expects to offer Crescent Operating the opportunity to become a lessee and operator of other assets in accordance with the Intercompany Agreement.

     Due to the common management and ownership between Crescent and Crescent Operating, management of Crescent could experience conflicts of interest in the event of a dispute relating to any of the leases in which Crescent Operating is the lessee or if there were a default by Crescent Operating under a lease.

Conflicts of interest also could arise in connection with the renegotiation or renewal of any lease or other agreement with Crescent Operating.

  Relationship with Magellan Health Services, Inc.

     Mr. Rainwater, along with certain affiliates of and members of his family, owns approximately 19% of the outstanding common stock of Magellan, a subsidiary of which is a 50% owner (along with Crescent Operating) of the lessee of the Behavioral Health Facilities. Mr. Rainwater's spouse, Darla D. Moore, is a member of the board of directors of Magellan. Through these relationships, Mr. Rainwater may have the ability to influence decisions of Magellan in a manner that may benefit Magellan to the detriment of Crescent Operating or Crescent, or vice versa.

  Joint Investments

     Crescent has in the past and may in the future structure investments as joint investments with Crescent Operating. Crescent could experience potential conflicts of interest in connection with the negotiation of the terms of such joint investments due to its ongoing business relationship with Crescent Operating and the common management and common ownership among Crescent, the Operating Partnership and Crescent Operating.

  Competition for Management Time

     Messrs. Rainwater, Goff, Haddock, Frank J. Fertitta III and Lorenzo J. Fertitta currently are engaged, and will in the future continue to engage, in the management of other properties and business entities, including Crescent Operating or such other entity as becomes the JV Parent. Messrs. Rainwater, Goff, Haddock, Frank J. Fertitta III and Lorenzo J. Fertitta may experience conflicts of interest in allocating management time, services and functions among Crescent and the various other business activities, including the operation of the Operating Partnership and Crescent Operating or such other entity as becomes the JV Parent, in which any of them are or may become involved.

  Legal Representation

     Shaw Pittman, which has served as legal counsel to Crescent in connection with the Merger, also serves as special counsel to Crescent Operating in connection with certain matters. In the event any controversy arises in which the interests of Crescent appears to be in conflict with those of Crescent Operating, other counsel may be retained for one or both parties.

RISK OF INABILITY TO MANAGE RAPID GROWTH AND ACQUISITION OF SUBSTANTIAL NEW ASSETS EFFECTIVELY

     From the time it commenced operations in May 1994 through March 31, 1998, Crescent has experienced rapid growth, increasing its total assets by approximately 1,781% (after giving pro forma effect to the Merger and investments completed after March 31, 1998). There can be no assurance that Crescent will be able to manage its growth effectively, or that Crescent will be able to maintain its current rate of growth in the future, and the failure to do so may have a material adverse effect on the financial condition and results of operations of Crescent. If any such adverse effect were great enough, it could impact Crescent's ability to pay dividends. In addition, Crescent may purchase additional hotel/casino properties, although there can be no assurance that opportunities for such purchases will be available on attractive terms.

GENERAL REAL ESTATE RISKS

  Uncontrollable Factors Affecting Performance and Value

     The economic performance and value of Crescent's real estate assets will be subject to the risks normally associated with changes in national, regional and local economic and market conditions, as discussed below. The principal markets in which Crescent's Properties are located are Dallas/Fort Worth, Houston and Austin, Texas and Denver, Colorado. Upon consummation of the Merger, Crescent's gaming activities will similarly depend on two key markets and be subject to economic conditions in Nevada and Missouri. The economic condition of each of these markets is dependent on a limited number of industries, and an economic downturn in some or all these industries could adversely affect Crescent's performance in that market. Other local economic conditions that may affect the performance and value of Crescent's Properties include excess supply of office space and competition for tenants, including competition based on rental rates, attractiveness and location of the property and quality of maintenance and management services. These factors may adversely affect the ability or willingness of the tenants to pay rent. In addition, other factors may affect the performance and value of a property adversely, including changes in laws and governmental regulations (including those governing usage, zoning and taxes), changes in interest rates (including the risk that increased interest rates may result in decreased sales of lots in any Residential Development Property) and the availability of financing. Any of these factors, each of which is beyond the control of Crescent, could reduce the income that Crescent receives from the Properties, thereby adversely affecting Crescent's ability to pay dividends.

  Illiquidity of Real Estate Investments

     Because real estate investments are relatively illiquid, Crescent's ability to vary its portfolio promptly in response to economic or other conditions will be limited. In addition, certain significant expenditures, such as debt service (if any), real estate taxes, and operating and maintenance costs, generally are not reduced in circumstances resulting in a reduction in income from the investment. The foregoing and any other factor or event that would impede the ability of Crescent to respond to adverse changes in the performance of its investments could have an adverse effect on Crescent's financial condition and results of operations, thereby adversely affecting its ability to pay dividends.

  Environmental Matters

     Under various federal, state and local laws, ordinances and regulations, an owner or operator of real property may become liable for the costs of removal or remediation of certain hazardous or toxic substances released on or in its property, as well as certain other costs relating to hazardous or toxic substances. Such liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the release of such substances. The presence of, or the failure to remediate properly, such substances, when released, may adversely affect the owner's ability to sell the affected real estate or to borrow using such real estate as collateral. Such costs or liabilities could exceed the value of the affected real estate. Crescent has not been notified by any governmental authority of any non-compliance, liability or other claim in connection with any of the properties and Crescent is not aware of any other environmental condition with respect to any of the properties that management believes would have a material adverse effect on Crescent's business, assets or results of operations. The application of environmental laws to a specific property owned by Crescent will be dependent on a variety of property-specific circumstances, including the former uses to which the property was put and the building materials used at each such property. Prior to Crescent's acquisition of its properties, independent environmental consultants conducted or updated Phase I environmental assessments (which generally do not involve invasive techniques such as soil or ground water sampling) on the properties. None of these Phase I assessments or updates revealed any materially adverse environmental condition not known to Crescent or the independent consultants preparing the assessments. There can be no assurance, however, that environmental liabilities have not developed since such environmental assessments were prepared, or that future uses or conditions (including, without limitation, changes in applicable environmental laws and regulations) will not result in imposition of environmental liability. If Crescent were subject to environmental liability, the liability could be sufficiently great that it could adversely affect Crescent's ability to pay dividends.

PURCHASES FROM FINANCIALLY DISTRESSED SELLERS

     Implementation of Crescent's strategy of investing in real estate assets in distressed circumstances has resulted in the acquisition of certain properties from owners that were in poor financial condition, and such strategy is expected to result in the purchase of additional properties under similar circumstances in the future. In addition to general real estate risks, properties acquired in distress situations present risks related to inadequate maintenance, negative market perception and continuation of circumstances which precipitated the distress originally. If a property has been inadequately maintained, capital and maintenance expenditures may be significant. A negative market perception of a property may make the property more difficult to lease than originally expected, resulting in lower occupancy rates and lease revenues for a longer period of time than originally anticipated. A continuation of factors precipitating distress, such as adverse regional economic conditions, could adversely affect Crescent's return on its investment in the property or asset and the amount of funds Crescent has available for distribution to shareholders.

CHANGE IN POLICIES

     The Board of Trust Managers elects the sole director of CREE Ltd., the general partner of the Operating Partnership, and provides guidance to CREE Ltd. regarding operating and financial policies and strategies, including its policies and strategies with respect to acquisitions, growth, operations, indebtedness and capitalization. These policies and strategies may change from time to time without shareholder approval. Changes in or failure to change Crescent's policies and strategies could adversely affect Crescent's financial condition and results of operations. If any such adverse effect were great enough it could impact Crescent's ability to pay dividends. In addition, Crescent has the right and intends to acquire additional real estate assets pursuant to and consistent with its investment strategies and policies without shareholder approval.

POSSIBLE ADVERSE CONSEQUENCES OF OWNERSHIP LIMIT

     The limitation on ownership of Common Shares set forth in the Declaration of Trust could have the effect of discouraging offers to acquire Crescent and of inhibiting or impeding a change in control and, therefore, could adversely affect the ability of its shareholders (including, following the Merger, the current Station stockholders) to realize a premium over the then-prevailing market price for the Common Shares in connection with such a transaction. See "Description of Capital Stock of Crescent -- Ownership Limits and Restrictions on Transfer."

RELIANCE ON KEY PERSONNEL

     Crescent and the Operating Partnership are dependent on the efforts of members of the Board of Trust Managers and senior management personnel and will indirectly depend on senior management of Station. These senior management personnel of Crescent include Richard E. Rainwater, Chairman of the Board of Trust Managers, John C. Goff, Vice Chairman of the Board of Trust Managers, and Gerald W. Haddock, President, Chief Executive Officer and Trust Manager, and President, Chief Executive Officer and sole director of CREE Ltd. While Crescent believes that it could find replacements for these key executives, the loss of their services could have a material adverse effect on the financial condition and results of operations of Crescent. Mr. Rainwater has no employment agreement with Crescent and, therefore, is not obligated to remain with Crescent for any specified term. Mr. Goff, Trust Manager and Vice Chairman of the Board of Trust Managers, and Mr. Haddock, President, Chief Executive Officer and Trust Manager, have employment agreements with the Operating Partnership that expire on April 14, 1999, subject to automatic renewal for one-year periods unless terminated by the Operating Partnership or Messrs. Goff or Haddock, as the case may be. Frank
J. Fertitta III and certain other senior managers of Station each have entered into employment agreements with Station and will enter into employment agreements with the Operating Joint Venture. Messrs. Rainwater, Goff, Haddock and Fertitta and such other managers each has entered or will enter into a noncompetition agreement with Crescent or the Operating Joint Venture. Crescent has not obtained key-man insurance for any of its senior management personnel, and the Operating Joint Venture is not expected to do so either.

RISKS RELATING TO DEBT

     Crescent's organizational documents do not limit the level or amount of debt that it may incur, although the Operating Partnership is subject to certain debt limitations under its indentures. It is Crescent's current policy to pursue a strategy of conservative use of leverage, generally with a ratio of debt to total market capitalization targeted at approximately 40 percent, although this policy is subject to reevaluation and modification by Crescent and could be increased above 40 percent. Crescent has based its debt policy on the relationship between its debt and its total market capitalization, rather than the book value of its assets or other historical measures, because management believes that market capitalization more accurately reflects the ability of Crescent to borrow money and to meet its debt service requirements. Market capitalization is, however, more variable than book value of assets or other historical measures. There can be no assurance that the ratio of indebtedness to market capitalization (or any other measure of asset value) or the incurrence of debt at any particular level would not adversely affect the financial condition and results of operations of Crescent.

RISK THAT ADEQUATE FINANCING WILL NOT BE AVAILABLE TO REFINANCE STATION DEBT

     As of March 31, 1998, Station had approximately $900 million of indebtedness outstanding at rates in excess of the Operating Partnership's current cost of capital. At the time of the closing of the Merger, as a result of covenants under certain Station indebtedness, Crescent will be required to refinance an aggregate of approximately $359 million of such outstanding indebtedness. In addition, Crescent intends to finance the transaction in part by incurring an additional $135 million in debt primarily related to transaction costs. There are no definitive agreements or arrangements for any such refinancing or the obtaining of any new debt, and there can be no assurance that Crescent will be able to complete the refinancing or obtain the necessary financing or that the terms thereof will be favorable to Crescent. In addition, the Merger will be a change of control pursuant to Station's subordinated debt indentures and, in the event the rating assigned to the notes issued under such indentures declines by two gradations within 90 days of public notice of the occurrence of the Merger (or longer in certain circumstances), holders of such subordinated notes may require the notes be repurchased.

POTENTIAL DILUTION FROM TRANSACTIONS WITH AFFILIATES OF UNION BANK OF SWITZERLAND AND MERRILL LYNCH INTERNATIONAL

     On August 12, 1997, Crescent entered into two transactions with affiliates of Union Bank of Switzerland. In one transaction, Crescent sold 4,700,000 Crescent Common Shares to one of the affiliates for approximately $148 million and received approximately $145 million in net proceeds. In the other transaction, Crescent entered into a forward share purchase agreement with a second affiliate. Under the forward share purchase agreement, Crescent committed to purchase 4,700,000 Crescent Common Shares from the second affiliate by August 12, 1998. The price to be paid by Crescent for the 4,700,000 Crescent Common Shares will be determined on the date Crescent settles the forward share purchase agreement and will include a forward accretion component, minus an adjustment for Crescent's distribution rate. The forward accretion component, which is variable and cannot be determined at this time, represents a guaranteed rate of return to the second affiliate. Crescent may fulfill its settlement obligations under the forward share purchase agreement in cash or Crescent Common Shares, at its option. In the event that Crescent issues additional Crescent Common Shares pursuant to the forward share purchase agreement, Crescent's net income per Crescent Common Share and net book value per Crescent Common Share will decrease.

     On December 12, 1997, Crescent entered into two transactions with Merrill Lynch International. In one transaction, Crescent sold 5,375,000 Crescent Common Shares at $38.125 per share to Merrill Lynch International for approximately $205 million and received approximately $199.9 million in net proceeds. In the other transaction, Crescent entered into a swap agreement (the "Swap Agreement") with Merrill Lynch International relating to 5,375,000 Crescent Common Shares (the "Settlement Shares"), pursuant to which Merrill Lynch International will sell, as directed by Crescent on or before December 12, 1998, a sufficient number of Crescent Common Shares to achieve net sales proceeds equal to the market value of the Settlement Shares on December 12, 1997 (approximately $204.9 million), plus a forward accretion component, minus an adjustment for Crescent's distribution rate. The forward accretion component, which is variable and cannot be determined at this time, represents a guaranteed rate of return to Merrill Lynch International. The precise number of Crescent Common Shares that will be required to be sold pursuant to the Swap Agreement will depend primarily on the market price of the Crescent Common Shares at the time of settlement. The Crescent Common Shares required to be sold by Merrill Lynch International pursuant to the

Swap Agreement are expected to be the same Crescent Common Shares initially issued by Crescent (although Merrill Lynch International, at its option, may substitute other Crescent Common Shares that it holds). If however, as a result of a decrease in the market price of the Crescent Common Shares, the number of Crescent Common Shares required to be sold is greater than the number of Settlement Shares, Crescent will deliver additional Crescent Common Shares to Merrill Lynch International. In contrast, if such number of Crescent Common Shares is less than the number of Settlement Shares as a result of an increase in the market price of the Crescent Common Shares, Merrill Lynch International will deliver Crescent Common Shares or, at the option of Crescent, cash to Crescent. In the event that Crescent issues additional Crescent Common Shares pursuant to the Swap Agreement, Crescent's net income per Crescent Common Share and net book value per Crescent Common Share will decrease.

     On February 20, 1998, Crescent issued an additional 525,000 Crescent Common Shares to Merrill Lynch International as a result of the decline in market price of the Crescent Common Shares from the date of issuance on December 12, 1997 through February 12, 1998. On June 25, 1998, Crescent issued an additional 759,254 Crescent Common Shares to Merrill Lynch International as a result of a decline in the market price of the Crescent Common Shares from February 12, 1998 through June 12, 1998. The issuances of these shares did not have a material impact on Crescent's net income per Crescent Common Share or net book value per Crescent Common Share.

                                   THE MERGER

     This section of the Proxy Statement/Prospectus, as well as the section entitled "The Merger Agreement," describe certain aspects of the Merger. To the extent that it relates to the Merger Agreement or the merger agreement for the Reincorporation Merger (the "Reincorporation Merger Agreement"), the following description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement and the Reincorporation Merger Agreement, respectively, copies of which are attached as Annex B and Annex C, respectively, and are incorporated herein by reference. All stockholders are urged to read the Merger Agreement and the Reincorporation Merger Agreement carefully and in their entirety.

GENERAL

     The Merger Agreement provides that the Merger will be consummated if the required approvals of the holders of Station Common Stock and Station Convertible Preferred Stock are received and all other conditions to the Merger are satisfied or waived. As a result of the Merger, the separate corporate existence of Station will cease and Crescent will continue as the surviving corporation (the "Surviving Corporation").

     As of the Effective Time, by virtue of the Merger, and without any action on the part of the Constituent Entities or the holders of any securities of the Constituent Entities and subject to certain provisions of the Merger Agreement,
(i) each share of Station Common Stock (including restricted shares of Station Common Stock issued under the Station Plans (as defined herein)) issued and outstanding immediately prior to the Effective Time (other than treasury shares and shares of Station Common Stock held by Crescent which will be cancelled) together with the associated Right will be converted into the right to receive
0.466 shares of validly issued, fully paid and nonassessable Crescent Common Shares and (ii) each share of Station Convertible Preferred Stock issued and outstanding immediately prior to the Effective Time will be converted into the right to receive one validly issued, fully paid and nonassessable Crescent Convertible Preferred Share. See "The Merger Agreement -- Conversion of Shares." The Merger will be accomplished through consummation of the Reincorporation Merger followed by the merger of Delaware Station with and into Crescent.

     Prior to the Effective Time, Station will sell, assign, transfer and convey to the Operating Joint Venture, certain of Station's non-real estate assets pursuant to a bill of sale. See "The Merger Agreement -- Certain
Transactions -- Joint Venture." As part of the Merger, it is anticipated that Crescent will transfer the stock of certain Station subsidiaries and certain other assets of Station (primarily consisting of the furniture, fixtures and equipment of Station subsidiaries) to the Decontrolled Subsidiary. In addition, following the Merger, Crescent expects to contribute substantially all of the real estate assets acquired in the Merger to a new partnership that will invest principally in casinos, other gaming properties and other real estate property in Las Vegas, Nevada. See "Recent Developments."

THE REINCORPORATION MERGER

     Pursuant to the Reincorporation Merger, Station will be merged with and into Delaware Station with the result that Station will be reincorporated in Delaware. After the Reincorporation Merger, Station will have a capital structure substantially identical to its capital structure prior to the Reincorporation Merger (with the exception that the Rights will have been converted into common stock of Delaware Station). Delaware Station will have articles and bylaws substantially identical to those of Station prior to the Reincorporation Merger with certain changes to reflect differences between Delaware and Nevada law. See Annex C.

BACKGROUND OF THE MERGER

     In early December 1997, Salomon Brothers Inc and Smith Barney Inc., conducting business jointly as Salomon Smith Barney ("Salomon"), approached Gerald Haddock, President and Chief Executive Officer of Crescent, about a possible merger of Crescent and Station. On December 11, 1997, Frank J. Fertitta III, President and Chief Executive Officer of Station, certain other members of Station's management and Salomon met with Mr. Haddock in Fort Worth, Texas to discuss a possible strategic relationship.

     Beginning on December 12, 1997, legal advisors to Crescent and members of Crescent management began to conduct due diligence with respect to the non-public information of Station and legal and financial advisors to Station and members of Station management conducted due diligence with respect to the non-public information of Crescent. During the same period such parties discussed additional details of the structure and terms of the Merger.

     On December 16, 1997, Mr. Haddock met in Las Vegas, Nevada with Mr. Fertitta and other members of Station's management to continue discussions and tour Station's properties. On December 18 and 19, 1997, Crescent representatives met with Station representatives and Salomon to continue discussions and property visits.

     Following the execution of a confidentiality agreement dated as of December 22, 1997, members of management of Station, representatives of Station's financial advisors, Salomon and Station's legal advisors, Milbank, Tweed, Hadley & McCloy ("Milbank"), engaged in further discussions with Crescent's representatives.

     From the first week of January, representatives of Station, Crescent and Salomon met in Las Vegas and negotiated terms of the strategic merger.

     On January 15, 1998, the Station Board of Directors convened the first of two special meetings to review the status of negotiations with Crescent. During the first meeting, the Station Board of Directors was informed by management and its legal and financial advisors as to such status. A presentation was made by Salomon summarizing the factors that Salomon considered during the course of their engagement to prepare a fairness opinion for the Merger. See "-- Opinion of Financial Adviser to Station." The Station Board of Directors discussed the details of the current status of the Merger negotiations including (i) the consideration for the Merger, which, based on the $38 per share closing price for the Crescent Common Shares on Friday, January 9, 1998, represented a 71% premium over the Station Common Stock on the same day, (ii) the option for Station to sell up to 115,000 shares of the Redeemable Preferred Stock (as defined herein) to Crescent regardless of consummation of the Merger, (iii) the formation and structure of the Operating Joint Venture, (iv) the "outs" that Station and Crescent would have under the Merger Agreement, (v) the $54.0 million termination fee which Station would be required to pay under certain circumstances, (vi) the primary strategic reasons for and benefits of the Merger, (vii) the relative valuation of Crescent and the framework for the valuation, (viii) the treatment of options to buy Station Common Stock held by Station management, (ix) the availability of additional capital for profitable expansion made possible by the Merger and the sale of the Redeemable Preferred Stock and (x) the market uncertainty surrounding Station's proposed REIT offering and the opportunity for Station to continue its growth plans with a strategic partner. At the end of the first meeting the Station Board of Directors decided that final approval of the Merger should be delayed until the final documentation was completed.

     Subsequent to the first special meeting of the Station Board of Directors, on January 15, 1998, the final terms of the Merger Agreement that had been negotiated that day were considered by the Board. At the second special meeting on January 15, 1998, the Station Board of Directors met and gave its approval to the proposed Merger. In reaching its determination the Station Board of Directors considered, among other matters, the oral opinion of Salomon (which was confirmed in writing on January 16, 1998) that the consideration to be received by holders of Station Common Stock and Station Convertible Preferred Stock pursuant to the Merger Agreement was fair from a financial point of view. Following the second special board meeting the Merger Agreement was executed and delivered by the parties. During the final portion of the negotiations with Crescent, Station did not explore alternatives to the Merger with other parties.

     On January 15, 1998, the Crescent Board of Trust Managers met to consider the terms of the Merger Agreement and the transactions contemplated thereby and approved the terms of the Merger Agreement presented to them and the transactions contemplated thereby and authorized the execution and delivery of the Merger Agreement.

     On January 16, 1998, Station and Crescent issued a press release announcing the Merger.

RECOMMENDATION OF THE STATION BOARD OF DIRECTORS; REASONS FOR THE MERGER

     THE STATION BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AND UNANIMOUSLY RECOMMENDS THAT HOLDERS OF STATION COMMON STOCK AND STATION CONVERTIBLE PREFERRED STOCK VOTE FOR APPROVAL OF THE MERGER.

     The recommendation of the Station Board of Directors is based on a number of factors, including the factors listed below.

     - The Station Board of Directors considered information and presentations by management of Station with respect to the financial condition, results of operations, businesses and properties of Station and Crescent, on both a historical and prospective basis, and current industry conditions.

     - The Station Board of Directors considered the 71% premium represented by the Exchange Ratio (as defined herein) on January 9, 1998, and the liquidity which would be provided by Station's option to sell up to 115,000 shares of the Redeemable Preferred Stock to Crescent regardless of consummation of the Merger.

     - The Station Board of Directors considered presentations by, and the advice and views of, Salomon, financial advisors to Station, concerning Station and the financial aspects of the Merger. The Station Board of Directors also considered the opinion of Salomon to the effect that, as of January 16, 1998, and subject to the qualifications and limitations set forth in such opinion, the consideration to be received by holders of Station Common Stock and Station Convertible Preferred Stock pursuant to the Merger Agreement was fair to such stockholders from a financial point of view. See "-- Opinion of Financial Advisor to Station."

     - The Station Board of Directors closely reviewed the terms and conditions of the Merger Agreement and the likelihood that the conditions to the Merger would be satisfied. The Station Board of Directors also took into account the terms of the Merger Agreement that prohibit Station from (i) soliciting, initiating or encouraging the submission of, any takeover proposal, (ii) entering into any agreement with respect to a takeover proposal or (iii) taking any action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any takeover proposal, except in response to unsolicited written takeover proposals from a reputable buyer to the extent Station receives a written opinion of Salomon, as Station's financial advisors, that such offer appears to be a Superior Proposal and a written opinion from legal counsel that the Station Board of Directors is legally obligated to consider such offer by principles of fiduciary duty under Nevada law. To the extent Station complies with the conditions of the Merger Agreement, including those noted above and payment of the $54.0 million termination fee and Expenses, Station may terminate the Merger Agreement. The Station Board of Directors believes that the provisions of the Merger Agreement should not deter a more attractive offer for Station if any party is prepared to initiate one. The Station Board of Directors also considered the provisions of the Merger Agreement relating to the treatment of employee stock options, directors' and officers' insurance, indemnification and exculpation and the other covenants and agreements of the parties. See "The Merger Agreement."

     - The Station Board of Directors considered the terms of the Merger Agreement relating to the conversion of Station Common Stock into Crescent Common Shares and Station Convertible Preferred Stock into Crescent Convertible Preferred Shares, historical trading prices for Station Common Stock, Station Convertible Preferred Stock and Crescent Common Shares and the possibility that the market prices of Crescent Common Shares and Station Common Stock used to calculate the exchange ratio could increase or decrease. See "Summary -- Comparative Market Prices," "The Merger" and "Risk Factors -- Stock Price Fluctuation; Fixed Exchange Ratio."

     - The Station Board of Directors considered the fact that the Merger consideration for holders of Station Common Stock is Crescent's Common Shares and that the Merger consideration for holders of Station Convertible Preferred Stock is Crescent Convertible Preferred Stock, giving such stockholders an opportunity to maintain a continuing equity interest in the business of Station through the strategic alliance with Crescent as well as diversification into other real estate investment opportunities through the REIT structure that Station had been in the process of creating.

     - The Station Board of Directors considered that the Merger would be tax-free to stockholders of Station. See "Tax Considerations -- Federal Income Tax Consequences of the Merger."

     - The Station Board of Directors considered the loss of the potential for Station to convert its operations to permit election of REIT status independently, the market uncertainty surrounding such conversion, the opportunity to continue its growth plans with a strategic partner and the commitment by Crescent to purchase up to $115 million of the Redeemable Preferred Stock regardless of consummation of the Merger together with the opportunities to participate in the potential growth of Crescent, diversify stockholders' investment, access lower cost capital, and expand the gaming business in partnership with Crescent, if the Merger was completed. The Station Board also considered the size of the break-up fee compared to the estimated transaction value at the time the Merger Agreement was executed.

     The Station Board of Directors did not find it practicable to and did not quantify or otherwise assign relative weights to the foregoing factors or determine that any factor was of particular importance. Rather, the Station Board of Directors views its recommendation as being based on the totality of the information presented and considered by it. The Station Board of Directors determined that the positive effects of the foregoing factors outweighed the negative effects of the foregoing factors and based on such determination, and its determination that the consideration to be received by Station stockholders in the Merger is fair, resolved to approve the Merger and recommend that stockholders of Station vote to approve the Merger.

OPINION OF THE FINANCIAL ADVISOR TO STATION

     Salomon acted as financial advisor to Station in connection with the Merger. At the first special meeting of the Station Board held on January 15, 1998, Salomon delivered its oral opinion, and on January 16, 1998, confirmed such opinion in writing that, as of January 16, 1998, the consideration to be received by the holders of Station Common Stock and Station Convertible Preferred Stock in the Merger was fair from a financial point of view.

     The full text of the Salomon Opinion is attached as Annex A to this Proxy Statement/Prospectus and sets forth a complete description of the assumptions made, procedures followed, matters considered and limits of the review undertaken by Salomon. No limits were imposed by the Station Board of Directors upon Salomon with respect to the investigations made or the procedures followed by Salomon in rendering its opinion. Holders of Station Common Stock and Station Convertible Preferred Stock are urged to read the

Salomon Opinion in its entirety. The summary of the Salomon Opinion as set forth in this Proxy Statement/ Prospectus is qualified in its entirety by reference to the full text of the Salomon Opinion.

     In connection with rendering the Salomon Opinion, Salomon reviewed certain publicly available information concerning Station and Crescent and certain other financial information concerning Station and Crescent, including financial forecasts that were provided to Salomon by Station and Crescent, respectively. Salomon discussed the past and current business operations, financial condition and prospects of Station and Crescent with certain officers and employees of Station and Crescent, respectively. Salomon also considered such other information, financial studies, analyses, investigations and financial, economic and market criteria that it deemed relevant.

     In its review and analysis, and in arriving at the Salomon Opinion, Salomon assumed and relied upon the accuracy and completeness of the information reviewed by it for purposes of the Salomon Opinion, and Salomon did not assume any responsibility for independent verification of such information. With respect to the financial forecasts of Station and Crescent, Salomon assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of Station and Crescent, and Salomon expressed no opinion with respect to such forecasts or the assumptions upon which they are based. Salomon did not assume any responsibility for making or obtaining any independent evaluation or appraisals of any of the assets (including properties and facilities) or liabilities of Station or Crescent. Salomon was not asked to, and did not, solicit other proposals to acquire Station.

     The Salomon Opinion was necessarily based upon conditions as they existed and could be evaluated as of the date thereof and can be evaluated only as of such date. The Salomon Opinion did not imply any conclusion as to the likely trading range of Crescent Common Shares or Crescent Convertible Preferred Shares following the consummation of the Merger, which may vary depending upon, among other factors, changes in interest rates, dividend rates, market conditions, general economic conditions and other factors that generally influence the price of securities. The Salomon Opinion did not address Station's underlying business decision to effect the Merger. The Salomon Opinion was directed only to the fairness, from a financial point of view, of the consideration to be received by the shareholders of Station Common Stock and Station Convertible Preferred Stock and did not constitute a recommendation as to how holders of Station Common Stock or Station Convertible Preferred Stock should vote with respect to the Merger.

     The following is a summary of the material analyses presented and discussed by Salomon with the Station Board of Directors at its first special meeting on January 15, 1998, in connection with the delivery of the Salomon Opinion. Based on such analyses, Salomon noted that, for each Share of Station Common Stock exchanged in the Merger, the holders of Station Common Stock would receive an amount of Crescent Common Shares with a stock market value of $18.00 based upon the exchange ratio of 0.466 Crescent Common Shares per share of Station Common Stock and Crescent's average closing price for the 20 trading days prior to and including January 9, 1998, of $38.63.

  Historical Stock Price Performance

     Salomon reviewed the history of trading prices for shares of Station Common Stock over the period from January 1, 1996 to January 9, 1998. Salomon also evaluated the trading volumes of Station Common Stock over the same period which indicated that the weighted average trading price was $10.77 during such period, and $8.68 during the one year period prior to the Merger announcement.

  Exchange Ratio Analysis

     Salomon reviewed the historical ratio of the daily closing prices of Station Common Stock and Crescent Common Shares over the period from January 1, 1997 to January 9, 1998. Over such period, the Exchange Ratio reached its high value of 0.402 in January 1997 and its low value of 0.172 in December 1997, while the median ratio was 0.264. Salomon noted that the Exchange Ratio implied a 76.6% premium to the median ratio.

  Analysis of Selected Publicly Traded Gaming Companies

     Using publicly available information, Salomon compared the financial and market performance of Station with those of the following comparable gaming companies: Circus Circus Enterprises, Inc.; Harrah's Entertainment, Inc.; Hilton Hotels Corporation; ITT Corporation; MGM Grand, Inc.; and Mirage Resorts, Inc. (the "Large Cap Gaming Universe"); and Aztar Corporation; Boyd Gaming Corporation; Harvey's Casino Resorts; Primadonna Resorts; Rio Hotel & Casino; Showboat, Inc.; and Trump Hotels and Casino Resorts, Inc. (the "Mid Cap Gaming Universe," and together with the Large Cap Gaming Universe, the "Comparable Companies").

     For Station and each of the Comparable Companies, Salomon calculated multiples of equity value plus straight debt, minority interest, straight preferred stock, all out-of-the-money convertibles less investments in unconsolidated affiliates and cash (collectively, "Firm Value") to estimated 1997 and estimated 1998 earnings before interest, taxes, depreciation, and amortization ("EBITDA"). The calculations yielded, for the Large Cap Gaming Universe, median Firm Value multiples of 9.4x and 8.2x estimated 1997 and 1998 EBITDA, respectively, and for the Mid Cap Gaming Universe, median Firm Value multiples of 6.9x and 6.4x estimated 1997 and 1998 EBITDA, respectively. Salomon noted Station's pre-transaction price of $10.50 implied multiples of 8.7x estimated 1997 EBITDA and 7.5x estimated 1998 EBITDA.

     By applying multiple ranges arrived at after examining the Comparable Companies' multiples to Station's estimated 1997 and 1998 EBITDA, Salomon derived an implied equity value per share of Station Common Stock ranging from $5.00 to $10.00.

  Precedent Transaction Analysis

     Salomon also reviewed selected acquisition transactions in the gaming sector. For transactions involving the acquisition of an entire casino company with its respective management team, Salomon reviewed the following transactions (the "Precedent Company Transactions"): ITT Corporation's acquisition of Caesar's World (March 1995), Circus Circus Enterprises, Inc.'s acquisition of Goldstrike Casinos (June 1995), Hilton Hotels Corporation's acquisition of Bally's Entertainment, Inc. (December 1996), Starwood Lodging Trust's acquisition of ITT Corporation (pending at the time of the Salomon Opinion) and Harrah's Entertainment's acquisition of Showboat, Inc. (pending). Salomon also reviewed the following land-based property-only acquisition transactions (the "Precedent Property Transactions," and together with the Precedent Company Transactions, the "Precedent Transactions"): ITT Sheraton's acquisition of the Desert Inn Properties (November 1993), Circus Circus Enterprises, Inc.'s acquisition of Hacienda (September 1995), William G. Bennett's acquisition of the Sahara Hotel & Casino (October 1995) and Sun International's acquisition of Griffin Gaming (December 1996).

     Salomon derived the Firm Values implied by the terms of the Precedent Transactions and then calculated the resulting multiples of Firm Value to the latest twelve month ("LTM") EBITDA and projected forward calendar year ("CY+1") EBITDA. For the Precedent Company Transactions, the median Firm Value to LTM and CY+1 EBITDA multiples were 11.0x and 8.0x, respectively. For the Precedent Property Transactions, the median Firm Value was 8.1x LTM EBITDA. Based on this analysis, Salomon applied multiple ranges of 10.0x to 12.0x Station's LTM EBITDA and 7.5x to 9.5x to Station's CY+1 EBITDA to derive a reference valuation range of $9.00 to $16.50 per share of Station Common Stock.

     No transaction used in the analysis of the Precedent Transactions summarized above is identical to the Merger. Accordingly, any such analysis of the value of the Merger involves complex considerations and judgments concerning the differences in the potential and operating characteristics of the comparable companies and other factors in relation to the trading and acquisition values of the comparable companies and publicly announced transactions. Mathematical analysis is not, in itself, a meaningful method of ensuring comparable transaction data.

  Discounted Cash Flow Analysis

     Salomon derived ranges of per share equity value for Station Common Stock based upon the sum of (i) the value, discounted to present, of a five-year stream of projected unlevered cash flows and (ii) the projected terminal values based on a range of multiples applied to Station's year 2001 projected EBITDA if Station were to continue on a stand-alone basis (without giving effect to the Merger). Salomon applied a weighted average cost of capital ranging from 10.0% to 11.0% and multiples of terminal EBITDA ranging from 8.0x to 9.0x. Based on this analysis, Salomon calculated an implied per share equity value for Station ranging from $9.00 to $13.00.

  Pro Forma Combination Analysis

     Assuming an exchange ratio of 0.466 and using management projections, Salomon estimated the pro forma combined funds from operations ("FFO") per share for 1998 and noted that the transaction would be approximately 15.7% accretive to Crescent's estimated 1998 FFO per share.

  Analysis of Crescent Common Shares

     In connection with the evaluation of the consideration being offered under the terms of the Merger, Salomon compared the financial and market performance of Crescent to the following publicly traded diversified, lodging and office
REITs: Boston Properties, Carr-America Realty, Equity Office Properties, Patriot American Hospitality, Starwood Lodging Trust and Vornado Real Estate Equities (the "Comparable REITs").

     For Crescent and each of the Comparable REITs, using publicly available information, Salomon calculated the ratios of price to estimated 1997, 1998 and 1999 FFO ("P/FFO") per share. Salomon determined median P/FFO multiples for the Comparable REITs of 16.9x, 11.6x and 10.6x for 1997, 1998, and 1999, respectively, compared with Crescent's own multiples of 19.5x, 14.5x and 12.5x for 1997, 1998, and 1999, respectively. Salomon then analyzed for Crescent and each of the Comparable REITs the ratios of estimated year-to-year FFO growth rates to their present trading P/FFO multiples ("Growth to Multiple Ratios"). The median Growth to Multiple Ratios for the Comparable REITs were 1.2, 2.4 and 1.2, while Crescent's ratios were 1.2, 3.5 and 2.6 for 1997, 1998, and 1999, respectively. Salomon then noted that Crescent's premium P/FFO multiples were supported by Crescent's higher than average growth prospects relative to the Comparable REITs.

     The preparation of a fairness opinion is a complex process not susceptible to partial analysis or summary descriptions. The summary set forth above does not purport to be a complete description of the analyses underlying the Salomon Opinion or of Salomon's presentation to the Station Board. Salomon believes that its analysis and the summary set forth above must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the processes underlying the analysis set forth in its opinion. The ranges of valuation resulting from any particular analysis described above should not be taken to be the view of Salomon of the actual value of Station, Crescent or the combined entity.

     In performing its analyses, Salomon made numerous assumptions with respect to industry performance, general business, financial, market and economic conditions and other matters, many of which are beyond the control of Station or Crescent. Any estimates contained in such analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less than such estimates. Estimated values do not purport to be appraisals and do not necessarily reflect the prices at which businesses or companies might actually trade or be sold in the future.

     In the ordinary course of its business, Salomon and its affiliates may actively trade the equity securities of Station and Crescent for their own account and the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities. Salomon and its affiliates have previously rendered certain investment banking and financial advisory services to Station and Crescent for which they have received customary compensation. Salomon and its affiliates (including Travelers Group Inc.) may have other business relationships with Station or Crescent in the ordinary course of their businesses.

     Salomon has acted as financial advisor to Station in connection with the Merger and will receive a fee for its services. Pursuant to an engagement letter dated December 23, 1997, Station agreed to pay Salomon a fee payable upon the closing of the Merger. Station also agreed, under certain circumstances, to reimburse Salomon for certain out-of-pocket expenses incurred by Salomon in connection with its engagement, and agreed to indemnify Salomon and certain related persons against certain liabilities, including liabilities under the Federal securities law, relating to or arising out of its engagement.

     Salomon is an internationally recognized investment banking firm that provides financial services in connection with a wide range of business transactions. As part of its business, Salomon regularly engages in the valuation of companies and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and for other purposes. The Station Board retained Salomon based on Salomon's expertise in the valuation of companies as well as its familiarity with companies in the gaming industry.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of the Station Board of Directors, Station stockholders should be aware that certain members of Station's management and the Station Board of Directors have interests in the Merger that are different from, or in addition to, the interests of Station stockholders generally, and that those interests may create potential conflicts of interest.

  Benefits to Station Employees and Directors

     Three executive officers of Station, Mr. Frank J. Fertitta III and Messrs. Sartini and Christenson are members of the Station Board of Directors that approved the Merger and two additional members, Mr. Lorenzo J. Fertitta and Ms. Delise F. Sartini are related to such executive officers. Members of the management of Station that were employed by Station pursuant to written agreements generally will receive employment agreements with the Operating Joint Venture in connection with the Merger (see "Executive Compensation -- Employment Agreements") and Mr. Frank J. Fertitta III and Mr. Lorenzo J. Fertitta will have rights to be appointed to the Crescent Board of Trust Managers and the Board of Directors of the JV Parent. The Management Group will own 50% of the Operating Joint Venture which will operate the six casino properties currently operated by Station pursuant to a lease with Crescent. See "The Merger Agreement -- Certain Transactions -- Joint Venture", "-- Conditions to Consummation of the Merger" and "-- Additional Agreements."

  Stock Options

     As of the Effective Time, each Station Stock Option that is outstanding immediately prior to the Effective Time pursuant to the Stock Plans will be assumed by Crescent and become and represent a Substitute Option (decreased to the nearest full share) determined by multiplying (i) the number of shares of Station Common Stock subject to such Station Stock Option immediately prior to the Effective Time by (ii) 0.466, at an exercise price per Crescent Common Share (rounded up to the nearest tenth of a cent) equal to the exercise price per share of Station Common Stock immediately prior to the Effective Time divided by the Exchange Ratio. See "The Merger Agreement -- Station Stock Options." Also, options to purchase an aggregate of 1.4 million shares of Station Common Stock held by Mr. Frank J. Fertitta III and Mr. Blake L. Sartini will vest immediately upon consummation of the Merger pursuant to the terms of their grant.

     In addition, each restricted share of Station Common Stock issued under the Stock Plans issued and outstanding immediately prior to the Effective Time will be converted into the right to receive 0.466 Common Shares.

     The following tables set forth as of March 31, 1998, the number of Station Stock Options and restricted shares of Station Common Stock held by executive officers and directors of Station:

                                    OPTIONS

                        NAME                           NO. OF SHARES    DATE OF GRANT    EXERCISE PRICE
                        ----                           -------------    -------------    --------------
Frank J. Fertitta III................................       30,000       5/21/93            $22.000
                                                           720,000       5/21/93             20.000
                                                           125,000        4/4/94             18.000
                                                           106,027        6/1/95             14.375
                                                         1,000,000       5/21/96             14.625(1)
                                                           160,000       9/12/97              7.500
Blake L. Sartini.....................................       30,000       5/21/93             22.000
                                                            90,000       5/21/93             20.000
                                                            25,000        4/4/94             18.000
                                                             7,500       6/14/94             13.000
                                                            39,063        6/1/95             14.375
                                                           400,000       5/21/96             14.625(1)
                                                           110,000       9/12/97              7.500
Lorenzo J. Fertitta..................................       30,000       5/21/93             22.000
                                                            69,000       5/21/93             20.000
Delise F. Sartini....................................       14,627        5/1/95             12.000
Glenn C. Christenson.................................      132,860        5/1/95             12.000
                                                            41,853        6/1/95             14.375
                                                            65,000       5/21/96             14.625
                                                           180,000       9/12/97              7.500
Scott M Nielson......................................      108,951        5/1/95             12.000
                                                            36,272        6/1/95             14.375
                                                            40,000       5/21/96             14.625
                                                           130,000       9/12/97              7.500
William W. Warner....................................      100,000       9/12/97              7.500
R. Hal Dean..........................................       10,000       5/21/93             20.000
                                                             1,000       5/21/94             14.500
                                                             1,500       10/24/94            13.750
                                                             2,500       5/21/95             11.625
                                                             2,500       5/21/96             14.625
                                                             2,500       5/21/97              9.250
Lowell H. Lebermann, Jr..............................       10,000       12/16/93            20.000
                                                             2,500       10/24/94            13.750
                                                             2,500       10/24/95            13.375
                                                             2,500       10/24/96            11.750
                                                             2,500       10/24/97            8.5625

---------------

(1) This option becomes exercisable in cumulative increments of 20% when the stock price of the Station Common Stock equals or exceeds target prices separated into 12% increments in excess of the noted price or 100% upon a change of control such as the Merger.

                                RESTRICTED STOCK

NAME                                                          NO. OF SHARES(2)
----                                                          ----------------
Frank J. Fertitta III.......................................       75,000
Blake L. Sartini............................................       12,000
Glenn C. Christenson........................................       18,000
Scott M Nielson.............................................       15,000
William W. Warner...........................................        5,000

---------------

(2) The restricted stock reflected in the table above vests 20% per year in accordance with its terms with the final vesting to occur April 4, 1999 or, with respect to Mr. Warner, October 24, 1999.

  Employment Agreement Provisions

     Pursuant to the provisions and the terms of their employment agreements, as a result of the Merger, each of Mr. Frank J. Fertitta III and Messrs. Christenson, Sartini, Nielson and Warner will receive compensation equal to three times his base amount (as defined in Section 280G of the Code) for an aggregate of up to $10 million. In addition, pursuant to the Merger Agreement, the change of control provisions of the employment agreements of such individuals and Station benefit plans (other than plans under the Station Stock Compensation Program) to which such individuals are party will remain in effect after the Merger, will be assumed by the Operating Joint Venture and will be subject to unconditional guarantee by the JV Parent, which guarantee will be unconditionally guaranteed by Crescent. See "The Merger Agreement -- Certain Transactions -- Joint Venture" and "Executive Compensation."

  Indemnification and Insurance

     Pursuant to the Merger Agreement, Crescent has agreed that all rights to indemnification and exculpation from liabilities for acts or omissions occurring prior to the Effective Time existing on January 16, 1998 in favor of the current or former directors or officers of Station and its Subsidiaries as provided in their respective articles or certificates of incorporation or by-laws (or comparable organizational documents) and any indemnification agreements of Station will survive the Merger and will continue in full force and effect in accordance with their terms for a period of not less than five years from the Effective Time and the obligations of Station in connection therewith will be assumed by Crescent. Crescent has agreed to provide, or to cause the Surviving Entity to provide, Station's current directors and officers D&O Insurance that is substantially similar to Station's existing policies or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that the Surviving Entity will not be required to pay an annual premium for the D&O Insurance in excess of 120 percent of the last annual premium paid prior to January 16, 1998, but if such annual premium would but for this proviso exceed such amount, then Crescent has agreed to purchase as much coverage as possible for such amount.

  Benefits to Insiders Regarding Crescent Operating, Inc.

     In connection with the Merger, Crescent Operating is expected to be offered the opportunity to, directly or indirectly, own a 50% interest in the Operating Joint Venture which is the lessee of the Casino Properties. Richard E. Rainwater and John C. Goff are, respectively, the Chairman of the Board and the Vice Chairman of the Board of both the Crescent Board of Trust Managers and the Board of Directors of Crescent Operating; Gerald W. Haddock also serves as President, Chief Executive Officer and a director of Crescent Operating, and serves as President, Chief Executive Officer and a trust manager of Crescent; and Frank J. Fertitta III and Lorenzo J. Fertitta will both have rights to be trust managers of Crescent and directors of the JV Parent, which may be Crescent Operating. As of April 9, 1998, senior management and the trust managers of Crescent beneficially owned approximately 15.1% of Crescent's common equity (consisting of Crescent Common Shares and Units, including vested options to purchase Crescent Common Shares and Units) and approximately 15% of the outstanding common stock of Crescent Operating. Following the Merger, the percentage of Crescent's common equity beneficially owned by senior management and the trust managers of Crescent will increase to approximately 16.3% due to the Common Shares and options that Mr. Frank J.

Fertitta III and Mr. Lorenzo J. Fertitta will receive in the Merger. The common management and ownership among these entities may lead to conflicts of interest in connection with transactions between Crescent or the Operating Partnership and Crescent Operating or the Operating Joint Venture.

ACCOUNTING TREATMENT

     The Merger will be accounted for as a "purchase" in accordance with generally accepted accounting principles. As a result, the aggregate consideration paid by Crescent in connection with the Merger will be allocated to Station's assets and liabilities based upon their fair values. The assets and liabilities and results of operation of Station will be consolidated into the assets and liabilities and results of operations of Crescent upon consummation of the Merger.

REGULATORY APPROVALS

  Nevada Gaming Regulations

     The ownership and operation of casino gaming facilities, the operation of gaming device routes and the manufacture, selling and distribution of gaming devices for use or play in Nevada or for distribution outside of Nevada are subject to the Nevada Gaming Control Act and regulations promulgated thereunder (the "Nevada Act") and various local ordinances and regulations, and to the licensing and regulatory control of the Nevada Commission, the Nevada Board, and various other local city and county regulatory agencies (collectively, the "Nevada Gaming Authorities").

     The laws, regulations and supervisory procedures of the Nevada Gaming Authorities are based upon declarations of public policy which are concerned with, among other things: (i) the prevention of unsavory or unsuitable persons from having a direct or indirect involvement with gaming at any time or in any capacity; (ii) the establishment and maintenance of responsible accounting practices and procedures; (iii) the maintenance of effective controls over the financial practices of licensees, including the establishment of minimum procedures for internal fiscal affairs and the safeguarding of assets and revenues, providing reliable record keeping and requiring the filing of periodic reports with the Nevada Gaming Authorities; (iv) the prevention of cheating and fraudulent practices; and (v) providing a source of state and local revenues through taxation and licensing fees. Change in such laws, regulations and procedures could have an adverse effect on the Operating Joint Venture's gaming operations and Crescent's ability to participate in the lease.

     Station is currently registered and found suitable to own the stock of its subsidiaries that conduct gaming operations (the "Station Gaming Subsidiaries") at its Nevada hotel/casino properties (the "Initial Nevada Casino Properties"). Crescent must receive approval to acquire control of Station through the Merger. In addition, financing transactions relating to the Merger may require prior approval or administrative rulings that approval is not required. In Nevada, the Company and the Operating Partnership, which will have an interest in earnings from gaming operations through the lease with the Operating Joint Venture (a "Gaming Interest") in Nevada are required to be registered and found suitable, or to be licensed by, the Nevada Gaming Authorities. Station is, and Crescent, the Operating Partnership and the JV Parent will each be, required to be registered by the Nevada Commission as a "publicly traded corporation" as such term is defined in the Nevada Act (a "Registered Corporation") (assuming that the JV Parent is a "publicly traded corporation"). The Operating Partnership will also be required to be registered and found suitable to own the stock of the Decontrolled Subsidiary which will be required to be registered and found suitable to own the stock of certain Station Gaming Subsidiaries that are expected to be acquired in the Merger, including Southwest Gaming Services, Inc. and Green Valley Station, Inc., which owns approximately 50% of a casino and brew pub located in southeast Las Vegas, and a subsidiary formed to own certain furniture, fixtures and equipment transferred by Station (collectively, the "Gaming Subsidiaries"). CREE Ltd. will be required to be registered and licensed as a general partner of the Operating Partnership and the limited partners of the Operating Partnership may be required to be licensed or found suitable as limited partners in the discretion of the Nevada Gaming Authorities. The JV Parent will also be required to be registered by the Nevada Commission as a Registered Corporation and to be registered or licensed as a limited partner of the Operating Joint Venture. The JV Parent will also be required to be found suitable to own the stock of any subsidiary (the "JV Parent Subsidiary") which will be required to be registered or licensed as a general partner of the

Operating Joint Venture. A limited liability company to be owned by Frank J. Fertitta III, Lorenzo J. Fertitta and Blake L. Sartini (the "Management Entity") and a limited liability company to be owned by other members of Station management (the "Secondary Management Entity") will be required to be registered or licensed as a general partner and limited partner, respectively, of the Operating Joint Venture. The Operating Joint Venture will be required to be registered and licensed to own the interests of its limited liability company gaming subsidiaries (individually, an "Operating Joint Venture Gaming Subsidiary" and collectively, the "Operating Joint Venture Gaming Subsidiaries") under the terms of the Nevada Act. The Operating Joint Venture Gaming Subsidiaries will be required to be licensed to conduct certain gaming operations at the Initial Nevada Casino Properties. All registrations, approvals, findings of suitability and licenses required to conduct gaming operations or receive a Gaming Interest are collectively referred to hereinafter as "Gaming Licenses." Crescent, the Operating Partnership, CREE Ltd., the Decontrolled Subsidiary, the JV Parent, JV Parent Subsidiary, the Management Entity and the Secondary Management Entity are individually referred to hereinafter as a "Station Party" and collectively referred to hereinafter as the "Station Parties."

     As a Registered Corporation, Station is, and Crescent, the Operating Partnership and the JV Parent will be required to periodically submit detailed financial and operating reports to the Nevada Commission and the Nevada Board and furnish any other information which the Nevada Commission or the Nevada Board may require. No person may become a member or holder of an interest of, or receive any percentage of profits from JV Parent Subsidiary, the Decontrolled Subsidiary, the Gaming Subsidiaries, the Management Entity, the Secondary Management Entity, the Operating Joint Venture or the Operating Joint Venture Gaming Subsidiaries without first obtaining Gaming Licenses and approvals from the Nevada Gaming Authorities. The Station Parties, the Operating Joint Venture and the Operating Joint Venture Gaming Subsidiaries will apply for Gaming Licenses required in order to engage in gaming activities in Nevada or to have a Gaming Interest, as applicable. The following regulatory requirements are currently applicable to Station and the Station Gaming Subsidiaries, and will be applicable to the Station Parties, the Gaming Subsidiaries, the Operating Joint Venture and the Operating Joint Venture Gaming Subsidiaries upon their receipt of all necessary Gaming Licenses and approvals from the Nevada Gaming Authorities to conduct gaming operations at the Operating Joint Venture Casino Properties in Nevada or to have a Gaming Interest, as applicable. The Station Parties, the Operating Joint Venture and the Operating Joint Venture Gaming Subsidiaries have not yet obtained Gaming Licenses necessary to conduct gaming operations in Nevada or receive a Gaming Interest, as applicable, and no assurances can be given that such Gaming Licenses will be obtained, or that they will be obtained on a timely basis. Individual and company gaming license applications have been submitted to the Nevada Board.

     The Nevada Gaming Authorities may investigate any individual who has a material relationship to, or material involvement with, a Registered Corporation or a company which holds a Gaming License, in order to determine whether such individual is suitable or should be licensed as a business associate of a Registered Corporation or a gaming licensee. Officers, directors and certain key employees of the Station Parties, the Operating Joint Venture, the Gaming Subsidiaries and the Operating Joint Venture Gaming Subsidiaries must file applications with the Nevada Gaming Authorities and will be required to be licensed or found suitable by the Nevada Gaming Authorities in connection with the Merger. Following consummation of the Merger, officers, directors, trust managers and key employees of the Station Parties and the Operating Joint Venture who are actively and directly involved in gaming activities of the Gaming Subsidiaries and the Operating Joint Venture Gaming Subsidiaries may be required to be licensed or found suitable by the Nevada Gaming Authorities. The Nevada Gaming Authorities may deny an application for licensing for any cause which they deem reasonable. A finding of suitability is comparable to licensing, and both require submission of detailed personal and financial information followed by a thorough investigation. The applicant for licensing or a finding of suitability must pay all the costs of the investigation. Changes in licensed positions must be reported to the Nevada Gaming Authorities and, in addition to their authority to deny an application for a finding of suitability or licensure, the Nevada Gaming Authorities have jurisdiction to disapprove a change in a corporate or company position.

     If the Nevada Gaming Authorities were to find an officer, director, trust manager or key employee unsuitable for licensing or unsuitable to continue having a relationship with the Station Parties, the Operating

Joint Venture, the Gaming Subsidiaries or the Operating Joint Venture Gaming Subsidiaries, the companies involved would have to sever all relationships with such person. In addition, the Nevada Commission may require the Station Parties, the Operating Joint Venture, the Gaming Subsidiaries or the Operating Joint Venture Gaming Subsidiaries to terminate the employment of any person who refuses to file appropriate applications. Determinations of suitability or of questions pertaining to licensing are not subject to judicial review in Nevada.

     Station and the Station Gaming Subsidiaries are, and the Station Parties, the Gaming Subsidiaries, the Operating Joint Venture and the Operating Joint Venture Gaming Subsidiaries will be, required, to submit detailed financial and operating reports to the Nevada Commission. Substantially all material loans, leases, sales of securities and similar financing transactions by the Station Parties, the Operating Joint Venture, the Gaming Subsidiaries and the Operating Joint Venture Gaming Subsidiaries will be, required to be reported to or approved by the Nevada Commission.

     If it were determined that the Nevada Act was violated by the Station Parties, the Operating Joint Venture, a Gaming Subsidiary or an Operating Joint Venture Gaming Subsidiary, the Gaming Licenses it holds could be limited, conditioned, suspended or revoked, subject to compliance with certain statutory and regulatory procedures. In addition, the Station Parties, the Operating Joint Venture, the Gaming Subsidiaries, the Operating Joint Venture Gaming Subsidiaries and the persons involved could be subject to substantial fines for each separate violation of the Nevada Act at the discretion of the Nevada Commission. Limitation, conditioning or suspension of the Gaming Licenses of the Station Parties, the Operating Joint Venture, the Gaming Subsidiaries or the Operating Joint Venture Gaming Subsidiaries or the appointment of a supervisor could (and revocation of any Gaming License would) materially adversely affect the business operations of Crescent and its ability to have a Gaming Interest and the gaming operations of the Operating Joint Venture.

     Any beneficial holder of Station's voting securities, regardless of the number of shares owned, may be, and at any time following consummation of the Merger, any beneficial owner of the Voting Securities of Crescent or the JV Parent or the limited partnership interests of the Operating Partnership may be, required to file an application, be investigated, and have his suitability as a beneficial holder of such voting securities or limited partnership interests determined if the Nevada Commission has reason to believe that such ownership would otherwise be inconsistent with the declared policies of the State of Nevada. The applicant must pay all costs of investigation incurred by the Nevada Gaming Authorities in conducting any such investigation.

     The Nevada Act requires any person who acquires beneficial ownership of more than 5% of a Registered Corporation's voting securities to report the acquisition to the Nevada Commission. The Nevada Act requires that beneficial owners of more than 10% of a Registered Corporation's voting securities apply to the Nevada Commission for a finding of suitability within thirty days after the Chairman of the Nevada Board mails the written notice requiring such filing. Under certain circumstances, an "institutional investor," as defined in the Nevada Act, which acquires more than 10%, but not more than 15%, of a Registered Corporation's voting securities may apply to the Nevada Commission for a waiver of such finding of suitability if such institutional investor holds the voting securities for investment purposes only. An institutional investor shall not be deemed to hold voting securities for investment purposes unless the voting securities were acquired and are held in the ordinary course of business as an institutional investor and not for the purpose of causing, directly or indirectly, the election of a majority of the members of the board of directors of the Registered Corporation, any change in the Registered Corporation's corporate charter, bylaws, management or policies or in operations of the Registered Corporation, or any of its gaming affiliates, or any other action which the Nevada Commission finds to be inconsistent with holding the Registered Corporation's voting securities for investment purposes only. Activities which are not deemed to be inconsistent with holding voting securities for investment purposes only include: (i) voting on all matters voted on by stockholders; (ii) making financial and other inquiries of management of the type normally made by securities analysts for informational purposes and not to cause a change in its management, policies or operations; and (iii) such other activities as the Nevada Commission may determine to be consistent with such investment intent. If the beneficial holder of voting securities who must be found suitable is a corporation, partnership or trust, it must submit detailed business and financial information including a list of beneficial owners. The applicant is required to pay all costs of investigation.

     Any person who fails or refuses to apply for a finding of suitability or a license within thirty days after being ordered to do so by the Nevada Commission or the Chairman of the Nevada Board, may be found unsuitable. The same restrictions apply to a record owner if the record owner, after request, fails to identify the beneficial owner. Any stockholder found unsuitable and who holds, directly or indirectly, any beneficial ownership of the voting securities beyond such period of time as may be prescribed by the Nevada Commission may be guilty of a criminal offense. Station is and, following consummation of the Merger, Crescent, the Operating Partnership and the JV Parent will be subject to disciplinary action if, after receipt of notice that a person is unsuitable to be a stockholder or to have any other relationship with Station, Crescent, the Operating Partnership or the JV Parent, respectively, (i) pays that person any dividend or interest upon voting securities of such Registered Corporation or any share of the profits or interest upon any limited partnership interest, (ii) allows that person, directly or indirectly, any voting right conferred through securities held by that person, (iii) pays remuneration in any form to that person for services rendered or otherwise, or (iv) fails to pursue all lawful efforts to require such unsuitable person to relinquish such holder's voting securities including, the immediate purchase of said voting securities for cash at fair market value.

     The Nevada Commission may, in its discretion, require the holder of any debt security or other security of a Registered Corporation, including, but not limited to, the Redeemable Preferred Stock, to file applications, be investigated and be found suitable to own the debt security of a Registered Corporation. If the Nevada Commission determines that a person is unsuitable to own such security, then pursuant to the Nevada Act, the Registered Corporation can be sanctioned, including the loss of its approvals, if without the prior approval of the Nevada Commission, it: (i) pays to the unsuitable person any dividend, interest, or any distribution whatsoever; (ii) recognizes any voting right by such unsuitable person in connection with such securities; (iii) pays the unsuitable person remuneration in any form; or (iv) makes any payment to the unsuitable person by way of principal, redemption, conversion, exchange, liquidation, or similar transaction.

     Station is, and, following consummation of the Merger, Crescent, the Operating Partnership and the JV Parent will be, required to maintain a current stock ledger in Nevada which may be examined by the Nevada Gaming Authorities at any time. If any securities are held in trust by an agent or by a nominee, the record holder may be required to disclose the identity of the beneficial owner to the Nevada Gaming Authorities. A failure to make such disclosure may be grounds for finding the record holder unsuitable. Station is, and, following consummation of the Merger, Crescent, the Operating Partnership, the JV Parent and the Operating Joint Venture will be, required to render maximum assistance in determining the identity of the beneficial owner. The Nevada Commission has the power to require Crescent's, the Operating Partnership's and the JV Parent's share and limited partnership certificates to bear a legend indicating that the securities are subject to the Nevada Act. To date, however, the Nevada Commission has not imposed such a requirement on Station and it is unknown whether such a requirement will be imposed on Crescent, the Operating Partnership or the JV Parent.

     Station is not and, following consummation of the Merger, Crescent, the Operating Partnership and the JV Parent will not be, permitted to make a public offering of their securities without the prior approval of the Nevada Commission if the securities or proceeds therefrom are intended to be used to construct, acquire or finance gaming facilities in Nevada, or to retire or extend obligations incurred for such purposes. On May 22, 1997, the Nevada Commission granted Station prior approval to make public offerings for a period of twenty-two months, subject to certain conditions ("Shelf Approval") and Crescent, the Operating Partnership and the JV Parent are expected to seek a similar approval. A Shelf Approval may, however, be rescinded for good cause without prior notice upon the issuance of an interlocutory stop order by the Chairman of the Nevada Board and must be renewed at the end of the twenty-two month approval period. A Shelf Approval also typically applies to any wholly-owned affiliated company (an "Affiliate") which is a publicly traded corporation or would thereby become a publicly traded corporation pursuant to a public offering. A Shelf Approval also typically includes approval to place restrictions upon and enter into agreements not to encumber equity securities of the Gaming Subsidiaries, and for the Gaming Subsidiaries to guarantee any security issued by, or to hypothecate their assets to secure the payment or performance of any obligations issued by, the holder or an Affiliate in a public offering under the Shelf Approval. A Shelf Approval does not constitute a finding, recommendation or approval by the Nevada Commission or the Nevada Board as to the accuracy or adequacy of the prospectus or the investment merits of the securities offered. Any representation to the contrary is unlawful.

     Changes in control of Station through merger, consolidation, stock or asset acquisitions, management or consulting agreements, or any act or conduct by a person whereby such person obtains control, including the Merger, may not, and following consummation of the Merger in the case of Crescent, the Operating Partnership and the JV Parent. will not be permitted to, occur without the prior approval of the Nevada Commission. Entities seeking to acquire control of a Registered Corporation must satisfy the Nevada Board and Nevada Commission and meet a variety of stringent standards prior to assuming control of such Registered Corporation. The Nevada Commission may also require controlling stockholders, officers, directors and other persons having a material relationship or involvement with the entity proposing to acquire control, to be investigated and licensed as part of the approval process relating to the transaction.

     The Nevada legislature has declared that some corporate acquisitions opposed by management, repurchases of voting securities and corporate defense tactics affecting Nevada corporate gaming licensees, and Registered Corporations that are affiliated with those operations, may be injurious to stable and productive corporate gaming. The Nevada Commission has established a regulatory scheme to ameliorate the potentially adverse effects of these business practices upon Nevada's gaming industry and to further Nevada's policy to: (i) assure the financial stability of corporate gaming licensees and their affiliates; (ii) preserve the beneficial aspects of conducting business in the corporate form; and (iii) promote a neutral environment for the orderly governance of corporate affairs. Approvals are, in certain circumstances, required from the Nevada Commission before the Registered Corporation can make exceptional repurchases of voting securities above the current market price thereof and before a corporate acquisition opposed by management can be consummated. The Nevada Act also requires prior approval of a plan of recapitalization proposed by the Registered Corporation's board of directors in response to a tender offer made directly to the Registered Corporation's stockholders for the purposes of acquiring control of the Registered Corporation.

     License fees and taxes, computed in various ways depending upon the type of gaming or activity involved, are payable to the State of Nevada and to the counties and cities in which the Nevada licensee's operations are conducted. Depending upon the fee or tax involved, these fees and taxes are payable either monthly, quarterly or annually and are based upon either (i) a percentage of the gross revenues received, (ii) the number of gaming devices operated or (iii) the number of table games operated. A casino entertainment tax is also required to be paid in connection with casino operations where certain entertainment is furnished in a cabaret, nightclub, cocktail lounge or casino showroom in connection with the serving or selling of food or refreshments, or the selling of any merchandise.

     Any person who is licensed, required to be licensed, registered, required to be registered, or is under common control with such persons (collectively, "Licensees"), and who proposes to become involved in a gaming venture outside of Nevada, is required to deposit with the Nevada Board, and thereafter maintain, a revolving fund in the amount of $10,000 to pay the expenses of investigation by the Nevada Board of their participation in such foreign gaming. The revolving fund is subject to increase or decrease in the discretion of the Nevada Commission. Thereafter, Licensees are required to comply with certain reporting requirements imposed by the Nevada Act. Licensees are also subject to disciplinary action by the Nevada Commission if they knowingly violate any laws of a foreign jurisdiction pertaining to foreign gaming operations, fail to conduct foreign gaming operations in accordance with the standards of honesty and integrity required of Nevada gaming operations, engage in activities or enter into associations that are harmful to the State of Nevada or its ability to collect gaming taxes and fees, or employ, contract with or associate with a person in foreign operations who has been denied a license or finding of suitability in Nevada on the ground of personal unsuitability.

  Nevada Liquor Regulations

     The sale of alcoholic beverages at Palace Station and Boulder Station is subject to licensing, control and regulation by the City of Las Vegas and the Clark County Board, respectively. Texas Station is subject to licensing control and regulation of the City of North Las Vegas. Sunset Station is subject to the licensing, control and regulation of the City of Henderson. All licenses are revocable and are not transferable. The agencies involved have full power to limit, condition, suspend or revoke any such license, and any such disciplinary action could (and revocation would) have a material adverse effect on the operations of the Operating Joint Venture and the Gaming Subsidiaries and therefore, impact the ability of the Operating Joint Venture to make Lease payments.

  Missouri Gaming Regulations

     Gaming was originally authorized in the State of Missouri and the City of St. Charles on November 3, 1992, although no governmental action was taken to enforce or implement the original law. On April 29, 1993, Missouri enacted the Missouri Gaming Law which replaced the original law and established the Missouri Commission, which is responsible for the licensing and regulation of riverboat gaming in Missouri. The Missouri Commission has discretion to approve gaming license applications for both permanently moored ("dockside") riverboat casinos and powered ("excursion") riverboat casinos. On September 20, 1993, Station filed its initial application with the Missouri Commission for either a dockside or a cruising gaming license in St. Charles, Missouri, which license was issued on May 27, 1994, thereby making Station one of the first two entrants in the Missouri riverboat gaming market.

     However, due to both a January 25, 1994, ruling by the Missouri Supreme Court which held that games of chance, including certain games authorized under the Missouri Gaming Law such as bingo and keno, constitute "lotteries" and were therefore prohibited under the Missouri Constitution and the failure of a state wide election on April 5, 1994, to adopt a constitutional amendment that would have exempted excursion boats and floating facilities from such constitutional prohibition on lotteries, Station commenced operations only with those games which involve some element of skill ("limited gaming"), such as poker and blackjack, that would be constitutionally permissible. The authorization of both games of skill and games of chance ("full-scale gaming") occurred on November 9, 1994 with passage by Missouri voters of a constitutional amendment virtually identical to the measure which was defeated on April 5, 1994. Full-scale gaming became effective on December 9, 1994, and by the end of December 1994, Station was conducting full-scale gaming on both its excursion and dockside casinos in St. Charles, Missouri.

     Opponents of gaming in Missouri have brought several legal challenges to gaming in the past and may possibly bring similar challenges in the future. There can be no assurances that any future challenges, if brought, would not further interfere with full-scale gaming operations in Missouri, including the operations of Station and its subsidiaries and, following consummation of the Merger, the operations of the Station Parties. The Supreme Court of Missouri has recently ruled, in a case, involving certain operators who compete with Station Casino St. Charles in Maryland Heights, Missouri, that gaming may occur only in artificial spaces that are contiguous to the surface stream of the Missouri and Mississippi rivers. The effect this ruling may have on operations at Station Casino Kansas City cannot be predicted.

     On January 16, 1997, the Missouri Commission granted Station Casino Kansas City a Class A and Class B Excursion Gambling Boat license to own and operate the River King and River Queen floating gaming facilities.

     Under the Missouri Gaming Law, the ownership and operation of riverboat gaming facilities in Missouri are subject to extensive state and local regulation. Upon obtaining Gaming Licenses in Missouri, Crescent, the Operating Joint Venture and subsidiaries it has or may form and certain of its officers and employees will be subject to the laws and regulations of the Missouri Commission. Individual and corporate Class A gaming licenses applications have been submitted to the Missouri Commission. Additional applications may be required.

     As part of the application and licensing process for a gaming license, the applicant must submit detailed financial, operating and other reports to the Missouri Commission. Each applicant has an ongoing duty to update the information provided to the Missouri Commission in the application. In addition to the information required of the applicant, directors, officers and other key persons must submit Personal Disclosure Forms which include detailed personal financial information and are subject to thorough investigations. All gaming employees must obtain an occupational license issued by the Missouri Commission. Operators' licenses are issued through application to the Missouri Commission, which requires, among other things, (a) investigations into an applicant's character, financial responsibility and experience and (b) that applicants furnish (i) an affirmative action plan for the hiring and training of minorities and women and (ii) an economic development or impact report. License fees are a minimum of $50,000 for the initial application and $25,000 annually thereafter.

     The Missouri Commission may revoke or suspend gaming licenses and impose other penalties for violation of the Missouri Gaming Law and the rules and regulations which may be promulgated thereunder, including, without limitation, forfeiture of all gaming equipment used for improper gaming and fines of up to three times an operator's highest daily gross adjusted receipts during the preceding twelve months. The gaming licenses may not be transferred or pledged as collateral, and the Missouri Gaming Law regulations bar a licensee from taking any of the following actions without 15 days' prior notice to, and approval by, the Missouri Commission: any issuance of an ownership interest of five percent or more of the licensee's issued and outstanding ownership interests, any private incurrence of debt by the licensee or any holding company of $1,000,000 or more, and any public issuance of debt by a licensee or its holding company. The Missouri Commission may reopen the licensing hearing of the applicable gaming licensee prior to or following the consummation date to consider the effect of the transaction on the gaming licensee's suitability. In addition, the licensee must notify the Missouri Commission of other transactions, including the transfer of five percent or more of an ownership interest in the licensee or holding company, the pledge of five percent or more of the ownership interest in a licensee or holding company, and any transaction of at least $1,000,000. The restrictions on transfer of ownership apply to Station and its subsidiaries and, following consummation of the Merger, will apply to Crescent, the Operating Partnership and the JV Parent.

     The Missouri Gaming Law imposes operational requirements on riverboat operators, including a charge of two dollars per gaming customer that licensees must pay to the Missouri Commission, certain minimum payout requirements, a 20% tax on adjusted gross receipts, prohibitions against providing credit to gaming customers (except for the use of credit cards and cashing checks) and a requirement that each licensee reimburse the Missouri Commission for all costs of any Missouri Commission staff necessary to protect the public on the licensee's riverboat. Licensees must also submit audited quarterly financial reports to the Missouri Commission and pay the associated auditing fees. The Missouri Gaming Law provides for a loss limit of $500 per person per excursion and requires licensees to maintain scheduled excursions with boarding and disembarking times regardless of whether the riverboat cruises. Although the Missouri Gaming Law provides no limit on the amount of riverboat space that may be used for gaming, the Missouri Commission is empowered to impose such space limitations through the adoption of rules and regulations. Additionally, United States Coast Guard safety regulations could affect the amount of riverboat space that may be devoted to gaming. The Missouri Gaming Law also includes requirements as to the form of riverboats, which must resemble Missouri's riverboat history to the extent practicable and include certain non-gaming amenities. All eleven licensees in Missouri are authorized to conduct all or a portion of their operations on a dockside basis.

     With respect to the availability of dockside gaming, which may be more profitable than excursion gaming, the Missouri Commission is empowered to determine on a site-by-site basis where such gaming is appropriate and shall be permitted.

  General Gaming Regulations in Other Jurisdictions

     If Station or Crescent becomes involved in gaming operations in any other jurisdictions, such gaming operations will subject Station or Crescent or certain of their respective officers, directors, key employees, stockholders and other affiliates ("Regulated Persons") to strict legal and regulatory requirements, including mandatory licensing and approval requirements, suitability requirements, and ongoing regulatory oversight with respect to such gaming operations. Such legal and regulatory requirements and oversight will be administered and exercised by the relevant regulatory agency or agencies in each jurisdiction (the "Regulatory Authorities"). Station or Crescent, the Operating Joint Venture and the Regulated Persons will need to satisfy the licensing, approval and suitability requirements of each jurisdiction in which Station or Crescent seeks to become involved in gaming operations. These requirements vary from jurisdiction to jurisdiction, but generally concern the responsibility, financial stability and character of the owners and managers of gaming operations as well as persons financially interested or involved in gaming operations. In general, the procedures for gaming licensing, approval and finding of suitability will require Station or Crescent and each Regulated Person to submit detailed personal history information and financial information to demonstrate that the proposed gaming operation has adequate financial resources generated from suitable sources and adequate procedures to comply with the operating controls and requirements imposed by law and regulation in each jurisdiction, followed by a thorough investigation by such Regulatory Authorities. In general, Station or Crescent and each Regulated Person will be required to pay the costs of such investigation. An application for any Gaming License or approval may be denied for any cause that the Regulatory Authorities deem reasonable. Once obtained, Gaming Licenses and approvals may be subject to periodic renewal and generally are not transferable. The Regulatory Authorities may at any time revoke, suspend, condition, limit or restrict a Gaming License or approval for any cause they deem reasonable. Fines for violations may be levied against the holder of a Gaming License or approval and in certain jurisdictions, gaming operation revenues can be forfeited to the state under certain circumstances. There can be no assurance that Station or Crescent will obtain all of the necessary Gaming Licenses and approvals or that their respective officers, directors, key employees, other affiliates and certain other stockholders will satisfy the suitability requirements in one or more of such jurisdictions, or that such Gaming Licenses or approvals, if obtained, will not be revoked, limited, suspended or not renewed in the future.

     Failure by Station or Crescent to obtain, or the loss or suspension of, any necessary Gaming Licenses or approval would prevent Station or Crescent from having an interest in gaming operations in such jurisdiction and possibly in other jurisdictions. Station or Crescent may be required to submit detailed financial and operating reports to Regulatory Authorities.

     The laws, regulations and procedures pertaining to gaming are subject to the interpretation of the Regulatory Authorities and may be amended. Any changes in such laws, regulations, or their interpretations could have a material adverse effect on Station or Crescent.

     Crescent has announced its intent to contribute, following consummation of the Merger, substantially all of the real estate assets acquired in the Merger to a new partnership that will invest principally in casinos, other gaming properties and other real estate property in Las Vegas, Nevada. Such partnership and its owners will be subject to strict regulatory requirements similar to those that will be applicable to Crescent as discussed in this section. See "Recent Developments."

ANTITRUST

     The Antitrust Division and the FTC have jurisdiction to review certain aspects of the Merger under the HSR Act. Station and the JV Parent are expected to make filings required under the HSR Act sufficiently in advance of the Merger to allow normal waiting periods thereunder to expire without early termination.

     The FTC and the Antitrust Division frequently scrutinize the legality under the antitrust laws of transactions such as the Merger. At any time before or after the Effective Time, the Antitrust Division or FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the Merger or seeking the divestiture of shares of Station Common Stock or Station Convertible Preferred Stock or the divestiture of substantial assets of Crescent or its subsidiaries, or Station or its subsidiaries. Private parties may also bring legal action under the antitrust laws under certain circumstances. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge is made, of the results thereof.

FEDERAL SECURITIES LAWS CONSEQUENCES

     This Proxy Statement/Prospectus does not cover any resales of Crescent Common Shares or Crescent Convertible Preferred Shares to be received by the stockholders of Station upon consummation of the Merger, and no person is authorized to make any use of this Proxy Statement/Prospectus in connection with any such resale.

     All Crescent Common Shares and Crescent Convertible Preferred Shares received by Station stockholders in the Merger will be freely transferable, except that Crescent Common Shares and Crescent Convertible Preferred Shares received by persons who are deemed to be "affiliates" of Station under the Securities Act at the time of the Meeting may be resold by them only in transactions permitted by Rule 145 or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of Station for such purposes generally include individuals or entities that control, are controlled by, or are under common control with, Station and may include certain officers, directors and principal stockholders of Station. The Merger Agreement requires Station to use all reasonable efforts to cause each person, who in Station's reasonable judgement (subject to Crescent's counsel's reasonable satisfaction) may be deemed to be an affiliate, to execute a written agreement to the effect that such persons will not offer or sell or otherwise dispose of any of the Crescent Common Shares or Crescent Convertible Preferred Shares issued to such persons in the Merger in violation of the Securities Act or the rules and regulations promulgated by the Commission thereunder.

RECENT DEVELOPMENTS

     On June 15, 1998, Crescent filed a registration statement on Form S-3 (No. 333-56809) with the Commission relating to a planned rights offering to be made upon consummation of the Merger to holders of the Crescent Common Shares (including holders of Crescent Common Shares as a result of the conversion of Station Common Stock in the Merger). It is expected that Crescent will distribute one Crescent Right for each Crescent Common Share held. In addition, it is expected that every five Crescent Rights will entitle the holder thereof to purchase one Crescent Common Share at an exercise price of $31 1/8 per share. At the same time, Crescent announced that the Crescent Board of Trust Managers had approved, subject to consummation of the Merger, an increase in its quarterly dividend from $0.38 per Crescent Common Share to $0.63 per share. Crescent also announced its intent to contribute, following consummation of the Merger, substantially all of the real estate assets acquired in the Merger to a new partnership that will invest principally in casinos, other gaming properties and other real estate property in Las Vegas, Nevada. Crescent expects to offer holders of Crescent Common Shares the Gaming Rights to permit holders to acquire common or preferred equity interests in such partnership or in a REIT which would hold interests in such partnership. Such Gaming Rights are expected to be taxable to the holders of Common Shares upon issuance of such Gaming Rights. Crescent does not believe distribution of the Crescent Rights will be taxable to holders of Crescent Common Shares, however, no assurances can be made in this regard. Tax information will be provided to such shareholders at the time of such distribution. The record date for either such offering will occur after the Effective Time. The conversion price for Crescent Convertible Preferred Shares received in the Merger in exchange for Station Convertible Preferred Stock will be adjusted in accordance with the Statement of Designations. See Annex D. The conversion price will be adjusted to equal the price determined by multiplying the conversion price in effect immediately prior to the record date of the distribution of the Crescent Rights or the Gaming Rights, as the case may be, by a fraction of which the numerator will be the current market price per Crescent Common Shares less the fair market value of the Crescent Rights or the Gaming Rights, as the case may be, distributable with respect to each Crescent Common Share (as determined by the Crescent Board of Trust Managers, whose determination will be conclusive) and the denominator will be the current market price per Crescent Common Share. Holders of options to purchase Station Common Stock converted to options to purchase Crescent Common Shares pursuant to the Merger will receive the same adjustments to their options, if any, as other holders of options to purchase Crescent Common Shares.

                              THE MERGER AGREEMENT

     The description of the Merger Agreement contained in this Proxy Statement/Prospectus does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Annex B and is incorporated herein by reference. Capitalized terms used in this section but not defined in this Proxy Statement/Prospectus have the meanings assigned to them in the Merger Agreement. All stockholders are urged to read carefully the Merger Agreement in its entirety.

GENERAL

     The Merger Agreement provides for the merger of Station with and into Crescent at the Effective Time, the separate corporate existence of Station will cease and Crescent will continue as the Surviving Corporation. The Merger will be accomplished through consummation of the Reincorporation Merger followed by the merger of Delaware Station with and into Crescent. As a result of the Merger, Crescent will succeed to and assume all the rights and obligations of Station.

EFFECTIVE TIME

     As soon as practicable after all of the conditions set forth in the Merger Agreement have been satisfied or waived, but not more than 30 days prior to the contemplated date of Closing (the "Closing Date"), certificates and/or articles of merger (the "Articles of Merger") will be duly prepared and executed by Crescent and Station and delivered to the appropriate state regulatory authorities, for filing in Nevada, Delaware and Texas. The Merger will become effective when the Articles of Merger, executed in accordance with the relevant provisions of applicable law, are filed with the appropriate state regulatory authorities; provided, however, that, upon mutual consent of the Constituent Entities, the Articles of Merger may provide for a later date of effectiveness of the Merger not more than 30 days after the date the Articles of Merger are filed. When used herein, the term "Effective Time" shall mean the later of the date and time at which the Articles of Merger are accepted for record with the appropriate state regulatory authorities or such later time established by the Articles of Merger.

     The Closing and all actions contemplated by the Merger Agreement to occur at the Closing will take place on a date to be specified by the parties, which (subject to fulfillment or waiver of the conditions set forth in the Merger Agreement) shall be within the first 15 days of the calendar quarter following the calendar quarter in which the last of the conditions set forth in the Merger Agreement shall have been fulfilled or waived, or at such other time and place as Crescent and Station shall agree.

CONVERSION OF SHARES

     As of the Effective Time, by virtue of the Merger and without any action on the part of Crescent, Station or the holders of any securities of the Constituent Entities:

          (i) Subject to the provisions of the Merger Agreement, each share of Station Common Stock (including restricted shares of Station Common Stock issued under the Station Plans (as defined below)) issued and outstanding immediately prior to the Effective Time (other than shares to be canceled as provided below) together with the associated Right shall as of the Effective Time be converted into the right to receive 0.466 (the "Exchange Ratio") validly issued, fully paid and nonassessable Crescent Common Shares. All such shares of Station Common Stock (and the associated Rights), when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist and each holder of a certificate representing any such shares (and the associated Rights) shall cease to have any rights with respect thereto, except the right to receive (A) any dividends and other distributions in accordance with the Merger Agreement, (B) certificates representing the Crescent Common Shares into which such shares (and the associated Rights) are converted and (C) any cash, without interest, in lieu of fractional Crescent Common Shares to be issued or paid in consideration therefor upon the surrender of such Certificate in accordance with the provisions of the Merger Agreement.

          (ii) Subject to the provisions of the Merger Agreement, each share of Station Convertible Preferred Stock issued and outstanding immediately prior to the Effective Time shall as of the Effective Time be converted into the right to receive one validly issued, fully paid and nonassessable Crescent Convertible Preferred Shares. All such shares of Station Convertible Preferred Stock, when so converted into Crescent Convertible Preferred Shares, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist and each holder of a certificate representing any such shares of Station Convertible Preferred Stock shall cease to have any rights with respect thereto, except the right to receive (A) any dividends and other distributions in accordance with the provisions of the Merger Agreement and (B) certificates representing the Crescent Convertible Preferred Shares into which such shares of Station Convertible Preferred Stock are converted to be issued in consideration therefor upon the surrender of such Certificate in accordance with the provisions of the Merger Agreement.

          (iii) Subject to the provisions of the Merger Agreement, each share of the Redeemable Preferred Stock (as defined herein) issued and outstanding immediately prior to the Effective Time shall as of the Effective Time be canceled and no cash, capital stock of Crescent or other consideration shall be delivered in exchange therefor.

          (iv) All shares of Station Common Stock that are held in the treasury of Station and shares of Station Common Stock owned by Crescent (together, in each case, with the associated Right) shall be canceled and no cash, capital stock of Crescent or other consideration shall be delivered in exchange therefor. Subject to the provisions of the Merger Agreement, each share of Station Common Stock that is held by any wholly owned Subsidiary (as defined herein) of Station or Crescent (together, in each case, with the associated Right) shall be converted into the number of validly issued, fully paid and nonassessable Crescent Common Shares equal to the Exchange Ratio. "Subsidiary" means any corporation, partnership, limited liability company, joint venture or other legal entity of which Crescent or Station, as the case may be (either alone or through or together with any other Subsidiary), (i) owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, limited liability company, joint venture or other legal entity or (ii) is a general partner, trustee or other entity performing similar functions.

     STOCKHOLDERS OF STATION SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXIES. STATION COMMON STOCK CERTIFICATES WILL BE EXCHANGED FOR THE CONSIDERATION PAYABLE IN THE MERGER FOLLOWING CONSUMMATION OF THE MERGER IN ACCORDANCE WITH THE TERMS OF THE MERGER AGREEMENT.

EXCHANGE OF CERTIFICATES

     As soon as practicable after the Effective Time, Crescent shall deposit with the exchange agent for the Merger (the "Exchange Agent"), in trust for the holders of shares of Station Common Stock and Station Convertible Preferred Stock converted in the Merger, certificates representing the Crescent Common Shares or Crescent Convertible Preferred Shares, as the case may be, issuable in exchange for outstanding shares of Station Common Stock or Convertible Preferred Stock, as the case may be, cash required to make payments in lieu of any fractional shares and cash or other property to pay or make any dividends or distributions (such cash and Crescent Common Shares or Crescent Convertible Preferred Shares, as the case may be, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Crescent, on a daily basis. Any interest or other income resulting from such investments shall be paid to Crescent. The Exchange Agent shall deliver the Crescent Common Shares and the Crescent Convertible Preferred Shares contemplated to be issued and cash or other property distributable pursuant to the Merger Agreement out of the Exchange Fund.

     As soon as practicable after the Effective Time, the Exchange Agent shall mail to each record holder of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Station Common Stock or Station Convertible Preferred Stock, as the case may be, converted in the Merger

(the "Certificates"), a letter of transmittal in form reasonably acceptable to Station (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Exchange Agent, and shall contain instructions for use in effecting the surrender of the Certificates in exchange for certificates representing Crescent Common Shares or Crescent Convertible Preferred Shares, as the case may be, and cash or other property distributable pursuant to the Merger Agreement). Upon surrender for cancellation to the Exchange Agent of a Certificate, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole Crescent Common Shares or Crescent Convertible Preferred Shares and cash into which the Station Common Stock (and the associated Rights) or the Convertible Preferred Stock, as the case may be, represented by the surrendered Certificate shall have been converted at the Effective Time pursuant to the Merger Agreement, cash in lieu of any fractional Crescent Common Shares in accordance with the Merger Agreement and any dividends or other distributions in accordance with the Merger Agreement, and any Certificate so surrendered shall forthwith be canceled.

     After the Effective Time, there will be no further transfers of Station Common Stock on the stock transfer books of Station. If a certificate representing Station Common Stock is presented for transfer, it will be canceled and a certificate representing the appropriate number of whole Crescent Common Shares and cash in lieu of fractional shares and any dividends and distributions and/or the appropriate amount of in cash per share will be issued in exchange therefor. After the Effective Time and until surrendered, shares of Station Common Stock will be deemed for all corporate purposes, other than the payment of any dividends and distributions, to evidence only the right to receive the Merger Consideration.

DIVIDENDS

     No dividends or other distributions that are declared on or after the Effective Time on the Crescent Common Shares or Crescent Convertible Preferred Shares, as the case may be, or are payable to the holders of record thereof on or after the Effective Time, will be paid to any person entitled by reason of the Merger to receive a certificate representing Crescent Common Shares or Crescent Convertible Preferred Shares, as the case may be, until such person surrenders the related Certificate or Certificates, as provided in the Merger Agreement, and no cash payment will be paid to any such person until such person shall so surrender the related Certificate or Certificates. Subject to the effect of applicable law, there shall be paid to each record holder of a new certificate representing such Crescent Common Shares or Crescent Convertible Preferred Shares, as the case may be: (i) at the time of such surrender or as promptly as practicable thereafter, the amount, if any, of any dividends or other distributions theretofore paid with respect to the Crescent Common Shares or Crescent Convertible Preferred Shares, as the case may be, represented by such new certificate and having a record date on or after the Effective Time and a payment date prior to such surrender; (ii) at the appropriate payment date or as promptly as practicable thereafter, the amount, if any, of any dividends or other distributions payable with respect to such Crescent Common Shares or Crescent Convertible Preferred Shares, as the case may be, and having a record date on or after the Effective Time but prior to such surrender and a payment date on or subsequent to such surrender; and (iii) at the time of such surrender or as promptly as practicable thereafter, the amount of any cash payable in lieu of fractional shares to which such holder is entitled pursuant to the Merger Agreement. In no event shall the person entitled to receive such dividends or other distributions or cash be entitled to receive interest on such dividends or other distributions or cash. If any certificate representing Crescent Common Shares or Crescent Convertible Preferred Shares, as the case may be, or cash or other property is to be issued or delivered in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such Crescent Common Shares or Crescent Convertible Preferred Shares, as the case may be, in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Crescent or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to the Merger Agreement to any holder of shares of Station Common Stock or Station Convertible Preferred Stock, as the case may be, such amounts as Crescent or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or under any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Crescent or the Exchange Agent, such withheld amounts shall be treated for all purposes of the Merger Agreement as having been paid to the holder of the shares of Station Common Stock or Station Convertible Preferred Stock, as the case may be, in respect of which such deduction and withholding was made by Crescent or the Exchange Agent.

NO FRACTIONAL SECURITIES

     No certificates or scrip representing fractional Crescent Common Shares shall be issued upon the surrender for exchange of Certificates, and no Crescent dividend or other distribution or stock split shall relate to any fractional share, and no fractional share shall entitle the owner thereof to vote or to any other rights of a security holder of Crescent. In lieu of any such fractional share, each holder of Station Common Stock who would otherwise have been entitled to a fraction of a Crescent Common Share upon surrender of Certificates for exchange will be paid an amount of cash (without interest), rounded to the nearest cent, determined by multiplying (i) the Market Price (as defined herein) of a Crescent Common Share on the second NYSE trading day prior to the Meeting by (ii) the fractional interest to which such holder would otherwise be entitled.

     The "Market Price" of a Crescent Common Share or a share of Station Common Stock, as applicable, on any date means the average of the daily closing prices per Crescent Common Share (or share of Station Common Stock, as applicable) as reported on the NYSE Composite Transactions reporting system (as published in The Wall Street Journal or, if not published therein, in another authoritative source mutually selected by Station and Crescent) for the 20 consecutive NYSE trading days (the "Averaging Period") immediately preceding such date. As promptly as practicable after the determination of the amount of cash to be paid to holders of fractional share interests, the Exchange Agent shall so notify Crescent, and Crescent shall deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional share interests subject to and in accordance with the terms of the Merger Agreement. For purposes of paying such cash in lieu of fractional shares, all Certificates surrendered for exchange by a Station stockholder shall be aggregated, and no such Station stockholder will receive cash in lieu of fractional shares in an amount equal to or greater than the value of one full Crescent Common Share with respect to such Certificates surrendered.

RETURN OF EXCHANGE FUND

     Any portion of the Exchange Fund which remains undistributed to the former stockholders of Station for one year after the Effective Time shall be delivered to Crescent and any such former stockholders who have not theretofore complied with the provisions of the Merger Agreement shall thereafter look only to Crescent for payment of their claim for Crescent Common Shares, any cash payable pursuant in lieu of fractional shares and any dividends or distributions with respect to Crescent Common Shares. Crescent shall not be liable to any former holder of Station Common Stock for any such Crescent Common Shares, cash and dividends and distributions held in the Exchange Fund which is delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

STATION STOCK OPTIONS

     As of the Effective Time, each Station Stock Option that is outstanding immediately prior to the Effective Time pursuant to the Stock Plans will be assumed by Crescent and become and represent a fully exercisable (on the same vesting schedule as applicable prior to the Merger) Substitute Option (decreased to the nearest full share) determined by multiplying (i) the number of shares of Station Common Stock subject to such Station Stock Option immediately prior to the Effective Time by (ii) the Exchange Ratio, at an exercise price per Crescent Common Share (rounded up to the nearest tenth of a cent) equal to the exercise price per share of Station Common Stock immediately prior to the Effective Time divided by the Exchange Ratio. Crescent shall pay cash to holders of Station Stock Options in lieu of issuing fractional Crescent Common Shares upon the exercise of Substitute Options. As of the Effective Time, each Substitute Option shall be subject to the same terms and conditions as were applicable immediately prior to the Effective Time under the related Station Stock Option and Stock Plan under which it was granted, including those providing for the accelerated exercisability and other special rights arising upon an "Acceleration Event" (such as the Merger) in accordance with the terms of such Stock Plan. The accelerated lapse of restrictions and other special rights with respect to any shares of restricted Station Common Stock issued under the Stock Plans shall also be preserved following the Effective Time in accordance with the terms of the Stock Plans.

REPRESENTATIONS AND WARRANTIES

     The Merger Agreement includes representations and warranties by Crescent as to, among other things: (i) the organization, qualification, standing and power of Crescent and each of its subsidiaries; (ii) the capital structure of Crescent and its Subsidiaries; (iii) the authorization, execution, delivery, performance and enforceability of the Merger Agreement and related matters; (iv) the Merger Agreement's noncontravention of (a) the Declaration of Trust or Crescent Bylaws, as applicable; (b) any provision of the comparable charter or organizational documents of any Subsidiary of Crescent, (c) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Crescent or any of its Subsidiaries or (d) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Crescent or any of its Subsidiaries or any of their respective properties, assets or operations; (v) the absence of the need for governmental or other filings or actions with respect to the Merger Agreement and the transactions contemplated thereby; (vi) documents filed by Crescent with the Commission and Crescent's financial statements and the accuracy of information contained therein; (vii) the accuracy of information supplied by Crescent for inclusion in the Registration Statement and this Proxy Statement/ Prospectus; (viii) the absence of certain changes or events since December 31, 1996; (ix) the possession of all necessary franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders for ownership, lease and operation of the property, or carrying on the business, of Crescent and its Subsidiaries and the absence of violations of Crescent's and its Subsidiaries' organizational documents, applicable laws, ordinances, administrative or governmental rules or regulations, or orders, decrees or judgements, the absence of undisclosed material agreements and the absence of defaults under certain agreements; (x) the timely filing and the accuracy of information of all material Crescent tax returns and certain other tax matters; (xi) the absence of any actions or proceedings against Crescent that have had or would reasonably be expected to have a Material Adverse Effect (as defined herein) on Crescent or related to the Merger Agreement; (xii) compliance with worker safety and environmental laws;
(xiii) the absence of liabilities of Crescent and its Subsidiaries; (xiv) certain intellectual property rights; (xv) that no approval of shareholders is required in connection with the Merger or the transactions contemplated by the Merger Agreement; (xvi) the REIT status of Crescent; (xviii) brokers' and finders' fees and expenses; and (xix) certain Employee Retirement Income Security Act of 1974, as amended ("ERISA") matters.

     The Merger Agreement also includes representations and warranties by Station as to, among other things: (i) the organization, standing, power and qualification of Station and each Subsidiary of Station; (ii) the capital structure of Station and its Subsidiaries; (iii) the authorization, execution, delivery, performance and enforceability of the Merger Agreement and related matters; (iv) the Merger Agreement's noncontravention of (a) the Station Articles or the Station Bylaws, (b) any provision of the comparable charter or organization documents of any Subsidiary of Station, (c) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Station or any of its Subsidiaries or (d) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Station or any of its Subsidiaries or any of their respective properties, assets or operations; (v) the absence of the need for governmental or other filings or actions with respect to the Merger Agreement and the transactions contemplated thereby; (vi) documents filed by Station with the Commission and Station's financial statements and the accuracy of information contained therein; (vii) the accuracy of information supplied by Station for inclusion in the Registration Statement and this Proxy Statement/Prospectus; (viii) the absence of certain changes or events since March 31, 1997; (ix) the possession of all necessary franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders for ownership, lease and operation of the property, or carrying on the business, of Crescent and its Subsidiaries and the absence of violations of Crescents and its Subsidiaries' organizational documents, applicable laws, ordinances, administrative or governmental rules or regulations, or orders, decrees or judgements, the absence of undisclosed material agreements and the absence of defaults under certain agreements; (x) the timely filing and the accuracy of information of all material Station tax returns and certain other tax matters;
(xi) the absence of any actions or proceedings against Station that would reasonably be expected to have a Material Adverse Effect on Station; (xii) the absence of changes in benefits plans; (xiii) the existence, operations, liabilities and compliance with applicable laws of Station's benefit plans and certain other matters relating to ERISA; (xiv) compliance with worker safety and environmental laws; (xv) the absence of liabilities of Station and its Subsidiaries; (xvi) certain intellectual property rights; (xvii) amendment of the Rights Agreement; (xviii) certain parachute payments; (xix) state takeover statutes; (xx) the requirement of stockholder approval of the Merger Agreement;
(xxi) broker's and finders' fees and expenses; (xxii) the absence of certain labor matters; (xxiii) title to properties; and (xiv) validity and effectiveness of leases.

BUSINESS OF STATION PENDING THE MERGER

     Station has agreed that from the date of the Merger Agreement to the Effective Time, it will, and it will cause each of its Subsidiaries to, carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted and, to the extent consistent therewith, use all reasonable efforts to keep available the services of its current officers and employees and preserve its relationships with customers, suppliers, licensors, lessors and others having business dealings with it to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time; provided, however, that Station will be permitted to terminate or modify the business and operations of its hotel/casino facility located in Kansas City, Missouri in the event that an order, judgment, injunction, award or decree of any Governmental Entity against Station or its Subsidiaries is granted or issued which results in the suspension, termination or revocation of the gaming licenses for such hotel/casino facility. Except as otherwise expressly permitted by the Merger Agreement, Station has agreed not to, and not to permit any of its Subsidiaries to, without the prior written consent of Crescent:

          (a) (i) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its stockholders in their capacity as such (other than dividends declared and paid on Station Convertible Preferred Stock or the Redeemable Preferred Stock in the ordinary course of business and customary with past practice, and dividends and other distributions by direct or indirect wholly owned Subsidiaries),
     (ii) other than in the case of any direct or indirect wholly owned Subsidiary, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) purchase, redeem or otherwise acquire any shares of capital stock of Station or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

          (b) except as set forth in the Merger Agreement, issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options to acquire any such shares, voting securities, equity equivalent or convertible securities, other than (i) the issuance of shares of Station Common Stock (and associated Rights) upon the exercise of employee stock options pursuant to the Station Plans outstanding on the date of the Merger Agreement in accordance with their current terms and (ii) the issuance of Station Common Stock upon the conversion of shares of Station Convertible Preferred Stock or Redeemable Preferred Stock. "Station Plans" means pension plans, welfare plans, material bonus, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, vacation, severance, death benefit, insurance and other plans, arrangements or understandings of Station and certain affiliates;

          (c) except as set forth in the Merger Agreement, amend its articles or certificate of incorporation or by-laws or other comparable organizational documents;

          (d) except as set forth in the Merger Agreement, acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or (ii) any assets that are, individually or in the aggregate material to Station and its Subsidiaries taken as a whole, other than transactions that are in the ordinary course of business consistent with past practice and not material to Station and its Subsidiaries taken as a whole;

          (e) except as disclosed to Crescent, sell, lease, license, mortgage, grant an interest in or easement in, or otherwise encumber or subject to any Lien (as defined in The Merger Agreement) or otherwise dispose of, or agree to sell, lease, license, mortgage, grant an interest in or easement in, or otherwise encumber or subject to any Lien or otherwise dispose of, any of its assets, other than transactions that are in the ordinary course of business consistent with past practice and not material to Station and its Subsidiaries taken as whole;

          (f) incur any indebtedness for borrowed money, guarantee any such indebtedness, issue or sell any debt securities or warrants or other rights to acquire any debt securities, guarantee any debt securities or make any loans, advances or capital contributions to, or other investments in, any other person, or enter into any arrangement having the economic effect of any of the foregoing, other than (i) indebtedness incurred in the ordinary course of business consistent with past practice and (ii) indebtedness, loans, advances, capital contributions and investments between Station and any of its wholly owned Subsidiaries or between any of such wholly owned Subsidiaries;

          (g) except as permitted by the Merger Agreement, alter (through merger, liquidation, reorganization, restructuring or in any other fashion) the corporate structure or ownership of Station or any Subsidiary;

          (h) except as provided in the Merger Agreement, enter into or adopt any new, or amend any existing severance plan, agreement or arrangement or enter into any new compensation or other welfare arrangement or plan, or amend any existing Company Plan (as defined in The Merger Agreement) or employment or consulting agreement, other than as required by law, except that Station or its Subsidiaries may enter into (a) employment agreements if such agreements (i) are no longer than one year in duration (ii) provide for an annual base salary of less than $150,000, and (iii) provide, in the aggregate, for annual base salaries of less than $1,000,000, and (b) consulting agreements in the ordinary course of business that are terminable on no more than 90 days' notice without penalty;

          (i) except (1) as permitted in the Merger Agreement or (2) to the extent required by written employment agreements existing on the date of the Merger Agreement, increase the compensation payable or to become payable to its officers or employees, except for (i) increases in the ordinary course of business consistent with past practice in salaries or wages of non-officer employees of Station or any of its Subsidiaries and
     (ii) except to the extent required under the terms of any applicable incentive plan;

          (j) grant or award any stock options, restricted stock, performance shares, stock appreciation rights or other equity-based incentive awards;

          (k) take any action, other than reasonable and usual actions in the ordinary course of business consistent with past practice, with respect to accounting policies or procedures (other than actions required to be taken by generally accepted accounting principles);

          (l) except as disclosed to Crescent in connection with execution of the Merger Agreement, make or agree to make any new capital expenditure or expenditures which, individually, is in excess of $1,000,000 or which, in the aggregate, are in excess of $10,000,000;

          (m) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business (i) consistent with past practice, of liabilities reflected or reserved against in, or contemplated by, (a) the most recent consolidated financial statements (or the notes thereto) of Station included in the Station SEC Documents or (b) the condensed consolidated balance sheets of Station and its Subsidiaries as set forth in a disclosure letter making reference to this section, or (ii) incurred in the ordinary course of business consistent with past practice;

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

          (n) settle or compromise any material federal, state, local or foreign tax liability; or

          (o) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

BUSINESS OF CRESCENT PENDING THE MERGER

     Crescent has agreed that from the date of the Merger Agreement to the Effective Time, it will, and it will cause each of its Subsidiaries to, carry on its or their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use all reasonable efforts to keep available the services of its or their respective current officers and employees and preserve their respective relationships with customers, suppliers, licensors, lessors and others having business dealings with them to the end that their goodwill and ongoing business shall be unimpaired at the Effective Time. Except as otherwise expressly permitted by the Merger Agreement, Crescent has agreed not to, and not to permit any of its Subsidiaries to, without the prior written consent of
Station:

          (a) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its shareholders or stockholders, as applicable, in their capacity as such (other than (A) any extraordinary dividend paid or to be paid by Crescent which Crescent reasonably determines is sufficient, when considered together with all dividends anticipated to be paid within the tax year including the Effective Time, to equal all anticipated current and accumulated earnings and profits for such tax year of Station and Crescent, (B) distributions in the aggregate not to exceed the greater of (i) the amount of any quarterly dividend that may be paid by Crescent in the ordinary course and (ii) distributions of "real estate investment taxable income" (as such term is defined for purposes of the Code) without regard to any net capital gains or the deduction for dividends paid (provided that this provision shall not be deemed to restrict any increases in the dividend rate of Crescent in the ordinary course consistent with past practice) and (C) dividends and other distributions by direct, indirect or wholly owned Subsidiaries) or (ii) other than in the case of any Subsidiary, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for Crescent Common Shares;

          (b) in the case of Crescent only, amend its Declaration of Trust;

          (c) take or omit any action that would reasonably be expected to cause Crescent to cease to qualify as a "real estate investment trust" for federal income tax purposes; or

          (d) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

     Crescent has obtained a written consent from Station with respect to the Crescent Rights as set forth in the Second Amendment to the Merger Agreement.

ACQUISITION PROPOSALS

     The Merger Agreement provides that Station must not, nor may it permit any of its Subsidiaries to, nor may it authorize or permit any officer, director or employee of or any investment banker, attorney, accountant, agent or other advisor or representative of Station or any of its Subsidiaries to, (i) solicit, initiate, or encourage the submission of, any takeover proposal, (ii) except to the extent permitted by paragraph (b), enter into any agreement with respect to any takeover proposal or (iii) participate in any discussions or negotiations regarding or furnish to any person any information with respect to Station's business, properties or assets, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any takeover proposal; provided, however, that if prior to the Meeting, Station shall have received an unsolicited written takeover proposal from a reputable buyer which offer, in the written opinion of Salomon, as Station's financial advisors, appears to be a "superior proposal" and which, in the written opinion of legal counsel to Station reasonably acceptable to Crescent, Station's Board of Directors is legally obligated to consider by principles of fiduciary duty to stockholders under the Nevada General Corporation Law, the foregoing restrictions shall not apply to such proposal. Any violation of the foregoing

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

restrictions by any officer, director or employee, of or any investment banker, attorney, accountant, agent or other advisor or representative of, Station or any of its subsidiaries, whether or not such person is purporting to act on behalf of Station or otherwise, shall be deemed to be a breach by Station. Station immediately shall cease and cause to be terminated all existing discussions or negotiations with any persons with respect to, or that could reasonably be expected to lead to, any takeover proposal.

     The Merger Agreement also provides that neither the Station Board of Directors nor any committee thereof may (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Crescent, the approval or recommendation by the Station Board of Directors or any such committee of the Merger Agreement, any of the transactions contemplated by the Merger Agreement, or the Merger, (ii) approve or recommend, or propose to approve or recommend, any takeover proposal, or (iii) take action to render the Rights inapplicable to any takeover proposal. Notwithstanding the foregoing, the Station Board of Directors, to the extent required by the fiduciary obligations thereof, as determined by and set forth in the written opinion of legal counsel to Station reasonably acceptable to Crescent, may approve or recommend (and, in connection therewith, withdraw or modify its approval or recommendation of the Merger Agreement or the Merger) a Superior Proposal, subject to the terms set forth in the Merger Agreement. Prior to approving or recommending a Superior Proposal, entering into a binding written agreement with respect to the transaction contemplated by any such Superior Proposal or withdrawing or modifying its approval or recommendation of the Merger Agreement, Station (i) must notify Crescent in writing that it intends to accept a Superior Proposal and enter into such a binding, written agreement with respect to the transaction contemplated thereby, and (ii) attach the most current version of such agreement to such notice. Crescent will have the opportunity, within ten business days of receipt of Station's written notification of its intention to enter into a binding agreement for a Superior Proposal, to make an offer that the Station Board of Directors determines, in good faith after consultation with its financial advisors, is at least as favorable, from a financial point of view, to the stockholders of Station as the Superior Proposal. Station has agreed that it will not enter into a binding agreement referred to in clause (i) above until at least the eleventh business day after it has provided the notice to Crescent required thereby and to notify Crescent promptly if its intention to enter into a written agreement referred to in its notification shall change at any time after giving such notification.

     Station has agreed to immediately advise Crescent orally and in writing of any takeover proposal or any inquiry with respect to or which could reasonably be expected to lead to any takeover proposal, the material terms and conditions of such takeover proposal or inquiry and the identity of the person making any such takeover proposal or inquiry. Station has agreed to keep Crescent fully informed of the status and details of any such takeover proposal or inquiry.

     "Takeover proposal" means any proposal, other than a proposal by Crescent or an affiliate of Crescent for a merger, consolidation, share exchange, business combination or other similar transaction involving Station or any of its "significant subsidiaries" within the meaning of Rule 1-02 of Regulation S-X of the Commission or any proposal or offer (including, without limitation, any proposal or offer to stockholders of Station), other than a proposal or offer by Crescent or an affiliate of Crescent (i) to acquire in any manner, directly or indirectly, an equity interest in or any voting securities of, Station or any of its "significant subsidiaries" or (ii) to acquire or lease in any manner, directly or indirectly, any property, business or other assets that, individually or in the aggregate, would satisfy any of the tests for such a "significant subsidiary".

     "Superior proposal" means a bona fide written proposal made by a third party to acquire Station pursuant to a tender or exchange offer, a merger, a share exchange, a sale of all or substantially all its assets or otherwise on terms which, in the written opinion of Salomon, are financially superior to those provided for in the Merger, and for which financing, to the extent required, is then fully committed or which, in the good faith judgment of Salomon is reasonably capable of being financed by such third party. If, to the extent permitted by the Merger Agreement, the Station Board of Directors approves or recommends a superior proposal, Station may take appropriate action to render the Rights inapplicable to such superior proposal.

     Except to the extent reasonably required in connection with Station's obligations under the Merger Agreement, during the period from the date of the Merger Agreement through the Effective Time, Station has agreed not to terminate, amend, modify or waive any provision of any confidentiality or standstill or similar

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

agreement to which Station or any of its Subsidiaries is a party (other than any involving Crescent) unless, in the written opinion of counsel to Station reasonably acceptable to Crescent, failure to take such action would violate the fiduciary obligations of the Station Board of Directors, under applicable law. During such period, Station has agreed to enforce, to the fullest extent permitted under applicable law, the provisions of any such agreements, including, but not limited to, obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States or any state thereof having jurisdiction.

AGREEMENT TO VOTE FOR THE MERGER

     Each of Frank J. Fertitta III, Lorenzo J. Fertitta and Blake L. Sartini, has agreed to vote the shares of capital stock of Station owned by such individual that have the power to vote in favor of the Merger; provided that such individuals shall be free to vote their shares in their sole discretion if the Station Board of Directors terminates the Merger Agreement in accordance with the Merger Agreement.

CERTAIN TRANSACTIONS

  Preferred Stock Investment

     The Merger Agreement provides that, at the option of Station, Crescent will purchase from Station up to an aggregate of 115,000 shares of Redeemable Preferred Stock. Each share of Redeemable Preferred Stock will be purchased at a price of $1,000 per share (plus accrued dividends from the previous regular quarterly dividend payment date or, if there has not yet been a regular quarterly dividend payment date, then as of January 16, 1998, based on a 365-day year) in cash in increments of 5,000 shares. Subject to the conditions in the Merger Agreement, Crescent must fund the purchase price for the purchase of shares on the 10th business day following the date of a notice from Station to Crescent (a "Draw Notice") stating the number of shares of Redeemable Preferred Stock to be sold to Crescent on such 10th business day and the aggregate amount to be paid for such shares; provided that for purchases of 25,000 shares or more, the date of such purchase shall be the 20th business day following the date of such Draw Notice. Notwithstanding the foregoing, Crescent will not be required to purchase shares of Redeemable Preferred Stock (i) more than two times in any 30-day period (ii) unless, on the purchase date set forth in a Draw Notice (A) the representations and warranties of Station set forth in the Merger Agreement are true and correct in all material respects and (B) Station has not breached any of its covenants set forth in the Merger Agreement in any material respect, and (iii) unless the number of shares to be purchased, plus the aggregate number of shares then outstanding, does not exceed 115,000. Unless written consent is received from Crescent, Station has agreed to use the net proceeds from sales of shares of Redeemable Preferred Stock to repay indebtedness under Station's Amended and Restated Reducing Revolving Loan Agreement dated as of March 19, 1996, as amended, borrowings under which were used for acquisitions and master-planned expansions. The parties have agreed that the provisions relating to the sale of the Redeemable Preferred Stock set forth in the Merger Agreement will survive any termination of the Merger Agreement. Crescent has agreed to vote all shares of Station's equity securities held by Crescent in favor of the Merger, and any transferee of the Redeemable Preferred Stock will be subject to such agreement to vote in favor of the Merger.

  Joint Venture

     The Merger Agreement provides that Crescent and Station anticipate that Crescent Operating will serve as one of the parties to an Agreement of Limited Partnership attached as an exhibit to the Merger Agreement (the "Agreement of Limited Partnership") relating to the formation of the Operating Joint Venture by and among (i) Crescent Operating and certain of its affiliates and (ii) entities owned by certain members of Station's existing management. Pursuant to the obligation of the Operating Partnership to offer the opportunity to participate in the Operating Joint Venture to Crescent Operating under that certain Intercompany Agreement to which they are parties, promptly following the date of the Merger Agreement, Crescent has agreed to cause Operating Partnership to make such offer. If Crescent Operating does not accept the offer to become a party to the Operating Joint Venture, Crescent has agreed to promptly take all necessary action to provide another entity to serve as the JV Parent. Frank J. Fertitta III, Lorenzo J. Fertitta and

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

Blake L. Sartini (the "Ownership Group") have agreed to form an entity (the "Company JV Parent") and cause such entity to enter into the Agreement of Limited Partnership, and Station has agreed to cause an additional entity (i) to be formed by other members of its management and (ii) to enter into the Agreement of Limited Partnership.

     Station has agreed to sell, assign, transfer and convey, prior to the Effective Time, to the Operating Joint Venture, as directed by Crescent and with Crescent's approval, certain of Station's non-real estate assets pursuant to the Bill of Sale attached to the Merger Agreement.

     At the Effective Time, Crescent has agreed to enter into, through the Operating Partnership, and has agreed to cause the JV Parent and the Ownership Group has agreed to cause the JV Parent to enter into, on behalf of the Operating Joint Venture, a lease agreement, in the form attached to the Merger Agreement (the "Master Lease Agreement"), with the Operating Joint Venture; provided, however, that (i) Crescent has the option (on a lease-by-lease basis), prior to the Effective Date, to include a provision in the Master Lease Agreement that, as to any sublease that does not conform to the requirements of the Master Lease Agreement as to subleases, the percentage rent provided for in the Master Lease Agreement will be computed to exclude any revenues from such sublease, and (ii) the parties will make such revisions to the definition of "Gross Revenues" and "Gross Winnings" contained in the Master Lease Agreement as shall be necessary to comply with the provisions of Section 856 of the Code relating to rents from real property not based on profits. Crescent and the Ownership Group have entered into a letter agreement regarding the terms upon which the Master Lease Agreement will be executed.

     At or prior to the Effective Time, Station has agreed to assign, and Crescent, Station and the Ownership Group have agreed to cause the Operating Joint Venture to assume the employment agreements (the "Employment Agreements") of each of Frank J. Fertitta III, Glenn C. Christenson, Blake L. Sartini, Scott
M. Nielson, and William W. Warner (the "Key Executives") and certain other management employees (the "Management Employees") and the Station Plans other than the Stock Plans. See "Executive Compensation -- Employment Agreements." At such time, Crescent has agreed to cause the JV Parent to guarantee the performance by the Operating Joint Venture of its obligations under such Employment Agreements and Company Plans (the "JV Parent Guarantee"); provided that the JV Parent Guarantee will be subordinate to all obligations of the JV Parent to Crescent. In addition, Crescent has agreed to unconditionally guarantee the performance by the JV Parent of its obligations under the JV Parent Guarantee with respect only to the Key Executives (the "Crescent Guarantee"), without regard to any such subordination. The obligations of the JV Parent to execute the JV Parent Guarantee and Crescent to execute the Crescent Guarantee as to any person are conditioned on such person accepting employment with the Operating Joint Venture. Station has agreed to use its best efforts to cause each of the Management Employees and the Key Executives to consent to the assignment of such employee's employment agreement to the Operating Joint Venture. The rights and benefits of the Management Employees and the Key Executives under the employment agreements after the assignment to the Operating Joint Venture will be at least as favorable to such persons as they were immediately prior to such assignment: with the only changes being: (i) the substitution of the Operating Joint Venture as the employer; (ii) the substitution of the Operating Joint Venture as the primary obligor under such Company Plans and (iii) an amendment to the Employment Agreement of Frank J. Fertitta III to include a non-competition provision identical to that included in the other Employment Agreements. Any such assignment and acceptance of employment will not be deemed to imply in any way that the change-of-control provisions of such agreements and plans have not been triggered with respect to changes-of-control payments or terminations after a change-of-control. In addition, the parties have agreed that all securities issuable, or any compensation based on the market value of specified securities, under any of the Station Plans other than the Stock Plans will be issued in the form of, and will be based on the market value of, the common stock of the JV Parent.

  Additional Agreements

     Crescent has agreed to use all reasonable efforts to list on the NYSE, upon official notice of issuance, the Crescent Common Shares and the Crescent Convertible Preferred Shares to be issued in connection with the Merger.

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

     Crescent and each member of the Ownership Group have agreed to enter into Registration Rights and Lock-Up Agreements in the form attached to the Merger Agreement. The agreements provide for the registration under securities laws of the sale of, among other securities, the Crescent Common Shares, the Crescent Rights and the Gaming Rights owned by Messrs. Frank J. Fertitta III, Lorenzo J. Fertitta and Blake L. Sartini.

     Crescent has agreed that, upon request by Frank J. Fertitta III and Lorenzo
J. Fertitta, delivered within three months after the Effective Time, such persons shall have rights to become members of the Crescent Board of Trust Managers and of the Board of Directors of JV Parent.

     Station has also agreed to merge all of its Subsidiaries with and into itself, such that on the Closing Date Station will have no Subsidiaries.

     Station has agreed to take such further actions and engage in such further transactions as determined by Crescent to be reasonably necessary, in the opinion of counsel to Crescent, to preserve Crescent's status as a REIT under the Code, so long as such actions have no adverse economic effect on Station and its stockholders in the event the Merger is not consummated.

INDEMNIFICATION; DIRECTORS AND OFFICERS INSURANCE

     Pursuant to the Merger Agreement, Crescent has agreed that all rights to indemnification and exculpation from liabilities for acts or omissions occurring prior to the Effective Time existing on January 16, 1998 in favor of the current or former directors or officers of Station and its Subsidiaries as provided in their respective articles or certificates of incorporation or by-laws (or comparable organizational documents) and any indemnification agreements of Station will survive the Merger and will continue in full force and effect in accordance with their terms for a period of not less than five years from the Effective Time and the obligations of Station in connection therewith will be assumed by Crescent. Crescent has agreed to provide, or to cause the Surviving Entity to provide, Station's current directors and officers D&O Insurance that is substantially similar to Station's existing policies or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that the Surviving Entity will not be required to pay an annual premium for the D&O Insurance in excess of 120 percent of the last annual premium paid prior to January 16, 1998, but if such annual premium would but for this proviso exceed such amount, then Crescent has agreed to purchase as much coverage as possible for such amount.

     The foregoing indemnification and insurance provisions are intended to be for the benefit of, and will be enforceable by, each person who is or has been a director or officer of Station or a subsidiary of Station, and such director's or officer's heirs and personal representatives and shall be binding on all successors and assigns of Crescent.

CONDITIONS TO THE CONSUMMATION OF THE MERGER

     The respective obligations of Station, on the one hand, and Crescent, on the other hand, to consummate the Merger are subject to the fulfillment (or waiver by such party) at or prior to the Effective Time of the following conditions:

          (a) the Merger Agreement shall have been duly approved by the requisite vote of stockholders of Station Common Stock and Convertible Preferred Stock in accordance with applicable law and the Articles of Incorporation and Bylaws of Station;

          (b) the Crescent Common Shares and the Crescent Convertible Preferred Shares issuable in the Merger and pursuant to the Substitute Options shall have been authorized for listing on the NYSE, subject to official notice of issuance;

          (c) (i) the waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated;

          (ii) all consents, approvals, orders or authorizations of or registrations, declarations or filings with any governmental entity, which the failure to obtain, make or occur would reasonably be expected to have

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

     a Material Adverse Effect on Station (assuming the Merger has taken place), shall have been obtained, shall have been made or shall have occurred, and shall be in full force and effect;

          (iii) all consents, approvals, findings of suitability, licenses, permits, orders or authorizations of and registrations, declarations or filings with any governmental entity, with jurisdiction in respect of gaming and liquor laws, in each case, required or necessary in connection with the Merger and the Merger Agreement and the transactions contemplated by the Merger Agreement (including, but not limited to, approval, licensing or registration of (i) Crescent and its officers, trust managers and shareholders, as necessary and (ii) the Operating Joint Venture and any of its subsidiaries) shall have been obtained and made and shall be in full force and effect;

          (d) the Registration Statement shall have become effective in accordance with the provisions of the Securities Act, no stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and no proceedings for that purpose have been initiated or, to the knowledge of Crescent or Station, threatened by the Commission, and all necessary state securities or blue sky authorizations shall have been received;

          (e) no court or other governmental entity having jurisdiction over Station, Crescent, or any of their respective subsidiaries, shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) (after the date of the Merger Agreement) which is then in effect and has the effect of making the Merger or any of the transactions contemplated thereby illegal; provided, however, that each of the parties shall have used all reasonable efforts to prevent and to appeal as promptly as possible any such law, rule, regulation, executive order, decree, injunction or other order; and

          (f) (i) no federal legislative or regulatory change shall have occurred that would cause Crescent to cease to qualify as a "real estate investment trust" for federal income tax purposes; and (ii) no federal legislative or regulatory change shall have occurred that would cause the Merger to be taxable to any of Crescent, Station, the shareholders of Crescent or the stockholders of Station; and

          (g) The Operating Joint Venture, the Company JV Parent and the Ownership Group shall have entered into a Right of First Refusal and Non-Competition Agreement.

     The obligation of Station to effect the Merger is subject to the fulfillment (or waiver by Station) at or prior to the Effective Time of the following additional conditions:

          (a) Crescent shall have performed each of its agreements contained in the Merger Agreement required to be performed at or prior to the Effective Time, each of the representations and warranties of Crescent contained in the Merger Agreement that is qualified as to materiality shall be true and correct at and as of the Effective Time as if made at and as of such time (other than representations and warranties which address matters only as of a certain date, which shall have been true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects at and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date, which shall have been true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by the Merger Agreement, and Station shall have received certificates signed on behalf of Crescent by its Vice Chairman, President and Chief Executive Officer or Senior Vice President, Law and Secretary and its Senior Vice President, Chief Financial and Accounting Officer to such effect;

          (b) Crescent shall have obtained the consent or approval of each person that is not a governmental entity whose consent or approval shall be required in connection with the transactions contemplated thereby under any loan or credit agreement, note, mortgage, indenture, lease, hotel management agreement, joint venture agreement or other agreement or instrument to which Crescent or a Subsidiary is a party, except as to which the failure to obtain such consents and approvals, individually or in the aggregate, would not be expected, in the reasonable opinion Station, to have a Material Adverse Effect on Crescent or upon the consummation of the transactions contemplated in the Merger Agreement.

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

          (c) there shall not be pending or threatened any suit, action or proceeding by any governmental entity or any other person, or before any court or governmental authority, agency or tribunal, domestic or foreign, in each case that has a significant likelihood of success challenging the acquisition by Crescent of any shares of Station Common Stock, seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement or seeking to obtain from Crescent any damages that are material in relation to Station, Crescent and their subsidiaries taken as a whole;

          (d) the opinion of Shaw Pittman, in form and substance reasonably satisfactory to Station, shall have been delivered to Station on the Closing Date stating that (i) Crescent is a "real estate investment trust" for federal income tax purposes, (ii) consummation of the transactions contemplated by the Merger Agreement will not cause Crescent to cease to qualify as a "real estate investment trust" for federal income tax purposes, and (iii) that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of section 368(a) of the Code, and that each of Crescent and Station will be a party to that reorganization within the meaning of section 368(b) of the Code. Such counsel shall not have unreasonably refused to deliver such opinion, and issues relating to the subsequent transfer of the assets from Crescent to the Operating Partnership shall not constitute a reasonable basis for refusal to render such opinion. In rendering such opinion, such counsel will be entitled to rely upon representations made in the Merger Agreement or requested by such counsel and made by Crescent and Crescent OP, and on representations requested by such counsel and made by Station;

          (e) the opinion of Shaw Pittman, dated the Closing Date, shall have been delivered to Station on the Closing Date substantially in the form attached to the Merger Agreement;

          (f) the "comfort" letter of Arthur Andersen L.L.P., Crescent's independent public accountants, shall have been delivered to Station in form and substance reasonably satisfactory to Station as described in the Merger Agreement;

          (g) Crescent shall have performed all of its obligations, if any, with respect to the purchase of Redeemable Preferred Stock, in all material respects; and

          (h) the Operating Joint Venture shall have assumed all obligations under and adopted the Station Plans as required by the Merger Agreement, without regard to materiality. The Operating Joint Venture shall have agreed to honor without modification or contest, and to make required payments when due under, all Company Plans (without regard to materiality) in accordance with their terms as of the date of the Merger Agreement (as modified to the extent permitted by the Merger Agreement). The Operating Joint Venture shall have agreed to employ at their current locations each person who is an employee of Station immediately prior to the Effective Time (the "Affected Employees") on terms no less favorable in the aggregate (including with respect to position, duties, responsibilities, compensation, incentives and location) than those provided on the date of the Merger Agreement to the Affected Employees. See "Executive Compensation -- Employment Agreements." The Operating Joint Venture shall have agreed to provide each Affected Employee with benefits that are at least equivalent in the aggregate to the benefits provided to each such Affected Employee immediately prior to the Effective Time. Crescent shall have agreed that, for purposes of all employee benefit plans (including, but not limited to, all "employee benefit plans" within the meaning of Section 3(3) of ERISA, and all policies and employee fringe benefit programs, including vacation policies) of the Operating Joint Venture (such plans, programs, policies and arrangements, each a "Buyer Plan") in which the Affected Employees may participate following the Effective Time under which an employee's eligibility or benefits depends, in whole or in part, on length of service, credit will be given to the Affected Employees for service previously credited with Station or any affiliates of Station prior to the Effective Time, provided, that such crediting of service does not result in duplication of benefits, and provided that such crediting of service shall not be given for benefit accrual purposes under any Buyer Plan that is a defined benefit plan. Affected Employees shall also be given credit for any deductible or co-payment amounts paid in respect of the plan year in which the Effective Time occurs, to the extent that, following the Effective Time, they participate in any Buyer Plan for which deductibles or co-payments are required. The Operating Joint Venture shall have caused each Buyer Plan to waive (i) any preexisting condition restriction or (ii) waiting period

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

     limitation which would otherwise be applicable to an Affected Employee on or after the Effective Time. On or prior to the Effective Time, the Operating Joint Venture shall have assumed all liabilities and obligations whatsoever for all accrued benefits under the Station 401(k) Plan in respect of the Affected Employees and Crescent shall be relieved of all such liabilities and obligations. Crescent and Station shall cooperate in the filing of documents required, if any, by the transfer of assets and liabilities described herein.

     The obligations of Crescent to effect the Merger are subject to the fulfillment (or waiver by Crescent) at or prior to the Effective Time of the following additional conditions:

          (a) Station shall have performed each of its agreements contained in the Merger Agreement required to be performed at or prior to the Effective Time, each member of the Ownership Group and each of William W. Warner, Glenn C. Christenson and Scott M Nielson shall have performed each of his agreements contained in the Merger Agreement required to be performed at or prior to the Effective Time, each of the representations and warranties of Station contained in the Merger Agreement that is qualified as to materiality shall be true and correct at and as of the Effective Time as if made at and as of such time (other than representations and warranties which address matters only as of a certain date, which shall have been true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects at and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date, which shall have been true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by the Merger Agreement, and Crescent shall have received a certificate signed on behalf of Station by its Chief Executive Officer and its Chief Financial Officer to such effect;

          (b) Station shall have obtained any amendments, waivers, consents or approvals with respect to certain agreements and documents, as Crescent shall reasonably request;

          (c) Crescent shall have received from each person identified as affiliates of Station an executed copy of an agreement relating to the resale of Crescent Common Shares;

          (d) there shall not be pending or threatened any suit, action or proceeding by any governmental entity or any other person that has a significant likelihood of success (i) seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement or seeking to obtain from Station any damages that are material in relation to Station, Crescent and their respective Subsidiaries taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by Station, Crescent or any of its respective Subsidiaries of any material portion of the combined business or assets of Station, Crescent and their respective Subsidiaries, or to compel Station, Crescent or their respective Subsidiaries to dispose of or hold separate any material portion of the combined business or assets of Station, Crescent and their respective Subsidiaries, as a result of the Merger or any of the other transactions contemplated by the Merger Agreement, (iii) seeking to impose limitations on the ability of Crescent to acquire or hold, or exercise full rights of ownership of, any shares of Station Common Stock or Station Convertible Preferred Stock, including, without limitation, the right to vote any Station Common Stock or Station Convertible Preferred Stock purchased by it on all matters properly presented to the stockholders of Station, (iv) except as set forth in the Station SEC Documents, seeking to prohibit Crescent or any of its Subsidiaries from effectively controlling in any material respect the business or operations of Station or its Subsidiaries or (v) which otherwise would reasonably be expected to have a Material Adverse Effect on Station; other than any suit, action or proceedings against Station or its Subsidiaries seeking to revoke any gaming licenses or require any modification of Station's hotel/casino facility located in Kansas City, Missouri;

          (e) the Rights shall not have become nonredeemable, exercisable, distributed or triggered pursuant to the terms of the Rights Agreement;

          (f) the opinion of Shaw Pittman, shall have been delivered to Crescent on the Closing Date in form and substance reasonably satisfactory to Crescent stating that (i) Crescent is a "real estate investment trust" for federal income tax purposes, (ii) consummation of the transactions contemplated by the

     Merger Agreement will not cause Crescent to cease to qualify as a "real estate investment trust" for federal income tax purposes, and (iii) that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of section 368(a) of the Code, and that each of Crescent and Station will be a party to that reorganization within the meaning of section 368(b) of the Code. Also on the Closing Date, the opinion of Shaw Pittman, shall have been delivered to Crescent in form and substance reasonably satisfactory to Crescent stating that, except as disclosed in the Merger Agreement or in the SEC Documents, (i) the transactions contemplated in "Certain Transactions -- Joint Venture" comply in all respects with applicable law, (ii) to the extent applicable, such transactions shall have been effective to transfer the full and complete interest in and rights with respect to the disposed assets and (iii) such transactions are not the subject of any pending or threatened claim or challenge by any person. Such counsel shall not have unreasonably refused to deliver such opinions, and issues relating to the subsequent transfer of the assets from Crescent to the Operating Partnership shall not constitute a reasonable basis for refusal to render the opinions. In rendering such opinions, such counsel will be entitled to rely upon representations requested by such counsel and made by Crescent;

          (g) Crescent shall have received the resignations of each officer and director of Station and each of its Subsidiaries; and

          (h) Crescent shall have received, in form and substance reasonably satisfactory to Crescent, from Arthur Andersen L.L.P., Station's independent public accountants, the "comfort" letter described in Merger Agreement.

TERMINATION

     The Merger Agreement may be terminated at any time prior to the Effective Time whether before or after the approval by the stockholders of Station:

          (a) by mutual written consent of Crescent and Station;

          (b) by either Crescent or Station if there has been a material breach of the representations, warranties, covenants and agreements on the part of the other set forth in the Merger Agreement, which breach has not been cured within ten business days following receipt by the breaching party of notice of such breach from the nonbreaching party;

          (c) by either Crescent or Station if any permanent order, decree, ruling or other action of a court or other competent authority restraining, enjoining or otherwise preventing the consummation of the Merger has become final and non-appealable;

          (d) by either Crescent or Station if the Merger has not been consummated before January 31, 1999 (except that either party, in its discretion, shall have the right to extend the date of consummation of the Merger from January 31, 1999, to a date not later than March 31, 1999), unless the failure to consummate the Merger is the result of a material breach of the Merger Agreement by the party seeking to terminate the Merger Agreement; provided, however, that the passage of such period will be tolled for any part thereof during which any party is subject to a nonfinal order, decree, ruling or other action restraining, enjoining or otherwise preventing the consummation of the Merger;

          (e) by either Crescent or the Station Board of Directors if any required approval of the Merger by the holders of each class of capital stock of Station has not been obtained by reason of the failure to obtain the required vote at a duly held meeting of such stockholders or at any adjournment thereof;

          (f) by Crescent if the Station Board of Directors shall or shall resolve to (i) not recommend, or withdraw its approval or recommendation of, the Merger, the Merger Agreement or any of the transactions contemplated by the Merger Agreement, (ii) modify such approval or recommendation in a manner adverse to Crescent, or (iii) approve or recommend a superior proposal in accordance with the terms of the Merger Agreement; and

          (g) by the Station Board of Directors if (i) to the extent permitted by the Merger Agreement, the Station Board of Directors authorizes Station to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and Station provides notification to Crescent in accordance with the Merger Agreement, and (ii) Crescent does not make, within ten business days of receipt of Station's written notification of its intention to enter into a binding agreement for a Superior Proposal, an offer that the Station Board of Directors determines, in good faith after consultation with its financial advisors, is at least as favorable, from a financial point of view, to the stockholders of Station as the Superior Proposal, and (iii) Station, prior to such termination has paid to Crescent $54.0 million plus all Expenses as provided by the Merger Agreement.

CERTAIN FEES AND EXPENSES

     The Merger Agreement provides that, except as described below, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the party incurring such costs and expenses, except that expenses incurred in connection with printing and mailing this Proxy Statement/Prospectus and the Registration Statement shall be borne equally by Crescent and Station.

     Provided that Crescent is not in material breach of its representations, warranties and agreements under the Merger Agreement, (i) if the Merger Agreement is terminated by either Crescent of the Station Board of Directors pursuant to paragraph (e) under "-- Termination" above, (ii) if the Merger Agreement is terminated by Crescent pursuant to paragraph (f) under "-- Termination" above, (iii) if the Merger Agreement is terminated by the Station Board of Directors pursuant to paragraph (g) under "-- Termination" above, then Station must pay to Crescent $54.0 million in same-day funds, plus (notwithstanding the first paragraph of this section) all the Expenses, on the date of such termination or if Crescent elects, over a two-year period beginning on the date of termination with payment amounts and dates to be determined by Crescent.

     If the Merger Agreement is terminated and, as a result of such termination, Crescent is entitled to the termination fee as provided above, then Station shall, on the date of such termination, pay to Crescent the cash amount necessary to permit Crescent fully to reimburse itself and its affiliates for all out-of-pocket fees and expenses incurred at any time prior to such termination by any of them or on their behalf in connection with the Merger, the preparation of the Merger Agreement and the transactions contemplated by the Merger Agreement (including any currency or interest rate hedging activities in connection with the transactions contemplated thereby), including (x) all fees and expenses of counsel, investment banking firms, financial advisors (regardless of whether such financial advisors are affiliates of Crescent), accountants, experts and consultants to Crescent or any of their affiliates and
(y) all fees and expenses payable to banks, investment banking firms and other financial institutions and their respective counsel, accountants and agents in connection with arranging or providing financing (the fees and expenses contemplated by this paragraph, collectively, the "Expenses").

WAIVERS

     The Merger Agreement provides that, at any time prior to the Effective Time, the parties thereto may (i) extend the time for performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained therein or in any document delivered pursuant thereto and (iii) waive compliance with any of the Agreements or conditions contained therein which may legally be waived. Any agreement on the part of a party thereto to any such extension or waiver will be valid only if set forth in an instrument in writing duly executed by such party. The failure of any party to the Merger Agreement to assert any of its rights under the Merger Agreement or otherwise will not constitute a waiver of such rights.

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

                               TAX CONSIDERATIONS

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is a general summary of the material United States federal income tax consequences of the Merger. This discussion is based upon the Code, regulations proposed or promulgated thereunder, judicial precedent relating thereto, and current rulings and administrative practice of the Internal Revenue Service (the "IRS"), in each case as in effect as of the date hereof and all of which are subject to change at any time, possibly with retroactive effect. It is assumed that shares of Station Common Stock and Station Convertible Preferred Stock are held as "capital assets" within the meaning of Section 1221 of the Code (i.e., property held for investment). This discussion does not address all aspects of federal income taxation that might be relevant to particular holders of Station Common Stock and Station Convertible Preferred Stock in light of their status or personal investment circumstances; nor does it discuss the consequences to such holders who are subject to special treatment under the federal income tax laws, such as foreign persons, dealers in securities, regulated investment companies, life insurance companies, other financial institutions, tax-exempt organizations, pass-through entities, taxpayers who hold Station Common Stock as part of a "straddle," "hedge" or "conversion transaction" or who have a "functional currency" other than the United States dollar. In addition, this discussion does not address the tax consequences to holders of options issued under Station's stock option plans or other persons who have received their Station Common Stock or Station Convertible Preferred Stock as compensation. Neither Crescent nor Station has requested or will receive a ruling from the IRS as to the tax consequences of the Merger.

HOLDERS OF STATION COMMON STOCK AND STATION CONVERTIBLE PREFERRED STOCK SHOULD CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL, FOREIGN INCOME AND OTHER TAX LAWS.

     The Merger is intended to qualify as a reorganization under the Section 368(a) of the Code. It is a condition to the obligation of Crescent and Station to consummate the Merger that Crescent and Station shall have received an opinion from Shaw Pittman stating that (i) Crescent is a REIT for federal income tax purposes, (ii) consummation of the transactions contemplated by the Merger Agreement will not cause Crescent to cease to qualify as a REIT and (iii) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Station 368(a) of the Code and that each of Crescent and Station will be a party to the reorganization within the meaning of Station 368(b) of the Code. In rendering such opinions and the opinions set forth below, Shaw Pittman will rely on upon certain representations made by Crescent and Station. Set forth below is the opinion of Shaw Pittman as to the material tax consequences of the Merger.

FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     The Merger is being effected in two stages, the Reincorporation Merger followed by the merger of Delaware Station with and into Crescent. It is possible that the IRS would view the Merger as two separate transactions rather than a single transaction and determine that the Merger consists of a reorganization under Section 368(a)(1)(F) of the Code followed by a reorganization under Section 368(a)(1)(A). The consequences of viewing the Merger as separate transactions are the same as viewing the Merger as a single transaction. Because the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code, no gain or loss will be recognized for federal income tax purposes by Station or Crescent as a result of the Merger. Crescent's basis in the assets it acquires from Station will equal Station's basis in these assets. Subject to the discussion below, a holder of Station Common Stock or Station Convertible Preferred Stock will not recognize gain or loss on the exchange of shares of Station Common Stock for Crescent Common Shares or of shares of Station Convertible Preferred Stock for Crescent Convertible Preferred Shares, in each case, pursuant to the Merger. The aggregate tax basis of the Crescent Common Shares or Crescent Convertible Preferred Shares received by any such holder will be the same as the aggregate tax basis of the Station Common Stock or Station Convertible Preferred Stock surrendered therefor (reduced by the amount of such tax basis allocable to fractional shares for which cash is received in the case of stockholders for whom that receipt is treated as resulting in gain or loss). Subject to the discussion below, the holding period of the

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

Crescent Common Shares and Crescent Convertible Preferred Shares, respectively, will include the holding period of the Station Common Stock or Station Convertible Preferred Stock surrendered therefor.

     Cash received by a holder of Station Common Stock in lieu of a fractional share interest in Crescent Common Shares will be treated as received in exchange for such fractional share interest, and in the case of a Station stockholder who holds a small minority interest in Station and is not in a position to affect Station or Crescent management, gain or loss will be recognized for federal income tax purposes, measured by the difference between the amount of cash received and the portion of the basis of the Station Common Stock allocable to such fractional share interest. Such gain or loss will be capital gain or loss and will be (i) long-term if the shares were held for more than eighteen (18) months, (ii) mid-term if the shares were held for more than twelve (12) months but not more than eighteen (18) months or (iii) short-term if the shares were not held for more than twelve (12) months.

  Backup Withholding

     Under the Code, a holder of Station Common Stock or Station Convertible Preferred Stock may be subject, under certain circumstances, to backup withholding at a 31% rate unless such holder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with applicable requirements of the backup withholding rules. Any amounts withheld under the backup withholding rules are not an additional tax and may be refunded or credited against the holder's federal income tax liability, provided the required information is furnished to the IRS.

  State Transfer Tax Consequences

     The transactions could generate sales tax liability in Nevada and Missouri to the extent that there are transfers of tangible personal property. First, Station will sell, assign, transfer and convey to the Operating Joint Venture certain of Station's non-real estate assets pursuant to a bill of sale. Second, it is anticipated that the ownership of other tangible personal property currently owned by subsidiaries of Station will be transferred by operation of law or assigned pursuant to (i) a merger of such subsidiaries into Station, (ii) the Reincorporation Merger, (iii) the merger of Delaware Station into Crescent,
(iv) the drop-down of such assets from Crescent to the Operating Partnership and
(v) the further drop-down of certain tangible personal property from the Operating Partnership to the Decontrolled Subsidiary. The Nevada and Missouri sales tax generated by these transactions is not expected to be significant.

TAXATION OF CRESCENT ENTITIES

     The following is a summary of the material federal income tax considerations associated with an investment in the Crescent Common Shares and the Crescent Convertible Preferred Shares prepared by Shaw Pittman. This discussion is based upon the laws, regulations and reported rulings and decisions in effect as of the date of this Prospectus, all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations. This discussion does not purport to deal with the federal income or other tax consequences applicable to all investors in light of their particular investment circumstances or to all categories of investors, some of whom may be subject to special rules (including, for example, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States). No ruling on the federal, state or local tax considerations relevant to the operation of Crescent or the Operating Partnership or to the purchase, ownership or disposition of the Crescent Common Shares or the Crescent Convertible Preferred Shares is being requested from the IRS or from any other tax authority. Shaw Pittman has rendered certain opinions discussed herein and believes that if the IRS were to challenge such conclusions, such conclusions would prevail in court. Opinions of counsel are not binding on the IRS or on the courts, however, and no assurance can be given that the conclusions reached by Shaw Pittman would be sustained in court.

     HOLDERS OF STATION COMMON STOCK AND STATION CONVERTIBLE PREFERRED STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF SHARES IN AN ENTITY ELECTING TO BE TAXED AS A REAL ESTATE INVESTMENT TRUST, INCLUDING

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

THE FEDERAL, STATE, LOCAL, FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF SUCH OWNERSHIP, DISPOSITION AND ELECTION AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

     Crescent has made an election to be treated as a real estate investment trust under Sections 856 through 860 of the Code (as used in this section, a "REIT"), commencing with its taxable year ended December 31, 1994. Crescent believes that it was organized and has operated in such a manner so as to qualify as a REIT, and Crescent intends to continue to operate in such a manner, but no assurance can be given that it has operated in a manner so as to qualify, or will operate in a manner so as to continue to qualify as a REIT.

     The sections of the Code relating to qualification and operation as a REIT are highly technical and complex. The following discussion sets forth the material aspects of the Code sections that govern the federal income tax treatment of a REIT and its shareholders. This summary is qualified in its entirety by the applicable Code sections, rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof.

     In the opinion of Shaw Pittman, Crescent qualified as a REIT under the Code with respect to its taxable years ending on or before December 31, 1997, and is organized in conformity with the requirements for qualification as a REIT, its manner of operation has enabled it to meet the requirements for qualification as a REIT as of the date of this Prospectus, and its proposed manner of operation will enable it to meet the requirements for qualification as a REIT in the future. It must be emphasized that this opinion is based on various assumptions relating to the organization and operation of Crescent and the Operating Partnership and is conditioned upon certain representations made by Crescent and the Operating Partnership as to certain relevant factual matters, including matters related to the organization, expected operation, and assets of Crescent and the Operating Partnership. Moreover, continued qualification as a REIT will depend upon Crescent's ability to meet, through actual annual operating results, the distribution levels, stock ownership requirements and the various qualification tests and other requirements imposed under the Code, as discussed below. Accordingly, no assurance can be given that the actual stock ownership of Crescent, the mix of its assets, or the results of its operations for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of failing to qualify as a REIT, see "-- Taxation of Crescent -- Failure to Qualify," below.

     If Crescent qualifies for taxation as a REIT, it generally will not be subject to federal corporate income taxes on its net income that is currently distributed to shareholders. This treatment substantially eliminates the "double taxation" (at the corporate and shareholder levels) that generally results from investments in a corporation. However, Crescent will be subject to federal income tax in the following circumstances. First, Crescent will be taxed at regular corporate rates on any undistributed "real estate investment trust taxable income," including undistributed net capital gains. Second, under certain circumstances, Crescent may be subject to the "alternative minimum tax" on its items of tax preference. Third, if Crescent has "net income from foreclosure property," it will be subject to tax on such income at the highest corporate rate. "Foreclosure property" generally means real property and any personal property incident to such real property which is acquired as a result of a default either on a lease of such property or on indebtedness which such property secured and with respect to which an appropriate election is made, except that property ceases to be foreclosure property (i) after a three-year period (which in certain cases may be extended by the IRS) or, if earlier, (ii) when the REIT engages in construction on the property (other than for completion of certain improvements) or for more than 90 days uses the property in a business conducted other than through an independent contractor. "Net income from foreclosure property" means (a) the net gain from disposition of foreclosure property which is held primarily for sale to customers in the ordinary course of business or (b) other net income from foreclosure property which would not satisfy the 75% gross income test (discussed below). Property is not eligible for the election to be treated as foreclosure property if the loan or lease with respect to which the default occurs (or is imminent) was made, entered into or acquired by the REIT with an intent to evict or foreclose or when the REIT knew or had reason to know that default would occur. Fourth, if Crescent has "net income derived from prohibited transactions," such income will be subject to a 100% tax. The term "prohibited transaction" generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of business. Fifth, if

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

Crescent should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the net income attributable to the greater of the amount by which Crescent fails the 75% or 95% test. Sixth, if, during each calendar year, Crescent fails to distribute at least the sum of (i) 85% of its "real estate investment trust ordinary income" for such year, (ii) 95% of its "real estate investment trust capital gain net income" for such year, and (iii) any undistributed taxable income from prior periods, Crescent will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, if Crescent acquires any asset from a C corporation (i.e., a corporation generally subject to full corporate level tax) in a transaction in which the basis of the asset in Crescent's hands is determined by reference to the basis of the asset (or any other property) in the hands of the corporation, and Crescent recognizes gain on the disposition of such asset during the 10-year period beginning on the date on which such asset was acquired by Crescent, then, to the extent of such property's "built-in" gain (the excess of the fair market value of such property at the time of acquisition by Crescent over the adjusted basis in such property at such time), such gain will be subject to tax at the highest regular corporate rate applicable (as provided in regulations promulgated by the United States Department of Treasury under the Code ("Treasury Regulations") that have not yet been promulgated). (The results described above with respect to the recognition of "built-in gain" assume that Crescent will make an election pursuant to IRS Notice 88-19.)

  Requirements of Qualification

     The Code defines a REIT as a corporation, trust or association (1) which is managed by one or more trustees or directors; (2) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (3) which would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code; (4) which is neither a financial institution nor an insurance company subject to certain provisions of the Code;
(5) the beneficial ownership of which is held (without reference to any rules of attribution) by 100 or more persons; (6) during the last half of each taxable year not more than 50% in value of the outstanding stock of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Code); and (7) which meets certain other tests, described below, regarding certain distributions and the nature of its income and assets and properly files an election to be treated as a REIT. The Code provides that conditions (1) through
(4), inclusive, must be met during the entire taxable year and that condition
(5) must be met during at least 335 days of a taxable year of 12 months (or during a proportionate part of a taxable year of less than 12 months).

     Crescent issued sufficient Crescent Common Shares pursuant to the initial offering to satisfy the requirements described in (5) and (6) above. While the existence of the right of the limited partners (the "Limited Partners") of the Operating Partnership to exchange their Units for Crescent Common Shares or, at Crescent's option, cash (the "Exchange Rights") may cause the Limited Partners to be deemed to own the Crescent Common Shares they could acquire through the Exchange Rights, the amount of Crescent Common Shares that can be acquired at any time through the Exchange Rights is limited to an amount which, together with any other Crescent Common Shares actually or constructively deemed, under the Declaration of Trust, to be owned by any person, does not exceed the Ownership Limit (as defined herein). See "Description of Capital Stock of Crescent -- Description of Crescent Common Shares -- Ownership Limits and Restrictions on Transfer." Moreover, the ownership of Crescent Common Shares generally is limited under the Ownership Limit to no more than 8.0% of the outstanding Crescent Common Shares. In addition, the Declaration of Trust provides for restrictions regarding the ownership or transfer of Crescent Common Shares in order to assist Crescent in continuing to satisfy the share ownership requirements described in (5) and (6) above. See "Description of Capital Stock of Crescent -- Description of Crescent Common Shares -- Ownership Limits and Restrictions on Transfer."

     If a REIT owns a "qualified REIT subsidiary," the Code provides that the qualified REIT subsidiary is disregarded for federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the qualified REIT subsidiary are treated as assets, liabilities and such items of the REIT itself. A qualified REIT subsidiary is a corporation all of the capital stock of which has been owned by the REIT from the commencement of such corporation's existence. CREE Ltd., CRE Management I Corp. ("Manage-

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ment I"), CRE Management II Corp. ("Management II"), CRE Management III Corp.
("Management III"), CRE Management IV Corp. ("Management IV"), CRE Management V Corp. ("Management V"), CRE Management VI Corp. ("Management VI"), CRE Management VII Corp. ("Management VII"), CresCal Properties, Inc. and Crescent Commercial Realty Corp. are qualified REIT subsidiaries, and thus all of the assets (i.e., the respective partnership interests in the Operating Partnership, Funding I, Funding II, Funding III, Funding IV, Funding V, Funding VI, Funding VII, CresCal Properties, L.P. and Crescent Commercial Realty Holdings, L.P.), liabilities and items of income, deduction and credit of CREE Ltd., Management I, Management II, Management III, Management IV, Management V, Management VI, Management VII, CresCal Properties, Inc. and Crescent Commercial Realty Corp. are treated as assets and liabilities and items of income, deduction and credit of Crescent. Unless otherwise required, all references to Crescent in this "Tax Considerations" section refer to Crescent and its qualified REIT subsidiaries.

     In the case of a REIT which is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the assets and gross income (as defined in the Code) of the partnership attributed to the REIT shall retain the same character as in the hands of the partnership for purposes of
Section 856 of the Code, including satisfying the gross income tests and the assets tests described below. Thus, Crescent's proportionate share of the assets, liabilities and items of income of the Operating Partnership and its subsidiary partnerships are treated as assets, liabilities and items of income of Crescent for purposes of applying the requirements described herein.

  Income Tests

     In order for Crescent to achieve and maintain its qualification as a REIT, there are currently two requirements relating to Crescent's gross income that must be satisfied annually. First, at least 75% of Crescent's gross income (excluding gross income from prohibited transactions) for each taxable year must consist of temporary investment income or of certain defined categories of income derived directly or indirectly from investments relating to real property or mortgages on real property. These categories include, subject to various limitations, rents from real property, interest on mortgages on real property, gains from the sale or other disposition of real property (including interests in real property and in mortgages on real property) not primarily held for sale to customers in the ordinary course of business, income from foreclosure property, and amounts received as consideration for entering into either loans secured by real property or purchases or leases of real property. Second, at least 95% of Crescent's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from income qualifying under the 75% test and from dividends, other types of interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. In addition, for each taxable year before 1998, gain from the sale or other disposition of stock or securities held for less than one year, gain from prohibited transactions and gain on the sale or other disposition of real property held for less than four years (apart from involuntary conversions and sales of foreclosure property) must have represented less than 30% of Crescent's gross income (including gross income from prohibited transactions) for such taxable year. Crescent, through its partnership interests in the Operating Partnership and all subsidiary partnerships, believes it satisfied all three of these income tests for 1994, 1995, 1996 and 1997 and expects to satisfy the two current tests for subsequent taxable years.

     The bulk of the Operating Partnership's income is currently derived from rents with respect to the Office Properties, the Behavioral Healthcare Facilities, the Hotel Properties and the Retail Properties. Rents received by Crescent will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. An amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Code provides that rents received from a tenant will not qualify as "rents from real property" if the REIT, or an owner of 10% or more of the REIT, directly or constructively, owns 10% or more of such tenant (a "Related Party Tenant"). Third, if rent attributable to personal property

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

leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, for rents to qualify as "rents from real property," a REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor from whom the REIT derives no revenue, except that a REIT may directly perform services which are "usually or customarily rendered" in connection with the rental of space for occupancy, other than services which are considered to be rendered to the occupant of the property. However, a REIT is currently permitted to earn up to one percent of its gross income from tenants, determined on a property-by-property basis, by furnishing services that are noncustomary or provided directly to the tenants, without causing the rental income to fail to qualify as rents from real property.

     Crescent, based in part upon opinions of Shaw Pittman as to whether various tenants, including the lessee of the Behavioral Healthcare Facilities and the lessees of the Hotel Properties, constitute Related Party Tenants, believes that the income it received in 1994, 1995, 1996 and 1997 and will receive in subsequent taxable years from (i) charging rent for any property that is based in whole or in part on the income or profits of any person (except by reason of being based on a percentage or percentages of receipts or sales, as described above); (ii) charging rent for personal property in an amount greater than 15% of the total rent received under the applicable lease; (iii) directly performing services considered to be rendered to the occupant of property or which are not usually or customarily furnished or rendered in connection with the rental of real property; or (iv) entering into any lease with a Related Party Tenant, will not cause Crescent to fail to meet the gross income tests. Opinions of counsel are not binding upon the IRS or any court, and there can be no assurance that the IRS will not assert a contrary position successfully.

     The Operating Partnership will also receive fixed and contingent interest on certain mortgages relating to the Residential Development Properties (the "Residential Development Property Mortgages"). Interest on mortgages secured by real property satisfies the 75% and 95% gross income tests only if it does not include any amount the determination of which depends in whole or in part on the income of any person, except that (i) an amount is not excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales and (ii) income derived from a shared appreciation provision in a mortgage is treated as gain recognized from the sale of the secured property. Certain of the Residential Development Property Mortgages contain provisions for contingent interest based upon property sales. In the opinion of Shaw Pittman, each of the Residential Development Property Mortgages constitutes debt for federal income tax purposes, any contingent interest derived therefrom will be treated as being based on a fixed percentage of sales, and therefore all interest derived therefrom will constitute interest received from mortgages for purposes of the 75% and 95% gross income tests. If, however, the contingent interest provisions were instead characterized as shared appreciation provisions, any resulting income would, because the underlying properties are primarily held for sale to customers in the ordinary course, be subject to a 100% tax.

     In connection with the 1997 distribution by Crescent of the common stock of Crescent Operating, Crescent was required to recognize gain equal to the excess, if any, of the fair market value of the assets distributed over the basis of Crescent in them. In the opinion of Shaw Pittman, such gain constituted gain on the sale of stock or securities for purposes of the gross income tests. Opinions of counsel are not binding upon the IRS or any court, and there can be no assurance that the IRS will not assert a contrary position successfully.

     In applying the 95% and 75% gross income tests to Crescent, it is necessary to consider the form in which certain of its assets are held, whether that form will be respected for federal income tax purposes, and whether, in the future, such form may change into a new form with different tax attributes (for example, as a result of a foreclosure on debt held by the Operating Partnership). For example, the Residential Development Properties are primarily held for sale to customers in the ordinary course of business, and the income resulting from such sales, if directly attributed to Crescent, would not qualify under the 75% and 95% gross income tests. In addition, such income would be considered "net income from prohibited transactions" and thus would be subject to a 100% tax. The income from such sales, however, will be earned by the Residential Development Corporations rather than by the Operating Partnership and will be paid to the Operating Partnership in the form of interest and principal payments on the Residential Development Property Mortgages or distributions with respect to the stock in the Residential Development Corporations held by the Operating Partnership. In similar fashion, the income earned by the Hotel Properties, if directly attributed to Crescent, would not qualify under the 75% and 95% gross income tests because it would not constitute "rents from real property." Such income is, however, earned by the lessees of these Hotel Properties and what the Operating Partnership receives from the lessees of these Hotel Properties is rent. Comparable issues are raised by the Operating Partnership's acquisition of subordinated debt secured by a Florida hotel and by the acquisition of an interest in the partnership which owns the hotel by Crescent Development Management Corporation ("CDMC"), one of the Residential Development Corporations. If such debt were recharacterized as equity, or if the ownership of the partnership were attributed from CDMC to the Operating Partnership, the Operating Partnership would be treated as receiving income from hotel operations rather than interest income on the debt or dividend income from CDMC. Furthermore, if Crescent Operating were treated for federal income tax purposes as not separate from or an agent of either Crescent or the Operating Partnership, or if Crescent and Crescent Operating were treated as a "stapled entity," the income, assets and activities of Crescent Operating would be considered to be the income, assets and activities of Crescent, with the result that Crescent would fail to meet the 95% and 75% gross income tests or the asset tests discussed below. A similar consequence might follow if the loan of approximately $35.9 million from the Operating Partnership to Crescent Operating does not constitute debt for federal income tax purposes.

     Shaw Pittman is of the opinion that (i) the Residential Development Properties or any interest therein will be treated as owned by the Residential Development Corporations, (ii) amounts derived by the Operating Partnership from the Residential Development Corporations under the terms of the Residential Development Property Mortgages will qualify as interest or principal, as the case may be, paid on mortgages on real property for purposes of the 75% and 95% gross income tests, (iii) amounts derived by the Operating Partnership with respect to the stock of the Residential Development Corporations will be treated as distributions on stock (i.e., as dividends, a return of capital, or capital gain, depending upon the circumstances) for purposes of the 75% and 95% gross income tests, (iv) the leases of the Hotel Properties will be treated as leases for federal income tax purposes, and the rent payable thereunder will qualify as "rents from real property," (v) the subordinated debt secured by the Florida hotel will be treated as debt for federal income tax purposes, the income payable thereunder will qualify as interest, and CDMC's ownership of the partnership interest in the partnership which owns the hotel will not be attributed to the Operating Partnership, (vi) Crescent Operating will be treated for federal income tax purposes as a corporate entity separate from and not an agent of either Crescent or the Operating Partnership, and Crescent Operating and Crescent will not be treated as a stapled entity for federal income tax purposes; and (vii) the loan of approximately $35.9 million from the Operating Partnership to Crescent Operating will constitute debt for federal income tax purposes. Shaw Pittman has provided opinions similar to those provided with respect to the Operating Partnership's investment in the Residential Development Corporations with respect to its investments in certain other entities through non-voting securities and secured debt. Investors should be aware that there are no controlling Treasury Regulations, published rulings, or judicial decisions involving transactions with terms substantially the same as those with respect to the Residential Development Corporations, the leases of the Hotel Properties and the relationship among Crescent, the Operating Partnership and Crescent Operating. Therefore, the opinions of Shaw Pittman with respect to these matters are based upon all of the facts and circumstances and upon rulings and judicial decisions involving situations that are considered to be analogous. Opinions of counsel are not binding upon the IRS or any court, and there can be no assurance that the IRS will not assert a contrary position successfully. If one or more of the leases of the Hotel Properties is not a true lease, part or all of the payments that the Operating Partnership receives from the respective lessee may not satisfy the various requirements for qualification as "rents from real property," or the Operating Partnership might be considered to operate the Hotel Properties directly. In that case, Crescent likely would not be able to satisfy either the 75% or 95% gross income tests and, as a result, likely would lose its REIT status. Similarly, if the IRS were to challenge successfully the arrangements with the Residential Development Corporations or Crescent Operating, Crescent's qualification as a REIT could be jeopardized.

     If any of the Residential Development Properties were to be acquired by the Operating Partnership as a result of foreclosure on any of the Residential Development Property Mortgages, or if any of the Hotel Properties were to be operated directly by the Operating Partnership or a subsidiary partnership as a result of a

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

default by the lessee under the lease, such property would constitute foreclosure property for three years following its acquisition (or for up to an additional three years if an extension is granted by the IRS), provided that (i) the Operating Partnership or its subsidiary partnership conducts sales or operations through an independent contractor; (ii) the Operating Partnership or its subsidiary partnership does not undertake any construction on the foreclosed property other than completion of improvements which were more than 10% complete before default became imminent; and (iii) foreclosure was not regarded as foreseeable at the time Crescent acquired the Residential Development Property Mortgages or leased the Hotel Properties. For so long as any of these properties constitutes foreclosure property, the income from such sales would be subject to tax at the maximum corporate rates and would qualify under the 75% and 95% gross income tests. However, if any of these properties does not constitute foreclosure property at any time in the future, income earned from the disposition or operation of such property will not qualify under the 75% and 95% gross income tests.

     With regard to the sale of Crescent Common Shares to an affiliate of Union Bank of Switzerland as well as the sale of Crescent Common Shares to Merrill Lynch International, it is possible that Crescent may receive certain payments in Crescent Common Shares, depending on the market price of the Crescent Common Shares upon settlement of the forward share purchase agreements. In the opinion of Shaw Pittman, such payments will not constitute gross income and therefore will not be taken into account in the application of gross income tests.

     Crescent anticipates that it will have certain income which will not satisfy the 75% or the 95% gross income test. For example, income from dividends on the stock of the Residential Development Corporations and any gain recognized upon the distribution of the common stock of Crescent Operating will not satisfy the 75% gross income test. Furthermore, the amount of gain Crescent recognized upon this distribution depended upon the fair market value of the common stock of Crescent Operating at the time of the distribution. Prior to the distribution, the Crescent Board of Trust Managers determined that the value of this stock was $0.99 per share, but there can be no assurance that the IRS will agree with this determination in light of various factors including subsequent trading prices. It is also possible that certain income resulting from the use of creative financing or acquisition techniques would not satisfy the 75% or 95% gross income tests. Crescent believes, however, that the aggregate amount of nonqualifying income will not cause Crescent to exceed the limits on nonqualifying income under the 75% or 95% gross income tests.

     If Crescent fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions generally will be available if Crescent's failure to meet such tests is due to reasonable cause and not to willful neglect, Crescent attaches a schedule of the sources of its income to its tax return, and any incorrect information on the schedule is not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances Crescent would be entitled to the benefit of these relief provisions. As discussed above, even if these relief provisions apply, a tax equal to approximately 100% of the corresponding net income would be imposed with respect to the excess of 75% or 95% of Crescent's gross income over Crescent's qualifying income in the relevant category, whichever is greater.

  Asset Tests

     Crescent, at the close of each quarter of its taxable year, must also satisfy three tests relating to the nature of its assets. First, at least 75% of the value of Crescent's total assets must be represented by real estate assets (including (i) its allocable share of real estate assets held by the Operating Partnership, any partnerships in which the Operating Partnership owns an interest, or qualified REIT subsidiaries of Crescent and (ii) stock or debt instruments held for not more than one year purchased with the proceeds of a stock offering or long-term (at least five years) debt offering of Crescent), cash, cash items and government securities. Second, not more than 25% of Crescent's total assets may be represented by securities other than those in the 75% asset class. Third, of the investments included in the 25% asset class, the value of any one issuer's securities owned by Crescent may not exceed 5% of the value of Crescent's total assets, and Crescent may not own more than 10% of any one issuer's outstanding voting securities. The 25% and 5% tests generally must be met for any quarter in which Crescent acquires securities of an issuer. Thus, this requirement must be satisfied not only on the

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

date Crescent first acquires corporate securities, but also each time Crescent increases its ownership of corporate securities (including as a result of increasing its interest in the Operating Partnership either with the proceeds of the Offering or by acquiring Units from Limited Partners upon the exercise of their Exchange Rights).

     The Operating Partnership owns 100% of the non-voting stock of each Residential Development Corporation. In addition, the Operating Partnership owns the Residential Development Property Mortgages. As stated above, in the opinion of Shaw Pittman each of these mortgages will constitute debt for federal income tax purposes and therefore will be treated as a real estate asset; however, the IRS could assert that such mortgages should be treated as equity interests in their respective issuers, which would not qualify as real estate assets. By virtue of its ownership of partnership interests in the Operating Partnership, Crescent will be considered to own its pro rata share of these assets. Neither Crescent nor the Operating Partnership, however, will directly own more than 10% of the voting securities of any Residential Development Corporation at the end of any quarter of Crescent's taxable year, and, in the opinion of Shaw Pittman, Crescent will not be considered to own any of such voting securities. In addition, Crescent and its senior management believe that Crescent's pro rata shares of the value of the securities of each Residential Development Corporation do not separately exceed 5% of the total value of Crescent's total assets. This belief is based in part upon its analysis of the estimated values of the various securities owned by the Operating Partnership relative to the estimated value of the total assets owned by the Operating Partnership. No independent appraisals will be obtained to support this conclusion, and Shaw Pittman, in rendering its opinion as to the qualification of Crescent as a REIT, is relying on the conclusions of Crescent and its senior management as to the value of the various securities and other assets. There can be no assurance, however, that the IRS might not contend that the values of the various securities held by Crescent through the Operating Partnership separately exceed the 5% value limitation or, in the aggregate, exceed the 25% value limitation or that the voting securities of the Residential Development Corporations should be considered to be owned by Crescent. Finally, if the Operating Partnership were treated for tax purposes as a corporation rather than as a partnership, Crescent would violate the 10% of voting securities and 5% of value limitations, and the treatment of any of the Operating Partnership's subsidiary partnerships as a corporation rather than as a partnership could also violate one or the other, or both, of these limitations. In the opinion of Shaw Pittman, for federal income tax purposes the Operating Partnership and all the subsidiary partnerships will be treated as partnerships and not as either associations taxable as corporations or publicly traded partnerships. See "-- Tax Aspects of the Operating Partnership and the Subsidiary Partnerships" below.

     As noted above, the 5% and 25% value requirements must be satisfied not only on the date Crescent first acquires corporate securities, but also each time Crescent increases its ownership of corporate securities (including as a result of increasing its interest in the Operating Partnership either with the proceeds of the Offering or by acquiring Units from Limited Partners upon the exercise of their Exchange Rights). Although Crescent plans to take steps to ensure that it satisfies the 5% and 25% value tests for any quarter with respect to which retesting is to occur, there can be no assurance that such steps (i) will always be successful; (ii) will not require a reduction in Crescent's overall interest in the various corporations; or (iii) will not restrict the ability of the Residential Development Corporations to increase the sizes of their respective businesses, unless the value of the assets of Crescent is increasing at a commensurate rate.

  Annual Distribution Requirements

     In order to qualify as a REIT, Crescent is required to distribute dividends (other than capital gain dividends) to its shareholders in an amount at least equal to (A) the sum of (i) 95% of the "real estate investment trust taxable income" of Crescent (computed without regard to the dividends paid deduction and Crescent's net capital gain) and (ii) 95% of the net income (after tax), if any, from foreclosure property, minus (B) certain excess noncash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before Crescent timely files its tax return for such year, and if paid on or before the date of the first regular dividend payment after such declaration. To the extent that Crescent does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "real estate investment trust taxable income," as adjusted, it will be subject to tax thereon at regular capital gains

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and ordinary corporate tax rates. Furthermore, if Crescent should fail to distribute, during each calendar year, at least the sum of (i) 85% of its "real estate investment trust ordinary income" for such year; (ii) 95% of its "real estate investment trust capital gain income" for such year; and (iii) any undistributed taxable income from prior periods, Crescent would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

     Crescent believes that it has made and intends to make timely distributions sufficient to satisfy all annual distribution requirements. In this regard, the limited partnership agreement of the Operating Partnership (the "Operating Partnership Agreement") authorizes CREE Ltd., as general partner, to take such steps as may be necessary to cause the Operating Partnership to distribute to its partners an amount sufficient to permit Crescent to meet these distribution requirements. It is possible, however, that, from time to time, Crescent may experience timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of such income and deduction of such expenses in arriving at its "real estate investment trust taxable income." Issues may also arise as to whether certain items should be included in income. For example, Shaw Pittman has opined that the Operating Partnership should include in income only its share of the interest income actually paid on the two mortgage notes secured by two of Crescent's Office Properties, Spectrum Center and Three Westlake Park, respectively, and the two mortgage notes secured by Crescent's Trammell Crow Center Office Property, all of which were acquired at a substantial discount, rather than its share of the amount of interest accruing pursuant to the terms of these investments, but opinions of counsel are not binding on the IRS or the courts. In this regard, the IRS has taken a contrary view in a recent technical advice memorandum concerning the accrual of original issue discount. Crescent believes, however, that even if the Operating Partnership were to include in income the full amount of interest income accrued on these notes, and the Operating Partnership were not allowed any offsetting deduction for the amount of such interest to the extent it is uncollectible, Crescent nonetheless would be able to satisfy the 95% distribution requirement without borrowing additional funds or distributing stock dividends (as discussed below). In addition, it is possible that certain creative financing or creative acquisition techniques used by the Operating Partnership may result in income (such as income from cancellation of indebtedness or gain upon the receipt of assets in foreclosure whose fair market value exceeds the Operating Partnership's basis in the debt which was foreclosed upon) which is not accompanied by cash proceeds. In this regard, the modification of a debt can result in taxable gain equal to the difference between the holder's basis in the debt and the principal amount of the modified debt. Shaw Pittman has opined that the four mortgage notes secured by Spectrum Center, Three Westlake Park and Trammell Crow Center, were not modified in the hands of the Operating Partnership. Based on the foregoing, Crescent may have less cash available for distribution in a particular year than is necessary to meet its annual 95% distribution requirement or to avoid tax with respect to capital gain or the excise tax imposed on certain undistributed income for such year. To meet the 95% distribution requirement necessary to qualify as a REIT or to avoid tax with respect to capital gain or the excise tax imposed on certain undistributed income, Crescent may find it appropriate to arrange for borrowings through the Operating Partnership or to pay distributions in the form of taxable share dividends.

     Under certain circumstances, Crescent may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in Crescent's deduction for dividends paid for the earlier year. Thus, Crescent may be able to avoid being taxed on amounts distributed as deficiency dividends; however, Crescent will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

  Ownership Information

     Pursuant to applicable Treasury Regulations, in order to be treated as a REIT, Crescent must maintain certain records and request certain information from its shareholders designed to disclose the actual ownership of its Equity Shares (as defined herein). Crescent believes that it has complied and intends to continue to comply with such requirements.

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

  Failure to Qualify

     If Crescent fails to qualify as a REIT in any taxable year and the relief provisions do not apply, Crescent will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to shareholders in any year in which Crescent fails to qualify as a REIT will not be deductible by Crescent; nor will they be required to be made. If Crescent fails to qualify as a REIT, then, to the extent of Crescent's current and accumulated earnings and profits, all distributions to shareholders will be taxable as ordinary income and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, Crescent will also be disqualified from electing to be treated as a REIT for the four taxable years following the year during which it ceased to qualify as a REIT. It is not possible to state whether in all circumstances Crescent would be entitled to such statutory relief.

     Pending Legislation. On February 2, 1998, President Clinton released a proposed budget for fiscal year 1999. The budget proposal contained a variety of proposed income tax changes, four of which pertain to REITs. First, a regular corporation with a fair market value of more than $5,000,000 which elects REIT status or merges into a REIT would be treated as if it had liquidated and distributed all its assets to its shareholders, and its shareholders had then contributed the assets to the electing or existing REIT. This deemed liquidation would cause the regular corporation to be taxed as if it had sold its assets for fair market value and would cause its shareholders to be taxed as if they had sold their stock for fair market value. The proposal would be effective for elections that are first effective for a taxable year beginning after January 1, 1999, and for mergers after December 31, 1998. Second, five REITs were allowed to continue as with their stock stapled to regular corporations (i.e., the stock of the REIT is traded together with the stock of the regular corporation) despite the general prohibition of this structure under Section 269A of the Code, enacted in 1984. For any properties acquired on or after the first date of congressional committee action with respect to the budget proposal (the "Committee Action Date"), where the stapled regular corporation undertakes activities or services relating to the properties, the REITs would be made subject to Section 269A. Third, under current law, REITs may not own more than 10% of the voting stock of a regular corporation. Under the proposal, they also would not be permitted to own more than 10% of the value of all classes of stock of a corporation. This prohibition would apply to stock acquired on or after the Committee Action Date. REITs would continue to be allowed to own corporations whose stock they owned prior to the Committee Action Date, but this grandfathered status would terminate if, after the Committee Action Date, the corporation engaged in a new trade or business or acquired substantial new assets or the REIT acquired additional stock in a corporation. Fourth, a new ownership restriction would be imposed on REITs, prohibiting any one person from owning more than 50% of the total combined voting power of all voting stock or more than 50% of the total value of shares of all classes of stock of the REIT. Current law already contains ownership restrictions applicable to individuals; this new limitation would affect owners other than individuals. It would be effective for entities electing REIT status for taxable years beginning on or after the Committee Action Date.

     The Chairmen of the House Ways and Means Committee and the Senate Finance Committee have introduced legislation to enact the proposal concerning stapled REITs effective March 26, 1998, and such legislation (but not any of the other proposals) is currently part of the IRS restructuring legislation that was passed by the Senate and the House of Representatives and is included in the Conference Agreement between the House and the Senate. It is not clear whether any of the other proposals will be introduced or enacted and, if they are, their effective dates. Additional proposals affecting REITs may be made by the President or his administration or by members of Congress. It is impossible to predict the nature of those proposals, whether they would be enacted, and their effect on Crescent. There can be no assurance, however, that changes in legislation would not have a material adverse effect on Crescent.

TAXATION OF CRESCENT CONVERTIBLE PREFERRED SHARES

     Distributions to Holders of Crescent Convertible Preferred
Shares. Distributions with respect to the Crescent Convertible Preferred Shares will be taxable as described below in "-- Taxation of Taxable Domestic Shareholders," "-- Taxation of Tax-Exempt Shareholders" and "-- Taxation of Foreign Shareholders."

     Redemption or Conversion of Crescent Convertible Preferred Shares to Crescent Common Shares. Assuming that Crescent Convertible Preferred Shares will not be redeemed or converted at a time when there are distributions in arrears, in general, no gain or loss will be recognized for federal income tax purposes upon the redemption or conversion of the Crescent Convertible Preferred Shares at the option of the holder solely into Crescent Common Shares. The basis that a holder will have for tax purposes in the Crescent Common Shares received will be equal to the adjusted basis the holder had in the Crescent Convertible Preferred Shares so redeemed or converted and, provided that the Crescent Convertible Preferred Shares were held as a capital asset, the holding period for the Crescent Common Shares received will include the holding period for the Crescent Convertible Preferred Shares redeemed or converted. A holder, however, will generally recognize gain or loss on the receipt of cash in lieu of a fractional Crescent Common Share in an amount equal to the difference between the amount of cash received and the holder's adjusted basis in such fractional share.

     If a redemption or conversion occurs when there is a dividend arrearage on the Crescent Convertible Preferred Shares and the fair market value of the Crescent Common Shares exceeds the issue price of the Crescent Convertible Preferred Shares, a portion of the Crescent Common Shares received might be treated as a dividend distribution taxable as ordinary income.

  Taxation of Taxable Domestic Shareholders

     For purposes of this summary, a "U.S. Shareholder" means a beneficial owner of Crescent Common Shares or Crescent Convertible Preferred Shares who or that is for U.S. federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States or any state or political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, (iv) a trust if a court within the United States is able to exercise primary jurisdiction over administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust, or (v) a partnership to the extent the interest therein is owned by any of the persons described in clauses (i), (ii), (iii), or (iv) above. As used herein, the term "Non-U.S. Shareholder" means a beneficial owner of Crescent Common Shares or Crescent Convertible Preferred Shares that is not a U.S. Shareholder.

     Any distribution declared by Crescent in October, November or December of any year payable to a shareholder of record on a specified date in any such month shall be treated as both paid by Crescent and received by the shareholder on December 31 of such year, provided that the distribution is actually paid by Crescent during January of the following calendar year. As long as Crescent qualifies as a REIT, distributions made to Crescent's taxable U.S. Shareholders out of Crescent's current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by such U.S. Shareholders as ordinary income and, for corporate U.S. Shareholders, will not be eligible for the dividends received deduction. Distributions that are properly designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed Crescent's actual net capital gain for the taxable year) without regard to the period for which the U.S. Shareholder has held its Crescent Common Shares or Crescent Convertible Preferred Shares. However, corporate U.S. Shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. In addition, Crescent may elect to retain and pay income tax on its net long-term capital gains. If Crescent so elects, each U.S. Shareholder will take into income the U.S. Shareholder's share of the retained capital gain as long-term capital gain and will receive a credit or refund for that U.S. Shareholder's share of the tax paid by Crescent. The U.S. Shareholder will increase the basis of such U.S. Shareholder's shares by an amount equal to the excess of the retained capital gain included in the U.S. Shareholder's income over the tax deemed paid by such U.S. Shareholder. Distributions in excess of current and accumulated earnings and profits will not be taxable to a U.S. Shareholder to the extent that they do not exceed the adjusted basis of the shareholder's Crescent Common Shares or Crescent Convertible Preferred Shares, but rather will reduce the adjusted basis of such shares. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a U.S. Shareholder's Crescent Common Shares or Crescent Convertible Preferred Shares, such distributions will be included in income as long-term capital gain (or short-term capital gain if the shares have been held for one year or less) assuming the shares are a capital asset in the hands of the U.S. Shareholder. U.S. Shareholders may not include any net operating losses or capital losses of Crescent in their respective income tax returns.

     In general, any loss upon a sale or exchange of shares by a U.S. Shareholder who has held such shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent of distributions from Crescent required to be treated by such U.S. Shareholder as long-term capital gain.

  Taxation of Tax-exempt Shareholders

     Most tax-exempt employees' pension trusts are not subject to federal income tax except to the extent of their receipt of "unrelated business taxable income" as defined in Section 512(a) of the Code ("UBTI"). Distributions by Crescent to a shareholder that is a tax-exempt entity should not constitute UBTI, provided that the tax-exempt entity has not financed the acquisition of its Crescent Common Shares or Crescent Convertible Preferred Shares with "acquisition indebtedness" within the meaning of the Code and the Crescent Common Shares or Crescent Convertible Preferred Shares are not otherwise used in an unrelated trade or business of the tax-exempt entity. In addition, certain pension trusts that own more than 10% of a "pension-held REIT" must report a portion of the dividends that they receive from such a REIT as UBTI. Crescent has not been and does not expect to be treated as a pension-held REIT for purposes of this rule.

  Taxation of Foreign Shareholders

     The rules governing United States federal income taxation of Non-U.S. Shareholders are complex, and no attempt will be made herein to provide more than a summary of such rules. Prospective Non-U.S. Shareholders should consult with their own tax advisors to determine the impact of federal, state and local tax laws with regard to an investment in Crescent Common Shares or Crescent Convertible Preferred Shares, including any reporting requirements.

     Distributions that are not attributable to gain from sales or exchanges by Crescent of United States real property interests and not designated by Crescent as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of current or accumulated earnings and profits of Crescent. Such distributions ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the distribution, unless an applicable tax treaty reduces that tax. A number of U.S. tax treaties that reduce the rate of withholding tax on corporate dividends do not reduce, or reduce to a lesser extent, the rate of withholding applied to dividends from a REIT. Crescent expects to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution made to a Non-U.S. Shareholder unless (i) a lower treaty rate applies (and, with regard to payments on or after January 1, 1999, the Non-U.S. Shareholder (1) files IRS Form W-8 with Crescent and, (2) if the Crescent Common Shares or Crescent Convertible Preferred Shares are not traded on an established securities market, acquires a taxpayer identification number from the IRS) or (ii) the Non-U.S. Shareholder has filed an IRS Form 4224 (or, with respect to payments on or after January 1, 1999, files IRS Form W-8) with Crescent claiming that the distribution is effectively connected with the Non-U.S. Shareholder's conduct of a U.S. trade or business. Distributions in excess of Crescent's current and accumulated earnings and profits will be treated as a return of capital to the extent of the adjusted basis of a Non-U.S. Shareholder's shares and thereafter as capital gain, which will be taxable to the extent that the Non-U.S. Shareholder would otherwise be subject to tax on any gain from the sale or disposition of the Crescent Common Shares or Crescent Convertible Preferred Shares, as described below. Distributions in excess of current and accumulated earnings and profits are currently subject to withholding at the same 30% or lower treaty rate applicable to ordinary income dividends, but a Non-U.S. Shareholder may seek a refund of amounts of tax withheld in excess of the Non-U.S. Shareholder's actual U.S. tax liability, provided the required information is furnished to the IRS. Beginning with payments made on or after January 1, 1999, Crescent will be permitted, but not required, to make reasonable estimates of the extent to which distributions exceed current and accumulated earnings and profits. Such distributions will generally be subject to a 10% withholding tax, which may be refunded to the extent it exceeds the shareholder's actual U.S. tax liability, provided the required information is furnished to the IRS.

     For any year in which Crescent qualifies as a REIT, distributions that are attributable to gain from sales or exchanges by Crescent of United States real property interests will be taxed to a Non-U.S. Shareholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980, as amended ("FIRPTA"). Under FIRPTA, distributions attributable to gain from sales of United States real property interests are taxed to a Non-U.S. Shareholder as if such gain were effectively connected with a United States business. Non-U.S. Shareholders would thus be taxed at the normal capital gain rates applicable to U.S. Shareholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a foreign corporate shareholder, subject to possible exemption or rate reduction under an applicable tax treaty. Crescent is required to withhold 35% of any distribution that could be designated by Crescent as a capital gain dividend. This amount is creditable against the Non-U.S. Shareholder's FIRPTA tax liability.

     Gain recognized by a Non-U.S. Shareholder upon a sale of Crescent Common Shares or Crescent Convertible Preferred Shares generally will not be taxed under FIRPTA if Crescent is a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the shares was held directly or indirectly by foreign persons. Crescent believes that it is, and currently expects to continue to be, a "domestically controlled REIT," and in such case the sale of Crescent Common Shares or Crescent Convertible Preferred Shares would not be subject to taxation under FIRPTA. However, gain not subject to FIRPTA nonetheless will be taxable to a Non-U.S. Shareholder if (i) investment in the Crescent Common Shares or Crescent Convertible Preferred Shares is treated as effectively connected with the Non-U.S. Shareholder's U.S. trade or business or (ii) the Non-U.S. Shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions are met. Effectively connected gain realized by a foreign corporate shareholder may be subject to an additional 30% branch profits tax, subject to possible exemption or rate reduction under an applicable tax treaty. If the gain on the sale of Crescent Common Shares or Crescent Convertible Preferred Shares is subject to taxation under FIRPTA, the Non-U.S. Shareholder would be subject to the same treatment as U.S. Shareholders with respect to such gain (subject to the additional 30% branch profits tax and a special alternative minimum tax in the case of nonresident alien individuals), and the purchaser of the Crescent Common Shares or Crescent Convertible Preferred Shares would be required to withhold and remit to the IRS 10% of the purchase price.

  Tax Aspects of the Operating Partnership and the Subsidiary Partnerships

     The following discussion summarizes certain federal income tax considerations applicable solely to Crescent's investment in the Operating Partnership and its subsidiary partnerships and represents the views of Shaw Pittman. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

     Classification of the Operating Partnership and its Subsidiary Partnerships for Tax Purposes. In the opinion of Shaw Pittman, based on the provisions of the Operating Partnership Agreement and the partnership agreements of the various subsidiary partnerships, certain factual assumptions and certain representations described in the opinion, the Operating Partnership and the subsidiary partnerships will each be treated as a partnership and neither an association taxable as a corporation for federal income tax purposes, nor a "publicly traded partnership" taxable as a corporation. Unlike a ruling from the IRS, however, an opinion of counsel is not binding on the IRS or the courts, and no assurance can be given that the IRS will not challenge the status of the Operating Partnership and its subsidiary partnerships as partnerships for federal income tax purposes. If for any reason the Operating Partnership were taxable as a corporation rather than as a partnership for federal income tax purposes, Crescent would fail to qualify as a REIT because it would not be able to satisfy the income and asset requirements. See "-- Taxation of Crescent," above. In addition, any change in the Operating Partnership's status for tax purposes might be treated as a taxable event, in which case Crescent might incur a tax liability without any related cash distributions. See "-- Taxation of Crescent," above. Further, items of income and deduction for the Operating Partnership would not pass through to the respective partners, and the partners would be treated as shareholders for tax purposes. The Operating Partnership would be required to pay income tax at regular corporate tax rates on its net income, and distributions to partners would constitute dividends that would not be deductible in computing the Operating Partnership's taxable income. Similarly, if any of the subsidiary partnerships were taxable as a corporation rather than as a partnership for federal income tax purposes, such treatment might cause Crescent to fail to qualify as a REIT, and in any event such partnership's items of income and deduction would not pass through to its partners, and its net income would be subject to income tax at regular corporate rates.

     Income Taxation of the Operating Partnership and its Subsidiary Partnerships. A partnership is not a taxable entity for federal income tax purposes. Rather, Crescent will be required to take into account its allocable share of the Operating Partnership's income, gains, losses, deductions and credits for any taxable year of such Partnership ending within or with the taxable year of Crescent, without regard to whether Crescent has received or will receive any cash distributions. The Operating Partnership's income, gains, losses, deductions and credits for any taxable year will include its allocable share of such items from its subsidiary partnerships.

  Tax Allocations with Respect to Pre-Contribution Gains

     Pursuant to Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with the unrealized gain associated with the property at the time of the contribution. The amount of such unrealized gain is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (the "Book-Tax Difference"). In general, the fair market value of the properties initially contributed to the Operating Partnership were substantially in excess of their adjusted tax bases. The Operating Partnership Agreement requires that allocations attributable to each item of initially contributed property be made so as to allocate the tax depreciation available with respect to such property first to the partners other than the partner that contributed the property, to the extent of, and in proportion to, such partners' share of book depreciation, and then, if any tax depreciation remains, to the partner that contributed the property. Accordingly, the depreciation deductions allocable will not correspond exactly to the percentage interests of the partners. Upon the disposition of any item of initially contributed property, any gain attributable to an excess at such time of basis for book purposes over basis for tax purposes will be allocated for tax purposes to the contributing partner and, in addition, the Operating Partnership Agreement provides that any remaining gain will be allocated for tax purposes to the contributing partners to the extent that tax depreciation previously allocated to the noncontributing partners was less than the book depreciation allocated to them. These allocations are intended to be consistent with Section 704(c) of the Code and with Treasury Regulations thereunder. The tax treatment of properties contributed to the Operating Partnership subsequent to its formation is expected generally to be consistent with the foregoing.

     In general, the contributing partners will be allocated lower amounts of depreciation deductions for tax purposes and increased taxable income and gain on sale by the Operating Partnership of one or more of the contributed properties. These tax allocations will tend to reduce or eliminate the Book-Tax Difference over the life of the Operating Partnership. However, the special allocation rules of Section 704(c) of the Code do not always entirely rectify the Book-Tax Difference on an annual basis. Thus, the carryover basis of the contributed assets in the hands of the Operating Partnership will cause Crescent to be allocated lower depreciation and other deductions. This may cause Crescent to recognize taxable income in excess of cash proceeds, which might adversely affect Crescent's ability to comply with the REIT distribution requirements. See "-- Taxation of Crescent," above.

  Sale of Property

     Generally, any gain realized by the Operating Partnership on the sale of real property, if the property is held for more than one year, will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture.

     Crescent's share of any gain realized on the sale of any property held by the Operating Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Operating Partnership's business, however, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. See "-- Taxation of Crescent," above. Such prohibited transaction income will also have an adverse effect upon Crescent's ability to satisfy the income tests for status as a REIT for federal income tax purposes. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of the Operating Partnership's business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. The Operating Partnership intends to hold its properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning and operating the properties, and to make such occasional sales of properties as are consistent with these investment objectives.

  Taxation of the Residential Development Corporations

     A portion of the amounts to be used to fund distributions to shareholders is expected to come from the Residential Development Corporations through dividends on non-voting common stock thereof held by the Operating Partnership and interest on the Residential Development Property Mortgages held by the Operating Partnership. The Residential Development Corporations will not qualify as REITs and will pay federal, state and local income taxes on their taxable incomes at normal corporate rates, which taxes will reduce the cash available for distribution by Crescent to its shareholders. Crescent anticipates that, initially, deductions for interest and amortization will largely offset the otherwise taxable income of the Residential Development Corporations, but there can be no assurance that this will be the case or that the IRS will not challenge such deductions. Any federal, state or local income taxes that the Residential Development Corporations are required to pay will reduce the cash available for distribution by Crescent to its shareholders.

  State and Local Taxes

     Crescent and its shareholders may be subject to state and local tax in various states and localities, including those states and localities in which it or they transact business, own property, or reside. The tax treatment of Crescent and the shareholders in such jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws upon an investment in the Crescent Common Shares.

     In particular, the State of Texas imposes a franchise tax upon corporations and limited liability companies that do business in Texas. The Texas franchise tax is imposed on each such entity with respect to the entity's "net taxable capital" and its "net taxable earned surplus" (generally, the entity's federal taxable income, with certain adjustments). The franchise tax on net taxable capital is imposed at the rate of 0.25% of an entity's net taxable capital. The franchise tax rate on "net taxable earned surplus" is 4.5%. The Texas franchise tax is generally equal to the greater of the tax on "net taxable capital" and the tax on "net taxable earned surplus." The Texas franchise tax is not applied on a consolidated group basis. Any Texas franchise tax that Crescent is indirectly required to pay will reduce the cash available for distribution by Crescent to shareholders. Even if an entity is doing business in Texas for Texas franchise tax purposes, the entity is subject to the Texas franchise tax only on the portion of the taxable capital or taxable earned surplus apportioned to Texas.

     As a Texas real estate investment trust, Crescent will not be subject directly to the Texas franchise tax. However, Crescent will be subject indirectly to the Texas franchise tax as a result of its interests in CREE Ltd., Management I, Management II, Management III, Management IV, Management V and Management VII, which will be subject to the Texas franchise tax because they are general partners of the Operating Partnership, Funding I, Funding II, Funding III, Funding IV, Funding V and Funding VII, and the Operating Partnership, Funding I, Funding II, Funding III, Funding IV, Funding V and Funding VII will be doing business in Texas.

     It is anticipated that Crescent's Texas franchise tax liability will not be substantial because CREE Ltd., Management I, Management II, Management III, Management IV, Management V and Management VII are allocated only a small portion of the taxable income of the Operating Partnership, Funding I, Funding II, Funding III, Funding IV, Funding V and Funding VII. In addition, Management VI and Funding VI are not anticipated to be subject to the Texas franchise tax.

     The Operating Partnership, Funding I, Funding II, Funding III, Funding IV, Funding V and Funding VII will not be subject to the Texas franchise tax, under the laws in existence at the time of this Prospectus because they are partnerships instead of corporations. There is no assurance, however, that the Texas legislature will not expand the scope of the Texas franchise tax to apply to limited partnerships such as the Operating Partnership, Funding I, Funding II, Funding III, Funding IV, Funding V and Funding VII or enact other legislation which may result in subjecting Crescent to the Texas franchise tax. Any statutory change by the Texas legislature may be applied retroactively.

     In addition, it should be noted that three of the Residential Development Corporations will be doing business in Texas and will be subject to the Texas franchise tax. Further, Crescent/301, L.L.C. will be subject to the Texas franchise tax because it is doing business in Texas and limited liability companies are subject to Texas franchise tax. However, this franchise tax should not be substantial because Crescent/301, L.L.C. owns a 1% interest in 301 Congress Avenue, L.P. Other entities that will be subject to the Texas franchise tax include CresTex Development, LLC and its member CresCal Properties, Inc. and any other corporations or limited liability companies doing business in Texas with Texas receipts. It is expected that the franchise tax liability of these entities will not be substantial.

     The Texas legislature considered in its 1997 regular session proposals for property tax relief in Texas. Such relief would have required increasing the proportion of education funding costs paid by the State of Texas and reducing the proportion paid by local property taxes. Alternatives for increasing State of Texas revenues that have been considered include broadening the franchise tax base to include other entities such as partnerships and real estate investment trusts, enactment of a new gross receipts tax, enactment of a new business activity tax, an increase in the sales tax and/or broadening the sales tax base. The Texas House of Representatives and the Texas Senate both passed different bills that would have broadened the franchise tax base to apply the franchise tax to business trusts such as Crescent and partnerships such as the Operating Partnership, Funding I, Funding II, Funding III, Funding IV, Funding V, and Funding VII. However, the conference committee was not able to work out the differences between these two bills and the Texas legislature adjourned the 1997 regular session without adopting such legislation. There can be no assurance that the Texas legislature will not enact similar legislation in its next regular session, beginning in 1999. A committee of the Texas House of Representatives is currently studying alternative methods and formulas to fund education in anticipation of the next regular session.

     Locke Purnell Rain Harrell (A Professional Corporation), special tax counsel to Crescent ("Special Tax Counsel"), has reviewed the discussion in this section with respect to Texas franchise tax matters and is of the opinion that, based on the current structure of Crescent and based upon current law, it accurately summarizes the Texas franchise tax matters expressly described herein. Special Tax Counsel expresses no opinion on any other tax considerations affecting Crescent or a holder of Crescent Common or Preferred Shares, including, but not limited to, other Texas franchise tax matters not specifically discussed above.

     Shaw Pittman has not reviewed the discussion in this subsection "State and Local Taxes" with respect to Texas franchise tax matters and has expressed no opinion with respect thereto. Milbank has not reviewed the discussion in this section "Tax Considerations" and has expressed no opinion with respect thereto.

                       PRINCIPAL SHAREHOLDERS OF CRESCENT

     The following table sets forth the beneficial ownership of Crescent Common Shares for (i) each shareholder of Crescent who beneficially owns more than 5% of the Crescent Common Shares, (ii) each trust manager and named executive officer of Crescent or CREE Ltd., the general partner of the Operating Partnership, and (iii) the trust managers and executive officers of Crescent or CREE Ltd. as a group. Unless otherwise indicated in the footnotes, all Crescent Common Shares and all Units are owned directly by the listed beneficial owner.

                            BENEFICIAL OWNERSHIP(1)

                                                 COMMON                                 PERCENT OF
  NAME AND ADDRESS OF BENEFICIAL OWNER(2)    SHARES(3)(4)(5)                         COMMON SHARES(6)
  ---------------------------------------    ---------------                         ----------------
Richard E. Rainwater.......................    13,883,418(7)                              11.0%
John C. Goff...............................     2,491,413(8)                               2.1%
Gerald W. Haddock..........................     1,881,291(9)                               1.6%
Dallas E. Lucas............................       106,312(10)                                 *
David M. Dean..............................        83,740(10)                                 *
James M. Eidson, Jr........................        87,652                                     *
Anthony M. Frank...........................        25,400                                     *
Morton H. Meyerson.........................       164,765(11)                                 *
William F. Quinn...........................        28,907                                     *
Paul E. Rowsey, III........................        40,307                                     *
Melvin Zuckerman...........................     1,009,658(12)                                 *
FMR Corp...................................    10,186,700(13)                              7.5%
  82 Devonshire Street
  Boston, Massachusetts 02109
Trust Managers and Executive Officers as a
  Group (18 persons).......................    19,989,015(7)(8)(9)(10)(11)(12)(14)        15.1%

---------------

  *  Less than 1%

 (1) All information is as of April 9, 1998 unless otherwise indicated. The number of Crescent Common Shares beneficially owned is reported on the basis of regulations of the Commission governing the determination of beneficial ownership of securities. Accordingly, the number of Crescent Common Shares beneficially owned by a person includes (i) the number of Common Shares that such person has the right to acquire within 60 days of April 9, 1998 upon the exercise of options to purchase Crescent Common Shares ("Crescent Stock Options") granted pursuant to the 1994 Crescent Real Estate Equities, Inc. Stock Incentive Plan (the "1994 Crescent Plan") and the 1995 Crescent Real Estate Equities, Inc. Stock Incentive Plan (as amended, the "1995 Crescent Plan"), (ii) the number of Crescent Common Shares issuable upon exchange of Units owned by such person for Crescent Common Shares, with such exchange made on the basis of two Crescent Common Shares for each Unit exchanged (assuming Crescent elects to issue Crescent Common Shares rather than pay cash upon such exchange), and (iii) the number of Crescent Common Shares issuable upon exercise of options (the "Unit Option") granted under the 1996 Crescent Real Estate Equities Limited Partnership Unit Incentive Plan (the "Unit Plan") to purchase Units and the subsequent exchange of such Units for Crescent Common Shares, with such exchange made on the basis of two Crescent Common Shares for each Unit exchanged (assuming Crescent elects to issue Crescent Common Shares rather than pay cash upon such exchange.) In addition, the number of Crescent Common Shares beneficially owned by a person is deemed to include Crescent's Crescent Series A Preferred Shares, each of which is currently convertible into .6119 Crescent Common Shares. As of April 9, 1998, none of the persons listed in the table beneficially owned any Crescent Series A Preferred Shares.

 (2) Unless otherwise indicated, the address of each beneficial owner is 777 Main Street, Suite 2100, Fort Worth, Texas 76102.

 (3) The number of Crescent Common Shares beneficially owned by the following persons includes the number of Crescent Common Shares indicated due to the vesting of Crescent Stock Options: Richard E. Rainwater -- 1,165,624; John
     C. Goff -- 891,904; Gerald W. Haddock -- 652,472; Dallas E. Lucas -- 87,800; David M. Dean -- 77,600; James M. Eidson, Jr. -- 66,000; Anthony M. Frank -- 5,600; Morton H. Meyerson -- 2,800; William F. Quinn -- 23,400; Paul E. Rowsey, III -- 5,600; Melvin Zuckerman -- 2,800; and Trust Managers and Executive Officers as a Group -- 3,139,150.

 (4) The number of Crescent Common Shares beneficially owned by the following persons includes the number of Crescent Common Shares indirectly owned through participation in the CREE Ltd.'s 401(k) Plan as of December 31, 1997, as follows: John C. Goff -- 1,579; Gerald W. Haddock -- 1,695; Dallas
     E. Lucas -- 914; David M. Dean -- 1,028; James M. Eidson, Jr. -- 604; and Trust Managers and Executive Officers as a Group -- 12,401.

 (5) The number of Crescent Common Shares beneficially owned by the following persons includes Units that are exchangeable on a one-for-two basis for Crescent Common Shares or, at the option of Crescent, the cash equivalent thereof, as follows: Richard E. Rainwater -- 3,408,753 Units exchangeable for 6,817,506 Crescent Common Shares; John C. Goff -- 385,057 Units exchangeable for 770,114 Crescent Common Shares; Gerald W. Haddock -- 256,419 Units exchangeable for 512,838 Crescent Common Shares; Morton H. Meyerson -- 27,429 Units exchangeable for 54,858 Crescent Common Shares; and Melvin Zuckerman -- 503,429 Units exchangeable for 1,006,858 Crescent Common Shares. The total number of Units outstanding represents approximately 10% of the total Units; the remaining approximately 90% of the total Units is owned by Crescent. All information as to number of Units contained in the footnotes to this table reflects the number of Crescent Common Shares issuable upon the exchange of Units on the basis of two Crescent Common Shares for each Unit, assuming Crescent elects to issue Crescent Common Shares rather than pay cash upon such exchange.

 (6) The percentage of Crescent Common Shares beneficially owned by a person assumes that (i) as to any person listed in the table, all Crescent Stock Options exercisable within 60 days of April 9, 1998 are exercised, all Unit Options exercisable within 60 days of April 9, 1998 are exercised and the Units so acquired are subsequently exchanged for Crescent Common Shares, and all Units are exchanged for Crescent Common Shares, and (ii) as to all other persons, no Crescent Stock Options or Unit Options are exercised, and no Units are exchanged for Crescent Common Shares. Crescent Common Shares issuable upon conversion of the Crescent Series A Preferred Shares are not included because, as of April 9, 1998, none of the persons listed in the table was the beneficial owner of any Preferred Shares.

 (7) The number of Crescent Common Shares and Units beneficially owned by Richard E. Rainwater includes 1,200,000 Crescent Common Shares and 126,588 Units owned by trusts established for the benefit of Mr. Rainwater's children, and 460,000 Crescent Common Shares and 1,652 Units owned by Darla Moore, who is Mr. Rainwater's spouse. Mr. Rainwater disclaims beneficial ownership as to all such 1,660,000 Crescent Common Shares and 128,240 Units. In addition, the number of Crescent Common Shares and Units beneficially owned by Mr. Rainwater includes 2,206,374 Crescent Common Shares and 6,335,126 Units owned indirectly by Mr. Rainwater, including (i) 12,346 Crescent Common Shares and 49,506 Units owned by Rainwater, Inc., a Texas corporation, of which Mr. Rainwater is the sole director and owner,
     (ii) 10,070 Units owned by Tower Holdings, Inc., a Texas corporation, of which Mr. Rainwater is the sole director and owner, (iii) 33,296 Units owned by 777 Main Street Corporation, a Texas corporation, of which Mr. Rainwater is the sole director and owner, (iv) 2,425,836 Units owned by Rainwater Investor Partners, Ltd., a Texas limited partnership, of which Rainwater, Inc. is the sole general partner, (v) 555,424 Units owned by Rainwater RainAm Investors, L.P., a Texas limited partnership, of which Rainwater, Inc. is the sole general partner, (vi) 3,260,994 Units owned by Office Towers LLC, a Nevada limited liability company, of which Mr. Rainwater and Rainwater, Inc. own an aggregate 100% interest, and (vii) 2,194,028 Crescent Common Shares owned by the Richard E. Rainwater 1995 Charitable Remainder Unitrust No. 1, of which Mr. Rainwater is the sole trustee.

 (8) The number of Units beneficially owned by John C. Goff includes 152,560 Units owned by Goff Family L.P., a Delaware limited partnership, of which Mr. Goff is a general partner; and includes

     714,286 Units due to the vesting of Unit Options. Mr. Goff disclaims beneficial ownership of the Units owned by Goff Family, L.P. in excess of his pecuniary interest in such Units.

 (9) The number of Units beneficially owned by Gerald W. Haddock includes 101,706 Units owned by Haddock Family L.P., a Delaware limited partnership, of which Mr. Haddock is a general partner; and includes 714,286 Units due to the vesting of Unit Options. Mr. Haddock disclaims beneficial ownership of the Units owned by Haddock Family, L.P. in excess of his pecuniary interest in such Units.

(10) The number of Crescent Common Shares beneficially owned by Dallas E. Lucas and David M. Dean includes 9,959 and 3,984 restricted shares, respectively, which will vest (i.e., the restrictions will lapse) in equal amounts during the next three years. Each of Messrs. Lucas and Dean has sole voting power with respect to all of his restricted shares.

(11) The number of Crescent Common Shares beneficially owned by Morton H. Meyerson includes 80,000 Crescent Common Shares owned by trusts established for the benefit of Mr. Meyerson's children: Mr. Meyerson disclaims beneficial ownership as to all such 80,000 Crescent Common Shares. The number of Units beneficially owned by Morton H. Meyerson includes 16,880 Units owned by trusts established for the benefit of Mr. Meyerson's children: Mr. Meyerson disclaims beneficial ownership as to all of such Units.

(12) The number of Crescent Common Shares beneficially owned by Mr. Zuckerman includes 1,006,858 Crescent Common Shares owned by Canyon Ranch, Inc., of which Mr. Zuckerman is the sole shareholders.

(13) As reported in the Schedule 13G/A dated February 14, 1998, filed by FMR Corp., Fidelity Management & Research Company ("Fidelity"), a registered investment advisor and a wholly owned subsidiary of FMR Corp., is the beneficial owner of 9,780,000 Crescent Common Shares, none of which it has the power to vote. In addition to such 9,780,000 Crescent Common Shares, Fidelity Management Trust Company ("Fidelity Management"), a wholly owned subsidiary of FMR Corp., is the beneficial owner of 406,700 Crescent Common Shares, each of which it has the sole power to vote. Fidelity is the beneficial owner of 9,780,000 Crescent Common Shares as a result of its serving as investment advisor to various registered investment companies (the "Funds"). Each of Edward C. Johnson III, chairman of FMR Corp., Abigail P. Johnson, a director of FMR Corp., through its control of Fidelity, and the Funds has sole power to dispose of such Crescent Common Shares owned by the Funds. Neither FMR Corp., nor Edward C. Johnson III nor Abigail Johnson has the sole power to vote or direct the voting of the Crescent Common Shares owned directly by the Funds, which power resides with the Funds' boards of trustees. Fidelity carries out the voting of the Crescent Common Shares under written guidelines established by the Funds' board of trustees. In addition to such 9,780,000 Crescent Common Shares, Fidelity Management is the beneficial owner of 406,700 Crescent Common Shares as a result of its serving as investment manager of the institutional account(s). Edward C. Johnson III, Abigail Johnson and FMR Corp., through their control of Fidelity Management, have sole voting and dispositive power over such 406,700 Crescent Common Shares owned by the institutional account(s) as reported above. All information presented herein relating to FMR Corp. and Fidelity is based solely on the Schedule 13G/A filed by FMR Corp.

(14) The number of shares beneficially owned by the trust managers and executive officers as a group includes an aggregate of 4,183 restricted shares held by two executive officers other than Messrs. Lucas and Dean. Such restricted shares will vest (i.e. the restrictions will lapse) in equal amounts during the next three years. Each of such executive officer has sole voting power with respect to all of his restricted shares.

                   MANAGEMENT OF CRESCENT PRIOR TO THE MERGER

     Set forth below is information with respect to the eight trust managers, all of whom joined Crescent as directors in 1994 (except Melvin Zuckerman who became a trust manager in 1996), and the executive officers of Crescent.

                                        TERM
NAME                                   EXPIRES    AGE     POSITION
----                                   -------   ------   --------
Richard E. Rainwater.................   2000       54     Chairman of the Board of Trust Managers
John C. Goff.........................   1999       42     Vice Chairman of the Board of Trust Managers
Gerald W. Haddock....................   2001       50     President and Chief Executive Officer of
                                                          Crescent and CREE Ltd., Trust Manager of
                                                            Crescent and Director of CREE Ltd.
Anthony M. Frank.....................   2000       67     Trust Manager
Morton H. Meyerson...................   2001       60     Trust Manager
William F. Quinn.....................   2000       50     Trust Manager
Paul E. Rowsey, III..................   1999       43     Trust Manager
Melvin Zuckerman.....................   1999       70     Trust Manager
Dallas E. Lucas......................    N/A       36     Senior Vice President, Chief Financial and
                                                            Accounting Officer of Crescent and CREE Ltd.
David M. Dean........................    N/A       37     Senior Vice President, Law and Secretary of
                                                          Crescent and CREE Ltd.
James M. Eidson, Jr..................    N/A       44     Senior Vice President, Acquisitions of CREE
                                                          Ltd.
Bruce A. Picker......................    N/A       34     Vice President and Treasurer of Crescent and
                                                            CREE Ltd.
William D. Miller....................    N/A       39     Vice President, Administration of Crescent and
                                                            Senior Vice President, Administration of CREE
                                                            Ltd.
Joseph D. Ambrose, III...............    N/A       47     Vice President, Administration of CREE Ltd.
Jerry R. Crenshaw, Jr................    N/A       34     Vice President and Controller of CREE Ltd.
Barry L. Gruebbel....................    N/A       43     Vice President, Property Management of CREE
                                                          Ltd.
Howard W. Lovett.....................    N/A       41     Vice President, Corporate Leasing of CREE Ltd.
John L. Zogg, Jr.....................    N/A       34     Vice President, Leasing and Marketing of CREE
                                                          Ltd.

     In connection with the Merger, Mr. Frank J. Fertitta III and Mr. Lorenzo J. Fertitta will have rights to be appointed to the Crescent Board of Trust Managers. See "The Merger Agreement -- Additional Agreements."

                       NOMINEES FOR ELECTION OF DIRECTORS

     The Station Articles and Station Bylaws require that the number of directors on the Station Board of Directors be not less than three (3) nor more than fifteen (15). Currently, the Station Board of Directors has fixed the number of directors at seven (7). The Station Board of Directors presently consists of the following persons: Frank J. Fertitta III, Glenn C. Christenson, Blake L. Sartini, R. Hal Dean, Lorenzo J. Fertitta, Lowell H. Lebermann, Jr. and Delise F. Sartini. The Station Board of Directors is staggered into three classes. Class I consists of R. Hal Dean and Lowell H. Lebermann, Jr., whose terms expire in 2000. Class II consists of Glenn C. Christenson and Blake L. Sartini, whose terms expire in 1998. Class III consists of Frank J. Fertitta III, Lorenzo J. Fertitta, and Delise F. Sartini, whose terms expire in 1999. At each annual meeting, the terms of one class of directors expire. Each director nominee is elected to the Station Board of Directors for a term of three years.

     At the Meeting two directors are to be elected to serve until the earlier of (i) consummation of the Merger and (ii) the 2001 annual meeting of Station and until their successors are elected and qualified. Unless authority to vote for directors is withheld in the proxy card, it is the intention of the persons named in the enclosed form of proxy to vote FOR the re-election of the two nominees listed below. The persons designated as proxies will have discretion to cast votes for other persons in the event any nominee for director is unable to serve. At present, it is not anticipated that any nominee will be unable to serve.

     The names and certain information concerning the persons to be nominated as directors by the Station Board of Directors at the Meeting are set forth below. THE STATION BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES LISTED BELOW.

     Glenn C. Christenson. Mr. Christenson was appointed Chief Administrative Officer in March 1997 and has served as Executive Vice President of Station since February 1994. From 1989 to 1993, he served as Vice President of Station. He has served as Chief Financial Officer since 1989, as Treasurer since 1992 and as a director of Station since 1993. Mr. Christenson is a Certified Public Accountant. From 1983 to 1989, he was a partner of the international accounting firm of Deloitte Haskins & Sells (now Deloitte & Touche), where he served as partner-in-charge of audit services for the Nevada practice and National Audit partner for the Hospitality Industry. Mr. Christenson has served on the Board of Directors of the Nevada Resort Association and was Chairman of the Nevada Resort Association's IRS Liaison Committee.

     Blake L. Sartini. Mr. Sartini was appointed Chief Operating Officer in March 1997 and has served as Executive Vice President of Station since February 1994. From February 1994 to March 1997 he also served as President -- Nevada Operations for Station. From 1991 to 1993, he served as Vice President of Gaming Operations for Station. He has served as a director of Station since 1993 and has over 14 years of experience in the hotel and casino industry. From 1985 to 1990, Mr. Sartini held various management positions at Station and has served as President of Southwest Gaming Services, Inc., a subsidiary of Station since January 1993. In 1992, he co-founded Station Casino St. Charles and serves as its Vice President.

                        DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the directors, executive officers and certain key management personnel of Station and certain of its subsidiaries. All directors hold their positions until their terms expire and until their respective successors are elected and qualified. Executive officers are elected by and serve at the discretion of the Station Board of Directors until their successors are duly chosen and qualified.

NAME                                         AGE                    POSITION
----                                         ---                    --------
Frank J. Fertitta III(*)...................  36    Chairman of the Board, President, Chief
                                                   Executive Officer and Director
Glenn C. Christenson.......................  48    Executive Vice President, Chief Financial
                                                   Officer, Chief Administrative Officer,
                                                   Treasurer and Director
Scott M Nielson............................  40    Executive Vice President, General Counsel
                                                   and Secretary
Blake L. Sartini(*)........................  39    Executive Vice President, Chief Operating
                                                   Officer and Director
William W. Warner..........................  33    Vice President of Finance
R. Hal Dean................................  81    Director
Lorenzo J. Fertitta(*).....................  29    Director
Lowell H. Lebermann, Jr....................  59    Director
Delise F. Sartini(*).......................  38    Director

---------------

(*) Frank J. Fertitta III and Lorenzo J. Fertitta are brothers and Delise F.
    Sartini is their sister. Delise F. Sartini is married to Blake L. Sartini.

     Set forth below are the Class I and Class III directors whose terms do not expire this year and executive officers of Station, along with certain information regarding these individuals.

     Frank J. Fertitta III. Mr. Fertitta has served as Chairman of the Board of Station since February 1993, Chief Executive Officer since July 1992 and President of Station since 1989. He has held senior management positions since 1985, when he was named General Manager of Palace Station. He was elected a director of Station in 1986, at which time he was also appointed Executive Vice President and Chief Operating Officer. In 1992, he co-founded Station Casino St. Charles and has served as Chairman of the Board of Directors of that company since that time.

     Scott M Nielson. Mr. Nielson was appointed Executive Vice President of Station in June 1994. In 1991 he was appointed General Counsel and in 1992 he was appointed Secretary of Station. From 1991 through June 1994, he served as Vice President of Station. From 1986 to 1991, Mr. Nielson was in private legal practice, most recently as a partner in the Las Vegas firm of Schreck, Jones, Bernhard, Woloson & Godfrey, where he specialized in gaming law and land use planning and zoning. Mr. Nielson is a member of the American Bar Association, the Nevada Bar Association and the International Association of Gaming Attorneys.

     William W. Warner. Mr. Warner has served as Vice President of Finance of Station since January, 1996 and from August 1993 to January 1996 he served as Director of Finance. Prior to his employment by Station, Mr. Warner served as controller of Kentco Capital Corporation from 1991 to 1993 and from 1986 to 1991 he served with the international accounting firm of Arthur Andersen LLP, most recently as an Audit Manager.

     Lorenzo J. Fertitta. Mr. Fertitta has served as a director of Station since 1991. He has served as President and Chief Executive Officer of Fertitta Enterprises, Inc. since June 1993, where he is responsible for managing an investment portfolio consisting of marketable securities and real property. From time to time, the investment portfolio contains investments in other gaming operations. Mr. Fertitta was a co-founder of Southwest Gaming in 1990 and of Station Casino St. Charles in 1992 and has served on their respective boards since their inception. From 1991 to 1993, he served as Vice President of Station. Mr. Fertitta serves as a commissioner on the Nevada State Athletic Commission.

     Delise F. Sartini. Ms. Sartini was appointed a director of Station on August 30, 1995. She has served as Vice President of Community Affairs at Palace Station in excess of five years. Ms. Sartini was a co-founder of Southwest Gaming in 1990 and of Station Casino St. Charles in 1992. Ms. Sartini is involved in various charitable organizations and serves on the Board of Directors of St. Jude's Ranch for Children.

     R. Hal Dean. Mr. Dean has served as a director of Station since June 1993 and is chairman of the Human Resources Committee. Mr. Dean presently is a member of the Board of Directors of LaBarge, Inc. (from 1984) in St. Louis. Mr. Dean retired in 1982 from the Ralston Purina Company, having served 44 years in various capacities including Chairman of the Board (1968-1982) and Chief Executive Officer (1964-1982). Mr. Dean has served on several other Boards of Directors including those of Gulf Oil Corp., Pittsburgh, Pennsylvania (1970-1985), Chase Manhattan Bank International Advisory Group, New York, New York (1965-1970), Mercantile Trust Co., St. Louis, Missouri (1969-1987), General American Life Insurance Co., St. Louis, Missouri (1972-1987), Barnes Hospital, St. Louis, Missouri (1979-1985) and Chevron Corp., San Francisco, California (1985-1989).

     Lowell H. Lebermann, Jr. Mr. Lebermann has served as a director of Station since October 1993 and is chairman of the Audit Committee. He is also a director of Valero Energy Corporation, San Antonio, serving as a member of the executive committee. He is a former director of Franklin Federal Bancorp, Austin (now Norwest), and founding member of the Board of Directors of the Texas Workers' Compensation Fund. He is president and CEO of Centex Beverage, Inc., wholesale distributor of Miller beer and imported beverages. Since 1993, he has been a member of the Board of Regents of The University of Texas System. He was a Council Member on the Austin City Council from 1971-1977.

MEETINGS OF THE BOARD OF DIRECTORS

     The Station Board of Directors met five times during fiscal 1998. The Station Board of Directors has standing Audit and Human Resources Committees. The Station Board of Directors does not have a standing Nominations Committee. None of the members of the Station Board of Directors attended less than 75% of the meetings of the Station Board of Directors held or of the total number of meetings held by all committees of the Station Board of Directors on which various members served during the fiscal year ended March 31, 1998. The current members of each of the Station Board of Directors' committees are listed below.

THE AUDIT COMMITTEE

     The current members of the Audit Committee are Lowell H. Lebermann, Jr., Chairman, and R. Hal Dean. During the 1998 fiscal year, the Audit Committee met one time.

     The Audit Committee, comprised solely of outside directors, meets periodically with Station's independent public accountants, management and internal auditors to discuss accounting principles, financial and accounting controls, the scope of the annual audit, internal controls, regulatory compliance and other matters; advises the Station Board of Directors on matters related to accounting and auditing; and reviews management's selection of independent public accountants. The independent public accountants and the internal auditors have complete access to the Audit Committee without management present to discuss results of their audit and their opinions on adequacy of internal controls, quality of financial reporting and other accounting and auditing matters.

THE HUMAN RESOURCES COMMITTEE

     The Human Resources Committee, currently comprised solely of outside directors, reviews and takes action regarding terms of compensation, employment contracts and pension matters that concern officers and key employees of Station. The Human Resources Committee also reviews and takes action regarding grants of options and restricted shares to employees that are issued under the Stock Compensation Program other than awards under the Nonemployee Directors Plan. The Human Resources Committee met four times during the 1998 fiscal year.

COMPENSATION OF DIRECTORS

     Directors who are not directly or indirectly affiliated with Station received a fee of $1,500 for each board meeting attended, $1,000 for each committee meeting attended, and a monthly fee of $3,000. All directors are reimbursed for expenses connected with attendance at meetings of the Station Board of Directors. All directors are eligible to participate in the Stock Compensation Program. See "Executive Compensation -- Stock Compensation Program."

HUMAN RESOURCES COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In fiscal year 1998, the Human Resources Committee consisted of R. Hal Dean and Lowell H. Lebermann, Jr., both outside directors of Station.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Exchange Act requires Station's executive officers and directors and persons who own more than 10% of the outstanding Station Common Stock to file reports of ownership on Forms 3, 4 and 5 with the Commission. Executive officers, directors and 10% stockholders are required by the Commission to furnish Station with copies of all Forms 3, 4 and 5 they file.

     Based solely on Station's review of the copies of such forms it has received, Station believes that all its executive officers, directors and greater than 10% beneficial owners complied with all the filing requirements applicable to them with respect to transactions during fiscal 1998.

LEGAL PROCEEDINGS INVOLVING DIRECTORS, OFFICERS, AFFILIATES OR BENEFICIAL OWNERS

     No director, officer, affiliate or beneficial owner of Station, or any associate thereof, is a party adverse to Station or any of its subsidiaries in any lawsuit nor has a material adverse interest to Station.

                       PRINCIPAL STOCKHOLDERS OF STATION

     The following table sets forth, as of May 31, 1998, certain information regarding the shares of Station Common Stock beneficially owned by each stockholder who is known by Station to beneficially own in excess of 5% of the outstanding shares of Station Common Stock, by each director and named executive officer and by all executive officers and directors as a group. Station is aware of no person who owns in excess of 5% of the Station Convertible Preferred Stock.

                                                                 BENEFICIAL OWNERSHIP
                                                                      OF SHARES
                                                                ----------------------
                                                                              PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                         NUMBER(2)     OF CLASS
---------------------------------------                         ----------    --------
Frank J. Fertitta III.......................................     5,782,020      16.0
Blake L. Sartini(3).........................................     4,887,665      13.8
Lorenzo J. Fertitta.........................................     4,788,477      13.5
Delise F. Sartini(3)........................................     4,732,855      13.4
The Capital Group Companies(4)..............................     3,572,060       9.8
Glenn C. Christenson........................................       215,341      *
Scott M Nielson.............................................       186,472      *
William W. Warner...........................................         5,807      *
R. Hal Dean.................................................        41,765      *
Lowell H. Lebermann, Jr.....................................        21,000      *
Executive Officers and Directors as a Group (8 persons).....    15,943,174      43.2
                                                                ==========      ====

---------------

 *  Less than one percent

(1) Except as otherwise noted, excludes shares of Station Common Stock issuable upon conversion of Station Convertible Preferred Stock. Of the total number of shares reported in this table, the following are the approximate number of vested options beneficially owned by each individual in the table: Frank
    J. Fertitta III 913,615; Blake L. Sartini 169,437; Delise F. Sartini 14,627; Lorenzo J. Fertitta 99,000; Glenn C. Christenson 177,141; Scott M Nielson 142,472; Mr. William W. Warner 0; R. Hal Dean 20,000 and Lowell H. Lebermann, Jr. 20,000. Of the total number of shares reported in this table, 457 shares beneficially owned by Mr. Warner are held by the Station's 401(k) Plan which shares may be voted by the trustee thereof.

(2) Unless otherwise indicated in the footnotes to this table and subject to the community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned. The address of each of the stockholders named in this table other than the Capital Group Companies is: c/o Station Casinos, Inc., 2411 West Sahara Avenue, Las Vegas, Nevada 89102. The address of the Capital Group Companies is 333 South Hope Street, Los Angeles, California 90071.

(3) Reflects beneficial ownership shared by Blake and Delise Sartini. Blake and Delise Sartini do not, however, share beneficial ownership of the vested options reflected in note (1) and thus have different total ownership figures.

(4) As reported in a Schedule 13G dated February 14, 1997, filed with the Commission, as amended February 11, 1998. Beneficial ownership is disclaimed. The Capital Group Companies, Inc. reports that it is the parent holding company of a group of investment management companies which hold the reported stock and that Capital Research and Management Company, one of such subsidiaries, is the beneficial owner of 2,684,370 shares. Includes 1,009,760 shares resulting from the assumed conversion of Station's Convertible Preferred Stock.

                             EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid or accrued by Station to the Chief Executive Officer of Station and to each of the four most highly compensated executive officers of Station (other than the Chief Executive Officer) (collectively, the "Executive Officers") for services rendered to Station in all capacities during the fiscal years ended March 31, 1998, 1997 and 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                                 LONG-TERM COMPENSATION
                                                                 ANNUAL COMPENSATION                   AWARDS(4)
                                                          ----------------------------------   --------------------------
                                                                                OTHER ANNUAL   SECURITIES     ALL OTHER
                                                           SALARY      BONUS    COMPENSATION   UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITION                        YEAR    ($)(1)     ($)(2)       ($)(3)      OPTIONS(#)       ($)(5)
---------------------------                        ----   ---------   -------   ------------   -----------   ------------
Frank J. Fertitta III............................  1998   1,000,000   750,000          --         160,000      293,313
  Chairman of the Board,                           1997     999,159   375,000          --       1,000,000      247,600
  President and                                    1996     959,423   365,000          --         106,027      227,681
  Chief Executive Officer
Glenn C. Christenson.............................  1998     472,885   321,000          --         180,000      284,861
  Executive Vice President,                        1997     449,062   135,000          --          65,000      271,234
  Chief Financial Officer,                         1996     392,312   130,000          --         174,713      110,938
  Chief Administrative
  Officer and Treasurer
Scott M Nielson..................................  1998     380,385   240,000          --         130,000      155,137
  Executive Vice President,                        1997     374,543    93,750          --          40,000      154,002
  General Counsel and                              1996     342,365    95,000          --         145,223      100,296
  Secretary
Blake L. Sartini.................................  1998     446,923   312,000          --         110,000      165,240
  Executive Vice President                         1997     419,159   126,000      96,990         400,000      149,448
  and Chief Operating Officer                      1996     367,038   115,000      73,416          39,063       77,539
William W. Warner................................  1998     206,250   150,000          --         100,000        8,205
  Vice President of Finance(6)                     1997     174,904    30,625          --          10,000        1,154
                                                   1996     132,692    23,200          --          10,000          705

---------------

(1) For the fiscal years ended March 31, 1998, 1997 and 1996, amounts include salary deferred under Station's Deferred Compensation Plan of $34,615, $0 and $70,369 for Mr. Fertitta, $75,298, $50,927 and $0 for Mr. Christenson, $25,961, $35,365 and $34,240 for Mr. Nielson and $12,596, $6,731 and $0 for
    Mr. Warner (also includes amounts deferred under Station's Deferred Compensation Plan for Management Employees, with respect to Mr. Warner).

(2) Each of Messrs. Fertitta, Christenson, Nielson and Sartini was entitled to a minimum annual bonus equal to 5% of his base salary under his employment agreement prior to amendment of such agreements as of December 22, 1997. Amounts shown are the amounts earned for the fiscal years without consideration as to the year of payment. For fiscal years ended March 31, 1998, 1997 and 1996 amounts include bonuses deferred under the Station Deferred Compensation Plan of $0, $0 and $21,500 for Mr. Fertitta, $0, $117,449 and $100,000 for Mr. Christenson, $0, $9,375 and $9,000 for Mr.
    Nielson, $0, $0 and $0 for Mr. Sartini and $15,000, $0 and $0 for Mr.
    Warner.

(3) For the fiscal years ended March 31, 1998, 1997 and 1996, Other Annual Compensation did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported, except for Blake L. Sartini during the fiscal years ended March 31, 1997 and 1996. Station provides certain perquisites, including certain personal services, to the named executive officers. For the fiscal years ended March 31, 1997 and 1996, the costs of providing these services were approximately $83,000 and $55,000 respectively, for Mr. Sartini.

(4) As of March 31, 1998, the total number of shares of restricted stock held by Messrs. Fertitta, Christenson, Nielson, Sartini and Warner, and the value of such shares as of the close of trading on such date, was 30,000, 7,200, 6,000, 4,800 and 2,000, and $442,500, $106,200, $88,500, $70,800 and
    $29,500, respectively.

(5) These amounts represent premiums for life and disability insurance policies provided by Station and Station's matching contribution to the Executive Officers' Deferred Compensation Plan for the Executive's account, and for Mr. Warner, Station's matching contributions to Mr. Warner's 401(k) and Management Employee's Deferred Compensation Plan accounts. For the fiscal years ended 1998 and 1997 these amounts include "split dollar" life insurance premiums for Messrs. Fertitta, Christenson, Nielson and Sartini. The "split dollar" life insurance premiums for 1996 have been pro-rated from August 15, 1995, the date of the contract, through March 31, 1996. The policy premiums will be returned to Station through the cash surrender value upon termination of the agreement or in the form of death benefit proceeds.

(6) In September 1997, the Company replaced certain of outstanding options to purchase Station Common Stock, including those of Mr. Warner. The Company replaced 27,055 of Mr. Warner's options which carried exercise prices ranging from $12.00 to $14.625 with options carrying an exercise price of $7.50.

OPTIONS GRANTED IN FISCAL 1998

     The following table provides information related to options to purchase Station's Common Stock granted to the Executive Officers during the fiscal year ended March 31, 1998 and the number and value of such options held as of the end of such fiscal year. For the last fiscal year Station did not grant any SARs.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                               INDIVIDUAL GRANTS
                               --------------------------------------------------    POTENTIAL REALIZABLE
                               NUMBER OF    % OF TOTAL                                 VALUE AT ASSUMED
                               SECURITIES    OPTIONS                                 ANNUAL RATE OF STOCK
                               UNDERLYING   GRANTED TO                              PRICE APPRECIATION FOR
                                OPTIONS     EMPLOYEES    EXERCISE OR                    OPTION TERM(2)
                                GRANTED     IN FISCAL    BASE PRICE    EXPIRATION   -----------------------
NAME                             (#)(1)      YEAR(4)      ($/SHARE)       DATE        5%($)       10%($)
----                           ----------   ----------   -----------   ----------   ---------   -----------
Frank J. Fertitta III.......    160,000         9.0         7.50       9/12/2007     754,674     1,912,491
Glenn C. Christenson........    180,000        10.0         7.50       9/12/2007     849,008     2,151,552
Scott M Nielson.............    130,000         7.0         7.50       9/12/2007     613,172     1,553,899
Blake L. Sartini............    110,000         6.0         7.50       9/12/2007     518,838     1,314,838
William W. Warner(3)........    100,000         6.0         7.50       9/12/2007     471,671     1,195,307

---------------

(1) Executive Officers receive options pursuant to the Stock Compensation Program described elsewhere in this Proxy Statement. The material terms of that program related to recipients, grant timing, number of options, option price and duration are determined by the Program Administrators (as defined herein), subject to certain limitations. See "The Merger -- Interests of Certain Persons in The Merger -- Stock Options" and "-- Stock Compensation Program."

(2) Assumptions make no adjustment for consummation of the Merger.

(3) Consists of replaced options to purchases 27,055 shares of Station Common Stock and the grant of options to purchase additional shares. See
    "-- Replacement of and Grant of Stock Options."

(4) Including options of all employees that were replaced during the fiscal year. See "-- Replacement of and Grant of Stock Options."

FISCAL YEAR END OPTION VALUES

     The following table provides information related to options to purchase Station's Common Stock held by the Executive Officers at the end of the fiscal year ended March 31, 1998. None of the Executive Officers exercised options to purchase Station's Common Stock during the fiscal year ended March 31, 1998.

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                 NUMBER OF SECURITIES
                                                UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                                      OPTIONS AT               IN-THE-MONEY OPTIONS AT
                                                 FISCAL YEAR END (#)            FISCAL YEAR END($)(1)
                                             ----------------------------    ----------------------------
NAME                                         EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                                         -----------    -------------    -----------    -------------
Frank J. Fertitta III....................      742,410        1,398,617         15,904        1,308,856
Glenn C. Christenson.....................      134,138          285,575        294,995        1,399,190
Scott M Nielson..........................      109,818          205,405        246,543        1,014,174
Blake L. Sartini.........................      137,125          564,438         13,734          861,539
William W. Warner........................           --          100,000             --          725,000

---------------

(1) Options are "in-the-money" if, on March 31, 1998, the market price of the Station Common Stock ($14.750) exceeded the exercise price of such options. The value of such options is calculated by determining the difference between the aggregate market price of the Common Stock covered by the options on March 31, 1998, and the aggregate exercise price of such options.

REPLACEMENT OF AND GRANT OF STOCK OPTIONS

     In September 1997, the Human Resources committee authorized the "replacement" of outstanding stock options of its management employees (excluding all of the Executive Officers except Mr. Warner). Pursuant to the replacement, options to purchase shares of Station Common Stock at exercise prices ranging from $9.375 per share to $15.00 per share held by such employees were cancelled and options to purchase an aggregate of 1,794,742 shares of Station Common Stock at an exercise price of $7.50 per share (the market value on the date of such grant and replacement) were issued and are outstanding as of March 31, 1998, in lieu of the cancelled options and as an additional incentive to such employees. The vesting periods and other terms of the replacement options match those of the additional options. The Human Resources Committee believes that the replacement and additional grant was necessary in light of competitive conditions in the gaming industry to retain and provide incentives to key management personnel. Of the 100,000 options Mr. Warner currently holds, 27,055 were replaced as shown in the following table.

                           10-YEAR OPTION REPRICINGS

                                         NUMBER OF    NUMBER OF      MARKET                                     LENGTH OF
                                         SECURITIES   SECURITIES    PRICE OF                                 ORIGINAL OPTION
                                         UNDERLYING   UNDERLYING    STOCK AT        EXERCISE        NEW      TERM REMAINING
                             DATE OF      OPTIONS      REPLACED      TIME OF     PRICE AT TIME    EXERCISE     AT DATE OF
NAME                       REPLACEMENT   CANCELLED      OPTION     REPLACEMENT   OF REPLACEMENT    PRICE       REPLACEMENT
----                       -----------   ----------   ----------   -----------   --------------   --------   ---------------
William W. Warner........    9/12/97        7,055        7,055        $7.50         $12.000        $7.50        5-6 years
                             9/12/97       10,000       10,000        $7.50         $14.375        $7.50          8 years
                             9/12/97       10,000       10,000        $7.50         $14.625        $7.50          9 years

EMPLOYMENT AGREEMENTS

     Station and each of Frank J. Fertitta III, Glenn C. Christenson, Scott M Nielson, Blake L. Sartini and William W. Warner are parties to Employment Agreements pursuant to which Mr. Fertitta has agreed to serve as the President and Chief Executive Officer, Mr. Christenson has agreed to serve as the Executive Vice President, Chief Financial Officer, Chief Administrative Officer and Treasurer, Mr. Nielson has agreed to serve as Executive Vice President, General Counsel and Secretary of Station, Mr. Sartini has agreed to serve as Chief Operating Officer and Executive Vice President and Mr. Warner has agreed to serve as Vice President of Finance in each case through December 21, 2002 subject to automatic 5 year extensions unless the employer or employee otherwise gives notice at least one year prior to the end of the then-current term. Each of the Employment Agreements was amended and restated on December 22, 1997. The Employment Agreements, as amended, provide that the Executive Officers shall devote reasonable time and attention to the business and affairs of Station. Mr. Fertitta's Employment Agreement does not prohibit Mr. Fertitta from engaging in any business or assisting any other entity in competition with Station during the term of his employment and does not affect continuation of his health and welfare benefits thereafter. In connection with the Merger, however, Mr. Fertitta will amend his Employment Agreement to include a non-competition provision similar to that currently in the other Employment Agreements. Each Employment Agreement provides for a base salary (to be reviewed annually for increase but not decrease), an annual cash bonus in an amount determined by whether the Executive Officer has met predetermined goals set by the Human Resources Committee of Station, and the inclusion of the Executive Officer in all plans and programs of Station made available to Station's Executive Officers or salaried employees generally, including group life insurance, accidental death and dismemberment insurance, hospitalization, surgical and major medical coverage, long-term disability, vacations and holidays. The Executive Officers' annual base salaries for fiscal year 1999 are $1,050,000 for Mr. Fertitta, $562,000 for Mr. Christenson, $414,000 for Mr. Nielson, $546,000 for Mr. Sartini and $275,000 for Mr. Warner. The Executive Officers are also entitled to life insurance and certain other benefits and perquisites in addition to those made available to Station management generally. These other benefits include participation in the Supplemental Executive Retirement Plan in the case of Mr. Fertitta, and participation in the Supplemental Management Retirement Plan in the case of Messrs. Christenson, Nielson, Sartini and Warner. Additionally, each of the Executive Officers is a participant in Station's Special Long-Term Disability Plan. Mr. Christenson, Mr. Nielson and Mr. Sartini also participate in Station's Long-Term Stay-On Performance Incentive Plan. Each such plan will be assumed by the Operating Joint Venture pursuant to the Merger and unconditionally guaranteed, together with the Employment Agreements, by the JV Parent which guarantee will be unconditionally guaranteed by Crescent. See "The Merger Agreement -- Certain Transactions -- Joint Venture."

     In the event that an Executive Officer's employment is terminated as a result of his death or Disability (as defined in his Employment Agreement), the Executive Officer or his legal representative will receive, among other payments, all amounts owed the Executive Officer under his Employment Agreement as of the date of his death or Disability, including a pro-rated bonus, and his then-current salary for 24 months, in the case of Mr. Fertitta, or 12 months, in the case of the other Executive Officers, or until his disability insurance payments begin. In the event an Executive Officer's employment is terminated without Cause (as defined in his Employment Agreement) whether before or after a Change of Control (as defined in the Employment Agreement) (including the Merger), other than due to death or Disability, among other payments, the Executive Officer will receive the amounts payable under his Employment Agreement as of the date of termination, plus a lump sum payment equal to five times his base salary, in the case of Mr. Fertitta, or a lump sum payment equal to three times his base salary, in the case of the other Executive Officers, any bonus awarded but not yet paid, any deferred bonus, expense reimbursement and continuation of his health and welfare benefit, at the level in effect at the time of his termination of employment through the end of the 60th month, in the case of Mr. Fertitta, or the 36th month, in the case of the other Executive Officers, following such termination, or the economic equivalent, in each case, as if such Executive were employed during such period.

     Immediately upon a Change of Control, including pursuant to the Merger, each Executive Officer will receive a payment equal to three times his base amount (as defined in Section 280G of the Code) less one dollar. Additionally, in the event an Executive Officer's employment is terminated following a Change of Control, either without Cause or by the Executive Officer for Good Reason (as defined in the Employment Agreement), the Executive Officer will be entitled, among other payments, to an amount of cash equal to the greater of (x) five times an amount equal to his annual base amount at the time of the Change of Control or (y) five times his annual base amount at the time of termination of his employment, immediate vesting of any restricted stock of Station held in the Executive Officer's name or to his benefit, immediate vesting of any stock options and/or stock appreciation rights granted by Station which stock options and stock appreciation rights shall continue to be and shall remain exercisable for the remaining term of such stock options and stock appreciation rights as set forth in the agreement granting, or otherwise under the award of, such stock option or stock appreciation right as if no termination had taken place, immediate vesting and cash-out of any phantom stock units granted to the Executive Officer, immediate vesting and pay out of incentive share units, continuation of all employee benefits and perquisites for a period of 60 months, in the case of Mr. Fertitta, or 36 months, in the case of the other Executive Officers, following such termination of employment, or the economic equivalent thereof as if such employee were an employee of Station during such period, immediate vesting of the Executive Officer's supplemental retirement benefit as set forth in the Supplemental Executive Retirement Plan, in the case of Mr. Fertitta, and the Supplemental Management Retirement Plan, in the case of the other Executives, continued funding of the Executive Officer's split dollar insurance as if the Executive Officer were employed by Station through the maturity date of such policies or payment in full of all premium obligations under such insurance, immediate cash-out, in the case of all Executive Officers other than Mr. Fertitta and Mr. Warner, of Station's Long-Term Stay-On Performance Plan and, in the case of Mr. Fertitta, an additional amount, grossed up for taxes, equal to the positive difference, if any, of $20 million minus a tax-adjusted amount received under the other provisions noted above.

     If any payment or benefit paid or payable, or received or to be received, by or on behalf of the Executive Officer in connection with a Change of Control or the termination of the Executive Officer's employment, will or would be subject to the excise tax imposed by Section 4999 of the Code, Station will pay the Executive Officer an additional amount such that, after payment by the Executive of all taxes, the Executive retains an amount of such additional payment equal to the excise tax imposed on such payments and benefits paid or payable or received or to be received. Certain provisions of the Employment Agreements could have the effect of delaying or preventing a change of control of Crescent, or of Station if the Merger were not to occur. The Merger Agreement provides that assignment and acceptance of employment by the Executive Officers with the Operating Joint Venture will not be deemed to imply in any way that the change of control provisions of the Employment Agreements and benefit plans have not been triggered with respect to change-of-control payments or terminations after a change-of-control. See "The Merger Agreement -- Certain Transactions -- Joint Venture."

STOCK COMPENSATION PROGRAM

     Station has adopted the Stock Compensation Program which includes: (i) an Incentive Stock Option Plan providing for the grant of incentive stock options,
(ii) a Compensatory Stock Option Plan providing for the grant of nonqualified stock options, (iii) a Restricted Shares Plan providing for the grant of restricted shares of Station Common Stock and (iv) a Nonemployee Directors Stock Option Plan under which directors who are not employees of Station are granted nonqualified stock options. Officers, key employees, directors (whether employees or non-employees) and independent contractors or consultants of Station or its Subsidiaries are eligible to participate in the Compensatory Stock Option Plan and the Restricted Shares Plan. Only employees of Station and its Subsidiaries, however, are eligible to participate in the Incentive Stock Option Plan. Only non-employee directors are eligible to participate in the Nonemployee Directors Stock Option Plan.

     The Stock Compensation Program is administered by a committee of at least two non-employee directors (as defined in Rule 16b-3 of the Exchange Act (the "Program Administrators")) appointed by the Station Board of Directors. Subject to the provisions of the Stock Compensation Program, the Program Administrators have sole authority, in their absolute discretion to determine, except with regard to awards under the Nonemployee Directors Plan: (a) the individuals to whom options and restricted shares shall be granted under the Program; (b) the time or times at which the options and restricted shares may be granted under the Program; (c) the number of shares subject to each option and restricted share, the option price and the duration of each option granted under the Program; and (d) all of the other terms and conditions of options and restricted shares granted under the Stock Compensation Program.

     Under the Nonemployee Directors Plan, each nonemployee director receives options to acquire shares of the Station Common Stock pursuant to the following formula: (a) 10,000 shares of Station Common Stock upon the effective date of his or her initial appointment to serve as a member of the Station Board of Directors and (b) an additional 2,500 shares of Station Common Stock upon each anniversary of such date if the nonemployee director is a member of the Station Board of Directors on such anniversary. The options are exercisable immediately and will expire on the tenth anniversary of the grant. The exercise price of the options is the fair market value of the shares at the time of the grant of the option.

     A maximum of 6,307,000 shares of Station Common Stock have been reserved for issuance under the Stock Compensation Program. As of March 31, 1998, options to purchase an aggregate of 5,067,452 shares of

Station Common Stock under the Program were outstanding, 1,485,971 of which were exercisable as of such date. All outstanding options will become fully exercisable (on the same vesting schedule as applicable prior to the Merger) in connection with the Merger. See "The Merger Agreement -- Station Stock Options." The Stock Compensation Program will terminate on May 21, 2003, unless terminated earlier by the Station Board of Directors, and no options or restricted shares may be granted under the Stock Compensation Program after such date. The Stock Compensation Program will be terminated in connection with the Merger and options granted thereunder will become options to purchase Crescent Common Shares. See "The Merger Agreement -- Station Stock Options."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general summary of certain federal income tax consequences applicable to the Stock Compensation Program. The summary does not reflect any provisions of the income tax laws of any state or local taxing jurisdiction. Because the tax consequences of events and transactions under the Stock Compensation Program depend upon various factors, including an employee's own tax status, each employee who receives a grant or award under the Stock Compensation Program should consult his or her own tax advisor with respect thereto.

  Incentive Stock Options

     Upon the grant of an incentive stock option, an optionee will not recognize any income. No income will be recognized by an optionee upon the exercise of an incentive stock option if the requirements of the Stock Compensation Program and the Code are met, including, without limitation, the requirement that the optionee remain an employee of Station during the period beginning on the date of the grant of the incentive stock option and ending on the day three months (up to one year in the discretion of the Program Administrators if the optionee becomes disabled) before the date the incentive stock option is exercised.

     The federal income tax consequences of a subsequent disposition of shares of Station Common Stock acquired upon the exercise of an incentive stock option will depend upon when the disposition occurs and the type of disposition.

     If such shares are disposed of by the optionee more than two years after the date of grant of the incentive stock option, and more than one year after such shares are transferred to the optionee, any gain or loss realized upon such disposition will be characterized as long-term capital gain or loss, and Station will not be entitled to any income tax deduction in respect of the incentive stock option or its exercise.

     If such shares are disposed of by the optionee within two years after the date of grant of the incentive stock option, or within one year after such shares are transferred to the optionee (a "disqualifying disposition") and the disqualifying disposition is a taxable disposition, the excess, if any, of the amount realized (up to the fair market value of such shares on the exercise date) over the option price will be compensation taxable to the optionee as ordinary income, and Station will be entitled to a deduction (subject to the provisions of Section 162 (m) of the Code) equal to the amount of ordinary income recognized by the optionee. If the amount realized by the optionee upon such disqualifying disposition exceeds the fair market value of such shares on the exercise date, the excess will be characterized as short-term capital gain. If the option price exceeds the amount realized upon such disqualifying disposition, the difference will be characterized as short-term capital loss.

     If the disqualifying disposition is a non-taxable disposition (for example, a gift or a sale to a related person), the excess, if any, of the fair market value of such shares on the exercise date over the option price will be compensation taxable as ordinary income, and Station will a be entitled to a deduction (subject to the provisions of Section 162 (m) of the Code) equal to the amount of ordinary income recognized by the optionee.

     If an optionee has not remained an employee of Station during the period beginning on the date of the grant of an incentive stock option and ending on the day three months (up to one year in the discretion of the Program Administrators if the optionee becomes disabled) before the date the incentive stock option is exercised, the exercise of such option will be treated as the exercise of a non-qualified stock option with the tax consequences described below.

  Non-Qualified Stock Options

     Upon the grant of a non-qualified stock option, an optionee will not recognize any income. At the time a non-qualified stock option is exercised, the optionee will recognize compensation taxable as ordinary income, and Station will be entitled to a deduction (subject to the provisions of Section 162(m) of the Code) in an amount equal to the difference between the fair market value on the exercise date of the shares of Station Common Stock acquired pursuant to such exercise and the option price. Upon a subsequent disposition of such shares, the optionee will realize long-term or short-term capital gain or loss, depending on the holding period of such shares. For purposes of determining the amount of such gain or loss, the optionee's tax basis in such shares will be the sum of the option price and the amount of ordinary income recognized upon exercise. In order for any such gain or loss to qualify as long-term capital gain or loss, the shares must be held for more than one year measured from the exercise date.

  Effect Of Share For Share Exercise

     If an optionee elects to tender shares of Station Common Stock in partial or full payment of the option price for shares to be acquired upon the exercise of a non-qualified stock option, the optionee will not recognize any gain or loss on such tendered shares. The number of shares of Station Common Stock received by the optionee upon any such exercise that are equal in number to the number of tendered shares would retain the tax basis and the holding period of the tendered shares for capital gain or loss purposes. The optionee will recognize compensation taxable as ordinary income, and Station will be entitled to a deduction (subject to the provisions of Section 162 (m) of the Code), in an amount equal to the fair market value of the number of shares received by the optionee upon such exercise that is in excess of the number of tendered shares, less any cash paid by the optionee. The fair market value of such excess number of shares would then become the tax basis for those shares and the holding period of such shares for capital gain or loss purposes will begin on the exercise date. If the tendered shares were previously acquired upon the exercise of an incentive stock option, the shares of Station Common Stock received by the optionee upon the exercise of the non-qualified stock option that are equal in number to the number of tendered shares will be treated as shares of Station Common Stock acquired upon the exercise of such incentive stock option.

     Except as discussed in the following paragraph, if an optionee elects to tender shares of Station Common Stock in partial or full payment of the option price for shares to be acquired upon the exercise of an incentive stock option, the optionee will not recognize any gain or loss on such tendered shares. No income will be recognized by the optionee in respect of the shares received by the optionee upon the exercise of the incentive stock option if, as previously stated, the requirements of the Stock Compensation Program and the Code are met. The IRS has not yet issued final regulations with respect to a determination of the basis and the holding period of the shares acquired upon such an exercise. Regulations proposed by the IRS provide that for all shares of Station Common Stock acquired upon such an exercise, the requisite two year and one year holding periods for stock acquired upon exercise of an incentive stock option (described above) must be satisfied, regardless of the holding period applicable to the tendered shares. The tax basis (and holding period for all other federal income tax purposes) of the tendered shares, however, will carry over to the same number of shares acquired upon the exercise. The number of shares acquired which is in excess of the number of tendered shares will have a tax basis of zero and a holding period for all purposes beginning on the date of exercise. Any subsequent disqualifying disposition will be deemed first to have been a disposition of the shares with a tax basis of zero, and then to have been a disposition of the shares with a carry over tax basis. For purposes of determining the amount of compensation taxable to the optionee upon a subsequent disqualifying disposition, the option price of the shares with a tax basis of zero will be deemed to be zero, and the option price of the shares with a carry over basis will be deemed to be the fair market value of the shares on the exercise date.

     If an optionee elects to tender shares of Station Common Stock that were previously acquired upon the exercise of an incentive stock option in partial or full payment of the option price for shares to be acquired upon the exercise of another incentive stock option, and such exercise occurs within two years of the date of grant of such incentive stock option, or within one year after such tendered shares were transferred to the optionee, the tender of such shares will be a taxable disqualifying disposition with the tax consequences described above regarding the disposition within two years of the date of grant of an incentive stock option, or within one year after shares were acquired upon the exercise of incentive stock options. The shares of Station Common Stock acquired upon such exercise will be treated as shares of Station Common Stock acquired upon the exercise of an incentive stock option and the holding period of such shares for all purposes will begin on the exercise date.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     Table I below sets forth the total benefits payable to the Chief Executive Officer as the sole participant in the Supplemental Executive Retirement Plan (the "SERP"). Amounts shown in Table 1 represent the annual benefits to which the Chief Executive Officer is entitled under the SERP.

                                    TABLE I*

                                                    10 OR MORE
REMUNERATION($)                                  YEARS OF SERVICE
---------------                                  ----------------
1,000,000....................................        500,000
1,025,000....................................        512,500
1,075,000....................................        537,500
1,100,000....................................        550,000
1,125,000....................................        562,500
1,150,000....................................        575,000
1,175,000....................................        587,500

---------------

* Assumes normal retirement

     The SERP, which went into effect on November 30, 1994, is a defined benefit plan that covers only the Chief Executive Officer of Station. The SERP provides a monthly supplemental retirement benefit (the "SERP SRB"), in addition to any other qualified or non-qualified retirement plan of Station, equal to one-twelfth of the product of (a) 50% and (b) the Chief Executive Officer's final annual compensation, as determined under the SERP. Amounts shown in Table I represent the annual benefits to which the Chief Executive Officer is entitled under the SERP, reduced by monthly benefits payable under all qualified and non-qualified defined benefit retirement plans of Station. The amounts listed in Table I are not currently subject to any deductions for social security because Station currently has no other defined benefit plans. The Chief Executive Officer will become vested in accrued SERP SRBs, upon the latter of (a) the attainment of age 45 and (b) the completion of ten years of service after the effective date of the plan, or, if a Change of Control (as defined in the SERP) occurs (such as the Merger), the Chief Executive Officer will become fully vested in the SERP SRB.

     The SERP SRB is payable upon the later of the date on which the Chief Executive Officer attains age 55 or the Chief Executive Officer's termination of employment. Alternatively, the Chief Executive Officer may elect to commence receiving the SERP SRB upon the later of the date on which the Chief Executive Officer attains age 45 or the Chief Executive Officer's termination of employment. In the event of such an early retirement election, the SERP SRB shall be reduced by 6% of such otherwise payable benefit for each year that the Chief Executive Officer is less than age 55.

     The SERP SRB payments shall be made for no less than 15 years after the date on which the Chief Executive Officer begins to receive payments. If the Chief Executive Officer dies after the Chief Executive Officer becomes vested and prior to the date on which the Chief Executive Officer begins to receive SERP SRB payments, Station shall pay a survivors benefit to the Chief Executive Officer's spouse equal to the amount that would have been payable to such spouse if the Chief Executive Officer had commenced receiving the SERP SRB at age 55 in the form of a joint and 50% survivor annuity. Station has no duty to set aside or invest any amounts under or in respect of the SERP. As of June 15, 1998, Frank
J. Fertitta III has four years of credited service under the SERP. The SERP will be assumed by the Operating Joint Venture in connection with the Merger and performance by the Operating Joint Venture thereunder will be unconditionally guaranteed by the JV Parent which guarantee will be unconditionally guaranteed by Crescent. See "The Merger Agreement -- Certain Transactions -- Joint Venture."

SUPPLEMENTAL MANAGEMENT RETIREMENT PLAN

     Table II below sets forth the total benefits payable to Executive Officers, other than the Chief Executive Officer, selected by the Human Resources Committee of the Station Board of Directors to participate in Station's Supplemental Management Retirement Plan (the "SMRP"). Amounts shown in Table II represent the annual benefits to which the covered Executive Officers are entitled under the SMRP.

                                   TABLE II*

                                                    10 OR MORE
REMUNERATION($)                                  YEARS OF SERVICE
---------------                                  ----------------
200,000......................................         80,000
250,000......................................        100,000
300,000......................................        120,000
350,000......................................        140,000
400,000......................................        160,000
450,000......................................        180,000
500,000......................................        200,000
550,000......................................        220,000
600,000......................................        240,000

---------------

* Assumes normal retirement

     The SMRP, which went into effect on November 30, 1994, is a defined benefit plan for the Executive Officers, other than the Chief Executive Officer, selected by the Human Resources Committee of the Station Board of Directors. The SMRP provides a monthly supplemental retirement benefit (the "SMRP SRB"), in addition to any other qualified or non-qualified retirement plan of Station, equal to one-twelfth of the product of (a) 40% and (b) the Executive Officer's final annual compensation, as determined under the SMRP, reduced by monthly benefits payable under all qualified and non-qualified defined benefit retirement plans of Station. The amounts shown in Table II are not currently subject to any deductions for social security or other offset amounts because Station currently has no other defined benefit plans. The Executive Officer will become vested in the accrued SMRP SRBs, upon the latter of (a) the attainment of age 55 and (b) the completion of ten years of service after the effective date of the plan, or, if a Change of Control (as defined in the SMRP) occurs (such as the Merger), the Executive Officer will become fully vested in the SMRP SRB.

     The SMRP SRB is payable upon the later of the date on which the Executive Officer attains age 60 or the Executive Officer's termination of employment. Alternatively, the Executive Officer may elect to commence receiving the SMRP SRB upon the later of the date on which the Executive Officer attains age 55 or the Executive Officer's termination of employment. In the event of such an early retirement election, the SMRP SRB shall be reduced by 6% of such otherwise payable benefit for each year that the Executive Officer is less than age 60.

     The SMRP SRB payments shall be made for no less than 15 years after the date on which the Executive Officer begins to receive payments. If the Executive Officer dies after becoming vested and prior to the date on which the Executive Officer begins to receive SMRP SRB payments, Station shall pay a survivor's benefit to the Executive Officer's spouse equal to the amount that would have been payable to such spouse if the Executive Officer had commenced receiving the SMRP SRB at age 60 in the form of a joint and 50% survivor annuity. Station shall have no duty whatsoever to set aside or invest any amounts under or in respect to the SMRP. As of June 15, 1998, Messrs. Glenn C. Christenson, Scott M Nielson and Blake L. Sartini have four years of service credited under the SMRP and William W. Warner has two years of credited service. The SMRP will be assumed by the Operating Joint Venture in connection with the Merger and performance by the Operating Joint Venture thereunder will be unconditionally guaranteed by the JV Parent which guarantee will be unconditionally guaranteed by Crescent. See "The Merger
Agreement -- Certain Transactions -- Joint Venture."

DEFERRED COMPENSATION PLAN FOR EXECUTIVES

     The Deferred Compensation Plan For Executives (the "DCPE"), in effect as of November 30, 1994, is a deferred compensation plan for Executive Officers whose base salaries are at a rate in excess of the amount specified in Section 401(a)(17) of the Code, and who are selected for participation by the Human Resources Committee of the Station Board of Directors. Executive Officers may defer up to 50% of their regular base salary and 100% of any special and/or discretionary bonuses. Station has agreed to match 100% of the first 10% of any base salary and bonus deferred under the plan, pursuant to retroactive modifications of the DCPE adopted by Station on March 15, 1996. Additionally, Station may, in its sole discretion, credit supplemental contributions to an Executive Officer's account. Earnings on deferrals shall equal the greater of
(i) the annual return on Station Common Stock or (ii) an instrument paying 4% interest per annum. Each participant's deferred compensation account will be adjusted at the end of the plan year to reflect earnings and the account balance will be reinvested for the next plan year. An Executive Officer's accrued balance in a deferred compensation account shall be fully vested at all times. Matching and supplemental contributions shall vest 20% each year and shall be fully vested after five years of continuous service. If a Change in Control (as defined in the DCPE) occurs (such as the Merger), the Executive Officer's accrued balance in the Matching Contributions Account and the Supplemental Contributions Account (both as defined in the DCPE) become fully vested as of the date of any such Change in Control. Vested accrued balances shall be paid in cash in one lump sum payment within 15 days of the termination of employment. If the Executive Officer is terminated for any reason (other than death) prior to completion of five years of continuous service, any accrued balance existing under the matching and supplemental accounts shall be paid in cash. Hardship distributions are permitted under the plan in the event of an unforeseeable emergency, and will be limited to the amount shown to be necessary to meet the emergency. The DCPE will be assumed by the Operating Joint Venture in connection with the Merger and performance by the Operating Joint Venture thereunder will be unconditionally guaranteed by the JV Parent which guarantee will be unconditionally guaranteed by Crescent. See "The Merger Agreement -- Certain Transactions -- Joint Venture." Certain obligations under the DCPE have been met through the purchase of 4,000 shares of Station Convertible Preferred Stock as to which Station has voting rights.

SPECIAL LONG-TERM DISABILITY PLAN

     The Special Long-Term Disability Plan provides disability benefits to equal a combined monthly benefit amount of 66% of the average of base salary plus bonus for the two plan years immediately preceding (but not including) the plan year in which the participant's employment is terminated due to disability divided by twelve; provided, however, that the monthly benefit will be reduced by any benefit the participant receives from all other Station sponsored disability plans, if any. Benefits begin on the first day of the second month succeeding the month in which the participant's termination of employment due to disability occurs. Individuals eligible to participate in the plan consist of the Executive Officers as chosen by the Human Resources Committee of the Station Board of Directors from key executives nominated by the Chief Executive Officer. The Human Resources Committee may, in its sole discretion, terminate the participation of any participant prior to the disability of such participant. Each of the Executive Officers is a participant in this plan. Station is currently self-insured as to these long-term disability benefits. The Special Long-Term Disability Plan will be assumed by the Operating Joint Venture in connection with the Merger and performance by the Operating Joint Venture thereunder will be unconditionally guaranteed by the JV Parent which guarantee will be unconditionally guaranteed by Crescent. See "The Merger
Agreement -- Certain Transactions -- Joint Venture."

LONG-TERM STAY-ON PERFORMANCE INCENTIVE PLAN

     The Long-Term Stay-On Performance Incentive Plan, as amended as of June 19, 1997, will pay $1,000,000 to each of Messrs. Christenson, Nielson and Sartini for continuous employment by all three Executive Officers through March 31, 2001. Failure by any such Executive Officer, for any reason, to complete the length of service specified will result in the forfeiture of such Executive Officers' award and will reduce each of the remaining two Executive Officers' awards by 25%. The award will be issued on April 1, 2001 in shares of Station Common Stock (or, upon consummation of the Merger, JV Parent common stock), valued at the award date, if available, or otherwise in cash. The award will be restricted from April 1, 2001 through April 1, 2004 (the "Restriction Period"). Each Executive Officer must continue in employment during the Restriction Period to receive the full amount of his award. The award becomes unrestricted as follows: (1) 50% of the total number of shares on April 1, 2003 and (2) 50% of the total number of shares on April 1, 2004. Termination of employment, for any reason during the Restriction Period, will result in forfeiture of any remaining restricted shares of Station. The Long-Term Stay-On Performance Incentive Program will be assumed by the Operating Joint Venture in connection with the Merger and performance by the Operating Joint Venture thereunder will be unconditionally guaranteed by the JV Parent which guarantee will be unconditionally guaranteed by Crescent. See "The Merger Agreement -- Certain Transactions -- Joint Venture."

SPLIT-DOLLAR INSURANCE PROGRAM

     In August 1995, split-dollar life insurance agreements were entered into for the Chief Executive Officer and the Executive Officers whereby Station will pay the premiums for such life insurance policies and Station will have an interest in the insurance benefits equal to the amount of unreimbursed premiums it has paid, with the balance payable to the beneficiary as named by the Executive Officer. The face value of each Executive Officer's individual policy and second-to-die policy is as follows: $10 million and $30 million for Mr. Fertitta, $7 million and $0 for Mr. Christenson, $7 million and $0 for Mr. Nielson, $5 million and $10 million for Mr. Sartini and $3.5 million and $0 for Mr. Warner. The split-dollar life insurance agreements will be assumed by the Operating Joint Venture in connection with the Merger and performance by the Operating Joint Venture thereunder will be unconditionally guaranteed by the JV Parent which guarantee will be unconditionally guaranteed by Crescent. See "The Merger Agreement -- Certain Transactions -- Joint Venture."

LIMITATION OF LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Station Articles eliminate liability of its directors and officers for breach of fiduciary duty as directors and officers, except to the extent otherwise required by the NRS and in cases in which the breach involves intentional misconduct, fraud or a knowing violation of the law.

     Sections 78.7502 and 78.751 of Chapter 78 of the NRS and the Station Bylaws contain provisions for indemnification of officers and directors of Station and, in certain cases, employees and other persons. The Station Bylaws require Station to indemnify such persons to the full extent permitted by Nevada law. Each such person will be indemnified in any proceeding if such person acted in good faith and in a manner which such person reasonably believed to be in, or not opposed to, the best interest of Station. Indemnification would cover expenses, including attorneys' fees, judgments, fines and amounts paid in settlement.

     The Station Bylaws also provide that the Station Board of Directors may cause Station to purchase and maintain insurance on behalf of any present or past director or officer insuring against any liability asserted against such person incurred in the capacity of director or officer or arising out of such status, whether or not Station would have the power to indemnify such person. Station maintains directors' and officers' liability insurance.

     Station has entered into indemnification agreements (the "Indemnification Agreements") with each director and certain officers, employees and agents of Station. Each Indemnification Agreement provides for, among other things: (i) indemnification to the fullest extent permitted by law for an indemnified party (the "Indemnitee") unless it is determined, as provided in the Indemnification Agreement, that indemnification is not permitted under law; and (ii) prompt advancement of expenses to any Indemnitee in connection with his or her defense against any claim. Pursuant to the Merger Agreement, Crescent has agreed that all rights to indemnification and exculpation from liabilities for acts or omissions occurring prior to the Effective Time existing in favor of the current or former directors or officers of Station and its subsidiaries as provided in their respective articles or certificates of incorporation or by-laws (or comparable organizational documents) shall survive the Merger and shall continue in full force and effect in accordance with their terms for a period of not less than five years from the Effective Time and the obligations of Station in connection therewith shall be assumed by Crescent. In addition, Crescent has agreed to provide Station's current officers and directors an insurance and indemnification policy that provides coverage against claims made within the five years following the Effective Time. See "The Merger Agreement -- Indemnification; Directors and Officers Insurance."

                        REPORT ON EXECUTIVE COMPENSATION

     This report is provided by the Human Resources Committee of the Station Board of Directors to assist stockholders in understanding Station's objectives and procedures in establishing the compensation of Station's Chief Executive Officer and other executive officers. The Human Resources Committee is responsible for (i) reviewing and approving all elements of the total compensation program for Station, (ii) aligning the total compensation program with Station's business strategy and (iii) assuring stockholders that the pay delivery programs are effective, responsible, and competitive when compared to similarly situated organizations.

EXECUTIVE COMPENSATION PROGRAM PHILOSOPHY AND OBJECTIVES(1)

     The Human Resources Committee's primary objectives in setting compensation policies are to develop a program designed to retain the current management team, reward them for outstanding performance, and attract those individuals needed to implement its strategy. The Human Resources Committee set compensation policies to account for continued significant growth and to retain highly talented, motivated individuals with a long-term vision for Station. The Human Resources Committee also sought to align the financial interest of Station's executives with that of its stockholders. The Human Resources Committee believes to achieve this goal a significant portion of Station's executives' compensation should be "at risk" and tied to the achievement of annual and long-term corporate performance criteria. The Human Resources Committee retained an outside consultant to assist with the design, implementation, and communication of its compensation program.

BASE SALARY

     Base salaries are reviewed annually and may be adjusted (for increase but not decrease) based on an evaluation of the executive's performance in conjunction with a review of compensation normally received by other individuals holding similar positions at other organizations with similar revenues and scope of business. For fiscal year 1998 the Human Resources Committee identified a group of fifteen similar casino and gaming companies that it believes are Station's competition for executive level employees. Due to the limited availability of information, the group of fifteen similar casino and gaming companies identified by the Human Resources Committee is a different group of companies from that used to create the stock performance graph. As part of its strategy to attract and retain high quality executive employees, the Human Resources Committee has established a policy to pay executive base salaries between the 50th and 75th percentile of the range of the base salaries paid by the fifteen similar casino and gaming companies. Actual salaries are determined based upon an assessment of the individual's contribution and value to the organization and the

---------------

(1) Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act or the Exchange Act, the Report on Executive Compensation shall not be incorporated by reference in any such filings.

competitive market for that position as reflected by the base salaries paid by the fifteen similar casino and gaming companies.

ANNUAL INCENTIVES

     The Human Resources Committee also sets executive compensation in a manner designed to make it dependent upon the performance of Station. To create incentives for superior performance and to allow executives to share in the success of Station, the Human Resources Committee has made a portion of an executive's compensation dependent upon the annual and long-term performance of Station.

     Annual incentive awards for fiscal year 1998 performance were based upon Station's performance and assessments of the individual executive's contribution to the success of Station during fiscal year 1998. The Human Resources Committee targeted total cash compensation paid to Station's executives to be between the 50th and 75th percentile of that paid by its competitors for executive level employees. Actual annual incentive payouts were adjusted for Station's performance and the individual's contribution during the performance period.

     Executives participate in an annual incentive plan administered by the Human Resources Committee that was implemented on April 1, 1994. This plan makes a portion of the participant's compensation dependent upon the annual performance of Station and also has a component to reward the individual for superior performance in the event targets are not met, but the individual's performance has been exemplary. The purpose of this plan is to focus each executive on the attainment of financial objectives that the Human Resources Committee believes are primary determinants of Station's share price over time. Each year, specific cash flow and earnings per share goals are approved by the Human Resources Committee under the plan. To ensure that the award amounts under the plan are competitive, target award amounts are set at the beginning of each performance period for each executive based upon the 50th percentile of comparable award amounts paid by Station's competitors for executive employees. The amount of the target award is determined by comparison of actual cash flow and earnings per share versus the goal cash flow and earnings per share. The actual award amount may vary from zero to one and a half times the targeted award amount. The Human Resources Committee has retained discretion to change the actual award by up to 50% of the executive's target, positively or negatively, based on individual performance.

LONG-TERM INCENTIVES

     Station has provided stock-based incentives to its officers since its inception. The Human Resources Committee attempts to give Station's executives a stake in the long-term success of the business, and to pay a considerable portion of Station's executives total compensation in stock, to give the executive a long-term stake in the business and to align the executive's interests with those of Station's stockholders. These grants of stock options and restricted stock align the executive's interests with the stockholder's interests as the size of the executive's reward is dependent on Station's stock performance. Grants made to Station's executives approximate the 75th percentile of expected grant values for those companies that the Human Resources Committee has identified as Station's competition for executive level employees, with the value of any awards estimated using the Black-Scholes valuation model. Awards have generally been granted with a vesting schedule of 20% of the award each anniversary from the date of grant until fully vested.

OTHER EXECUTIVE PROGRAMS

     Station also maintains certain executive benefits and perquisites that are considered necessary to offer fully competitive opportunities to its executives. These include, but are not limited to, supplemental retirement arrangements, employment agreements, and change in control contracts. The details of these programs are explained under the "Executive Compensation" section of this proxy statement.

1998 COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

     These same philosophies described above for each executive position were used by the Human Resources Committee to determine the compensation for the Chairman of the Board, President, and Chief Executive Officer, Mr. Frank J. Fertitta III.

THE CHIEF EXECUTIVE OFFICER'S 1998 BASE SALARY

     The Human Resources Committee established Mr. Fertitta's annual base salary for the fiscal year 1998 based upon a review of compensation by those fifteen casino and gaming companies identified as having similar revenues and scope of operations together with an evaluation of Station's results in fiscal year 1997. Although the survey data for fiscal year 1998 showed an increase in base salary, Mr. Fertitta's base salary was not adjusted for fiscal year 1998. His base salary remained at $1,000,000.

THE CHIEF EXECUTIVE OFFICER'S 1998 ANNUAL INCENTIVE

     The annual incentive earned by the Chief Executive Officer for fiscal year 1998 performance was $750,000. This annual incentive award reflects Station's performance and the Chief Executive Officer's individual contribution to Station as evaluated by the Human Resources Committee for the year.

CERTAIN EXECUTIVE OFFICERS' 1998 LONG-TERM INCENTIVES

     The committee granted options to Messrs. Fertitta and Sartini in fiscal year 1997 with the expectation that long-term incentives would not be granted during fiscal year 1998.

LIMITATION OF TAX DEDUCTION FOR EXECUTIVE COMPENSATION

     The Omnibus Budget Reconciliation Act of 1993 prevents publicly traded companies from receiving a tax deduction on compensation paid to proxy-named executive officers in excess of $1 million annually, effective for compensation paid after 1993. The Human Resources Committee believes that there will be little if any impact from this limitation to Station in fiscal 1998 due to various exceptions to the $1 million limitation.

     The Human Resources Committee believes that Station's other compensation programs which will result in amounts of compensation in fiscal year 1998 will either qualify for exceptions to the $1 million limit or that in the aggregate such amounts of compensation will not significantly exceed $1 million for each executive.

                                            Respectfully Submitted,

                                            Station Casinos, Inc.
                                            Human Resources Committee

                                            R. Hal Dean, Chairman
                                            Lowell H. Lebermann, Jr.

STOCK PERFORMANCE GRAPH(2)

     The graph below compares the cumulative total stockholder return of Station, with the cumulative total return of the Standard & Poor's 500 Stock Index ("S&P 500") and the cumulative total return of a peer group with comparable market capitalization consisting of Ameristar Casinos Inc., Argosy Gaming Corp., Aztar Corp., Boomtown, Inc., Boyd Gaming Corp., Casino America, Inc., Casino Magic Corp., Circus Circus Enterprises, Grand Casinos, Inc., Hollywood Casino Corp., Jackpot Enterprises, Inc., President Casinos, Inc., Primadonna Resorts, Inc., Rio Hotel & Casino, Inc. and Showboat, Inc. The performance graph assumes that $100 was invested on May 25, 1993 (the date of Station's initial public offering) in each of the Station Common Stock, common stock of the selected peer group, and the S&P 500. The stock price performance shown in this graph is neither necessarily indicative of nor intended to suggest future stock price performance.

               COMPARISON OF 58 MONTH CUMULATIVE TOTAL RETURN(*)
        AMONG STATION CASINOS, INC., THE S&P 500 INDEX AND A PEER GROUP

                                                      STATION
               Measurement Period                     CASINOS             PEER
             (Fiscal Year Covered)                      INC.             GROUP           S & P 500
5/93                                                           100               100               100
3/94                                                            87                80               102
3/95                                                            58                66               117
3/96                                                            58                65               155
3/97                                                            41                46               186
3/98                                                            74                49               275

---------------

* $100 INVESTED ON 5/25/93 IN STOCK OR INDEX. INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING MARCH 31.

(2) Notwithstanding anything to the contrary set forth in any of Station's previous or future filings under the Securities Act or the Exchange Act, this Performance Graph shall not be incorporated by reference in any such filings.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

BOULDER STATION LEASE

     Boulder Station is situated on 45 acres located on the east side of Las Vegas, Nevada. Station owns 18 acres and leases the remaining 27 acres from a trust pursuant to a long-term ground lease. The trustee of such trust is Bank of America NT&SA and the beneficiary is KB Enterprises, an affiliated company owned by Frank J. Fertitta, Jr. and Victoria K. Fertitta (the "Related Lessor"), the parents of Frank J. Fertitta III, Chairman of the Board and Chief Executive Officer of Station. The lease has a maximum term of 65 years, ending in June 2058. The lease provides for monthly payments of $125,000 until June 1998. In July 1998, and every ten years thereafter, the rent will be adjusted by a cost of living factor. In July 2003, and every ten years thereafter, the rent will be adjusted to the product of the fair market value of the land and the greater of
(i) the then-prevailing annual rate of return for comparably situated property or (ii) 8% per year. In no event will the rent for any period be less than the immediately preceding period. Pursuant to the ground lease, Station has an option, exercisable at five-year intervals beginning in June 1998, to purchase the land at fair market value. Boulder Station did not exercise its June 1998 option. Station believes that the terms of the ground lease are as fair to Station as could be obtained from an independent third party.

TEXAS STATION LEASE

     Texas Station is situated on 47 acres located in North Las Vegas, Nevada. Station leases the land from a trust pursuant to a long-term ground lease. The trustee of such trust is Bank of America NT&SA and the beneficiary is Texas Gambling Hall & Hotel, an affiliate company of the Related Lessor. The lease has a maximum term of 65 years, ending in May 2060. The lease provides for monthly rental payments of $150,000 until July 2000. In July 2000, and every ten years thereafter, the rent will be adjusted to the product of the fair market value of the land and the greater of (i) the then-prevailing annual rate of return being realized by owners of comparable land in Clark County or (ii) 8% per year. The rent will be further adjusted by a cost of living factor after the first ten years and every ten years thereafter. In no event will the rent for any period be less than the immediately preceding period. Pursuant to the ground lease, Station has an option, exercisable at five-year intervals beginning in May 2000, to purchase the land at fair market value. Pursuant to the ground lease, the lessor will have a right to put the land to Station, exercisable no later than one year after the first to occur of (a) a change of control (as defined in the lease), including the Merger, or (b) delivery of written notice that such a change of control is anticipated, at a purchase price equal to fair market value as determined by negotiation. Station believes that the terms of the ground lease are as fair to Station as could be obtained from an independent third party.

MCNABB/MCNABB/DESOTO/SALTER & CO.

     Station formerly employed McNabb/McNabb/DeSoto/Salter & Co. ("MMDS") to provide advertising and marketing research services. Frank J. Fertitta III, Blake L. and Delise F. Sartini and Lorenzo J. Fertitta collectively owned a 50% interest in MMDS. In April 1997, Station purchased the assets of MMDS for approximately $800,000. Station believes that the terms of the transactions with MMDS were as fair to Station as could have been obtained from an independent third party.

GORDON BIERSCH BREWING COMPANY

     Station owns a 50% interest in Town Center Amusements, Inc., a Limited Liability Company, a Nevada limited liability company, doing business as Barley's Casino & Brewing Company ("Barley's"), which operates a casino and brew pub located in southeast Las Vegas. Barley's commenced operations in January 1996. Barley's has entered into a consulting agreement with Gordon Biersch Brewing Company ("Gordon Biersch"). Frank J. Fertitta III, Blake L. and Delise
F. Sartini and Lorenzo J. Fertitta collectively own a 16.2% interest in Gordon Biersch. The Fertitta Trust owns another 21.6% interest and trusts for the children of the above named individuals collectively own a 7.4% interest in Gordon Biersch. The consulting agreement requires Barley's to pay Gordon Biersch $25 for each barrel of beer brewed, and to reimburse Gordon Biersch for the brewer's salary and other related costs. Barley's paid Gordon Biersch approximately

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$62,000 during the fiscal year ended March 31, 1998. In connection with the
Merger, it is anticipated that Crescent will assume an indirect interest in Barley's through the Decontrolled Subsidiary. In addition Gordon Biersch was a tenant at Sunset Station until March 1998. Gordon Biersch paid monthly rental amounts of $13,395 under the lease at Sunset Station.

MERGER RELATED TRANSACTIONS

     As part of the transactions associated with the Merger, but immediately prior to the Merger, certain operating assets and the employment of Station's employees will be transferred to the Operating Joint Venture which will be owned 50% by the JV Parent and 50% by the Management Group (the "Management Portion"). The Management Portion will be owned approximately 49.8% by Frank J. Fertitta III, Blake L. Sartini and Lorenzo J. Fertitta with the remainder owned by other members of Station's management prior to the Merger including Glenn C. Christenson and Scott M Nielson. Initially, Frank J. Fertitta III and Blake L. Sartini will participate in management of the Management Entity and Mr. Lorenzo
J. Fertitta and Mr. Glenn C. Christenson will participate in management of the Secondary Management Entity.

     In connection with the Merger, Crescent and the Operating Partnership will enter into a Right of First Refusal and Noncompetition Agreement with the Operating Joint Venture. Under the agreement, the Operating Joint Venture will be granted a right of first refusal as to any lease arrangement (a "master lease") for a casino/hotel property (defined as real estate on which hotel and casino or other gaming-related operations are conducted) in which the operators of the business conducted at the property prior to the date the property is owned or acquired by the Operating Partnership will cease to operate the business. The Operating Joint Venture will grant the Operating Partnership a right of first refusal to invest, directly or indirectly, (i) in casino/hotel properties (including the opportunity to provide services related to real estate or to invest in a hotel property), real estate mortgages, real estate derivatives, or entities that invest primarily in or have a substantial portion of their assets in such types of real estate assets or (ii) any other casino/ hotel-related investments that can be structured as REIT-suitable investments. In addition, without the prior written consent of the Management Entity, Crescent, the Operating Partnership, Crescent Operating and their affiliates may not own, operate or otherwise engage in activities related to any casino/hotel properties other than casino/hotel properties operated and leased by the Operating Joint Venture or an entity under its control, provided that the Operating Partnership may own a casino/hotel property if a master lease arrangement already exists at the property, if casino/hotel activities conducted at the property are incidental to the primary business operations at the property or if the sellers or operators desire to enter into a master lease arrangement with the Operating Partnership. Under the agreement, without the prior written consent of the Operating Partnership, the Management Group and their affiliates, may not own, operate or otherwise engage in any activities related to casino/hotel properties that are not operated and leased by the Operating Joint Venture or an entity under its control.

                  SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Station Board of Directors has selected Arthur Andersen L.L.P. ("AA") to serve as Station's independent public accountants to audit the financial statements of Station for the 1999 fiscal year or until consummation of the Merger, whichever is shorter. AA has served as Station's independent public accountants since fiscal year 1991. A representative of AA will attend the Meeting, will be given an opportunity to make a statement and will be available to answer appropriate questions.

     THE STATION BOARD OF DIRECTORS RECOMMENDS, ON THE ADVICE OF ITS AUDIT COMMITTEE, THAT THE STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN L.L.P. AS STATION'S INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL 1999 OR UNTIL CONSUMMATION OF THE MERGER.

     Unless a contrary indication is made on the enclosed proxy card, it is the intention of the persons named in the enclosed form of proxy to vote FOR the selected accountants.

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              COMPARISON OF RIGHTS OF STOCKHOLDERS OF STATION AND
                            SHAREHOLDERS OF CRESCENT

GENERAL

     Crescent is organized under the laws of the State of Texas and Station is incorporated under the laws of the State of Nevada. If the Merger is consummated, the holders of Station Common Stock, whose rights as stockholders are currently governed by the Nevada General Corporation Law, the Station Articles and the Station Bylaws, will, at the Effective Time, become holders of Crescent Common Shares and their rights as such will be governed by the Declaration of Trust, the Crescent Bylaws, the TRA and, to the extent not addressed by the TRA, by the TCBA. The material differences between the rights of holders of Station Common Stock and the rights of holders of Crescent Common Shares, resulting from the differences in their governing documents and the application of the Nevada General Corporation Law or the TBCA and the TRA thereto, are summarized below.

     The following summary does not purport to be a complete statement of the rights of holders of Crescent Common Shares under applicable Texas law, the Declaration of Trust and the Crescent Bylaws or a comprehensive comparison with the rights of the holders of Station Common Stock under applicable Nevada law, the Station Articles and the Station Bylaws, or a complete description of the specific provisions referred to herein. This summary contains a list of the material differences but is not meant to be relied upon as an exhaustive list or a detailed description of the provisions discussed and is qualified in its entirety by reference to the TBCA, the TRA and the governing corporate instruments of Crescent and to the Nevada General Corporation Law and the governing corporate instruments of Station, to all of which the holders of Station Common Stock are referred. Copies of such governing corporate instruments of Crescent and Station are available without charge, by following the instructions listed under "Incorporation of Certain Documents by Reference."

SPECIAL MEETINGS OF SHAREHOLDERS AND STOCKHOLDERS

  Station

     Under the Nevada General Corporation Law, special stockholder meetings of a corporation may be called by its board of directors and by any person or persons authorized to do so by its articles of incorporation or by-laws. Under the Station Bylaws and the Station Articles, a special meeting of stockholders may only be called by the Chairman of the Station Board of Directors, the Station Chief Executive Officer, the Station President or by a vote of a majority of the entire Station Board of Directors.

  Crescent

     Under the TRA, special meetings of shareholders of a Texas real estate investment trust may be called by or at the direction of the trust managers or any officer or other person as provided in the declaration of trust or by-laws. Under the Crescent Bylaws, the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President, the Secretary, the Crescent Board of Trust Managers (by resolution adopted by a majority of the total number of trust managers) or, subject to certain conditions, the holders of not less than 25% of all of the shares then outstanding and entitled to vote at the proposed special meeting, may call a special meeting of shareholders. Meetings may be held without notice if all shareholders entitled to vote at the meeting are present or if those not present waive notice either before or after the shareholders' meeting. The Crescent Bylaws also contain provisions limiting the rights of shareholders to nominate trust managers or propose other business for consideration at a special meeting of shareholders, as described under "Description of Capital Stock of Crescent -- Certain Provisions of the Declaration of Trust, Crescent Bylaws and Texas Law -- Advance Notice Provisions for Shareholder Nominations and Shareholder Proposals."

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

STOCKHOLDER ACTION BY WRITTEN CONSENT

  Station

     Under the Nevada General Corporation Law, unless otherwise provided in the articles of incorporation, any action which may be taken at an annual or special meeting of stockholders may be taken without a meeting if written consent thereto is signed by stockholders holding at least a majority of the voting power. The Station Articles provide that stockholders may not act by written consent other than written consent at a meeting of stockholders.

  Crescent

     Under the TRA, unless otherwise provided by the declaration of trust or bylaws, any action required or permitted to be taken at a meeting of the shareholders of a real estate investment trust may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. The Crescent Bylaws permit shareholder action by unanimous written consent if a written waiver of any right to dissent is signed by each shareholder, if any, entitled to notice of the meeting but not entitled to vote at the meeting.

STOCKHOLDER NOMINATIONS AND PROPOSALS FOR BUSINESS

  Station

     The Station Articles and the Station Bylaws establish procedures that must be followed for stockholders to nominate individuals to the Station Board of Directors or to propose business at the annual meeting of stockholders. The notice of any nomination for election as a director must set forth the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; a representation that the stockholder is a holder of record of stock of Station entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; the class and number of shares of Station that are beneficially owned by such stockholder and also which are owned of record by such stockholder; as to the beneficial owner, if any, on whose behalf the nomination is made (i) the name and address of such person and (ii) the class and number of shares of Station that are beneficially owned by such person; a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Commission had such nominee been nominated, or intended to be nominated, by the Station Board of Directors; and the written consent of each nominee to serve as a director if so elected. The notice of business proposed to be brought before a meeting must include a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; the name and address, as they appear on Station's books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made; the class and number of shares of Station that are owned beneficially and of record by such stockholder of record and by the beneficial owner, if any, on whose behalf the proposal is made; and, any material interest of such stockholder of record and the beneficial owner, if any, on whose behalf the proposal is made, in such business.

     To be timely, nominations of candidates for election as Station directors must be delivered to or mailed and received by the Secretary of Station not later than 90 days in advance of the anniversary date for the immediately preceding annual meeting of Station (or, if the date of the annual meeting is changed by more than 30 days from such anniversary date, not more than 10 days after the first public disclosure of the date on which notice of the date of the meeting was mailed, whichever is earlier). Similarly, notice of business to be brought before a meeting must be delivered to or mailed and received at the principal executive office of Station not less than 35 days prior to the meeting (or, in the event less than 45 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, not later than five days after the date of the first public disclosure or the date on which notice of the date of the meeting was mailed).

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

  Crescent

     The Crescent Bylaws provide for an advance notice procedure for shareholders to make nominations of candidates for trust manager or bring other business before an annual meeting of shareholders of Crescent (the "Shareholder Notice Procedure"). Pursuant to the Shareholder Notice Procedure (i) only persons who are nominated by, or at the direction of, the Crescent Board of Trust Managers, or by a shareholder who has given timely written notice containing specified information to the Secretary of Crescent prior to the meeting at which trust managers are to be elected, will be eligible for election as trust managers of Crescent and (ii) at an annual meeting, only such business may be conducted as has been brought before the meeting by, or at the direction of, the Chairman or the Crescent Board of Trust Managers or by a shareholder who has given timely written notice to the Secretary of Crescent of such shareholder's intention to bring such business before such meeting. In general, for notice of shareholder nominations or proposed business to be conducted at an annual meeting to be timely, such notice must be received by Crescent not less than 70 days nor more than 90 days prior to the first anniversary of the previous year's annual meeting.

LIMITATION ON OWNERSHIP OF SHARES OF STOCK AND BENEFICIAL INTEREST

  Station

     The Station Articles provide that (i) no stock or securities issued by Station and no interest, claim or charge therein or thereto shall be transferred in any manner, except in accordance with the provisions of the Nevada Gaming Control Act and the regulations thereunder and that violative transfers shall be ineffective until Station ceases to be subject to the jurisdiction of the Nevada Gaming Commission or the commission shall, by affirmative action, validate such transfer or waive any defect therein, (ii) if the commission at any time determines that a holder of stock or other securities of Station is unsuitable to hold such securities, then until such securities are owned by persons found to be suitable to own them, (a) Station shall not be required or permitted to pay any dividend or interest with regard to the securities, (b) the holder of such securities shall not be entitled to vote on any matter as the holder of the securities, and such securities shall not be included in the securities of Station entitled to vote, and (c) Station shall not pay any remuneration to the holder of the securities.

     In addition, the Station Articles and the Station Bylaws limit the ownership of shares of Station Common Stock by person who are not "citizens of the United States" as that term is used in the Shipping Act of 1916, as amended and the Merchant Marine Act of 1936, as amended, to less than 24.9% of the shares of Station Common Stock issued and outstanding from time to time.

  Crescent

     For Crescent to qualify as a REIT under the Code (i) not more than 50% in value of outstanding equity securities of all classes ("Equity Shares") may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year; (ii) the Equity Shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year; and (iii) certain percentages of Crescent's gross income must come from certain activities.

     To ensure that five or fewer individuals do not own more than 50% in value of the outstanding Equity Shares, the Declaration of Trust provides generally that no holder may own, or be deemed to own by virtue of certain attribution provisions of the Code, more than 8.0% of the issued and outstanding Crescent Common Shares (the "Common Share Ownership Limit") or more than 9.9% (the "Preferred Shares Ownership Limit") of the issued and outstanding shares of any series of preferred shares of beneficial interest, par value $0.01 per share (the "Preferred Shares"). In addition, the Declaration of Trust separately provides that Mr. Rainwater, the Chairman of the Crescent Board of Trust Managers, and certain related persons together may own, or be deemed to own, by virtue of certain attribution provisions of the Code, up to 8.0% (the "Rainwater Ownership Limit") of the issued and outstanding Crescent Common Shares (collectively, the "Ownership Limit"). The Crescent Board of Trust Managers, upon receipt of a ruling from the IRS, an opinion of counsel, or other evidence satisfactory to the Crescent Board of Trust Managers, in its sole discretion, may waive or change, in whole or in part, the application of the Ownership Limit with respect to

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

any person that is not an individual (as defined in Section 542(a)(2) of the Code). In connection with any such waiver or change, the Crescent Board of Trust Managers may require such representations and undertakings from such person or affiliates and may impose such other conditions, as the Crescent Board of Trust Managers deems necessary, advisable or prudent, in its sole discretion, to determine the effect, if any, of the proposed transaction or ownership of Equity Shares on Crescent's status as a REIT for federal income tax purposes.

     In addition, the Crescent Board of Trust Managers, from time to time, may increase the Crescent Common Shares Ownership Limit, except that (i) the Crescent Common Shares Ownership Limit may not be increased and no additional limitations may be created if, after giving effect thereto, Crescent would be "closely held" within the meaning of Section 856(h) of the Code and (ii) the Crescent Common Shares Ownership Limit may not be increased to a percentage that is greater than 9.9%. Under the Declaration of Trust, neither the Preferred Shares Ownership Limit nor the Rainwater Ownership Limit may be increased. The Crescent Board of Trust Managers may reduce the Rainwater Ownership Limit, with the written consent of Mr. Rainwater, after any transfer permitted by the Declaration of Trust.

     Under the Declaration of Trust, the Ownership Limit will not be automatically removed even if the REIT provisions of the Code are changed so as to no longer contain any ownership concentration limitation or if the ownership concentration limit is increased.

     The Declaration of Trust of Crescent also provides that if an issuance, transfer or acquisition of Equity Shares (i) would result in a holder exceeding the Ownership Limit, (ii) would cause Crescent to be beneficially owned by less than 100 persons, (iii) would result in Crescent being "closely held" within the meaning of Section 856(h) of the Code or (iv) would otherwise result in Crescent failing to qualify as a REIT for federal income tax purposes, such issuance, transfer or acquisition shall be null and void to the intended transferee or holder, and the intended transferee or holder will acquire no rights to the shares. Pursuant to the Declaration of Trust, Equity Shares owned, transferred or proposed to be transferred in excess of the Ownership Limit or which would otherwise jeopardize Crescent's status as a REIT under the Code will automatically be converted to Excess Shares. A holder of Excess Shares is not entitled to distributions, voting rights and other benefits with respect to such shares except the right to payment of the purchase price for the shares and the right to certain distributions upon liquidation. Any dividend or distribution paid to a proposed transferee on Excess Shares pursuant to Crescent's Declaration of Trust will be required to be repaid to Crescent upon demand. Excess Shares will be subject to repurchase by Crescent at its election. The purchase price of any Excess Shares will be set in the manner set forth in the Declaration of Trust. See "Description of Capital Stock of
Crescent -- Description of Crescent Common Shares -- Ownership Limits and Restrictions on Transfer". The Declaration of Trust also establishes certain restrictions relating to transfers of any Excess Shares that may be issued. If such transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then Crescent will have the option to deem the intended transferee of any Excess Shares to have acted as an agent on behalf of Crescent in acquiring such Excess Shares and to hold such Excess Shares on behalf of Crescent. Under the Declaration of Trust, Crescent has the authority at any time to waive the requirement that Excess Shares be issued or be deemed outstanding in accordance with the provisions of the Declaration of Trust if the issuance of such Excess Shares or the fact that such Excess Shares is deemed to be outstanding would, in the opinion of nationally recognized tax counsel, jeopardize the status of Crescent as a REIT for federal income tax purposes.

     The Declaration of Trust of Crescent also provides that all persons who own, directly or by virtue of the attribution provisions of the Code, more than 5.0% of the outstanding Equity Shares (or such lower percentage as may be set by the Crescent Board of Trust Managers), must file an affidavit with Crescent containing information specified in the Declaration of Trust no later than January 31 of each year. In addition, each shareholder, upon demand, shall be required to disclose to Crescent in writing such information with respect to the direct, indirect and constructive ownership of shares as the trust managers deem necessary to comply with the provisions of the Code, as applicable to a REIT, or to comply with the requirements of an authority or governmental agency.

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

CERTAIN EXTRAORDINARY TRANSACTIONS

  Station

     The Nevada General Corporation Law generally requires approval of any merger, consolidation or sale of all the assets of a corporation at a meeting of stockholders by vote of the holders of a majority of all outstanding shares entitled to vote thereon. The Station Articles provide that the affirmative vote of the holders of 66 2/3% of the voting power of all shares of Station entitled to vote is required for, among other things, any merger, exchange or consolidation to which Station is a party and which requires approval under the NRS and any sale or other disposition by Station of all or substantially all of its assets.

  Crescent

     The Declaration of Trust does not have similar general voting requirements with respect to extraordinary transactions but does include specific provisions related to business combinations with certain shareholders and certain share acquisitions. See "-- Business Combinations Involving Interested Stockholders and Shareholders" and "Control Share Acquisitions."

BUSINESS COMBINATIONS INVOLVING INTERESTED STOCKHOLDERS AND SHAREHOLDERS

  Station

     The Nevada General Corporation Law restricts the ability of a resident domestic corporation to engage in any combination with an interested stockholder for three years after the interested stockholder's date of acquiring the shares that cause such stockholder to become an interested stockholder unless the combination or the purchase of shares by the interested stockholder on the interested stockholder's date of acquiring the shares that cause such stockholder to become an interested stockholder is approved by the board of directors of the resident domestic corporation before that date. If the combination was not previously approved, the interested stockholder may effect a combination after the three-year period only if such stockholder receives approval from a majority of the disinterested shares or the offer meets certain fair price criteria. For purposes of the foregoing provisions, "resident domestic corporation" means a Nevada public corporation that has 200 or more stockholders and "interested stockholder" means any person, other than the resident domestic corporation or its subsidiaries, who is (a) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the resident domestic corporation or (b) an affiliate or associate of the resident domestic corporation and at any time within three years immediately before the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding shares of the resident domestic corporation. The above provisions do not apply to corporations that so elect in a charter amendment approved by a majority of the disinterested shares. Such a charter amendment, however, would not become effective for 18 months after its passage and would apply only to stock acquisitions occurring after its effective date. The Station Articles do not exempt Station from the restrictions imposed by such provisions of the Nevada General Corporation Law.

  Crescent

     The Declaration of Trust establishes special requirements with respect to "business combinations" (including a merger, consolidation, share exchange, or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between Crescent and any person who beneficially owns, directly or indirectly, 10% or more of the voting power of Crescent's shares (an "Interested Shareholder"), subject to certain exemptions. In general, the Declaration of Trust provides that an Interested Shareholder or any affiliate thereof may not engage in a "business combination" with Crescent for a period of five years following the date such person becomes an Interested Shareholder. Thereafter, pursuant to the Declaration of Trust, such transactions must be (i) approved by the Crescent Board of Trust Managers and (ii) approved by the affirmative vote of at least 80% of the votes entitled to be cast by holders of voting shares other than voting shares held by the Interested Shareholder with whom the business combination is to be effected, unless, among other things, the holders of Equity Shares receive a minimum price (as defined in the Declaration of Trust) for their shares and the consideration is received in cash or in the same form as previously paid by the

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

Interested Shareholder for such person's shares. These provisions of the Declaration of Trust do not apply, however, to business combinations that are approved or exempted by the Crescent Board of Trust Managers prior to the time that the Interested Shareholder becomes an Interested Shareholder.

CONTROL SHARE ACQUISITIONS

  Station

     Under the Nevada General Corporation Law, an "acquiring person" who acquires a "controlling interest" in an "issuing corporation" may not exercise voting rights on any "control shares" unless such voting rights are conferred by a majority vote of the disinterested stockholders of the issuing corporation at a special meeting of such stockholders held upon the request and at the expense of the acquiring person. In the event that the control shares are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all the voting power, any stockholder, other than the acquiring person, who does not vote in favor of authorizing voting rights for the control shares is entitled to demand payment for the fair value of such person's shares, and the corporation must comply with the demand. For purposes of the above provisions, "acquiring person" means (subject to certain exceptions) any person who, individually or in association with others, acquires or offers to acquire, directly or indirectly, a controlling interest in an issuing corporation. "Controlling interest" means the ownership of outstanding voting shares of an issuing corporation sufficient to enable the acquiring person, individually or in association with others, directly or indirectly, to exercise (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority,
(iii) a majority or more of the voting power of the issuing corporation in the election of directors, and voting rights must be conferred by a majority of the disinterested stockholders as each threshold is reached and/or exceeded. "Control Shares" means those outstanding voting shares of an issuing corporation that an acquiring person acquires or offers to acquire in an acquisition or within 90 days immediately preceding the date when the acquiring person became an acquiring person. "Issuing corporation" means a corporation that is organized in Nevada, has 200 or more stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and does business in Nevada directly or through an affiliated corporation. The above provisions do not apply if the articles of incorporation or by-laws of the corporation in effect on the 10th day following the acquisition of a controlling interest by an acquiring person provide that such provisions do not apply. The Station Articles and the Station Bylaws do not exclude Station from the restrictions imposed by such provisions.

  Crescent

     The Declaration of Trust provides that "control shares" of Crescent acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast by the holders of Equity Shares, excluding shares as to which the acquiror, officers of Crescent and employees of Crescent who are also trust managers have the right to vote or direct the vote. "Control Shares" are Equity Shares which, if aggregated with all other Equity Shares previously acquired which the person is entitled to vote, would entitle the acquiror to vote (i) 20% or more but less than one-third; (ii) one-third or more but less than a majority; or (iii) a majority of the outstanding voting shares of Crescent. Control shares do not include Equity Shares that the acquiring person is entitled to vote on the basis of prior shareholder approval. A "control share acquisition" is defined as the acquisition of control shares, subject to certain exemptions enumerated in the Declaration of Trust.

     The Declaration of Trust provides that a person who has made or proposed to make a control share acquisition and who has obtained a definitive financing agreement with a responsible financial institution providing for any amount of financing not to be provided by the acquiring person may compel the Board of Trust Managers of Crescent to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the Equity Shares. If no request for a meeting is made, the Declaration of Trust permits Crescent itself to present the question at any shareholders' meeting.

     Pursuant to the Declaration of Trust, if voting rights are not approved at a shareholders' meeting or if the acquiring person does not deliver an acquiring person statement as required by the Declaration of Trust, then,

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

subject to certain conditions and limitations set forth in the Declaration of Trust, Crescent will have the right to redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value determined, without regard to the absence of voting rights of the control shares, as of the date of the last control share acquisition or of any meeting of shareholders at which the voting rights of such shares are considered and not approved. Under the Declaration of Trust, if voting rights for control shares are approved at a shareholders' meeting and, as a result, the acquiror would be entitled to vote a majority of the Equity Shares entitled to vote, all other shareholders will have the rights of dissenting shareholders under the TRA. The Declaration of Trust provides that the fair value of the Equity Shares for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition, and that certain limitations and restrictions of the TRA otherwise applicable to the exercise of dissenters' rights do not apply.

     These provisions of the Declaration of Trust do not apply to Equity Shares acquired in a merger, consolidation or share exchange if Crescent is a party to the transaction, or if the acquisition is approved or excepted by the Declaration of Trust or Crescent Bylaws prior to a control share acquisition.

REMOVAL OF DIRECTORS OR TRUSTEES

  Station.

     Under the Nevada General Corporation Law, directors may be removed from office by a two-thirds stockholder vote, or by the vote of such larger percentage of shares as may be provided in the articles of incorporation. A director elected by a voting group, unless otherwise provided in the articles of incorporation, may only be removed by a vote of two-thirds of the members of the group or by the vote of such larger percentage of the group as may be provided in the articles of incorporation for the removal of directors. The Station Articles and Station Bylaws provide that, subject to the rights of holders of Station preferred stock, any director or directors may be removed from office at any time but only for cause and only upon the affirmative vote of the holders of at least 66 2/3% of the voting power of the then outstanding shares of capital stock of Station entitled to vote generally in the election of directors, voting together as a single class.

  Crescent.

     The Declaration of Trust and the Crescent Bylaws provide that, subject to any rights of holders of Crescent preferred shares, trust managers may be removed only for cause upon the affirmative vote of holders of at least 80% of the entire voting power of all the then-outstanding shares entitled to vote generally in the election of trust managers, voting together as a single class.

STANDARDS OF CONDUCT FOR DIRECTORS AND TRUSTEES

  Station.

     Under the Nevada General Corporation Law, directors generally have full control over the affairs of the corporation, and they must exercise their powers in good faith and with a view to the best interests of the corporation. The Nevada General Corporation Law allows directors and officers, in discharging their duties to the corporation and exercising their respective powers to further the interests of the corporation, to consider a variety of nonstockholder interests, including, without limitation, the interests of the corporation's employees, suppliers, creditors and customers. They can also consider the economy of the state and the nation, the interests of the community and of society, and the long and short-term interests of the corporation and its stockholders, including the possibility that these interests may be best served by the continued independence of the corporation. Directors may resist a change or potential change in control if the directors, by a majority vote of a quorum, determine that the change or potential change is opposed to or not in the best interest of the corporation. In so determining, the Station Board of Directors may consider the interests described above or whether they have reasonable grounds to believe that, within a reasonable time, the debt created as a result of the change in control would cause the assets of the corporation or any successor to be less than the liabilities or would render the corporation or any successor insolvent or lead to bankruptcy proceedings.

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

  Crescent

     The Declaration of Trust provides that, in determining what is in the best interest of Crescent in evaluating a "business combination," "change in control" or other transaction, a trust manager of Crescent shall consider all of the relevant factors. These factors may include (i) the immediate and long-term effects of the transaction on Crescent's shareholders, including shareholders, if any, who do not participate in the transaction; (ii) the social and economic effects of the transaction on Crescent's employees, suppliers, creditors and customers and others dealing with Crescent and on the communities in which Crescent operates and is located; (iii) whether the transaction is acceptable, based on the historical and current operating results and financial condition of Crescent; (iv) whether a more favorable price would be obtained for Crescent's stock or other securities in the future; (v) the reputation and business practices of the other party or parties to the proposed transaction, including its or their management and affiliates, as they would affect employees of Crescent; (vi) the future value of Crescent's securities; (vii) any legal or regulatory issues raised by the transaction; and (viii) the business and financial condition and earnings prospects of the other party or parties to the proposed transaction including, without limitation, debt service and other existing financial obligations, financial obligations to be incurred in connection with the transaction, and other foreseeable financial obligations of such other party or parties. Pursuant to this provision, the Crescent Board of Trust Managers may consider subjective factors affecting a proposal, including certain nonfinancial matters, and, on the basis of these considerations, may oppose a business combination or other transaction which, evaluated only in terms of its financial merits, might be attractive to some, or a majority, of Crescent's shareholders.

LIMITATION OF LIABILITY OF DIRECTORS, TRUSTEES AND OFFICERS

  Station

     The Nevada General Corporation Law allows a corporation to limit or eliminate the personal liability of directors and officers to the corporation and its stockholders for damages for breach of fiduciary duty if that person acted in good faith and in a manner which that person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that person's conduct was unlawful. The Station Articles adopt the Nevada General Corporation Law limitations on liability and further exclude limitation on liability for (i) acts or omissions that involve intentional misconduct, fraud or a knowing violation of law or (ii) the payment of distributions in violation of the Nevada General Corporation Law.

  Crescent

     The TRA provides that a trust manager shall not be liable for any claims or damages that result from the trust manager's acts in the discharge of any duty imposed or power conferred upon him by the REIT if, in the exercise of ordinary care, the trust manager acted in good faith and in reliance upon information, opinions, reports, or statements, including financial statements and other financial data concerning the REIT or another person that were prepared or presented by specified persons, generally including officers or employees of the REIT, counsel, accountants, investment bankers and other experts; and committees of the board of trust managers. In addition, the TRA and the Declaration of Trust provide that no trust manager shall be liable to Crescent for any act, omission, loss, damage, or expense arising the performance of the trust manager's duty except in the case of the trust manager's own willful misfeasance or gross negligence.

INDEMNIFICATION OF DIRECTORS, TRUSTEES AND OFFICERS

  Station

     The Station Bylaws provide that Station shall indemnify, to the fullest extent permitted by law, each current and past director or officer of Station in such capacity or in the capacity of director, officer, employee, agent, partner or fiduciary of another entity at the request of Station, against expenses, liabilities and losses (including attorneys' fees, judgments, fines, taxes, penalties and amounts paid or to be paid in settlement) in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (including any action by or in the right of the corporation in a derivative action). The Nevada General

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

Corporation Law permits such indemnification provided the indemnitee acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action, suit or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Expenses incurred by an officer or director (or other employees or agents as deemed appropriate by the board of directors) in defending civil or criminal proceedings may be paid by the corporation in advance of the final disposition of such proceeding upon a receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the corporation. To indemnify a party, the corporation must determine that the party met the applicable standards of conduct. The Station Articles provide that such expenses must be paid by Station or through insurance or other financial arrangements as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of the required undertaking.

  Crescent

     The Declaration of Trust provides that no trust manager shall be liable to Crescent for any act, omission, loss, damage, or expense arising from the performance of such trust manager's duties to Crescent save only for such trust manager's own willful misfeasance or willful malfeasance or gross negligence. In addition to, but in no respect whatsoever in limitation of the foregoing, the liability of each trust manager for monetary damages shall be eliminated to the fullest extent permitted by applicable law. The Declaration of Trust also provides that no amendment thereto may limit or eliminate this limitation of liability with respect to events occurring prior to the effective date of such amendment.

     The Declaration of Trust provides that the trust managers and officers shall be indemnified to the maximum extent permitted by Texas law. Under current Texas law, the trust will indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a trust manager or officer if it is determined that (i) the person's conduct was in good faith; (ii) the person reasonably believed: (a) in the case of conduct in the persons's official capacity as a trust manager or officer of the REIT, that the person's conduct was in the REIT's best interests; and (b) in all other cases, that the person's conduct was at least not opposed to the REIT's best interests; and (iii) in the case of any criminal proceeding, the person had no reasonable cause to believe that the person's conduct was unlawful. Except to the extent provided in the following sentence, a trust manager or officer may not be indemnified (i) in respect of a proceeding in which the person is found liable on the basis that personal benefit was improperly received by the person, whether or not the benefit resulted from an action taken in the person's official capacity; or (ii) in which the person is found liable to Crescent. Notwithstanding the foregoing, a person may be indemnified against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred by the person in connection with the proceeding; provided that if the person is found liable to the REIT or is found liable on the basis that personal benefit was improperly received by the person, the indemnification (i) is limited to reasonable expenses actually incurred by the person in connection with the proceeding, and (ii) shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of the person's duty to the REIT. In addition, the Declaration of Trust and Crescent Bylaws require it to pay or reimburse, in advance of the final disposition of a proceeding, reasonable expenses incurred by a present or former trust manager or officer made a party to a proceeding by reason of the person's status as a trust manager or officer, provided that Crescent shall have received (i) a written affirmation by the trust manager or officer of the person's good faith belief that the person has met the standard of conduct necessary for indemnification by Crescent as authorized by the Crescent Bylaws and (ii) a written undertaking by or on the person's behalf to repay the amount paid or reimbursed by Crescent if it shall ultimately be determined that the standard of conduct was not met. The Declaration of Trust and Crescent Bylaws also permit Crescent to provide indemnification, payment or reimbursement of expenses to any employee or agent of Crescent in such capacity. The Declaration of Trust and Crescent Bylaws also permit Crescent to indemnify a person who was or who agreed to appear as a witness or other participant in a proceeding at a time when the person is not named a defendant or respondent in the proceeding. Any indemnification, payment or reimbursement of the expenses permitted by the Declaration of Trust and Crescent Bylaws shall be furnished in accordance with the procedures provided for indemnification and payment or reimbursement of expenses under TRA for trust managers.

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

     Crescent carries insurance that purports to insure officers and trust managers of Crescent against certain liabilities incurred by them in the discharge of their official functions.

AMENDMENT TO GOVERNING DOCUMENTS

  Station

     The Nevada General Corporation Law permits a corporation to amend its articles of incorporation in any respect provided the amendment contains only provisions that would be lawful in an original articles of incorporation filed at the time of amendment. To amend articles of incorporation, the board must adopt a resolution presenting the proposed amendment. In addition, a majority of the shares entitled to vote must approve the amendment to make it effective. When the substantial rights of a class of shares will be affected by an amendment, the holders of those shares are entitled to vote as a class even if the shares are nonvoting shares and a majority vote of the class must approve the amendment to make it effective. When only one or more series in a class of shares, and not the entire class, will be adversely affected by an amendment, only the affected series may vote as a class. The Station Articles provide that amendments thereto and to the Station Bylaws require the affirmative vote of 66 2/3% of the voting power of all shares of Station entitled to vote, except that the Station Board of Directors may at any time amend or repeal, or adopt any provision inconsistent with any bylaw of Station, other than that relating to the number of directors, by the affirmative vote of a majority of the Station Board of Directors.

  Crescent

     The Declaration of Trust provides that it may be amended only by the affirmative vote of the holders of not less than two-thirds of the votes entitled to be cast, except that the provisions of the Declaration of Trust relating to "business combinations" or "control shares" (as described below under "-- Business Combinations" and "-- Control Share Acquisitions") may be amended only with the affirmative vote of 80% of the votes entitled to be cast, voting together as a single class.

RIGHTS PLAN

  Station

     On October 6, 1997, Station Board of Directors declared a dividend of one Right for each outstanding share of Station Common Stock to stockholders of Station. Each Right represents a right to buy one one-hundredth of a share of Station preferred stock. The Rights will cause substantial dilution to a person or group that attempts to acquire control of Station in a manner which causes the Rights to become exercisable. Station has executed an amendment to the Rights Agreement exempting the Merger from the dilutive effects of the Rights Agreement and the Rights.

  Crescent

     Crescent does not currently have a shareholders rights plan, however, the Declaration of Trust permits the issuance of share purchase rights entitling holders to purchase from Crescent securities or property.

APPRAISAL AND DISSENTERS' RIGHTS

  Station

     The Nevada General Corporation Law provides that stockholders have the right, in some circumstances, to dissent from certain corporate reorganizations and to instead demand payment of the fair cash value of their shares. Unless a corporation's articles of incorporation provide otherwise, dissenters do not have rights of appraisal with respect to (i) a merger or consolidation by a corporation, the shares of which are either listed on a national securities exchange, designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers or held by more than 2,000 stockholders, if the stockholders receive cash, shares in the surviving corporation, shares of another corporation that are publicly listed or held by more than 2,000 stockholders, cash in lieu of fractional shares or any combination of the

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

above or (ii) stockholders of a corporation surviving a merger if no vote of the stockholders of the surviving corporation is required to approve the merger. The Station Articles have no provisions regarding appraisal or dissenters' rights and Station's stockholders will not have appraisal or dissenters' rights in connection with the Merger.

  Crescent

     The TRA provides that shareholders of a REIT have the right, in certain circumstances, to dissent from certain reorganization transactions affecting the real estate investment trust and instead demand payment of the fair value of their shares in cash, together with interest commencing 91 days after the date on which the action from which the shareholder dissented was taken. A shareholder may not dissent from any plan of merger in which there is a single surviving or new domestic or foreign entity or from any plan of exchange, if (i) the shares held by the shareholder are part of a class or series listed on a national securities exchange, designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by not less than 2,000 holders, and (ii) the consideration to be paid to the shareholders is in the form of shares of a class or series listed on a national securities exchange, designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by not less than 2,000 holders, cash in lieu of fractional shares, or a combination of the securities and cash described above. Neither the Declaration of Trust nor the Crescent Bylaws contain provisions regarding appraisal or dissenters' rights.

DIVIDENDS AND DISTRIBUTIONS

  Station

     The Nevada General Corporation Law allows a board of directors to authorize the corporation to make distributions to stockholders, unless otherwise provided in the articles of incorporation. No distribution may be made, however, if it would cause (i) the corporation to be unable to pay its debts as they become due in the usual course of business or (ii) except as otherwise specifically allowed by the articles of incorporation, the corporation's total assets to be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution.

  Crescent

     In order to qualify as a REIT, Crescent is required to distribute dividends (other than capital gain dividends) to its shareholders in an amount at least equal to (A) the sum of (i) 95% of the "real estate investment trust taxable income" of Crescent (computed without regard to the dividends paid deduction and Crescent's net capital gain) and (ii) 95% of the net income (after tax), if any, from foreclosure property, minus (B) certain excess noncash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before Crescent timely files its tax return for such year, and if paid on or before the date of the first regular dividend payment after such declaration. To the extent that Crescent does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "real estate investment trust taxable income," as adjusted, it will be subject to tax thereon at regular capital gains and ordinary corporate tax rates. Furthermore, if Crescent should fail to distribute, during each calendar year, at least the sum of (i) 85% of its "real estate investment trust ordinary income" for such year; (ii) 95% of its "real estate investment trust capital gain income" for such year; and (iii) any undistributed taxable income from prior periods, Crescent would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

STOCKHOLDER AND SHAREHOLDER INSPECTION RIGHTS

  Station

     The Nevada General Corporation Law entitles any person who has been a stockholder of record of a corporation for at least six months immediately preceding the demand, or any person holding or representing

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

at least 5% of its outstanding shares, upon at least five days' written demand, to inspect, in person or by an agent, during usual business hours, the stock ledger of the corporation and to make extracts therefrom. Pursuant to the Nevada General Corporation Law, only persons who are stockholders of record who own or represent at least 15% of a corporation's issued and outstanding shares, or persons who have been authorized in writing by such stockholders, however, have the right, upon a least five days' written demand, to inspect, in person or by an agent, during normal business hours, the books of account and financial records of the corporation, to make extracts therefrom and to conduct an audit of such records. The provisions of this section of the Nevada General Corporation Law with respect to inspection of books of account and financial records of the corporation, and rights to conduct audits in connection therewith, do not apply to any corporation that is listed and traded on any recognized stock exchange nor do they apply to any corporation that furnishes to its stockholders a detailed, annual financial statement. Station is listed and traded on the NYSE, and is therefore not subject to such provisions.

  Crescent

     The TRA provides that any person who has been a shareholder of record for at least six months or who owns at least 5% of the outstanding shares of a REIT, upon written demand stating the purpose thereof, has the right to examine, in person or by agent or attorney, at any reasonable time or times, for any proper purpose, the books and records of the REIT, as well as the minutes and record of shareholders, and to make extracts thereof.

CLASSIFIED BOARD

  Station

     The Station Articles provide for the Station Board of Directors to be divided into three classes of directors serving staggered three-year terms. As a result, approximately one-third of the Station Board of Directors will be elected each year. Currently, the size of the Station Board of Directors is fixed at seven members.

  Crescent

     The Declaration of Trust and the Crescent Bylaws provide that the Crescent Board of Trust Managers will be divided into three classes of trust managers, each class constituting approximately one-third of the total number of trust managers, with the classes serving staggered three-year terms.

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

                    DESCRIPTION OF CAPITAL STOCK OF CRESCENT

DESCRIPTION OF CRESCENT COMMON SHARES

  General

     The Declaration of Trust authorizes the Crescent Board of Trust Managers to issue up to 250,000,000 Crescent Common Shares, as well as 250,000,000 Excess Shares, par value $0.01 per share, issuable in exchange for Crescent Common Shares as described below at "-- Ownership Limits and Restrictions on Transfer." The Crescent Common Shares are listed on the NYSE under the symbol "CEI." Subject to such preferential rights as may be granted by the Crescent Board of Trust Managers in connection with the future issuance of Preferred Shares, holders of Crescent Common Shares are entitled to one vote per share on all matters to be voted on by shareholders and are entitled to receive ratably such distributions as may be declared on the Crescent Common Shares by the Crescent Board of Trust Managers in its discretion from funds legally available therefor. In the event of the liquidation, dissolution or winding up of Crescent, holders of Crescent Common Shares are entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of the holders of Preferred Shares. Holders of Crescent Common Shares have no subscription, redemption, conversion or preemptive rights. Matters submitted for shareholder approval generally require a majority vote of the shares present and voting thereon.

  Ownership Limits and Restrictions on Transfer

     For Crescent to qualify as a REIT under the Code (i) not more than 50% in value of outstanding Equity Shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year; (ii) the Equity Shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year; and (iii) certain percentages of Crescent's gross income must come from certain activities.

     To ensure that five or fewer individuals do not own more than 50% in value of the outstanding Equity Shares, the Declaration of Trust provides generally that no holder may own, or be deemed to own by virtue of certain attribution provisions of the Code, more than the Common Share Ownership Limit or more than the Preferred Shares Ownership Limit. In addition, the Declaration of Trust separately provides that Mr. Rainwater, the Chairman of the Crescent Board of Trust Managers, and certain related persons together may own, or be deemed to own, by virtue of certain attribution provisions of the Code, up to the Rainwater Ownership Limit. The Crescent Board of Trust Managers, upon receipt of a ruling from the IRS, an opinion of counsel, or other evidence satisfactory to the Crescent Board of Trust Managers, in its sole discretion, may waive or change, in whole or in part, the application of the Ownership Limit with respect to any person that is not an individual (as defined in Section 542(a)(2) of the Code). In connection with any such waiver or change, the Crescent Board of Trust Managers may require such representations and undertakings from such person or affiliates and may impose such other conditions, as the Crescent Board of Trust Managers deems necessary, advisable or prudent, in its sole discretion, to determine the effect, if any, of the proposed transaction or ownership of Equity Shares on Crescent's status as a REIT for federal income tax purposes.

     In addition, the Crescent Board of Trust Managers, from time to time, may increase the Common Shares Ownership Limit, except that (i) the Common Shares Ownership Limit may not be increased and no additional limitations may be created if, after giving effect thereto, Crescent would be "closely held" within the meaning of Section 856(h) of the Code and (ii) the Common Shares Ownership Limit may not be increased to a percentage that is greater than 9.9%. Under the Declaration of Trust, neither the Preferred Shares Ownership Limit nor the Rainwater Ownership Limit may be increased. The Crescent Board of Trust Managers may reduce the Rainwater Ownership Limit, with the written consent of Mr. Rainwater, after any transfer permitted by the Declaration of Trust. Prior to any modification of the Ownership Limit or the Rainwater Ownership Limit, the Crescent Board of Trust Managers will have the right to require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary, advisable or prudent, in its sole discretion, in order to determine or ensure Crescent's status as a REIT.

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

     Under the Declaration of Trust, the Ownership Limit will not be automatically removed even if the REIT provisions of the Code are changed so as to no longer contain any ownership concentration limitation or if the ownership concentration limit is increased.

     In addition to preserving Crescent's status as a REIT for federal income tax purposes, the Ownership Limit may prevent any person or small group of persons from acquiring control of Crescent.

     The Declaration of Trust of Crescent also provides that if an issuance, transfer or acquisition of Equity Shares (i) would result in a holder exceeding the Ownership Limit, (ii) would cause Crescent to be beneficially owned by less than 100 persons, (iii) would result in Crescent being "closely held" within the meaning of Section 856(h) of the Code or (iv) would otherwise result in Crescent failing to qualify as a REIT for federal income tax purposes, such issuance, transfer or acquisition shall be null and void to the intended transferee or holder, and the intended transferee or holder will acquire no rights to the shares. Pursuant to the Declaration of Trust, Equity Shares owned, transferred or proposed to be transferred in excess of the Ownership Limit or which would otherwise jeopardize Crescent's status as a REIT under the Code will automatically be converted to Excess Shares. A holder of Excess Shares is not entitled to distributions, voting rights and other benefits with respect to such shares except the right to payment of the purchase price for the shares and the right to certain distributions upon liquidation. Any dividend or distribution paid to a proposed transferee on Excess Shares pursuant to Crescent's Declaration of Trust will be required to be repaid to Crescent upon demand. Excess Shares will be subject to repurchase by Crescent at its election. The purchase price of any Excess Shares will be equal to the lesser of (i) the price in such proposed transaction or (ii) either (a) if the shares are then listed on the NYSE, the fair market value of such shares reflected in the average closing sales prices for the shares on the 10 trading days immediately preceding the date on which Crescent or its designee determines to exercise its repurchase right; or (b) if the shares are not then so listed, such price for the shares on the principal exchange (including the Nasdaq National Market) on which such shares are listed; or (c) if the shares are not then listed on a national securities exchange, the latest quoted price for the shares; or (d) if not quoted, the average of the high bid and low asked prices if the shares are then traded over-the-counter, as reported by the Nasdaq Stock Market; or (e) if such system is no longer in use, the principal automated quotation system then in use; or (f) if the shares are not quoted on such system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the shares; or (g) if there is no such market maker or such closing prices otherwise are unavailable, the fair market value, as determined by the Crescent Board of Trust Managers in good faith, on the last trading day immediately preceding the day on which notice of such proposed purchase is sent by Crescent. The Declaration of Trust also establishes certain restrictions relating to transfers of any Exchange Shares that may be issued. If such transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then Crescent will have the option to deem the intended transferee of any Excess Shares to have acted as an agent on behalf of Crescent in acquiring such Excess Shares and to hold such Excess Shares on behalf of Crescent. Under the Declaration of Trust, Crescent has the authority at any time to waive the requirement that Excess Shares be issued or be deemed outstanding in accordance with the provisions of the Declaration of Trust if the issuance of such Excess Shares or the fact that such Excess Shares is deemed to be outstanding would, in the opinion of nationally recognized tax counsel, jeopardize the status of Crescent as a REIT for federal income tax purposes.

     All certificates issued by Crescent representing Equity Shares will bear a legend referring to the restrictions described above.

     The Declaration of Trust of Crescent also provides that all persons who own, directly or by virtue of the attribution provisions of the Code, more than 5.0% of the outstanding Equity Shares (or such lower percentage as may be set by the Crescent Board of Trust Managers), must file an affidavit with Crescent containing information specified in the Declaration of Trust no later than January 31 of each year. In addition, each shareholder, upon demand, shall be required to disclose to Crescent in writing such information with respect to the direct, indirect and constructive ownership of shares as the trust managers deem necessary to comply with the provisions of the Code, as applicable to a REIT, or to comply with the requirements of an authority or governmental agency.

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

     The ownership limitations described above may have the effect of precluding acquisitions of control of Crescent by a third party. See "Certain Provisions of the Declaration of Trust, Crescent Bylaws and Texas Law."

  Registrar and Transfer Agent

     The Registrar and Transfer Agent for the Crescent Common Shares is BankBoston, N.A.

DESCRIPTION OF PREFERRED SHARES

  General

     The Declaration of Trust of Crescent authorizes the Crescent Board of Trust Managers to issue up to 100,000,000 Preferred Shares. See "-- Certain Provisions of the Declaration of Trust, Crescent Bylaws and Texas Law -- Preferred Shares." The Declaration of Trust also authorizes the issuance of up to an aggregate of 100,000,000 Excess Shares issuable in exchange for Preferred Shares. See
"-- Description of Crescent Common Shares -- Ownership Limits and Restrictions on Transfer."

     Under Crescent's Declaration of Trust, the Crescent Board of Trust Managers may from time to time establish and issue one or more series of Preferred Shares without shareholder approval. The Crescent Board of Trust Managers may classify or reclassify any unissued Preferred Shares by setting or changing the number, designation, preference, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption of such series. Because the Crescent Board of Trust Managers has the power to establish the preferences and rights of each series of Preferred Shares, it may afford the holders of any series of Preferred Shares preferences, powers and rights, voting or otherwise, senior to the rights of holders of Crescent Common Shares. Preferred Shares will, when issued, be fully paid and nonassessable.

     The following description of Preferred Shares sets forth certain general terms and provisions of Preferred Shares. The statements below describing Preferred Shares are in all respects subject to and qualified in their entirety by reference to the applicable provisions of Crescent's Declaration of Trust and the Crescent Bylaws.

  Rank

     Unless otherwise specified in a Statement of Designation for any series of Preferred Shares, Preferred Shares will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of Crescent, rank (i) senior to all classes or series of Crescent Common Shares, and to all equity securities ranking junior to Preferred Shares, (ii) on a parity with all equity securities issued by Crescent the terms of which specifically provide that such equity securities rank on a parity with Preferred Shares; and (iii) junior to all equity securities issued by Crescent the terms of which specifically provide that such equity securities rank senior to Preferred Shares. The term "equity securities" does not include convertible debt securities.

  Dividends

     Holders of Preferred Shares of each series will be entitled to receive, when, as and if declared by the Crescent Board of Trust Managers, out of assets of Crescent legally available for payment, cash dividends (or dividends in kind or in other property if expressly permitted and described in the applicable Statement of Designation for such Preferred Shares) at such rates and on such dates as will be set forth in the applicable Statement of Designation for such Preferred Shares. Each such dividend shall be payable to holders of record as they appear on the share transfer books of Crescent on such record dates as shall be fixed by the Crescent Board of Trust Managers.

     Dividends on any series of Preferred Shares may be cumulative or non-cumulative, as provided in the applicable Statement of Designation for such Preferred Shares. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable Statement of Designation for such Preferred Shares. If the Crescent Board of Trust Managers fails to declare a dividend payable on a dividend payment date on any series of Preferred Shares for which dividends are noncumulative, then the holders of such series of Preferred

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Shares will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and Crescent will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment date.

     Unless otherwise specified in the applicable Statement of Designation for such Preferred Shares, if any Preferred Shares of any series are outstanding, no full dividends shall be declared or paid or set apart for payment on any capital shares of Crescent of any other series ranking, as to dividends, on a parity with or junior to the Preferred Shares of such series for any period unless (i) if such series of Preferred Shares has a cumulative dividend, full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Preferred Shares of such series for all past dividend periods and the then-current dividend period or (ii) if such series of Preferred Shares does not have a cumulative dividend, full dividends for the then-current dividend period have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Preferred Shares of such series. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon Preferred Shares of any series and the shares of any other series of Preferred Shares ranking on a parity as to dividends with the Preferred Shares of such series, all dividends declared upon Preferred Shares of such series and any other series of Preferred Shares ranking on a parity as to dividends with such Preferred Shares shall be declared pro rata so that the amount of dividends declared per Preferred Share of such series and such other series of Preferred Shares shall in all cases bear to each other the same ratio that accrued dividends per share on the Preferred Shares of such series (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such Preferred Shares do not have a cumulative dividend) and such other series of Preferred Shares bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Preferred Shares of such series which may be in arrears.

     Except as provided in the immediately preceding paragraph, unless (i) if such series of Preferred Shares has a cumulative dividend, full cumulative dividends on the Preferred Shares of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then-current dividend period, and (ii) if such series of Preferred Shares does not have a cumulative dividend, full dividends on the Preferred Shares of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then-current dividend period, no dividends (other than in Crescent Common Shares or other capital shares ranking junior to the Preferred Shares of such series as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other distribution upon the Crescent Common Shares, or any other capital shares of Crescent ranking junior to or on a parity with the Preferred Shares of such series as to dividends or upon liquidation, nor shall any Crescent Common Shares, or any other capital shares of Crescent ranking junior to or on a parity with the Preferred Shares of such series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by Crescent (except by conversion into or exchange for other capital shares of Crescent ranking junior to the Preferred Shares of such series as to dividends and upon liquidation).

  Redemption

     If so provided in the applicable Statement of Designation for such Preferred Shares, any series of Preferred Shares will be subject to mandatory redemption or redemption at the option of Crescent, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such Statement of Designation for such Preferred Shares.

     The Statement of Designation relating to a series of Preferred Shares that is subject to mandatory redemption will specify the number of such Preferred Shares that shall be redeemed by Crescent in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if such Preferred Shares do not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as

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specified in the applicable Statement of Designation for such Preferred Shares.
If the redemption price for Preferred Shares of any series is payable only from the net proceeds of the issuance of capital shares of Crescent, the terms of such Preferred Shares may provide that, if no such capital shares shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such Preferred Shares shall automatically and mandatorily be converted into the applicable capital shares of Crescent pursuant to conversion provisions specified in the applicable Statement of Designation for such Preferred Shares.

     Notwithstanding the foregoing, unless (i) if such series of Preferred Shares has a cumulative dividend, full cumulative dividends on all Preferred Shares of any series shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the current dividend period and (ii) if such series of Preferred Shares does not have a cumulative dividend, full dividends of the Preferred Shares of any series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then-current dividend period, no Preferred Shares of any series shall be redeemed unless all outstanding Preferred Shares of such series are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of Preferred Shares of such series to preserve the REIT status of Crescent or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Preferred Shares of such series. In addition, unless (i) if such series of Preferred Shares has a cumulative dividend, full cumulative dividends on all outstanding Preferred Shares of any series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividends periods and the then-current dividend period, and (ii) if such series of Preferred Shares does not have a cumulative dividend, full dividends on the Preferred Shares of any series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then-current dividend period, Crescent shall not purchase or otherwise acquire directly or indirectly any Preferred Shares of such series (except by conversion into or exchange for capital shares of Crescent ranking junior to the Preferred Shares of such series as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase or acquisition of Preferred Shares of such series to preserve the REIT status of Crescent or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Preferred Shares of such series.

     If fewer than all of the outstanding Preferred Shares of any series are to be redeemed, the number of shares to be redeemed will be determined by Crescent, and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder (with adjustments to avoid redemption of fractional shares) or by lot in a manner determined by Crescent.

     Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of Preferred Shares of any series to be redeemed at the address shown on the share transfer books of Crescent. Each notice shall state: (i) the redemption date; (ii) the number of shares and the series of Preferred Shares to be redeemed; (iii) the redemption to be surrendered for payment of the redemption price; (iv) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (v) the date upon which the holder's conversion rights, if any, as to such shares shall terminate. If fewer than all of the Preferred Shares of any series are to be redeemed, the notice mailed to each such holder thereof shall also specify the number of Preferred Shares to be redeemed from each such holder. If notice of redemption of any Preferred Shares has been given and if the funds necessary for such redemption have been set aside by Crescent in trust for the benefit of the holders of any Preferred Shares so called for redemption, then from and after the redemption date dividends will cease to accrue on such Preferred Shares, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

  Liquidation Preference

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Crescent, then, before any distribution or payment shall be made to the holders of any Crescent Common Shares or any other class or series of capital shares of Crescent ranking junior to the Preferred Shares in the distribution of assets

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

upon any liquidation, dissolution or winding up of Crescent, the holders of each series of Preferred Shares shall be entitled to receive out of assets of Crescent legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable Statement of Designation for such Preferred Shares), plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such Preferred Shares do not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Preferred Shares will have no right or claim to any of the remaining assets of Crescent. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of Crescent are insufficient to pay the amount of the liquidating distributions on all outstanding Preferred Shares and the corresponding amounts payable on all shares of other classes or series of capital shares of Crescent ranking on a parity with the Preferred Shares in the distribution of assets, then the holders of the Preferred Shares and all other such classes or series of capital shares shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

     If liquidating distributions shall have been made in full to all holders of Preferred Shares, the remaining assets of Crescent shall be distributed among the holders of any other classes or series of capital shares ranking junior to the Preferred Shares upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For such purposes, the consolidation or merger of Crescent with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of the property or business of Crescent, shall not be deemed to constitute a liquidation, dissolution or winding up of Crescent.

  Voting Rights

     Holders of Preferred Shares will not have any voting rights, except as set forth below or as otherwise from time to time required by law or as indicated in the applicable Statement of Designation for such Preferred Shares.

     Unless provided otherwise for any series of Preferred Shares, so long as any Preferred Shares remain outstanding, Crescent will not, without the affirmative vote or consent of the holders of at least two-thirds of each series of Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of capital shares ranking senior to such series of Preferred Shares with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized capital shares of Crescent into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of the Declaration of Trust or the designating amendment for such series of Preferred Shares, whether by merger, consolidation or otherwise (an "Event"), so as to materially and adversely affect any right, preference, privilege or voting power of such series of Preferred Shares or the holders thereof, provided, however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as the Preferred Shares remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event, Crescent may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of Preferred Shares and provided further that (x) any increase in the amount of the authorized Preferred Shares or the creation or issuance of any other series of Preferred Shares, or (y) any increase in the amount of authorized shares of such series or any other series of Preferred Shares, in each case ranking on a parity with or junior to the Preferred Shares of such series with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

     The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Preferred Shares of such series shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

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

  Conversion Rights

     The terms and conditions, if any, upon which any series of Preferred Shares is convertible into Crescent Common Shares will be set forth in the applicable Statement of Designation for such Preferred Shares relating thereto. Such terms will include the number of Crescent Common Shares into which the Preferred Shares are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of Preferred Shares or Crescent, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such series of Preferred Shares.

  Shareholder Liability

     Under Texas law, no shareholder, including holders of Preferred Shares, shall be personally liable for any contractual obligation of Crescent on the basis (i) that the person is or was the alter ego of Crescent, or (ii) of actual or constructive fraud, a sham to perpetrate a fraud, or similar theory, unless the obligee demonstrates that the shareholder caused Crescent to be used for the purpose of perpetrating and did perpetrate an actual fraud on the obligee primarily for the direct personal benefit of the shareholder.

  Restrictions on Ownership

     As discussed under "-- Description of Crescent Common Shares -- Ownership Limits and Restrictions on Transfer," for Crescent to qualify as a REIT under the Code, not more than 50% in value of its outstanding equity securities of all classes may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. To assist Crescent in meeting this requirement, Crescent may take certain actions to limit the beneficial ownership, directly or indirectly, by a single person of Crescent's outstanding equity securities, including any Preferred Shares of Crescent. Therefore, the designating amendment for each series of Preferred Shares may contain provisions restricting the ownership and transfer of Preferred Shares.

DESCRIPTION OF COMMON SHARE WARRANTS

     Crescent may issue Common Share Warrants for the purchase of Crescent Common Shares. Common Share Warrants may be issued independently or together with any other Securities and may be attached to or separate from such Securities. Each series of Common Share Warrants will be issued under a separate warrant agreement (each, a "Warrant Agreement") to be entered into between Crescent and a specified warrant agent (the "Warrant Agent"). The Warrant Agent will act solely as an agent of Crescent in connection with the Common Share Warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of Common Share Warrants. The following sets forth certain general terms and provisions of the Common Share Warrants. Further terms of the Common Share Warrants will be set forth in the applicable Warrant Agreements.

     The applicable Warrant Agreement will describe the terms of the Common Share Warrants, including, where applicable, the following: (i) the title of such Common Share Warrants; (ii) the aggregate number of such Common Share Warrants; (iii) the price or prices at which such Common Share Warrants will be issued; (iv) the number of shares of Crescent Common Shares purchasable upon exercise of such Common Share Warrants; (v) the designation and terms of any other Securities offered thereby with which such Common Share Warrants are to be issued and the number of such Common Share Warrants issued with each such Security offered thereby; (vi) the date, if any, on and after which such Common Share Warrants and the related Crescent Common Shares will be separately transferable; (vii) the price at which the Crescent Common Shares purchasable upon exercise of such Common Share Warrants may be purchased; (viii) the date on which the right to exercise such Common Share Warrants shall commence and the date on which such right shall expire; (ix) the minimum or maximum number of such Common Share Warrants which may be exercised at any one time; (x) information with respect to book entry procedures, if any; (xi) any limitations on the acquisition or ownership of such Common Share Warrants which may be required in order to maintain the status of Crescent as a REIT; (xii) a discussion of certain federal income tax considerations;

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and (xiii) any other terms of such Common Share Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Common Share Warrants.

     Reference is made to the section captioned "-- Description of Crescent Common Shares" for a general description of the Crescent Common Shares to be acquired upon the exercise of the Common Share Warrants, including a description of certain restrictions on the ownership of Crescent Common Shares.

CERTAIN PROVISIONS OF THE DECLARATION OF TRUST, CRESCENT BYLAWS AND TEXAS LAW

     The Declaration of Trust and the Crescent Bylaws contain certain provisions that may inhibit or impede acquisition or attempted acquisition of control of Crescent by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of Crescent to negotiate first with the Crescent Board of Trust Managers. Crescent believes that these provisions increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence and increase the likelihood of negotiations, which might outweigh the potential disadvantages of discouraging such proposals because, among other things, negotiation of such proposals might result in improvement of terms. The description set forth below is only a summary of the terms of the Declaration of Trust and Crescent Bylaws (copies of which have been incorporated by reference as exhibits to the Registration Statement of which this Prospectus forms a part). See "-- Description of Crescent Common Shares -- Ownership Limits and Restrictions on Transfer."

  Staggered Board of Trust Managers

     The Declaration of Trust and the Crescent Bylaws provide that the Crescent Board of Trust Managers will be divided into three classes of trust managers, each class constituting approximately one-third of the total number of trust managers, with the classes serving staggered three-year terms. The classification of the Crescent Board of Trust Managers will have the effect of making it more difficult for shareholders to change the composition of the Crescent Board of Trust Managers, because only a minority of the trust managers are up for election, and may be replaced by vote of the shareholders, at any one time.

     The classification provisions also could have the effect of discouraging a third party from accumulating a large block of Crescent's capital shares or attempting to obtain control of Crescent, even though such an attempt might be beneficial to Crescent and some, or a majority, of its shareholders. Accordingly, under certain circumstances shareholders could be deprived of opportunities to sell their shares of Crescent Common Shares at a higher price than might otherwise be available.

  Number of Trust Managers; Removal; Filling Vacancies

     Subject to any rights of holders of Preferred Shares to elect additional trust managers under specified circumstances ("Preferred Holders' Rights"), the Declaration of Trust provides that the number of trust managers will be fixed by, or in the manner provided in, the Crescent Bylaws, but must not be more than 25 nor less than one. See "-- Description of Preferred Shares -- Voting Rights." The Crescent Bylaws also provide that, subject to any Preferred Holders' Rights, the number of trust managers will be fixed by the Crescent Board of Trust Managers, but must not be more than 25 or less than three. The Crescent Bylaws also provide that, subject to any Preferred Holders' Rights, and unless the Crescent Board of Trust Managers otherwise determines, any vacancies (other than vacancies created by an increase in the total number of trust managers) will be filled by the affirmative vote of a majority of the remaining trust managers, although less than a quorum, and any vacancies created by an increase in the total number of trust managers may be filled by a majority of the entire Crescent Board of Trust Managers. Accordingly, the Crescent Board of Trust Managers could temporarily prevent any shareholder from enlarging the Crescent Board of Trust Managers and then filling the new trust manager position with such shareholder's own nominees.

     The Declaration of Trust and the Crescent Bylaws provide that, subject to any Preferred Holders' Rights, trust managers may be removed only for cause upon the affirmative vote of holders of at least 80% of the entire

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voting power of all the then-outstanding shares entitled to vote generally in the election of trust managers, voting together as a single class.

  Relevant Factors to be Considered by the Crescent Board of Trust Managers

     The Declaration of Trust provides that, in determining what is in the best interest of Crescent in evaluating a "business combination," "change in control" or other transaction, a trust manager of Crescent shall consider all of the relevant factors. These factors may include (i) the immediate and long-term effects of the transaction on Crescent's shareholders, including shareholders, if any, who do not participate in the transaction; (ii) the social and economic effects of the transaction on Crescent's employees, suppliers, creditors and customers and others dealing with Crescent and on the communities in which Crescent operates and is located; (iii) whether the transaction is acceptable, based on the historical and current operating results and financial condition of Crescent; (iv) whether a more favorable price would be obtained for Crescent's stock or other securities in the future; (v) the reputation and business practices of the other party or parties to the proposed transaction, including its or their management and affiliates, as they would affect employees of Crescent; (vi) the future value of Crescent's securities; (vii) any legal or regulatory issues raised by the transaction; and (viii) the business and financial condition and earnings prospects of the other party or parties to the proposed transaction including, without limitation, debt service and other existing financial obligations, financial obligations to be incurred in connection with the transaction, and other foreseeable financial obligations of such other party or parties. Pursuant to this provision, the Crescent Board of Trust Managers may consider subjective factors affecting a proposal, including certain nonfinancial matters, and, on the basis of these considerations, may oppose a business combination or other transaction which, evaluated only in terms of its financial merits, might be attractive to some, or a majority, of Crescent's shareholders.

  Advance Notice Provisions for Shareholder Nominations and Shareholder
Proposals

     The Crescent Bylaws provide for the Shareholder Notice Procedure. Pursuant to the Shareholder Notice Procedure (i) only persons who are nominated by, or at the direction of, the Crescent Board of Trust Managers, or by a shareholder who has given timely written notice containing specified information to the Secretary of Crescent prior to the meeting at which trust managers are to be elected, will be eligible for election as trust managers of Crescent and (ii) at an annual meeting, only such business may be conducted as has been brought before the meeting by, or at the direction of, the Chairman of the Crescent Board of Trust Managers or by a shareholder who has given timely written notice to the Secretary of Crescent of such shareholder's intention to bring such business before such meeting. In general, for notice of shareholder nominations or proposed business to be conducted at an annual meeting to be timely, such notice must be received by Crescent not less than 70 days nor more than 90 days prior to the first anniversary of the previous year's annual meeting.

     Although the Crescent Bylaws do not give the Crescent Board of Trust Managers power to block shareholder nominations for the election of trust managers or proposal for action, the Shareholder Notice Procedure may have the effect of discouraging a shareholder from proposing nominees or business, precluding a contest for the election of trust managers or the consideration of shareholder proposals if procedural requirements are not met, and deterring third parties from soliciting proxies for a non-management proposal or slate of trust managers, without regard to the merits of such proposal or slate.

  Preferred Shares

     The Declaration of Trust authorizes the Crescent Board of Trust Managers to establish one or more series of Preferred Shares and to determine, with respect to any series of Preferred Shares, the preferences, rights and other terms of such series. See "-- Description of Preferred Shares." The authorized Preferred Shares are available for issuance without further action by Crescent's shareholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which Crescent's securities may be listed or traded at the time of issuance or proposed issuance. The Crescent Board of Trust Managers could issue a series of Preferred Shares which, due to its terms, could impede a merger, tender offer or other transaction that some, or a majority, of Crescent's shareholders might believe to be in their best

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interests or in which shareholders might receive a premium over then-prevailing market prices for their Crescent Common Shares.

  Amendment of Declaration of Trust

     The Declaration of Trust provides that it may be amended only by the affirmative vote of the holders of not less than two-thirds of the votes entitled to be cast, except that the provisions of the Declaration of Trust relating to "business combinations" or "control shares" (see "-- Business Combinations" and "-- Control Share Acquisitions") may be amended only with the affirmative vote of 80% of the votes entitled to be cast, voting together as a single class.

  Rights to Purchase Securities and Other Property

     The Declaration of Trust authorizes the Crescent Board of Trust Managers, subject to any rights of holders of any series of Preferred Shares, to create and issue rights entitling the holders thereof to purchase from Crescent Equity Shares or other securities or property. The times at which and terms upon which such rights are to be issued are within the discretion of the Crescent Board of Trust Managers. This provision is intended to confirm the authority of the Crescent Board of Trust Managers to issue share purchase rights which could have terms that would impede a merger, tender offer or other takeover attempt, or other rights to purchase securities of Crescent or any other entity.

  Business Combinations

     The Declaration of Trust establishes special requirements with respect to "business combinations" (including a merger, consolidation, share exchange, or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between Crescent and an Interested Shareholder. In general, the Declaration of Trust provides that an Interested Shareholder or any affiliate thereof may not engage in a "business combination" with Crescent for a period of five years following the date he becomes an Interested Shareholder. Thereafter, pursuant to the Declaration of Trust, such transactions must be (i) approved by the Crescent Board of Trust Managers and (ii) approved by the affirmative vote of at least 80% of the votes entitled to be cast by holders of voting shares other than voting shares held by the Interested Shareholder with whom the business combination is to be effected, unless, among other things, the holders of Equity Shares receive a minimum price (as defined in the Declaration of Trust) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Shareholder for such person's shares. These provisions of the Declaration of Trust do not apply, however, to business combinations that are approved or exempted by the Crescent Board of Trust Managers prior to the time that the Interested Shareholder becomes an Interested Shareholder.

  Control Share Acquisitions

     The Declaration of Trust provides that "control shares" of Crescent acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast by the holders of Equity Shares, excluding shares as to which the acquiror, officers of Crescent and employees of Crescent who are also trust managers have the right to vote or direct the vote. "Control shares" are Equity Shares which, if aggregated with all other Equity Shares previously acquired which the person is entitled to vote, would entitle the acquiror to vote (i) 20% or more but less than one-third; (ii) one-third or more but less than a majority; or (iii) a majority of the outstanding voting shares of Crescent. Control shares do not include Equity Shares that the acquiring person is entitled to vote on the basis of prior shareholder approval. A "control share acquisition" is defined as the acquisition of control shares, subject to certain exemptions enumerated in the Declaration of Trust.

     The Declaration of Trust provides that a person who has made or proposed to make a control share acquisition and who has obtained a definitive financing agreement with a responsible financial institution providing for any amount of financing not to be provided by the acquiring person may compel the Crescent Board of Trust Managers to call a special meeting of shareholders to be held within 50 days of demand to

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consider the voting rights of the Equity Shares. If no request for a meeting is made, the Declaration of Trust permits Crescent itself to present the question at any shareholders' meeting.

     Pursuant to the Declaration of Trust, if voting rights are not approved at a shareholders' meeting or if the acquiring person does not deliver an acquiring person statement as required by the Declaration of Trust, then, subject to certain conditions and limitations set forth in the Declaration of Trust, Crescent will have the right to redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value determined, without regard to the absence of voting rights of the control shares, as of the date of the last control share acquisition or of any meeting of shareholders at which the voting rights of such shares are considered and not approved. Under the Declaration of Trust, if voting rights for control shares are approved at a shareholders' meeting and, as a result, the acquiror would be entitled to vote a majority of the Equity Shares entitled to vote, all other shareholders will have the rights of dissenting shareholders under the TRA. The Declaration of Trust provides that the fair value of the Equity Shares for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition, and that certain limitations and restrictions of the TRA otherwise applicable to the exercise of dissenters' rights do not apply.

     These provisions of the Declaration of Trust do not apply to Equity Shares acquired in a merger, consolidation or share exchange if Crescent is a party to the transaction, or if the acquisition is approved or excepted by the Declaration of Trust or Crescent Bylaws prior to a control share acquisition.

  Ownership Limit

     The limitation on ownership of shares of Crescent Common Shares set forth in Crescent's Declaration of Trust, as well as the provisions of the TRA, could have the effect of discouraging offers to acquire Crescent and of increasing the difficulty of consummating any such offer. See "-- Description of Crescent Common Shares -- Ownership Limits and Restrictions on Transfer."

DESCRIPTION OF $3.50 CONVERTIBLE PREFERRED SHARES OF CRESCENT

     This description of the particular terms of the Crescent Convertible Preferred Shares offered hereby supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the preferred shares set forth in "-- Description of Preferred Shares."

  General

     The Crescent Board of Trust Managers is authorized to issue up to 100,000,000 preferred shares, in one or more series, with such designations, powers, preferences and rights of the shares of such series and the qualifications, limitations or restrictions thereon, including, but not limited to, the fixing of the distribution rights, distribution rate or rates, conversion rights, voting rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences, in each case, if any, as the Crescent Board of Trust Managers may determine, without any further vote or action by the shareholders.

     The Crescent Convertible Preferred Shares will be issued, upon consummation of the Merger, pursuant to the Statement of Designation which sets forth the terms of a series of preferred shares consisting of up to 2,070,000 shares, designated $3.50 Convertible Preferred Shares. When issued, the Crescent Convertible Preferred Shares will be validly issued, fully paid and nonassessable.

     The following summary of the terms and provisions of the Crescent Convertible Preferred Shares does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of the Restated Declaration of Trust of Crescent (which is available from Crescent) and the Statement of Designation. See Annex D.

     The registrar, transfer agent and distributions disbursing agent for the Crescent Convertible Preferred Shares will be BankBoston, N.A. (the "Transfer Agent").

     Application will be made to list the Crescent Convertible Preferred Shares, upon issuance, on the NYSE, and application will also be made to list the Crescent Common Shares issuable upon conversion of the Crescent Convertible Preferred Shares on the NYSE. The issued and outstanding Crescent Common Shares are listed on the NYSE under the symbol "CEI."

  Ranking

     The Crescent Convertible Preferred Shares will rank senior to the Crescent Common Shares as to rights to receive distributions and to participate in distributions or payments upon any liquidation, dissolution or winding up of Crescent. The Crescent Convertible Preferred Shares will rank pari passu with the 6 3/4% Series A Convertible Cumulative Preferred Shares and may rank pari passu with other series of Crescent's preferred shares as to rights to receive distributions and to participate in distributions or payments upon any liquidation, dissolution or winding up of Crescent.

  Distributions

     Holders of the Crescent Convertible Preferred Shares shall be entitled to receive, when and as and if declared by the Crescent Board of Trust Managers, out of funds legally available for the payment of distributions, cumulative cash distributions at the rate of 7% of the liquidation preference per annum (equivalent to $50 per annum per Crescent Convertible Preferred Share). Distributions on the Crescent Convertible Preferred Shares offered hereby shall accrue and be cumulative from the date of first issuance and shall be payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year or, if not a business day, the next succeeding business day (each, a "Distribution Payment Date"). The first distribution on the Crescent Convertible Preferred Shares offered hereby will be computed by dividing the annual amount by four. Any distribution payable on the Crescent Convertible Preferred Shares for any partial distribution period (other than such initial distribution) will be computed on the basis of a 360-day year consisting of twelve 30-day months. Distributions will be payable to holders of record as they appear in the share records of Crescent at the close of business on the applicable record date, which shall be such date designated by the Crescent Board of Trust Managers for the payment of distributions that is not more than 60 nor less than 10 days prior to such Distribution Payment Date (each, a "Distribution Payment Record Date").

     Notwithstanding the foregoing, distributions on the Crescent Convertible Preferred Shares will accrue whether or not there are funds legally available for the payment of such distributions. Accrued but unpaid distributions on the Crescent Convertible Preferred Shares will not bear interest, and holders of the Crescent Convertible Preferred Shares will not be entitled to any distributions in excess of full cumulative distributions as described above.

     No distributions, other than distributions payable solely in Crescent Common Shares or other shares of beneficial interest of Crescent ranking junior as to distributions and as to liquidation rights to the Crescent Convertible Preferred Shares which are neither convertible into, nor exchangeable or exercisable for, any securities of Crescent other than Crescent Common Shares or other shares of beneficial interest of Crescent ranking junior as to distributions and as to liquidation rights to the Crescent Convertible Preferred Shares, shall be paid, or declared and set apart for payment, and no purchase, redemption or other acquisition shall be made by Crescent of, any Crescent Common Shares or other shares of beneficial interest of Crescent ranking junior as to distributions or as to liquidation rights to the Crescent Convertible Preferred Shares unless and until all accrued and unpaid distributions on the Crescent Convertible Preferred Shares, including the full distribution for the then current distribution period, shall have been paid or declared and set apart for payment and Crescent is not in default in respect of the optional redemption of any Crescent Convertible Preferred Shares.

     For further information regarding the rights of the holders of the Crescent Convertible Preferred Shares to receive distributions, see "-- Description of Preferred Shares -- Dividends."

  Liquidation Preference

     In the event of any liquidation, dissolution or winding up of the affairs of Crescent, the holders of the Crescent Convertible Preferred Shares are entitled to be paid out of the assets of Crescent legally available for distribution to its shareholders liquidating distributions in the amount of a liquidation preference of $50.00 per Crescent Convertible Preferred Share, plus an amount equal to any accrued and unpaid distributions to the date of such liquidation, dissolution or winding up, before any distribution of assets is made to holders of Crescent Common Shares or any other shares of beneficial interest that rank junior to the Crescent Convertible Preferred Shares as to liquidation rights. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Crescent Convertible Preferred Shares will have no right or claim to any of the remaining assets of Crescent. The consolidation or merger of Crescent with or into any other entity or the sale, lease, transfer or conveyance of all or substantially all of the property or business of Crescent shall not be deemed to constitute a liquidation, dissolution or winding up of Crescent. The Crescent Convertible Preferred Shares will rank senior to the Crescent Common Shares as to priority for receiving liquidating distributions.

     For further information regarding the rights of the holders of the Crescent Convertible Preferred Shares upon the liquidation, dissolution or winding up of Crescent, see "-- Description of Preferred Shares -- Liquidation Preference."

  Redemption

     The Crescent Convertible Preferred Shares are not redeemable prior to March 15, 1999, except under the circumstances described below. On and after March 15, 1999, the Crescent Convertible Preferred Shares may be redeemed at the option of Crescent, in whole or in part, from time to time, at the redemption prices set forth below, if redeemed during the twelve-month period beginning March 15 of the year specified below:

YEAR                                             PRICE PER SHARE
----                                             ---------------
1999...........................................      $52.45
2000...........................................      $52.10
2001...........................................      $51.75
2002...........................................      $51.40
2003...........................................      $51.05
2004...........................................      $50.70
2005...........................................      $50.35

and thereafter at $50.00 per share, plus, in each case, an amount equal to all distributions on the Crescent Convertible Preferred Shares accrued and unpaid thereon, whether or not declared or due, to the date fixed for redemption. Such sum being hereinafter referred to as the "Redemption Price."

     At no time shall the Crescent Convertible Preferred Shares be redeemable for cash (except in connection with redemptions required by gaming regulations). Crescent shall issue in payment of the Redemption Price for each share of Crescent Convertible Preferred Shares to be redeemed such number of Crescent Common Shares as equals (x) the then-current Redemption Price of the Crescent Convertible Preferred Shares, divided by (y) the market price (the "Market Price") of the Crescent Common Shares. The Market Price shall be equal to the lower of (i) the average of the daily closing prices of the Crescent Common Shares for the 20 consecutive trading days immediately preceding the first business day immediately preceding the date of the applicable redemption notice, or (ii) the closing price of the Crescent Common Shares on the trading day immediately preceding the first business day immediately preceding the date of the applicable redemption notice. The "closing price" for each day shall be the last reported sales price on the NYSE. In lieu of any fractional Crescent Common Share which would otherwise be issued upon any redemption of Crescent Convertible Preferred Shares, Crescent shall pay a cash adjustment in respect of such fractional interest in an amount in cash (computed to the nearest cent) equal to the Market Price multiplied by the fractional interest that otherwise would have been deliverable upon such redemption of such Crescent Convertible Preferred Shares.

     If fewer than all of the outstanding Crescent Convertible Preferred Shares are to be redeemed, the shares to be redeemed shall be determined pro rata or by lot or in such other manner as prescribed by the Crescent Board of Trust Managers. In the event that such redemption is to be by lot, if as a result of such redemption any holder of Crescent Convertible Preferred Shares would own or be deemed by virtue of certain attribution provisions of the Code. to own in excess of 9.9% of the issued and outstanding Crescent Convertible Preferred Shares because such holder's Crescent Convertible Preferred Shares were not redeemed, or were only redeemed in part, then, except in certain instances, Crescent shall redeem the requisite number of Crescent Convertible Preferred Shares of such shareholder such that such shareholder shall not own or be deemed by virtue of certain attribution provisions of the Code to own in excess of 9.9% of the Crescent Convertible Preferred Shares issued and outstanding subsequent to such redemption.

     Notice of redemption shall be mailed, not less than 30 nor more than 60 days prior to the date fixed for redemption, to each holder of record of Crescent Convertible Preferred Shares to be redeemed, notifying such holder of Crescent's election to redeem such shares, stating at least the date fixed for redemption thereof (the "Crescent Convertible Preferred Shares Redemption Date"), the redemption price, the number of shares to be redeemed (and, if fewer than all the Crescent Convertible Preferred Shares are to be redeemed, the number of shares to be redeemed from such holder), the place(s) where the certificates representing the Crescent Convertible Preferred Shares are to be surrendered for payment, that on and after the redemption date distributions will cease to accrue on such shares, the then effective conversion price and that the right of holders to convert shall terminate at the close of business on the date immediately prior to the redemption date.

     Any notice that is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of the Crescent Convertible Preferred Shares receives such notice; and failure to give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other Crescent Convertible Preferred Shares. On or after the date fixed for redemption as stated in such notice, each holder of the shares called for redemption shall surrender the certificate evidencing such shares to Crescent at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price as herein provided. If less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. If, on the date fixed for redemption, Common Shares and funds necessary for the redemption shall be available therefor and shall have been irrevocably deposited or set aside, then, notwithstanding that the certificates evidencing any shares so called for redemption shall not have been surrendered the distributions with respect to the shares so called shall cease to accrue after the date fixed for redemption, the shares shall no longer be deemed outstanding, the holders thereof shall cease to be holders of Crescent Convertible Preferred Shares, and all rights whatsoever with respect to the shares so called for redemption (except the right of the holders to receive payment of the Redemption Price as herein provided without interest upon surrender of their certificates therefor) shall terminate. At the close of business on the redemption date, each holder of Crescent Convertible Preferred Shares so redeemed (unless Crescent defaults on its obligations to deliver Crescent Common Shares or cash) shall be, without any further action, deemed a holder of the number of Crescent Common Shares for which such Crescent Convertible Preferred Shares is redeemable.

     The holder of any Crescent Convertible Preferred Shares redeemed upon any exercise of Crescent's redemption right shall not be entitled to receive payment of the Redemption Price for such shares until such holder shall cause to be delivered to the place specified in the notice given with respect to such redemption (i) the certificate(s) representing such Crescent Convertible Preferred Shares redeemed and (ii) transfer instrument(s) satisfactory to Crescent and sufficient to transfer such Crescent Convertible Preferred Shares to Crescent free of any adverse interest. No interest shall accrue on the Redemption Price of any Crescent Convertible Preferred Share after its redemption date.

     Notwithstanding any other provision relating to redemption of the Crescent Convertible Preferred Shares, Crescent may redeem Crescent Convertible Preferred Shares at any time, whether or not prior to March 15, 1999, if the Crescent Board of Trust Managers determines that such redemption (i) is necessary or advisable to preserve Crescent's status as a REIT or (ii) is desirable and the holder of such Crescent Convertible

Preferred Shares is required by gaming authorities to be found suitable to hold such Crescent Convertible Preferred Shares and is not found suitable. The redemption price for such a redemption will be $52.80 plus an amount equal to all distributions on the Crescent Convertible Preferred Shares to be redeemed that have accrued and remain unpaid, whether or not declared or due, to the date fixed for redemption.

     The Crescent Convertible Preferred Shares will have no stated maturity date and will not be subject to any sinking fund or mandatory redemption provisions. See also "-- Description of Preferred Shares -- Redemption."

  Voting Rights

     So long as the Crescent Convertible Preferred Shares are outstanding, Crescent shall not, without the affirmative vote or consent of the holders of at least 66 2/3 percent of all outstanding Crescent Convertible Preferred Shares (unless the vote or consent of a greater percentage is required by applicable law or the Restated Declaration of Trust of Crescent), voting separately as a class, (i) amend, alter or repeal (by merger, consolidation or otherwise) any provision of the Restated Declaration of Trust or the Amended and Restated Bylaws of Crescent, as amended, so as to affect adversely the relative rights, preferences, qualifications, limitations or restrictions of the Crescent Convertible Preferred Shares, (ii) authorize or issue, or increase the authorized amount of, any additional class or series of shares, or any security convertible into shares of such class or series, ranking prior to the Crescent Convertible Preferred Shares in respect of the payment of distributions or upon liquidation, dissolution or winding-up of the Company, or (iii) effect any reclassification of the Crescent Convertible Preferred Shares. A class vote on the part of the Crescent Convertible Preferred Shares shall, without limitation, specifically not be deemed to be required (except as otherwise required by law or resolution of Crescent's Board of Trust Managers) in connection with: (a) the authorization, issuance or increase in the authorized amount of any shares of any other class or series of shares that ranks junior to, or on a parity with, the Crescent Convertible Preferred Shares in respect of the payment of distributions and upon liquidation, dissolution or winding-up of Crescent; or
(b) the authorization, issuance or increase in the amount of any notes, bonds, mortgages, debentures or other obligations of Crescent not convertible into or exchangeable, directly or indirectly, for shares ranking prior to the Crescent Convertible Preferred Shares in respect of the payment of distributions or upon liquidation, dissolution or winding-up of Crescent. Whenever dividends on the Crescent Convertible Preferred Shares shall be in arrears in an amount equal to at least six quarterly dividends, holders will have exclusive rights, with all other affected holders of shares that are on a parity as to dividends with a similar right, to elect two additional directors.

     For further information regarding the voting rights of the holders of the Crescent Convertible Preferred Shares, see "-- Description of Preferred
Shares -- Voting Rights."

  Conversion Rights

     Subject to the restrictions on transfer and ownership described below in "-- Ownership Limits and Restrictions on Transfer" and in "-- Description of Crescent Common Shares -- Ownership Limits and Restrictions on Transfer," each Crescent Convertible Preferred Share will be convertible at any time, at the option of the holders thereof, into that number of Crescent Common Shares obtained by dividing $50.00 by the Conversion Price (as defined below) in effect at such time and by surrender of such share so to be converted in the manner provided herein. The right to convert Crescent Convertible Preferred Shares called for redemption will terminate at the close of business on the date immediately prior to the applicable Crescent Convertible Preferred Shares Redemption Date.

     In order to exercise the conversion privilege, a holder of Crescent Convertible Preferred Shares to be converted shall surrender such shares at any of the offices or agencies to be maintained for such purpose by Crescent and shall give written notice of conversion in the form provided on such Crescent Convertible Preferred Shares (or such other notice as is acceptable to Crescent) to Crescent at such office or agency that the holder elects to convert the Crescent Convertible Preferred Shares specified in said notice. Such notice shall also state the name or names, together with address or addresses, in which the certificate or certificates for Crescent Common Shares which shall be issuable in such conversion shall be issued. As promptly as practicable after the surrender of such Crescent Convertible Preferred Shares and the receipt of such notice, instruments of transfer and funds, if any, as aforesaid, Crescent shall issue and shall deliver at such office or agency to such holder, or on his written order a certificate or certificates for the number of full Crescent Common Shares issuable upon the conversion of such Crescent Convertible Preferred Shares and a check or cash in respect of any fractional interest in a Crescent Common Share arising upon such conversion.

     Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which such Crescent Convertible Preferred Shares shall have been surrendered and such notice (and any applicable instruments of transfer and any required taxes) received by Crescent as aforesaid, and the person or persons in whose name or names any certificate or certificates for Crescent Common Shares shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date, and such conversion shall be at the Conversion Price in effect at such time on such date, unless the share transfer books of Crescent shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such share transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such Crescent Convertible Preferred Shares shall have been surrendered and such notice received by Crescent.

     Any Crescent Convertible Preferred Shares surrendered for conversion during the period from the close of business on the record date for any distribution payment to the opening of business on the related distribution payment date shall (unless such Crescent Convertible Preferred Shares shall have been called for redemption on a date in such period) be accompanied by payment, in funds acceptable to Crescent, of an amount equal to the distribution otherwise payable on such distribution payment date; provided, however, that no such payment need be made if there shall exist at the time of conversion a default in the payment of distributions on the Crescent Convertible Preferred Shares. An amount equal to such payment shall be paid by Crescent on such distribution payment date to the holder of such Crescent Convertible Preferred Shares at the close of business on such record date; provided, however, that if Crescent shall default in the payment of distributions on such distribution payment date, such amount shall be paid to the person who made such required payment.

     No fractional shares or scrip representing fractions of Crescent Common Shares shall be issued upon conversion of Crescent Convertible Preferred Shares. If more than one Crescent Convertible Preferred Share shall be surrendered for conversion at one time by the same holder, the number of full Crescent Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate of $50.00 for each such share so surrendered. In lieu of any fractional interest in a Crescent Common Share which would otherwise be deliverable upon the conversion of any Crescent Convertible Preferred Share, Crescent shall pay to the holder of such shares an amount in cash (computed to the nearest cent) equal to the closing price on the business day next preceding the day of conversion multiplied by the fractional interest that otherwise would have been deliverable upon conversion of such share. For a further discussion of the Crescent Common Shares to be received upon conversion of Crescent Convertible Preferred Shares, see "-- Description of Crescent Common Shares."

  Conversion Price Adjustments

     The Conversion Price is $32.94 and is subject to adjustment upon certain events, including (i) the payment of distributions payable on Crescent Common Shares in Crescent Common Shares, (ii) the issuance to all holders of Crescent Common Shares of certain rights, options or warrants entitling holders of such Crescent Common Shares to subscribe for or purchase Crescent Common Shares at a price per share less than the fair market value per share of Crescent Common Shares, (iii) the distribution to all holders of Crescent Common Shares of evidences of Crescent's indebtedness or assets, or rights or warrants entitling holders of such Crescent Common Shares to subscribe for or purchase securities of Crescent (including the planned distribution of the Crescent Rights and the Gaming Rights following the Merger), (iv) subdivisions, combinations and reclassifications of Crescent Common Shares, and (v) distributions to all holders of Crescent Common Shares or shares of beneficial interest of Crescent (other than Crescent Common Shares) or of evidences of indebtedness of Crescent or assets (excluding those rights, options, warrants and distributions referred to above and dividends and distributions paid in cash out of equity, including revaluation equity, applicable to Crescent Common Shares less stated capital attributable to Crescent Common Shares). In addition to the foregoing adjustments, Crescent will be permitted to make such reductions in the Conversion Price as it considers to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights will not be taxable to the holders of the Crescent Common Shares.

     Notwithstanding any other provision herein to the contrary, in case of any merger or consolidation to which Crescent is a party (other than a merger or consolidation in which Crescent is the continuing company and in which the Crescent Common Shares outstanding immediately prior to the merger or consolidation are not exchanged for cash, or the securities or other property of another company), or in case of any sale or transfer to another company of the property of Crescent as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another company (other than in connection with a merger or acquisition), then lawful provision shall be made by the company formed by such consolidation or the company whose securities, cash or other property will immediately after the merger or consolidation be owned, by virtue of the merger or consolidation, by the holders of Crescent Common Shares immediately prior to the merger or consolidation, or the company which shall have acquired such assets or securities of Crescent (collectively the "Formed, Surviving or Acquiring Company"), as the case may be, providing that the holder of each Crescent Convertible Preferred Share then outstanding shall have the right thereafter to convert such share into the kind and amount of securities, cash or other property receivable upon such merger, consolidation, sale, transfer or statutory exchange by a holder of the number of Crescent Common Shares into which such Crescent Convertible Preferred Share might have been converted immediately prior to such merger, consolidation, sale, transfer or statutory exchange assuming such holder of Crescent Common Shares did not exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such merger, consolidation, sale, transfer or statutory exchange (provided that, if the kind or amount of securities, cash or other property receivable upon such merger, consolidation, sale, transfer or statutory exchange is not the same for each Crescent Common Share in respect of which such rights of election shall not have been exercised ("non-electing share"), then the kind and amount of securities, cash or other property receivable upon such merger, consolidation, sale, transfer or statutory exchange for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). The Formed, Surviving or Acquiring Company, as the case may be, shall make provision in its certificate or articles of incorporation or other constituent documents to the end that the provisions set forth herein shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of beneficial interest or other securities or property thereafter deliverable on the conversion of the Crescent Convertible Preferred Shares.

     No adjustment of the Conversion Price is required to be made in any case until cumulative adjustments amount to 1% or more of the Conversion Price. Any adjustments not so required to be made will be carried forward and taken into account in subsequent adjustments.

  Ownership Limits and Restrictions on Transfer

     In order to maintain Crescent's qualification as a REIT for federal income tax purposes, ownership by any person of Crescent's outstanding shares of beneficial interest is restricted in the Restated Declaration of Trust. For further information regarding restrictions on ownership and transfer of the Crescent Convertible Preferred Shares, see "-- Description of Preferred
Shares -- Restrictions on Ownership." Crescent's Restated Declaration of Trust also provides certain restrictions on the ownership and transfer of the shares of beneficial interest of Crescent which will apply to conversions of the Crescent Convertible Preferred Shares, as well as the ownership and transfer of Crescent Convertible Preferred Shares. See "-- Description of Crescent Common Shares -- Ownership Limits and Restrictions on Transfer."

DESCRIPTION OF TRANSFERABLE SUBSCRIPTION RIGHTS PROPOSED FOR ISSUANCE BY
CRESCENT

  General

     Upon completion of the Merger, Crescent is planning to distribute (the "Rights Offering") Crescent Rights directly to the record holders of the outstanding Crescent Common Shares as of the close of business on a date to be determined, which will be subsequent to the Effective Time of the Merger (the "Record Date"). It is expected that Crescent will distribute, at no cost to such record holders, one Crescent Right for each Crescent Common Share held on the Record Date. The Crescent Rights will be evidenced by transferable subscription certificates ("Subscription Certificates").

     The Crescent Rights will have no dividend, voting or liquidation rights and, following exercise, will be irrevocable.

  Expiration Date

     It is expected that the Crescent Rights will expire at 5:00 p.m., Eastern time, on the 60th day following the Record Date, unless earlier terminated or extended by Crescent (the "Expiration Date"). After the Expiration Date, unexercised Crescent Rights will be null and void. Crescent will not be obligated to honor any purported exercise of Crescent Rights received by the subscription agent after the Expiration Date.

  Subscription Privilege

     It is expected that every five Crescent Rights held by a holder of Crescent Rights (a "Rights Holder") will entitle such holder to receive, upon payment of the Subscription Price (as defined below), one Crescent Common Share (the "Subscription Privilege").

  Subscription Price

     The subscription price will be $31.125, in cash, per Crescent Common Share purchased pursuant to the Subscription Privilege.

  Methods of Transferring Crescent Rights

     The Crescent Rights will not be subject to transfer restrictions. Crescent intends to make application to list the Crescent Rights on the NYSE, but there is no assurance that such listing will occur.

  Amendment and Termination

     Crescent reserves the right to extend the Expiration Date and to amend the terms and conditions of the Rights Offering, regardless of whether the amended terms are more or less favorable to Rights Holders. Crescent also reserves the right to terminate the Rights Offering prior to the Expiration Date for the following reasons: (i) a suspension of trading in Crescent's Common Shares by the NYSE or suspension of trading of securities generally on the NYSE, (ii) a "stop order" issued by the Securities and Exchange Commission (the "Commission") suspending the effectiveness of Crescent's Registration Statement covering the Crescent Common Shares, (iii) entry of a judgment or order by a court or other governmental authority restraining, prohibiting or materially interfering with the Rights Offering and (iv) subject to compliance with NYSE policies, Crescent's determination (upon approval by the NYSE) that continuation of the Rights Offering would not be in Crescent's best interest. Neither Crescent nor any selling Rights Holder will have any obligation to a purchaser of Crescent Rights, whether such purchase was made through the subscription agent or otherwise, in the event that the Rights Offering is terminated.

                                 LEGAL OPINIONS

     Certain matters relating to the Merger and tax matters with respect to Crescent and the Merger will be passed upon by Shaw Pittman, counsel to Crescent.

                                    EXPERTS

     The consolidated financial statements incorporated by reference in this Proxy Statement/Prospectus by reference of (i) Station and its subsidiaries included in Station's Annual Report on Form 10-K for the fiscal year ended March 31, 1998, and (ii) Crescent and its subsidiaries included in Crescent's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, as amended on May 15, 1998 and its Current Reports on Form 8-K (a) dated October 15, 1997 and filed June 24, 1997, (b) dated January 29, 1997 and filed March 24, 1997, as amended on April 9, 1997, April 24, 1997, May 23, 1997 and July 2, 1997, (c)
dated December 22, 1997 and filed March 4, 1998 and (d) dated January 16, 1998 and filed on January 27, 1998, as amended on February 13, 1998, April 27, 1998 and June 10, 1998, respectively, have been audited by AA, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving such reports. A representative of AA will attend the Meeting, will be given an opportunity to make a statement and will be available to answer appropriate questions.

                                 OTHER MATTERS

     The Station Board of Directors is not aware of any other matters to be presented at the meeting. If any other matters should properly come before the meeting, the persons named in the proxy will vote the proxies according to their best judgment.

                             STOCKHOLDER PROPOSALS

     Stockholder proposals, if any, that may be considered for inclusion in Station's proxy materials for the 1999 annual meeting of Station, if the Merger is not consummated, must be received by Station at its offices at 2411 West Sahara Avenue, Las Vegas, Nevada 89102 not later than May 29, 1999.

     Any questions or request for assistance may be directed to the Information Agent at the telephone number set forth below. Requests for additional proxy cards or copies of this Proxy Statement/Prospectus may be directed to the Information Agent and such additional materials will be provided promptly at Station's expense. Stockholders may also contact their local broker, dealer, commercial bank or trust company for assistance concerning the matters set forth herein.

                           The Information Agent is:

                              D.F. KING & CO., INC
                                77 Water Street
                            New York, New York 10005
                           (800) 669-5550 (Toll Free)

                                                                         ANNEX A

                                FAIRNESS OPINION

January 16, 1998

Board of Directors
Station Casinos, Inc.
2411 West Sahara Avenue
Las Vegas, NV 89102

Members of the Board:

     You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $.01 per share ("Company Common Stock"), of Station Casinos, Inc. (the "Company") and the holders of $3.50 convertible preferred stock ("Company Convertible Preferred Stock") of the Company, of the consideration to be received by such holders in connection with the proposed merger (the "Merger") of the Company with Crescent Real Estate Equities Company ("Crescent"), pursuant to an Agreement and Plan of Merger, dated as of January 16, 1998 (the "Merger Agreement"), between the Company and Crescent. Upon the effectiveness of the Merger, (a) each issued and outstanding share of Company Common Stock (other than shares owned by Crescent or the Company) will be converted into and represent the right to receive .466 common shares of beneficial interest, par value $.01 per share ("Crescent Common Shares"), of Crescent, and (b) each issued and outstanding share of Company Convertible Preferred Stock will be converted into and represent the right to receive one $3.50 Convertible Preferred Share of Crescent having the terms required in Section 7(h) of the Certificate of Designation (as defined in the Merger Agreement) ("Crescent Convertible Preferred Shares").

     In connection with rendering our opinion, we have reviewed certain publicly available information concerning the Company and Crescent and certain other financial information concerning the Company and Crescent, including financial forecasts that were provided to us by the Company and Crescent, respectively. We have discussed the past and current business operations, financial condition and prospects of the Company and Crescent with certain officers and employees of the Company and Crescent, respectively. We have also considered such other information, financial studies, analyses, investigations and financial, economic and market criteria that we deemed relevant. We were not asked to, and did not, solicit other proposals to acquire the Company.

     In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the information reviewed by us for the purpose of this opinion and we have not assumed any responsibility for independent verification of such information. With respect to the financial forecasts of the Company and Crescent, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of the Company or Crescent, and we express no opinion with respect to such forecasts or the assumptions on which they are based. We have not assumed any responsibility for any independent evaluation or appraisal of any of the assets (including properties and facilities) or liabilities of the Company or Crescent.

     Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof. Our opinion as expressed below does not imply any conclusion as to the likely trading range for Crescent Common Shares or Crescent Convertible Preferred Shares following the consummation of the Merger, which may vary depending upon, among other factors, changes in interest rates, dividend rates, market conditions, general economic conditions and other factors that generally influence the price of securities. Our opinion does not address the Company's underlying business decision to effect the Merger, and we express no view on the effect on the Company of the Merger and related transactions. Our opinion is directed only to the fairness, from a financial point of view, of the consideration to be received by holders of Company Common Stock and Company Convertible Preferred Stock in connection with the Merger and does not constitute a recommenda-tion concerning how holders of Company Common Stock or Company Convertible Preferred Stock should vote with respect to the Merger Agreement or the Merger.

     We have acted as financial advisor to the Board of Directors of the Company in connection with the Merger and will receive a fee for our services which is payable upon consummation of the Merger. In the ordinary course of business, we and our affiliates may actively trade the securities of the Company and Crescent for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we and our affiliates have previously rendered certain investment banking and financial advisory services to the Company and Crescent for which we have received customary compensation. We and our affiliates (including Travelers Group Inc.) may have other business relationships with the Company or Crescent in the ordinary course of their businesses.

     Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the consideration to be received by the holders of Company Common Stock and Company Convertible Preferred Stock in connection with the Merger is fair from a financial point of view.

                                            Very Truly Yours,

                                            SALOMON SMITH BARNEY

                                                                         ANNEX B

                                MERGER AGREEMENT

     THIS AGREEMENT AND PLAN OF MERGER, dated as of January 16, 1998 (this "Agreement"), is entered into by and among Crescent Real Estate Equities Company, a Texas real estate investment trust ("Crescent") and Station Casinos, Inc., a Nevada corporation (the "Company") (Crescent and the Company being hereinafter collectively referred to as the "Constituent Entities").

                                  WITNESSETH:

     WHEREAS, Crescent and the Company contemplate the merger of the Company with and into Crescent (the "Merger"), upon the terms and subject to the conditions set forth herein, whereby each issued and outstanding share of Common Stock, $.01 par value, of the Company ("Company Common Stock"), not owned by Crescent, the Company or their respective wholly owned subsidiaries will be converted into common shares of beneficial interest, par value $.01 per share, of Crescent ("Common Shares");

     WHEREAS, the Board of Trust Managers of Crescent and the Board of Directors of the Company each has determined that the Merger is in furtherance of and consistent with their respective long-term business strategies and is fair to and in the best interest of their respective shareholders or stockholders, as the case may be; and

     WHEREAS, the parties to this Agreement intend that the Merger shall be treated as a nontaxable merger of the Company with and into Crescent;

     NOW, THEREFORE, in consideration of the premises, representations, warranties and agreements herein contained, the parties agree as follows.

                                   ARTICLE I

                                   THE MERGER

     Section 1.1 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the Nevada Revised Statutes chapters 78 and 92A, collectively known as the Nevada General Corporation Law, as amended (the "NGCL") and Sections 23.10 through 23.60 of the Texas Real Estate Investment Trust Act, as amended (the "REIT Act"), the Company shall be merged with and into Crescent as of the Effective Time (as defined in Section 1.2). Following the Merger, the separate corporate existence of the Company shall cease and Crescent shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of the Company in accordance with the NGCL and the REIT Act.

     To facilitate the combination of the businesses of the Company and Crescent, the parties to this Agreement will (i) reincorporate the Company in any other state that would permit the merger of the Company with and into Crescent and, at the request of either party to this Agreement, each of the reincorporation of the Company and the merger of the Company with and into Crescent will be authorized by separate vote of the Company's stockholders with respect to each of such reincorporation and the merger, or (ii) merge the Company with and into a wholly owned subsidiary of Crescent.

     Section 1.2 Effective Time. As soon as practicable after all of the conditions set forth in Article VI have been satisfied or waived, but not more than 30 days prior to the contemplated date of Closing (as hereinafter defined) pursuant to Section 1.15, Articles of Merger (the "Articles of Merger") shall be duly prepared and executed by Crescent and the Company and delivered to the Secretary of State of the State of Nevada and the County Clerk of Tarrant County, Texas, for filing. The Merger shall become effective when the Articles of Merger, executed in accordance with the relevant provisions of the NGCL and the REIT Act, are filed with the Secretary of State of the State of Nevada and the County Clerk of Tarrant County, Texas; provided, however, that, upon mutual consent of the Constituent Entities, the Articles of Merger may provide for a later date of effectiveness of the Merger not more than 30 days after the date the Articles of Merger are filed. When used in this Agreement, the term "Effective Time" shall mean the later of the date and time at which the Articles of Merger are accepted for record in Nevada and in Texas or such later time established by the Articles of Merger.

     Section 1.3 Effects of the Merger. The Merger shall have the effects set forth in Section 92A.250 of the NGCL and in Section 23.60 of the REIT Act.

     Section 1.4 Declaration of Trust and Bylaws; Trust Managers.

     (a) At the Effective Time, the Declaration of Trust of Crescent, as in effect immediately prior to the Effective Time, shall be the Declaration of Trust of the Surviving Entity until thereafter changed or amended as provided therein or by applicable law. At the Effective Time, the Bylaws of Crescent, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Entity until thereafter changed or amended as provided therein or in the Declaration of Trust.

     (b) The trust managers of Crescent at the Effective Time shall be the trust managers of the Surviving Entity until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

     (c) Crescent shall use all reasonable efforts to cause the Board of Trust Managers of Crescent to be increased in size, effective at the Effective Time, by two members, with such new members being Mr. Frank J. Fertitta III and Mr. Lorenzo J. Fertitta.

     Section 1.5 Conversion of Securities. As of the Effective Time, by virtue of the Merger and without any action on the part of Crescent, the Company or the holders of any securities of the Constituent Entities:

          (a) (i) Subject to the provisions of Sections 1.8 and 1.10 hereof, each share of Company Common Stock (including restricted shares of Company Common Stock issued under the Company Plans (as defined below)) issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 1.5(d)) together with the associated Right shall as of the Effective Time be converted into the right to receive the number of validly issued, fully paid and nonassessable Common Shares equal to the Exchange Ratio (as defined below). All such shares of Company Common Stock (and the associated Rights), when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist and each holder of a certificate representing any such shares (and the associated Rights) shall cease to have any rights with respect thereto, except the right to receive (A) any dividends and other distributions in accordance with Section 1.7, (B) certificates representing the Common Shares into which such shares (and the associated Rights) are converted and (C) any cash, without interest, in lieu of fractional Common Shares to be issued or paid in consideration therefor upon the surrender of such Certificate in accordance with Sections 1.6 and 1.8.

          (ii) The Exchange Ratio shall be .466.

          (b) Subject to the provisions of Sections 1.8 and 1.10 hereof, each share of the Company's $3.50 Convertible Preferred Stock (the "Convertible Preferred Stock") issued and outstanding immediately prior to the Effective Time shall as of the Effective Time be converted into the right to receive one validly issued, fully paid and nonassessable $3.50 Convertible Preferred Share of Crescent (the "Crescent Convertible Preferred Shares") having the terms required in Section 7(h) of the Certificate of Resolutions Establishing Designation, Preferences and Rights of $3.50 Convertible Preferred Stock of the Company dated March 25, 1996 (the "Certificate of Designation"). All such shares of Convertible Preferred Stock, when so converted into Crescent Convertible Preferred Shares, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist and each holder of a certificate representing any such shares of Convertible Preferred Stock shall cease to have any rights with respect thereto, except the right to receive (A) any dividends and other distributions in accordance with Section 1.7 and (B) certificates representing the Crescent Convertible Preferred Shares into which such shares of Convertible Preferred Stock are converted to be issued in consideration therefor upon the surrender of such Certificate in accordance with Section 1.6.

          (c) Subject to the provisions of Sections 1.8 and 1.10 hereof, each share of the Company's Redeemable Preferred Stock (as hereinafter defined) issued and outstanding immediately prior to the Effective Time shall as of the Effective Time be canceled and no cash, capital stock of Crescent or other consideration shall be delivered in exchange therefor.

          (d) All shares of Company Common Stock that are held in the treasury of the Company and shares of Company Common Stock owned by Crescent (together, in each case, with the associated Right (as defined in Section 3.2)) shall be canceled and no cash, capital stock of Crescent or other consideration shall be delivered in exchange therefor. All shares of Company Common Stock that are held by any wholly owned Subsidiary (as defined in Section 2.1) of the Company or Crescent (together, in each case, with the associated Right (as defined in Section 3.2)) shall be converted into validly issued, fully paid and nonassessable Common Shares, par value $.01 per share, of the Surviving Entity.

     Section 1.6 Crescent to Make Certificates Available.

     (a) Exchange of Certificates. Crescent shall authorize BankBoston, N.A. (or such other person or persons as shall be acceptable to Crescent and the Company) to act as the Exchange Agent hereunder (the "Exchange Agent"). As soon as practicable after the Effective Time, Crescent shall deposit with the Exchange Agent, in trust for the holders of shares of Company Common Stock and Convertible Preferred Stock converted in the Merger, certificates representing the Common Shares or Crescent Convertible Preferred Shares, as the case may be, issuable in exchange for outstanding shares of Company Common Stock or Convertible Preferred Stock, as the case may be, cash required to make payments in lieu of any fractional shares pursuant to Section 1.8 and cash or other property to pay or make any dividends or distributions pursuant to Section 1.7 (such cash and Common Shares or Crescent Convertible Preferred Shares, as the case may be, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Crescent, on a daily basis. Any interest or other income resulting from such investments shall be paid to Crescent. The Exchange Agent shall deliver the Common Shares and the Crescent Convertible Preferred Shares contemplated to be issued and cash or other property distributable pursuant to Section 1.7 out of the Exchange Fund.

     (b) Exchange Procedures. As soon as practicable after the Effective Time, the Exchange Agent shall mail to each record holder of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Company Common Stock or Convertible Preferred Stock, as the case may be, converted in the Merger (the "Certificates"), a letter of transmittal in form reasonably acceptable to the Company (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Exchange Agent, and shall contain instructions for use in effecting the surrender of the Certificates in exchange for certificates representing Common Shares or Crescent Convertible Preferred Shares, as the case may be, and cash or other property distributable pursuant to Sections 1.7 and 1.8). Upon surrender for cancellation to the Exchange Agent of a Certificate, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole Common Shares or Crescent Convertible Preferred Shares and cash into which the Company Common Stock (and the associated Rights) or the Convertible Preferred Stock, as the case may be, represented by the surrendered Certificate shall have been converted at the Effective Time pursuant to this Article I, cash in lieu of any fractional Common Shares in accordance with Section 1.8 and any dividends or other distributions in accordance with Section 1.7, and any Certificate so surrendered shall forthwith be canceled.

     Section 1.7 Dividends; Transfer Taxes; Withholding. No dividends or other distributions that are declared on or after the Effective Time on the Common Shares or Crescent Convertible Preferred Shares, as the case may be, or are payable to the holders of record thereof on or after the Effective Time, will be paid to any person entitled by reason of the Merger to receive a certificate representing Common Shares or Crescent Convertible Preferred Shares, as the case may be, until such person surrenders the related Certificate or Certificates, as provided in Section 1.6, and no cash payment pursuant to Section 1.8 will be paid to any such person until such person shall so surrender the related Certificate or Certificates. Subject to the effect of applicable law, there shall be paid to each record holder of a new certificate representing such Common Shares or Crescent Convertible Preferred Shares, as the case may be: (i) at the time of such surrender or as promptly as practicable thereafter, the amount, if any, of any dividends or other distributions theretofore paid with respect to the Common Shares or Crescent Convertible Preferred Shares, as the case may be, represented by such new certificate and having a record date on or after the Effective Time and a payment date prior to such surrender; (ii) at the appropriate payment date or as promptly as practicable thereafter, the amount, if any, of any dividends or other distributions payable with respect to such Common Shares or Crescent Convertible Preferred Shares, as the case may be, and having a record date on or after the Effective Time but prior to such surrender and a payment date on or subsequent to such surrender; and (iii) at the time of such surrender or as promptly as practicable thereafter, the amount of any cash payable pursuant to Section 1.8 to which such holder is entitled pursuant to Section 1.8. In no event shall the person entitled to receive such dividends or other distributions or cash be entitled to receive interest on such dividends or other distributions or cash. If any certificate representing Common Shares or Crescent Convertible Preferred Shares, as the case may be, or cash or other property is to be issued or delivered in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such Common Shares or Crescent Convertible Preferred Shares, as the case may be, in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Crescent or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock or Convertible Preferred Stock, as the case may be, such amounts as Crescent or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or under any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Crescent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock or Convertible Preferred Stock, as the case may be, in respect of which such deduction and withholding was made by Crescent or the Exchange Agent.

     Section 1.8 No Fractional Securities. No certificates or scrip representing fractional Common Shares shall be issued upon the surrender for exchange of Certificates pursuant to this Article I, and no Crescent dividend or other distribution or stock split shall relate to any fractional share, and no fractional share shall entitle the owner thereof to vote or to any other rights of a security holder of Crescent. In lieu of any such fractional share, each holder of Company Common Stock who would otherwise have been entitled to a fraction of a Common Share upon surrender of Certificates for exchange pursuant to this Article I will be paid an amount of cash (without interest), rounded to the nearest cent, determined by multiplying (i) the Market Price of a Common Share on the second NYSE trading day prior to the Company Stockholder Meeting (as defined in Section 5.1) by (ii) the fractional interest to which such holder would otherwise be entitled. The "Market Price" of a Common Share or a share of Company Common Stock, as applicable, on any date means the average of the daily closing prices per Common Share (or share of Company Common Stock, as applicable) as reported on the NYSE Composite Transactions reporting system (as published in The Wall Street Journal or, if not published therein, in another authoritative source mutually selected by the Company and Crescent) for the 20 consecutive NYSE trading days (the "Averaging Period") immediately preceding such date. As promptly as practicable after the determination of the amount of cash to be paid to holders of fractional share interests, the Exchange Agent shall so notify Crescent, and Crescent shall deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional share interests subject to and in accordance with the terms of Section 1.6, Section 1.7 and this Section 1.8. For purposes of paying such cash in lieu of fractional shares, all Certificates surrendered for exchange by a Company stockholder shall be aggregated, and no such Company stockholder will receive cash in lieu of fractional shares in an amount equal to or greater than the value of one full Common Share with respect to such Certificates surrendered.

     Section 1.9 Return of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the former stockholders of the Company for one year after the Effective Time shall be delivered to Crescent and any such former stockholders who have not theretofore complied with this Article I shall thereafter look only to Crescent for payment of their claim for Common Shares, any cash payable pursuant to Section 1.8 and any dividends or distributions with respect to Common Shares. Crescent shall not be liable to any former holder of Company Common Stock for any such Common Shares, cash and dividends and distributions held in the Exchange Fund which is delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     Section 1.10 Adjustment of Exchange Ratio. In the event that, prior to the Effective Time, Crescent effects any reclassification, stock split or stock dividend or other distribution of rights, assets or securities with respect to Common Shares, any change or conversion of Common Shares into other securities or any other dividend or distribution with respect to the Common Shares, other than:

          (a) any extraordinary dividend paid or to be paid by Crescent which Crescent reasonably determines is or are in the aggregate sufficient, when considered together with all dividends anticipated to be paid within the tax year including the Effective Time, to equal all anticipated current and accumulated earnings and profits for such tax year of the Company and Crescent, in which case, Crescent shall give prior written notice to the Company which shall contain the basis for, and computations and calculations of, the extraordinary dividend; or

          (b) distributions in the aggregate not to exceed the greater of (i) the amount of any quarterly dividend that may be paid by Crescent in the ordinary course, including customary increases thereof, and (ii) distributions of "real estate investment taxable income" (as such term is defined for purposes of the Code) without regard to any net capital gains or the deduction for dividends paid, then appropriate and proportionate adjustments, if any, shall be made to the Exchange Ratio, and all references to the Exchange Ratio in this Agreement shall be deemed to be to the Exchange Ratio as so adjusted.

     Section 1.11 No Further Ownership Rights in Company Capital Stock. All Common Shares or Crescent Convertible Preferred Shares, as the case may be, and cash issued or paid upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash or other property paid pursuant to Section 1.8) shall be deemed to have been issued in full satisfaction of all rights pertaining to the shares of Company Common Stock (and associated Rights) or Convertible Preferred Stock, as the case may be, represented by such Certificates subject, however, to the Surviving Entity's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on such shares of Company Common Stock or Convertible Preferred Stock, as the case may be, prior to the date of this Agreement and which remain unpaid at the Effective Time.

     Section 1.12 Closing of Company Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock shall thereafter be made on the records of the Company. If, after the Effective Time, Certificates are presented to the Exchange Agent or Crescent, such Certificates shall be canceled and exchanged as provided in this
Article I.

     Section 1.13 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Crescent or the Exchange Agent, the posting by such person of a bond in such reasonable amount as Crescent or the Exchange Agent may direct (but consistent with the practices Crescent applies to its own shareholders) as indemnity against any claim that may be made against them with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Common Shares, any cash payable pursuant to Section
1.8 to which the holders thereof are entitled and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 1.7.

     Section 1.14 Further Assurances. Each party hereto will, prior to the Effective Time, execute such further deeds, bills of sale, assignments or assurances or any other acts or things as are reasonably requested by the other to consummate the Merger, to vest the Surviving Entity with full title to all assets, properties, privileges, rights, approvals and franchises of either of the Constituent Entities or to effect the other purposes of this Agreement. If at any time after the Effective Time the Surviving Entity shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Entity its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Entities, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Entity and its proper officers or trustees or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Entities, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either Constituent Entity, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Entity's right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Entity and otherwise to carry out the purposes of this Agreement.

     Section 1.15 Closing. The closing of the Merger (the "Closing") and all actions contemplated by this Agreement to occur at the Closing shall take place at the offices of Shaw Pittman Potts & Trowbridge, 2300 N Street N.W., Washington, D.C. 20037, at 10:00 a.m., local time, on a date to be specified by the parties, which (subject to fulfillment or waiver of the conditions set forth in Article VI) shall be within the first 15 days of the calendar quarter following the calendar quarter in which the last of the conditions set forth in
Article VI shall have been fulfilled or waived, or at such other time and place as Crescent and the Company shall agree.

                                   ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF CRESCENT

     Crescent represents and warrants to the Company as follows:

     Section 2.1 Organization, Standing and Power. Crescent has been formed as a real estate investment trust under the laws of the State of Texas in accordance with the REIT Act. The County Clerk of Tarrant County, Texas, has certified in writing that the Restated Declaration of Trust of the Company (the "Declaration of Trust") is recorded in Volume 12645, beginning at Page 1811, in the records of the County Clerk. The Declaration of Trust is in effect, and no dissolution, revocation or forfeiture proceedings regarding the Company have been commenced. The Company has power and authority under its Declaration of Trust, Amended and Restated Bylaws, as amended (the "Crescent Bylaws") and the REIT Act to own, lease and operate its properties and to conduct the business in which it is engaged. Each Subsidiary of Crescent is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate (in the case of a Subsidiary that is a corporation) or other power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such power or authority, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect (as hereinafter defined) on Crescent. Crescent and each of its Subsidiaries are duly qualified to do business, and are in good standing, in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification necessary, except where the failure to be so qualified, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on Crescent.

     For all purposes of this Agreement, any reference to any state of facts, event, change or effect having a "Material Adverse Effect" on or with respect to Crescent or the Company, as the case may be, means such state of facts, event, change or effect which has had, or would reasonably be expected to have, a material adverse effect on the business, properties, results of operations or financial condition of Crescent and its Subsidiaries, taken as a whole, or the Company and its Subsidiaries, taken as a whole, as the case may be; provided, however that a "Material Adverse Effect" shall not include any state of facts, event, change or effect (i) disclosed on or prior to the date of this Agreement in (a) any of the Company SEC Documents (as hereinafter defined) or the Crescent SEC Documents (as hereinafter defined), other than as disclosed in any forward looking statement disclaimer or general or economic risk factors contained in such Crescent SEC Documents or Company SEC Documents, (b) in this Agreement, or
(c) in any schedule, exhibit or related
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document furnished to the other party in connection herewith, (ii) generally affecting companies in the industries in which the Company or Crescent operates or (iii) relating to Missouri gaming laws, regulations and licenses to the extent that they affect the Company's property or operations in Kansas City, Missouri. For all purposes of this Agreement, "Subsidiary" means any corporation, partnership, limited liability company, joint venture or other legal entity of which Crescent or the Company, as the case may be (either alone or through or together with any other Subsidiary), (i) owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, limited liability company, joint venture or other legal entity or (ii) is a general partner, trustee or other entity performing similar functions. Any reference in this Agreement to disclosure letters shall be deemed to include matters described in the Crescent SEC Documents or the Company SEC Documents, provided, however, that Crescent and the Company shall use their reasonable best efforts to include in any disclosure letter relevant matters described in the Crescent SEC Documents or the Company SEC Documents, respectively.

     Section 2.2 Capital Structure. At the date hereof, the authorized capital stock of Crescent solely consists of 250,000,000 Common Shares, 250,000,000 excess shares issuable in exchange for Common Shares ("Excess Common Shares"), 100,000,000 preferred shares of beneficial interest, par value $.01 per share (the "Preferred Shares"), and 100,000,000 excess shares issuable in exchange for Preferred Shares ("Excess Preferred Shares"). At the close of business on January 16, 1998, 118,151,909 Common Shares were issued and outstanding. At the close of business on January 16, 1998, Crescent had no shares reserved for issuance, except (i) 12,620,870 Common Shares reserved for issuance upon the exchange of 6,310,435 units of ownership interest (the "Units") of Crescent Real Estate Equities Limited Partnership, a Delaware limited partnership (the "Operating Partnership"), (ii) 15,704,163 Common Shares reserved for issuance pursuant to the 1994 Crescent Real Estate Equities, Inc. Stock Incentive Plan, the Second Amended and Restated 1995 Crescent Real Estate Equities Company Stock Incentive Plan, the 1995 Crescent Real Estate Equities Limited Partnership Unit Incentive Plan and the 1996 Crescent Real Estate Equities Limited Partnership Unit Incentive Plan (collectively with the Crescent Real Estate Equities, Ltd. 401(k) Plan, as amended, the "Crescent Stock Plans"), (iii) the possible issuance of up to 664,294 Common Shares upon the exchange of a portion of a partnership interest in Desert Mountain Properties Limited Partnership, and (iv) an outstanding option to acquire 217,530 Common Shares. Except as set forth above, at the close of business on January 16, 1998, no shares of capital stock or other voting securities of Crescent were issued, reserved for issuance or outstanding. All the outstanding Common Shares are validly issued, fully paid and nonassessable and free of preemptive rights. All Common Shares issuable in exchange for Company Common Stock at the Effective Time in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. As of the date of this Agreement, except as identified in this paragraph and except for (a) this Agreement, (b) stock options issued and unexercised pursuant to the Crescent Stock Plans covering not in excess of 8,938,000 Common Shares (collectively, the "Crescent Stock Options"), (c) 12,620,870 Common Shares issuable upon the exchange of 6,310,435 Units, (d) Common Shares issuable pursuant to the Forward Stock Purchase Contract agreement dated as of August 12, 1997 (the "UBS Forward Purchase Contract") with an affiliate of Union Bank of Switzerland, and (e) Common Shares issuable pursuant to the Swap Agreement dated as of December 12, 1997 (the "Merrill Lynch Swap Agreement") with an affiliate of Merrill Lynch & Co., Inc., there are no options, warrants, calls, rights or agreements to which Crescent or any of its Subsidiaries is a party or by which any of them is bound obligating Crescent or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Crescent or any of its Subsidiaries or obligating Crescent or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right or agreement. Each outstanding share of capital stock of each Subsidiary of Crescent that is a corporation is duly authorized, validly issued, fully paid and nonassessable and, except as disclosed in the Crescent SEC Documents (as defined in Section 2.5) filed prior to the date of this Agreement, each such share that is owned by Crescent or another Subsidiary of Crescent, is owned free and clear of all security interests, liens, claims, pledges, mortgages, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever (each, a "Lien"). As of the date of this Agreement, none of Crescent or any Subsidiary has outstanding any bonds, debentures, notes or other indebtedness of Crescent having the right to vote (or convertible into, or

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exchangeable for, securities having the right to vote) on any matters on which shareholders of Crescent may vote. As of the date of this Agreement, there are no outstanding contractual obligations of Crescent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Crescent or any of its Subsidiaries, except those pursuant to the UBS Forward Purchase Agreement and the Merrill Lynch Swap Agreement. Exhibit 21 to the Annual Report on Form 10-K of Crescent for the year ended December 31, 1996 (the "Crescent Annual Report"), as filed with the Securities and Exchange Commission (the "SEC"), is a true, accurate and correct statement in all material respects of all the information that was required to be set forth therein by the rules and regulations of the SEC.

     Section 2.3 Authority. The Board of Trust Managers of Crescent has approved and adopted this Agreement, and (i) has authorized the filing of a registration statement on Form S-4 with the SEC by Crescent under the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act"), for the purpose of registering the Common Shares to be issued in connection with the Merger as contemplated by this Agreement (together with any amendments or supplements thereto, whether prior to or after the effective date thereof, the "Registration Statement"), and (ii) has authorized the purchase of Redeemable Preferred Stock of the Company in an amount not to exceed $115,000,000. Crescent has all requisite power and authority to enter into this Agreement and, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Crescent and the consummation by Crescent of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Crescent. This Agreement has been duly executed and delivered by Crescent and (assuming the valid authorization, execution and delivery of this Agreement by the Company and the validity and binding effect of this Agreement on the Company) constitutes the valid and binding obligation of Crescent enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar law affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     Section 2.4 Consents and Approvals; No Violation. Assuming that all consents, approvals, authorizations and other actions described in this Section
2.4 have been obtained and all filings and obligations described in this Section
2.4 have been made, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, result in any violation of, or default or loss of a material benefit (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation under, or result in the creation of any lien upon any of the properties, assets or operations of Crescent or any of its Subsidiaries under, any provision of (i) the Declaration of Trust or Crescent Bylaws, as applicable,
(ii) any provision of the comparable charter or organizational documents of any Subsidiary of Crescent, (iii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Crescent or any of its Subsidiaries or (iv) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Crescent or any of its Subsidiaries or any of their respective properties, assets or operations, other than, in the case of clauses (ii), (iii) or (iv), any such violations, defaults, losses, rights or liens that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Crescent, materially impair the ability of Crescent to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. No filing or registration with, or authorization, consent or approval of, any domestic (federal or state), foreign or supranational court, commission, governmental body, regulatory agency, authority or tribunal (a "Governmental Entity") is required by or with respect to Crescent or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Crescent or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, except (i) in connection, or in compliance, with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Securities Act and the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"), including, but not limited to, the filing of any registration statements on Forms S-4 and S-8, (ii) the filing of the Articles of Merger with the Secretary of State of the State of Nevada and with the County Clerk of Tarrant County, Texas and appropriate documents with the relevant authorities of other states in which Crescent or any of its Subsidiaries are qualified to do business,
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(iii) such filings and consents as may be required under any environmental, health or public or work safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or by the transactions contemplated by this Agreement, (iv) such filings as may be required in connection with the taxes described in Section 5.11, (v) applicable requirements, if any, of, or filings with, state securities or "blue sky" laws ("Blue Sky Laws") and the NYSE, (vi) as may be required under foreign laws,
(vii) filings with and approvals by any regulatory authority with jurisdiction over the Company's gaming operations required under any federal, state, local or foreign statute, ordinance, rule, regulation, permit, consent, approval, license, judgment, order, decree, injunction or other authorization governing or relating to the current or contemplated casino and gaming and/or liquor activities and operations of the Company, including the Nevada Gaming Control Act and the rules and regulations promulgated thereunder, the Missouri Gaming Law and the Missouri Riverboat Gambling Act and the respective rules and regulations promulgated thereunder, and the Louisiana Video Draw Poker Devices Control Act and the rules and regulations promulgated thereunder (collectively, the "Gaming Laws"), (viii) such other consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the laws of any foreign country in which the Company or any of its subsidiaries conducts any business or owns any property or assets, and (ix) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Crescent, materially impair the ability of Crescent to perform its respective obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

     Section 2.5 SEC Documents and Other Reports. Crescent has filed all required documents with the SEC since January 1, 1996 (together with all other filings by Crescent with the SEC since January 1, 1996, the "Crescent SEC Documents"). As of their respective dates, the Crescent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and, at the respective times they were filed, none of the Crescent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (including, in each case, any notes thereto) of Crescent included in the Crescent SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as of their respective dates of filing, were prepared in accordance with generally accepted accounting principles (except, in the case of the unaudited statements, as permitted by Regulation S-X of the SEC) applied on a consistent basis during the period involved (except as may be indicated therein or in the notes thereto) and fairly presented the consolidated financial position of Crescent and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). Except as disclosed in the Crescent SEC Documents or as required by generally accepted accounting principles, Crescent has not, since December 31, 1996, made any change in the accounting practices or policies applied in the preparation of its financial statements.

     Section 2.6 Registration Statement and Proxy Statement. None of the information to be supplied by Crescent for inclusion or incorporation by reference in the Registration Statement or the proxy statement/prospectus included therein (together with any amendments or supplements thereto, the "Proxy Statement") relating to the Company Stockholder Meeting (as defined in
Section 5.1) will (i) in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) in the case of the Proxy Statement, at the time of the mailing of the Proxy Statement and at the time of the Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to Crescent, its officers and trust managers or any of its Subsidiaries shall occur that is required to be described in the Proxy Statement or the Registration Statement, such event shall be so described, and an appropriate amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of the Company.
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     Section 2.7 Absence of Certain Changes or Events. Except as disclosed in the Crescent SEC Documents filed prior to the date of this Agreement, since December 31, 1996, (a) Crescent and its Subsidiaries have not sustained any loss or interference with their business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect on Crescent, (b) there have not been any events, changes or developments that, individually or in the aggregate, have had or would reasonably be expected to have, a Material Adverse Effect on Crescent and
(c) there has not been any split, combination or reclassification of any of the capital stock of Crescent or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of such capital stock, except as contemplated by this Agreement.

     Section 2.8 Permits and Compliance. Each of Crescent and its respective Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for Crescent or any of its Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Crescent Permits"), except where the failure to have any of the Crescent Permits, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on Crescent, and, as of the date of this Agreement, no suspension or cancellation of any of the Crescent Permits is pending or, to the Knowledge of Crescent (as hereinafter defined), threatened, except where the suspension or cancellation of any of the Crescent Permits, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on Crescent. None of Crescent or any of its Subsidiaries is in violation of (A) its respective declaration of trust, charter, by-laws or other organizational documents, (B) any applicable law, ordinance, administrative or governmental rule or regulation or (C) any order, decree or judgment of any Governmental Entity having jurisdiction over Crescent or any of its Subsidiaries, except, in the case of clauses (A), (B) and (C), for any violations that, individually or in the aggregate, have not had, and would not reasonably be expected to have a Material Adverse Effect on Crescent. Except as disclosed in the Crescent SEC Documents filed prior to the date of this Agreement, as of the date hereof, there is no contract or agreement that is material to the business, properties, results of operations or financial condition of Crescent and its Subsidiaries, taken as a whole. Except as set forth in the Crescent SEC Documents, prior to the date of this Agreement, no event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default exists or, upon the consummation by Crescent of the transactions contemplated by this Agreement, will exist under any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any lease, license or other agreement or instrument to which Crescent or any of its Subsidiaries is a party or by which Crescent or any such Subsidiary is bound or to which any of the properties, assets or operations of Crescent or any such Subsidiary is subject, other than any defaults that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect on Crescent. For purposes of this Agreement, the term "Knowledge" when used with respect to Crescent means the actual knowledge as of the date hereof and as of the Effective Time of the individuals identified in Schedule 2.8.

     Section 2.9 Tax Matters. Except as otherwise set forth in a disclosure letter making reference to this section, (i) Crescent and each of its Subsidiaries have timely filed all federal, state, local, foreign and provincial income and Franchise Tax Returns and all other material Tax Returns required to have been filed or appropriate extensions therefor have been properly obtained, and such Tax Returns are, true, correct and complete, except to the extent that any failure to so file or any failure to be true, correct and complete, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on Crescent; (ii) all Taxes required to have been paid by Crescent and each of its Subsidiaries have been timely paid or extensions for payment have been property obtained, except to the extent that any failure to pay any such Taxes or to properly obtain an extension for such payment, individually or in the aggregate, has not held, and would not reasonably be expected to have, a Material Adverse Effect on Crescent; (iii) Crescent and each of its Subsidiaries have complied in all material respects with all rules and regulations relating to the withholding of Taxes except to the extent that any failure to comply with such rules and regulations, individually or in the aggregate, has not had, and would not reasonably be expected to have, a
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Material Adverse Effect on Crescent; (iv) none of Crescent or any of its
Subsidiaries has waived in writing any statute of limitations in respect of its federal, state, local, foreign or provincial income or franchise Taxes and no deficiency with respect to any Taxes has been proposed, asserted or assessed against Crescent or any of its Subsidiaries, except to the extent that any such waiver or deficiency, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on Crescent; (v) all Federal income Tax Returns referred to in clause (i) for all years through 1993 have been examined by and settled with the Internal Revenue Service or the period for assessment of Taxes in respect of which such Tax returns were required to be filed has expired; (vi) as of the date hereof and at the Effective Time, no material issues that have been raised in writing by the relevant taxing authority in connection with the examination of the Tax Returns referred to in clause (i) are currently pending; (vii) all material deficiencies asserted or material assessments made as a result of any examination of any Tax Returns referred to in clause (i) by any taxing authority have been paid in full; (viii) the most recent financial statements contained in the Crescent SEC Documents reflect an adequate reserve for all Taxes payable by Crescent and its Subsidiaries for all taxable periods and portions thereof through the date of such financial statements; and (ix) there are no material liens for Taxes (other than for current Taxes not yet due and payable) on the assets of Crescent or any of its Subsidiaries. For purposes of this Agreement: (i) "Taxes" means any federal, state, local, foreign or provincial income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add on minimum, ad valorem, value-added, transfer or excise tax, or other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty imposed by any Governmental Entity, and (ii) "Tax Return" means any return, report or similar statement (including the attached schedules) required to be filed with respect to any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

     Section 2.10 Actions and Proceedings. Except as set forth in the Crescent SEC Documents filed prior to the date of this Agreement, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving Crescent or any of its Subsidiaries, or against or involving any of the trust managers, directors, officers or employees of Crescent or any of its Subsidiaries, as such, any of its or their properties, assets or business or any of the Crescent Stock Plans that, individually or in the aggregate, have had, or would reasonably be expected to have, a Material Adverse Effect on Crescent. As of the date of this Agreement, there are no actions, suits or claims or legal, administrative or arbitrative proceedings or investigations pending or, to the Knowledge of Crescent, threatened against or involving Crescent or any of its Subsidiaries or any of its or their trust managers, directors, officers or employees, as such, or any of its or their properties, assets or business or any Crescent Stock Plan that, individually or in the aggregate, have had, or would reasonably be expected to have, a Material Adverse Effect on Crescent. As of the date hereof, there are no actions, suits, labor disputes or other litigation, legal or administrative proceedings or governmental investigations pending or, to the Knowledge of Crescent, threatened against or affecting Crescent or any of its Subsidiaries or any of its or their trust managers, directors, officers or employees, as such, or any of its or their properties, assets or business relating to the transactions contemplated by this Agreement.

     Section 2.11 Compliance with Worker Safety and Environmental Laws.

     (a) Except as otherwise set forth in a disclosure letter making reference to this section, (i) the properties, assets and operations of Crescent and its Subsidiaries are in compliance with all applicable federal, state, local, regional and foreign laws, rules and regulations, orders, decrees, common law judgments, permits and licenses relating to public and worker health and safety (collectively, "Worker Safety Laws") and the protection, regulation and clean-up of the indoor and outdoor environment and activities or conditions related thereto, including, without limitation, those relating to the generation, handling, disposal, transportation or release of hazardous or toxic materials, substances, wastes, pollutants and contaminants including, without limitation, asbestos, petroleum, radon and polychlorinated biphenyls (collectively, "Environmental Laws"), except for any violation that, individually or in the aggregate, has not had, or would not reasonably be expected to have, a Material Adverse Effect on Crescent; and (ii) with respect to such properties, assets and operations, including any previously owned, leased or operated properties, assets or operations, as of the date hereof and at the Effective Time, there are no past, present or reasonably anticipated future events, conditions, circumstances, activities, practices, incidents, actions or plans of Crescent or any of its Subsidiaries that may interfere with or prevent compliance or continued compliance with applicable Worker Safety Laws and Environmental Laws, other than any such interference or prevention that, individually or in the aggregate, has not had, or would not reasonably be expected to have, a Material Adverse Effect on Crescent.

     (b) (i) Crescent and its Subsidiaries have not caused or permitted any property, asset, operation, including any previously owned property, asset or operation, to use generate, manufacture, refine, transport, treat, store, handle, dispose, transfer or process hazardous or toxic materials, substances, wastes, pollutants or contaminants, except in material compliance with all Environmental Laws and Worker Safety Laws, other than any such activity that, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on Crescent; (ii) Crescent and its Subsidiaries have not reported to any Governmental Entity any material violation of an Environmental Law or any release, discharge or emission of any hazardous or toxic materials, substances, wastes, pollutants or contaminants, other than any such violation, release, discharge or emission that, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on Crescent, and (iii) as of the date hereof and at the Effective Time, Crescent has no Knowledge of any pending, threatened or anticipated claims or liabilities under CERCLA, 42 U.S.C. sec. 9601 et seq., RCRA, 42 U.S.C. sec. 6901 et seq., or equivalent state law provisions and no Knowledge that any current or former property, asset or operation is identified or currently proposed for the National Priorities List at 40 CFR sec. 300, Appendix B, or the CERCLIS or equivalent state lists or hazardous substances release sites, other than with respect to Crescent's Poydras property.

     Section 2.12 Liabilities. Except as set forth in the Crescent SEC Documents filed prior to the date hereof, Crescent and its Subsidiaries have no liabilities, absolute or contingent, other than liabilities that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect on Crescent.

     Section 2.13 Intellectual Property. Crescent and its Subsidiaries own or have the right to use all patents, patent rights, trademarks, trade names, service marks, trade secrets, copyrights and other proprietary intellectual property rights (collectively, "Intellectual Property Rights") as are necessary in connection with the business of Crescent and its Subsidiaries, taken as a whole, except where the failure to have such Intellectual Property Rights, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on Crescent. Neither Crescent nor any of its Subsidiaries has infringed any Intellectual Property Rights of any third party other than any infringements that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect on Crescent.

     Section 2.14 No Required Vote of Crescent Shareholders. No vote of the shareholders of Crescent is required by law, the organizational documents of Crescent or otherwise in order for Crescent to consummate the Merger and the transactions contemplated hereby.

     Section 2.15 REIT Status. Crescent is a "real estate investment trust" for federal income tax purposes. The consummation of the transactions contemplated by this Agreement will not cause Crescent to cease to qualify as a "real estate investment trust" for federal income tax purposes.

     Section 2.16 Brokers. No broker, investment banker or other person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Crescent.

     Section 2.17 ERISA.

     (a) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Crescent, nor any of its ERISA Affiliates (as hereinafter defined) has withdrawn from any Company Multiemployer Plan (as hereinafter defined) at any time within the past six years or instituted, or is currently considering taking, any action to do so.

     (b) There has been no failure to make any contribution or pay any amount due to any Crescent Plan as required by Section 412 of the Code, Section 302 of ERISA, or the terms of any such Plan, and no Crescent

Plan, nor any trust created thereunder, has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived.

     (c) As of the date hereof and at the Effective Time, neither Crescent nor any of its ERISA Affiliates has been notified by any Crescent Multiemployer Plan that such Crescent Multiemployer Plan is currently in reorganization or insolvency under and within the meaning of Section 4241 or 4245 of ERISA or that such Crescent Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA. As of the date hereof and at the Effective Time, neither the Company nor any of its ERISA Affiliates has any liability or obligation under any welfare plan to provide life insurance or medical benefits after termination of employment to any employee or dependent other than as required by (i) Part 6 of Title I of ERISA or (ii) the laws of a jurisdiction outside the United States.

     (d) As used herein, (i) "Crescent Plan" means a "pension plan" (as defined in Section 3(2) of ERISA (other than a Crescent Multiemployer Plan)), a "welfare plan" (as defined in Section 3(1) of ERISA), or any material bonus, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, vacation, severance, death benefit, insurance or other plan, arrangement or understanding, in each case established or maintained or contributed to by Crescent or any of its ERISA Affiliates or as to which Crescent or any of its ERISA Affiliates otherwise may have any liability, (ii) "Crescent Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which Crescent or any of its ERISA Affiliates is or has been obligated to contribute or otherwise may have any liability.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Crescent as follows:

     Section 3.1 Organization, Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power and authority to carry on its business as now being conducted. Each Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate (in the case of a Subsidiary that is a corporation) or other power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such power or authority, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company. The Company and each of its Subsidiaries are duly qualified to do business, and are in good standing, in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification necessary, except where the failure to be so qualified, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company.

     Section 3.2 Capital Structure. At the date hereof, the authorized capital stock of the Company consists of 90,000,000 shares of Company Common Stock, and 5,000,000 shares of Preferred Stock, $.01 par value per share ("Company Preferred Stock"). At the close of business on January 16, 1998, (i) 35,306,657 shares of Company Common Stock (and associated Rights) were issued and outstanding, (ii) 2,070,000 shares of Convertible Preferred Stock were issued and outstanding, (iii) no shares of Company Common Stock were held in the treasury of the Company or by its Subsidiaries, (iv) 6,307,000 shares of Company Common Stock were reserved for issuance pursuant to the Company Stock Compensation Program, as amended, options to purchase 5,485,743 shares of Company Common Stock had been issued and were outstanding pursuant to such Stock Compensation Program, (v) 1,000,000 shares of Company Common Stock were reserved for issuance pursuant to the Company's 401(k) Plan, dated as of October 14, 1993, as amended, and as of December 31, 1997, no shares of Company Common Stock had been issued and were outstanding pursuant to such 401(k) Plan, (vi) 6,742,671 shares of Company Common Stock were reserved for issuance pursuant to the Certificate of Designation, and (vi) no shares of Company Common Stock were reserved in connection with the Rights Agreement dated October 6, 1997 (the "Rights Agreement") between the Company and

Continental Stock Transfer & Trust Company pursuant to which the Company declared a dividend on October 6, 1997 of one preferred share purchase right (a "Right") for each outstanding share of Company Common Stock. Except as set forth above, at the close of business on January 16, 1998, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. All the outstanding shares of Company Common Stock were validly issued, fully paid and nonassessable and free of preemptive rights. Except as otherwise set forth in a disclosure letter making reference to this section, there are no options, warrants, calls, rights or agreements to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver, or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right or agreement. Except as otherwise set forth in a disclosure letter making reference to this section, each outstanding share of capital stock of each Subsidiary of the Company that is a corporation is duly authorized, validly issued, fully paid and nonassessable and, except as disclosed in the Company SEC Documents (as defined in Section 3.5) filed prior to the date of this Agreement, each such share that is owned by the Company or another Subsidiary of the Company, is owned free and clear of all Liens. As of the date of this Agreement, the Company does not have outstanding any bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as otherwise set forth in a disclosure letter making reference to this section, there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries. Exhibit 21 to the Company's Annual Report on Form 10-K for the year ended March 31, 1997, as filed with the SEC (the "Company Annual Report"), is a true, accurate and correct statement in all material respects of all the information required to be set forth therein by the rules and regulations of the SEC.

     Section 3.3 Authority. The Board of Directors of the Company (i) has unanimously approved and adopted this Agreement, (ii) has resolved to recommend the approval of this Agreement by the Company's stockholders and has directed that this Agreement be submitted to the Company's stockholders for approval,
(iii) has adopted amendments to the Company's Stock Compensation Program providing that a Company employee's options shall not terminate if, in connection with the Merger, the employee becomes employed by an entity other than the Company, (iv) has approved the modification of the vesting schedule for the options granted under the Company's Stock Compensation Program on September 29, 1997 to provide that such options will vest in equal installment amounts over five years; and (v) has directed the filing of the Proxy Statement with the SEC. The Company has all requisite corporate power and authority to enter into this Agreement and, subject to approval by the stockholders of the Company of this Agreement, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject to approval of this Agreement by the stockholders of the Company. This Agreement has been duly executed and delivered by the Company and (assuming the valid authorization, execution and delivery of this Agreement by Crescent and the validity and binding effect of this Agreement on Crescent) constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar law affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law.

     Section 3.4 Consents and Approvals; No Violation. Assuming that all consents, approvals, authorizations and other actions described in this Section
3.4 or set forth in a disclosure letter making reference to this section, have been obtained and all filings and obligations described in this Section 3.4 have been made, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, result in any violation of, or default or the loss of a material benefit (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation under, or result in the creation of any Lien, upon any of the properties, assets or operations of the Company or any of its Subsidiaries under any provision of

(i) the Amended and Restated Articles of Incorporation of the Company (the "Articles of Incorporation"), or the Restated Bylaws of the Company, as amended (the "Company Bylaws"), (ii) any provision of the comparable charter or organization documents of any Subsidiary of the Company, (iii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its Subsidiaries or (iv) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of their respective properties, assets or operations, other than, in the case of clauses (ii), (iii) or (iv), any such violations, defaults, losses, rights or liens that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company, materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. Except as set forth in a disclosure letter making reference to this section, no filing or registration with, or authorization, consent or approval of, any Governmental Entity or any other person is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, except
(i) in connection, or in compliance, with the provisions of the HSR Act, the Securities Act and the Exchange Act, (ii) in connection, or in compliance, with the provisions of the Articles of Merger with the Secretary of State of the State of Nevada and with the County Clerk of Tarrant County, Texas and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business, (iii) such filings and consents as may be required under any environmental, health or public or worker safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or by the transactions contemplated by this Agreement, (iv) such filings as may be required in connection with the taxes described in Section 5.11, (v) applicable requirements, if any, of Blue Sky Laws and the NYSE, (vi) as may be required under foreign laws, (vii) filings with and approvals, consents, findings of suitability, registrations, licenses, permits, orders and authorizations in respect of the Gaming Laws, (viii) for the requisite approval by the vote of the holders of the Company Common Stock and Convertible Preferred Stock in accordance with applicable law and the Articles of Incorporation and Bylaws of the Company, and (viii) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company, materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

     Section 3.5 SEC Documents and Other Reports. The Company has filed all required documents with the SEC since March 31, 1996 (together with all other filings by the Company with the SEC since March 31, 1996, the "Company SEC Document"). As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and, at the respective times they were filed, none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (including, in each case, any notes thereto) of the Company included in the Company SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as of their respective dates of filing, were prepared in accordance with generally accepted accounting principles (except, in the case of the unaudited statements, as permitted by Regulation S-X of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented the consolidated financial position of the Company and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). Except as disclosed in the Company SEC Documents or as required by generally accepted accounting principles, the Company has not, since March 31, 1997, made any change in the accounting practices or policies applied in the preparation of its financial statements.

     Section 3.6 Registration Statement and Proxy Statement. Except as contemplated by the next sentence, none of the information to be supplied by the Company for inclusion or incorporation by reference in the

Registration Statement or the Proxy Statement will (i) in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) in the case of the Proxy Statement, at the time of the mailing of the Proxy Statement and at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to the Company, its officers and directors or any of its Subsidiaries shall occur that is required to be described in the Proxy Statement or the Registration Statement, such event shall be so described, and an appropriate amendment or supplement shall be promptly filed with the SEC and, as required by law.

     Section 3.7 Absence of Certain Changes or Events. Except as disclosed in this Agreement, as set forth in a disclosure letter making reference to this section or in the Company SEC Documents filed prior to the date of this Agreement, since March 31, 1997, (a) the Company and its Subsidiaries have not sustained any loss or interference with their business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect on the Company and (b)(i) there has been no change in the capital stock of the Company (except for the issuance of shares of the Company Common Stock pursuant to Company Plans) and no dividend or distribution of any kind declared, paid or made by the Company on any class of its stock (except for dividends declared and paid on the Convertible Preferred Stock or the Redeemable Preferred Stock in the ordinary course of business and consistent with past practice) and (ii) there have not been any events, changes or developments that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect on the Company. The aggregate amount of indebtedness of the Company and its Subsidiaries as of September 30, 1997, is set forth in Schedule 3.7.

     Section 3.8 Permits and Compliance. Except as set forth in a disclosure letter making reference to this section, each of the Company and its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company or any of its Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Company Permits"), except where the failure to have any of the Company Permits, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company, and, as of the date of this Agreement, no suspension or cancellation of any of the Company Permits is pending or, to the Knowledge of the Company (as hereinafter defined), threatened, except where the suspension or cancellation of any of the Company Permits, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries is in violation of (A) its charter, by-laws or other organizational documents, (B) any applicable law, ordinance, administrative or governmental rule or regulation or
(C) any order, decree or judgment of any Governmental Entity having jurisdiction over the Company or any of its Subsidiaries, except, in the case of clauses (A),
(B) and (C), for any violations that, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company. Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement or as set forth in a disclosure letter making reference to this section, as of the date hereof, there is no contract or agreement that is material to the business, properties, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole. Except as set forth in the Company SEC Documents or in a disclosure letter making reference to this section, prior to the date of this Agreement, no event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default exists or, upon the consummation by the Company of the transactions contemplated by this Agreement, will exist under any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any lease, license or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any such Subsidiary is bound or to which any of the properties, assets or operations of the Company or any such Subsidiary is subject, other than any defaults that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material

Adverse Effect on the Company. For purposes of this Agreement, the term "Knowledge" when used with respect to the Company means the actual knowledge as of the date hereof and at the Effective Time of the individuals identified in
Schedule 3.8.

     Section 3.9 Tax Matters. Except as otherwise set forth in a disclosure letter making reference to this section, (i) the Company and each of its Subsidiaries have timely filed all federal, state, local, foreign and provincial income and franchise Tax Returns and all other material Tax Returns required to have been filed or appropriate extensions therefor have been properly obtained, and such Tax Returns are true, correct and complete, except to the extent that any failure to so file or any failure to be true, correct and complete, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company; (ii) all Taxes required to have been paid by the Company and each of its Subsidiaries have been timely paid or extensions for payment have been properly obtained, except to the extent that any failure to pay any such Taxes or to properly obtain an extension for such payment, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company; (iii) the Company and each of its Subsidiaries have complied in all material respects with all rules and regulations relating to the withholding of Taxes except to the extent that any failure to comply with such rules and regulations, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company; (iv) neither the Company nor any of its Subsidiaries has waived in writing any statute of limitations in respect of its federal, state, local, foreign or provincial income or franchise Taxes and no deficiency with respect to any Taxes has been proposed, asserted or assessed against the Company or any of its Subsidiaries, except the extent that any such waiver or deficiency, individually or in the aggregate has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company; (v) all federal income Tax Returns referred to in clause (i) for all years through May 31, 1993 have been examined by and settled with the Internal Revenue Service or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired; (vi) as of the date hereof and at the Effective Time, no material issues that have been raised in writing by the relevant taxing authority in connection with the examination of the Tax Returns referred to in clause (i) are currently pending; and (vii) all material deficiencies asserted or material assessments made as a result of any examination of any Tax Returns referred to in clause (i) by any taxing authority have been paid in full; (viii) the most recent financial statements contained in the Company SEC Documents reflect an adequate reserve for all Taxes payable by the Company and its Subsidiaries for all taxable periods and portions thereof through the date of such financial statements; and
(ix) there are no material liens for Taxes (other than for current Taxes not yet due and payable) on the assets of the Company or any of its Subsidiaries.

     Section 3.10 Actions and Proceedings. Except as set forth in the Company SEC Documents filed prior to the date of this Agreement or as set forth in a disclosure letter making reference to this section, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving the Company or any of its Subsidiaries, or against or involving any of the directors, officers or employees of the Company or any of its Subsidiaries, as such, any of its or their properties, assets for business or any Company Plan (as hereinafter defined) that, individually or in the aggregate, have had, or would reasonably be expected to have, a Material Adverse Effect on the Company. Except as otherwise set forth in a disclosure letter making reference to this section, as of the date of this Agreement, there are no actions, suits, labor disputes or claims or legal, administrative or arbitrative proceedings or investigations pending or, to the Knowledge of the Company, threatened against or involving the Company or any of its Subsidiaries or any of its or their directors, officers or employees as such, or any of its or their properties, assets or business or any Company Plan that, individually or in the aggregate, have had, or would reasonably be expected to have, a Material Adverse Effect on the Company. Except as otherwise set forth in a disclosure letter making reference to this section, as of the date hereof, there are no actions, suits, labor disputes or other litigation, legal or administrative proceedings or governmental investigations pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of its or their officers, directors or employees, as such, or any of its or their properties, assets or business relating to the transactions contemplated by this Agreement.

     Section 3.11 Certain Agreements. Except as otherwise set forth in a disclosure letter making reference to this section, neither the Company nor any of its Subsidiaries is a party to any oral or written agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. Subject to Section 5.8 and except as set forth in a disclosure letter making reference to this section, no holder of any option to purchase shares of Company Common Stock or Company Preferred Stock, or shares of Company Common Stock or Company Preferred Stock granted in connection with the performance of services for the Company or its Subsidiaries, is or will be entitled to receive cash from the Company or any Subsidiary in lieu of or in exchange for such option or shares as a result of the transactions contemplated by this Agreement.

     Section 3.12 ERISA.

     (a) Schedule 3.12(a) contains a list of each Company Plan (as hereinafter defined) maintained by the Company and each material Company Plan maintained by a Subsidiary of the Company. To the extent applicable, with respect to each Company Plan, the Company has made, or will as soon as practicable after the date hereof, make available to Crescent a true and correct copy of (i) the most recent annual report (Form 5500) filed with the IRS, (ii) such Company Plan and all amendments thereto, (iii) each trust agreement, insurance contract or administration agreement relating to such Company Plan, (iv) the most recent summary plan description for each Company Plan for which a summary plan description is required, (v) the most recent actuarial report or valuation relating to a Company Plan subject to Title IV of ERISA, (vi) the most recent determination letter, if any, issued by the IRS with respect to any Company Plan intended to be qualified under section 401(a) of the Code, (vii) any request for a determination currently pending before the IRS and (viii) all correspondence with the IRS, the Department of Labor or the Pension Benefit Guaranty Corporation relating to any outstanding controversy. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, (i) each Company Plan complies with ERISA, the Code and all other applicable statutes and governmental rules and regulations,
(ii) no "reportable event" (within the meaning of Section 4043 of ERISA) has occurred within the past three years with respect to any Company Plan which is likely to result in liability to the Company, (iii) neither the Company nor any of its ERISA Affiliates (as hereinafter defined) has withdrawn from any Company Multiemployer Plan (as hereinafter defined) at any time within the past six years or instituted, or is currently considering taking, any action to do so, and (iv) no action has been taken, or is currently being considered, to terminate any Company Plan subject to Title IV of ERISA.

     (b) There has been no failure to make any contribution or pay any amount due to any Company Plan as required by Section 412 of the Code, Section 302 of ERISA, or the terms of any such Plan, and no Company Plan, nor any trust created thereunder, has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived.

     (c) As of the date hereof and at the Effective Time, with respect to the Company Plans, no event has occurred and, to the Knowledge of the Company, there exists no condition or set of circumstances in connection with which the Company or any ERISA Affiliate would be subject to any liability under the terms of such Company Plans, ERISA, the Code or any other applicable law which has had, or would reasonably be expected to have, a Material Adverse Effect on the Company. All Company Plans that are intended to be qualified under Section 401(a) of the Code have been determined by the IRS to be so qualified, or a timely application for such determination is now pending or will be filed on a timely basis and, to the Knowledge of the Company, there is no reason why any Company Plan is not so qualified in operation. As of the date hereof and at the Effective Time, neither the Company nor any of its ERISA Affiliates has been notified by any Company Multiemployer Plan that such Company Multiemployer Plan is currently in reorganization or insolvency under and within the meaning of Section 4241 or 4245 of ERISA or that such Company Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA. As of the date hereof and at the Effective Time, neither the Company nor any of its ERISA Affiliates has any liability or obligation under any welfare plan to provide life insurance or medical benefits after termination of employment to any employee or dependent other than as required by (i) Part 6 of Title I of ERISA or (ii) the laws of a jurisdiction outside the United States.

     (d) As used herein, (i) "Company Plan" means a "pension plan" (as defined in Section 3(2) of ERISA (other than a Company Multiemployer Plan)), a "welfare plan" (as defined in Section 3(1) of ERISA), or any material bonus, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, vacation, severance, death benefit, insurance or other plan, arrangement or understanding, in each case established or maintained or contributed to by the Company or any of its ERISA Affiliates or as to which the Company or any of its ERISA Affiliates otherwise may have any liability, (ii) "Company Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which the Company or any of its ERISA Affiliates is or has been obligated to contribute or otherwise may have any liability, and (iii) with respect to any person, "ERISA Affiliate" means any trade or business (whether or not incorporated) which is under common control or would be considered a single employer with such person pursuant to Section 414(b), (c), (m) or (o) of the Code and the regulations promulgated under those sections or pursuant to Section 4001(b) of ERISA and the regulations promulgated thereunder.

     (e) Schedule 3.12(e) contains a list, as of the date of this Agreement, of all (i) severance and employment agreements with officers of the Company and each ERISA Affiliate, (ii) severance programs and related formal policies of the Company with or relating to its employees and (iii) plans, programs, agreements and other arrangements of the Company with or relating to its employees which contain change of control or similar provisions, in each case involving a severance or employment agreement or arrangement with an individual officer or employee, only to the extent such agreement or arrangement provides for minimum annual payments in excess of $150,000. The Company has provided to Crescent a true and complete copy of each of the foregoing.

     (f) Except as otherwise set forth in a disclosure letter making reference to this section, all compensation issued pursuant to the Stock Plans is "qualified performance based compensation" and is deductible under section 162(m) of the Code.

     Section 3.13 Compliance with Worker Safety and Environmental Laws.

     (a) Except as otherwise set forth in a disclosure letter making reference to this section, (i) the properties, assets and operations of the Company and its Subsidiaries are in compliance with all applicable federal, state, local, regional and foreign laws, rules and regulations, orders, decrees, common law, judgments, permits and licenses relating to public and worker health and safety (collectively, "Worker Safety Laws") and the protection, regulation and clean-up of the indoor and outdoor environment and activities or conditions related thereto, including, without limitation, those relating to the generation, handling, disposal, transportation or release of hazardous or toxic materials, substances, wastes, pollutants and contaminants including, without limitation, asbestos, petroleum, radon and polychlorinated biphenyls (collectively, "Environmental Laws"), except for any violations that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company; and (ii) with respect to such properties, assets and operations, including any previously owned, leased or operated properties, assets or operations, as of the date hereof and at the Effective Time, there are no past, present or reasonably anticipated future events, conditions, circumstances, activities, practices, incidents, actions or plans of the Company or any of its Subsidiaries that may interfere with or prevent compliance or continued compliance with applicable Worker Safety Laws and Environmental Laws, other than any such interference or prevention that, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company.

     (b) Except as set forth in a disclosure letter making reference to this section, (i) the Company and its Subsidiaries have not caused or permitted any property, asset, operation, including any previously owned property, asset or operation, to use, generate, manufacture, refine, transport, treat, store, handle, dispose, transfer or process hazardous or toxic materials, substances, wastes, pollutants or contaminants, except in material compliance with all Environmental Laws and Worker Safety Laws, other than any such activity that, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company; (ii) the Company and its Subsidiaries have not reported to any Governmental Entity any material violation of an Environmental Law or any release, discharge or emission of any hazardous or toxic materials, substances, wastes, pollutants or contaminants, other than any such violation, release, discharge or emission that, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company, and (iii) as of the date hereof and at the Effective Time, the Company has no knowledge of any pending, threatened or anticipated claims or liabilities under CERCLA, 42 U.S.C. sec. 9601 et seq., RCRA, 42 U.S.C. sec. 6901 et seq., or equivalent state law provisions and no knowledge that any current or former property, asset or operation is identified or currently proposed for the National Priorities List at 40 CFR sec. 300, appendix B, or the CERCLIS or equivalent state lists or hazardous substances release sites.

     Section 3.14 Liabilities. Except as otherwise set forth in a disclosure letter making reference to this section or reserved against in the balance sheet of the Company set forth in its Annual Report on Form 10-K for the fiscal year ended March 31, 1997, as of the date hereof and as of the Effective Time, the Company and its Subsidiaries have no liabilities, absolute or contingent, other than liabilities that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company.

     Section 3.15 Intellectual Property. Except as set forth in a disclosure letter making reference to this section, the Company and its Subsidiaries own or have the right to use all Intellectual Property Rights as are necessary in connection with the business of the Company and its Subsidiaries, taken as a whole, except where the failure to have such Intellectual Property Rights, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries has infringed any Intellectual Property Rights of any third party other than any infringements that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company. The Company has provided to Crescent in a disclosure letter making reference to this section a list of all of its Intellectual Property Rights material to the conduct of its business.

     Section 3.16 Rights Agreement. The Company has taken all necessary action to (i) render the Rights inapplicable to the Merger and the other transactions contemplated by this Agreement and (ii) ensure that (y) neither Crescent nor any of its affiliates is an Acquiring Person (as defined in the Rights Agreement) and (z) a Distribution Date (as defined in the Rights Agreement) does not occur by reason of the announcement or consummation of the Merger or the consummation of any of the other transactions contemplated by this Agreement.

     Section 3.17 Parachute Payments to Disqualified Individuals. Except as set forth in a disclosure letter making reference to this section, there will be no "excess parachute payments" (as such term is defined in Section 280G(a) of the Code) payable to employees of the Company and its Subsidiaries who are "disqualified individuals" under Section 280G of the Code, whether or not such employee's employment is terminated in connection with the transactions contemplated under this Agreement.

     Section 3.18 State Takeover Statutes. The Board of Directors of the Company has, to the extent such statutes are applicable, taken (or, with respect to Sections 78.378 to 78.3793 and Sections 78.411 to 78.444 of the NGCL, will take prior to the Effective Time) all action necessary to exempt Crescent, its Subsidiaries and affiliates, the Merger, this Agreement and the transactions contemplated hereby from Sections 78.378 to 78.3793 and Sections 78.411 to
78.444 of the NGCL, or to satisfy the requirements thereof. To the Knowledge of the Company, no other state takeover statutes are applicable to the Merger, this Agreement or the transactions contemplated hereby.

     Section 3.19 Required Vote of Company Stockholders. The affirmative vote of the holders of 66 2/3% of the outstanding shares of Company Common Stock and 66 2/3% of the outstanding shares of Company Preferred Stock is required to approve this Agreement. No other vote of the stockholders of the Company is required by law, the Articles of Incorporation or the Company Bylaws or otherwise in order for the Company to consummate the Merger and the transactions contemplated hereby.

     Section 3.20 Brokers. No broker, investment banker or other person, other than Salomon Smith Barney, the fees and expenses of which will be paid by the Company (as reflected in agreements between such firms and the Company, copies of which have been furnished to Crescent), is entitled to any broker's finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

     Section 3.21 Labor Matters.

     (a) As of the date hereof and at the Effective Time, neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is the Company or any of its Subsidiaries the subject of any material proceeding asserting that the Company or any of its Subsidiaries has committed an unfair labor practice or seeking to compel it to bargain with any labor union or labor organization.

     (b) As of the date hereof and at the Effective Time, there are no pending or, to the Knowledge of the Company, threatened, nor has there been for the past five years, any labor strike, dispute, walk-out, work stoppage, slow-down or lockout involving the Company or any of its Subsidiaries that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company.

     Section 3.22 Title. The Company and its Subsidiaries have good and valid title to or, in the case of leased properties, a good and valid leasehold interest in, all of the assets which they purports to own or lease, including all assets (real, personal or mixed, tangible or intangible) reflected in the September 30, 1997 consolidated financial statements of the Company, or acquired by the Company thereafter, except those assets disposed of in the ordinary course of business after September 30, 1997, and the title to each such property and asset is free and clear of any title defects, objections, liens, mortgages, security interests, pledges, charges and encumbrances, adverse claims, equities or other adverse interests of any kind including without limitation, leases, chattel mortgages, conditional sales contracts, collateral security arrangements and other title or interest retention arrangements (collectively, "Encumbrances"), except (i) any lien for taxes or other governmental charges not yet delinquent, or the validity of which is being contested in good faith by appropriate proceedings and as to which adequate reserves have been established by the Company, (ii) any Encumbrances reflected on the financial statements contained in the Company SEC Documents, with such changes in the amount thereof as may have occurred since September 30, 1997 in the ordinary course of business and which changes will not materially reduce the aggregate value of the property and assets held by the Company or its Subsidiaries, (iii) such other imperfections of title or Encumbrances which, as of the Effective Time, will not materially reduce the aggregate value of the property and assets of the Company or its Subsidiaries, and (iv) any Encumbrances or other matters identified in a disclosure letter delivered to Crescent pursuant to this Agreement.

     Section 3.23 Leases. All leases of real or personal property having a term of one year or more and with aggregate remaining lease payments due of $50,000 or more to which the Company and/or its Subsidiaries are a party are in good standing, valid and effective in accordance with their respective terms, and there is not under any of such leases any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default and in respect of which the Company has not taken adequate steps to prevent a default from occurring) that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

                                   ARTICLE IV

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

     Section 4.1 Conduct of Business by the Company Pending the Merger. Except as contemplated by Section 6.3, during the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use all reasonable efforts to keep available the services of its current officers and employees and preserve its relationships with customers, suppliers, licensors, lessors and others having business dealings with it to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time; provided, however, that the Company shall be permitted to terminate or modify the business and operations of the Company's hotel/casino facility located in Kansas City, Missouri in the event that an order, judgment, injunction, award or decree of any Governmental Entity against the Company or its Subsidiaries is granted or issued which results in the suspension, termination or revocation of the gaming licenses for such hotel/casino facility. Except as otherwise expressly permitted by this Agreement, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Crescent:

          (a) (i) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its stockholders in their capacity as such (other than dividends declared and paid on the Company Preferred Stock or the Redeemable Preferred Stock in the ordinary course of business and customary with past practice, and dividends and other distributions by direct or indirect wholly owned Subsidiaries), (ii) other than in the case of any direct or indirect wholly owned Subsidiary, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

          (b) except as set forth in Section 5.17, issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options to acquire any such shares, voting securities, equity equivalent or convertible securities, other than (i) the issuance of shares of Company Common Stock (and associated Rights) upon the exercise of employee stock options pursuant to the Company Plans outstanding on the date of this Agreement in accordance with their current terms and (ii) the issuance of Company Common Stock upon the conversion of shares of Company Preferred Stock or Redeemable Preferred Stock;

          (c) amend its articles or certificate of incorporation or by-laws or other comparable organizational documents;

          (d) except as set forth in Section 5.23, acquire or agree to acquire
     (i) by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or (ii) any assets that are, individually or in the aggregate material to the Company and its Subsidiaries taken as a whole, other than transactions that are in the ordinary course of business consistent with past practice and not material to the Company and its Subsidiaries taken as a whole;

          (e) except as set forth in a disclosure letter making reference to this section, sell, lease, license, mortgage, grant an interest in or easement in, or otherwise encumber or subject to any Lien or otherwise dispose of, or agree to sell, lease, license, mortgage, grant an interest in or easement in, or otherwise encumber or subject to any Lien or otherwise dispose of, any of its assets, other than transactions that are in the ordinary course of business consistent with past practice and not material to the Company and its Subsidiaries taken as whole;

          (f) incur any indebtedness for borrowed money, guarantee any such indebtedness, issue or sell any debt securities or warrants or other rights to acquire any debt securities, guarantee any debt securities or make any loans, advances or capital contributions to, or other investments in, any other person, or enter into any arrangement having the economic effect of any of the foregoing, other than (i) indebtedness incurred in the ordinary course of business consistent with past practice and (ii) indebtedness, loans, advances, capital contributions and investments between the Company and any of its wholly owned Subsidiaries or between any of such wholly owned Subsidiaries;

          (g) except as set forth in Section 5.23, alter (through merger, liquidation, reorganization, restructuring or in any other fashion) the corporate structure or ownership of the Company or any Subsidiary;

          (h) except as provided in Sections 5.8 and 5.18, enter into or adopt any new, or amend any existing severance plan, agreement or arrangement or enter into any new compensation or other welfare arrangement or plan, or amend any existing Company Plan or employment or consulting agreement, other than as required by law, except that the Company or its Subsidiaries may enter into (a) employment agreements if such agreements (i) are no longer than one year in duration (ii) provide for an annual base salary of less than $150,000, and (iii) provide, in the aggregate, for annual base salaries of less than $1,000,000, and (b) consulting agreements in the ordinary course of business that are terminable on no more than 90 days' notice without penalty;

          (i) except (1) as permitted under Section 4.1(h), or (2) to the extent required by written employment agreements existing on the date of this Agreement, increase the compensation payable or to become payable to its officers or employees, except for (i) increases in the ordinary course of business consistent with past practice in salaries or wages of non-officer employees of the Company or any of its Subsidiaries and (ii) except to the extent required under the terms of any applicable incentive plan;

          (j) grant or award any stock options, restricted stock, performance shares, stock appreciation rights or other equity-based incentive awards;

          (k) take any action, other than reasonable and usual actions in the ordinary course of business consistent with past practice, with respect to accounting policies or procedures (other than actions required to be taken by generally accepted accounting principles);

          (l) except as set forth in a disclosure letter making reference to this section, make or agree to make any new capital expenditure or expenditures which, individually, is in excess of $1,000,000 or which, in the aggregate, are in excess of $10,000,000;

          (m) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business (i) consistent with past practice, of liabilities reflected or reserved against in, or contemplated by, (a) the most recent consolidated financial statements (or the notes thereto) of the Company included in the Company SEC Documents or (b) the condensed consolidated balance sheets of the Company and its Subsidiaries as set forth in a disclosure letter making reference to this section, or (ii) incurred in the ordinary course of business consistent with past practice;

          (n) settle or compromise any material federal, state, local or foreign tax liability; or

          (o) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

     Section 4.2 Conduct of Business by Crescent Pending the Merger. Except as contemplated by Section 6.3, during the period from the date of this Agreement to the Effective Time, Crescent shall, and shall cause each of its Subsidiaries to, carry on its or their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use all reasonable efforts to keep available the services of its or their respective current officers and employees and preserve their respective relationships with customers, suppliers, licensors, lessors and others having business dealings with them to the end that their goodwill and ongoing business shall be unimpaired at the Effective

Time. Except as otherwise expressly permitted by this Agreement, Crescent shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of the Company:

          (a)(i) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its shareholders or stockholders, as applicable, in their capacity as such (other than (A) any extraordinary dividend paid or to be paid by Crescent which Crescent reasonably determines is sufficient, when considered together with all dividends anticipated to be paid within the tax year including the Effective Time, to equal all anticipated current and accumulated earnings and profits for such tax year of the Company and Crescent, (B) distributions in the aggregate not to exceed the greater of (i) the amount of any quarterly dividend that may be paid by Crescent in the ordinary course and (ii) distributions of "real estate investment taxable income" (as such term is defined for purposes of the Code) without regard to any net capital gains or the deduction for dividends paid (provided that this Section 4.2(a) shall not be deemed to restrict any increases in the dividend rate of Crescent in the ordinary course consistent with past practice) and (C) dividends and other distributions by direct, indirect or wholly owned Subsidiaries) or (ii) other than in the case of any Subsidiary, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for Common Shares;

          (b) in the case of Crescent only, amend its Declaration of Trust;

          (c) take or omit any action that would reasonably be expected to cause Crescent to cease to qualify as a "real estate investment trust" for federal income tax purposes; or

          (d) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

     Section 4.3 No Solicitation.

     (a) Except as may be required pursuant to this Agreement, the Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any officer, director or employee of or any investment banker, attorney, accountant, agent or other advisor or representative of the Company or any of its Subsidiaries to, (i) solicit, initiate, or encourage the submission of, any takeover proposal, (ii) except to the extent permitted by paragraph (b), enter into any agreement with respect to any takeover proposal or (iii) participate in any discussions or negotiations regarding or furnish to any person any information with respect to the Company's business, properties or assets, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any takeover proposal; provided, however, that if prior to the Company Stockholder Meeting (as defined in Section 5.1), the Company shall have received an unsolicited written takeover proposal from a reputable buyer which offer, in the written opinion of Salomon Smith Barney, as the Company's financial advisors, appears to be a "superior proposal" (as defined below) and which, in the written opinion of legal counsel to the Company reasonably acceptable to Crescent, the Company's Board of Directors is legally obligated to consider by principles of fiduciary duty to stockholders under the NGCL, the foregoing restrictions shall not apply to such proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any officer, director or employee of or any investment banker, attorney, accountant, agent or other advisor or representative of the Company or any of its Subsidiaries, whether or not such person is purporting to act on behalf of the Company or otherwise, shall be deemed to be a breach of this paragraph by the Company. For all purposes of this Agreement, "takeover proposal" means any proposal, other than a proposal by Crescent or an affiliate of Crescent for a merger, consolidation, share exchange, business combination or other similar transaction involving the Company or any of its Significant Subsidiaries or any proposal or offer (including, without limitation, any proposal or offer to stockholders of the Company), other than a proposal or offer by Crescent or an affiliate of Crescent (i) to acquire in any manner, directly or indirectly, an equity interest in or any voting securities of, the Company or any of its Significant Subsidiaries or (ii) to acquire or lease in any manner, directly or indirectly, any property, business or other assets that, individually or in the aggregate, would satisfy any of the tests for a "significant subsidiary" within the meaning of Rule 1-02 of Regulation S-X of the SEC. The Company immediately shall cease and cause to be terminated all existing discussions or negotiations with any persons conducted heretofore with respect to, or that could reasonably be expected to lead to, any takeover proposal. As used herein, a "Significant Subsidiary" means any Subsidiary that would constitute a "significant subsidiary" within the meaning of Rule 1-02 of Regulation S-X of the SEC.

     (b) Neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Crescent, the approval or recommendation by the Board of Directors of the Company or any such committee of this Agreement, any of the transactions contemplated by this Agreement, or the Merger, (ii) approve or recommend, or propose to approve or recommend, any takeover proposal, or (iii) take action to render the Rights inapplicable to any takeover proposal. Notwithstanding the foregoing, the Board of Directors of the Company, to the extent required by the fiduciary obligations thereof, as determined by and set forth in the written opinion of legal counsel to the Company reasonably acceptable to Crescent, may approve or recommend (and, in connection therewith, withdraw or modify its approval or recommendation of this Agreement or the Merger) a Superior Proposal (as defined below), subject to the terms set forth in this Section 4.3(b). Prior to approving or recommending a Superior Proposal, entering into a binding written agreement with respect to the transaction contemplated by any such Superior Proposal or withdrawing or modifying its approval or recommendation of this Agreement, the Company (i) shall notify Crescent in writing that it intends to accept a Superior Proposal and enter into such a binding, written agreement with respect to the transaction contemplated thereby, and (ii) attach the most current version of such agreement to such notice. Crescent shall have the opportunity, within ten business days of receipt of the Company's written notification of its intention to enter into a binding agreement for a Superior Proposal, to make an offer that the Board of Directors of the Company determines, in good faith after consultation with its financial advisors, is at least as favorable, from a financial point of view, to the shareholders of the Company as the Superior Proposal. The Company agrees that it will not enter into a binding agreement referred to in clause (i) above until at least the eleventh business day after it has provided the notice to Crescent required thereby and to notify Crescent promptly if its intention to enter into a written agreement referred to in its notification shall change at any time after giving such notification. For all purposes of this Agreement, "superior proposal" means a bona fide written proposal made by a third party to acquire the Company pursuant to a tender or exchange offer, a merger, a share exchange, a sale of all or substantially all its assets or otherwise on terms which, in the written opinion of Salomon Smith Barney, are financially superior to those provided for in the Merger, and for which financing, to the extent required, is then fully committed or which, in the good faith judgment of Salomon Smith Barney is reasonably capable of being financed by such third party. If, to the extent permitted by this Section 4.3(b), the Board of Directors of the Company approves or recommends a superior proposal, the Company may take appropriate action to render the Rights inapplicable to such superior proposal.

     (c) Each of Frank J. Fertitta III, Lorenzo J. Fertitta III and Blake L. Sartini, by such individual's execution of this Agreement, agrees to vote the shares of capital stock of the Company owned by such individual that have the power to vote in favor of the Merger; provided that such individuals shall be free to vote their shares in their sole discretion if the Board of Directors of the Company terminates this Agreement in accordance with Section 7.1(g) hereof.

     (d) The Company promptly shall immediately advise Crescent orally and in writing of any takeover proposal or any inquiry with respect to or which could reasonably be expected to lead to any takeover proposal, the material terms and conditions of such takeover proposal or inquiry and the identity of the person making any such takeover proposal or inquiry. The Company will keep Crescent fully informed of the status and details of any such takeover proposal or inquiry.

     Section 4.4 Third Party Standstill Agreements. Except to the extent reasonably required in connection with the Company's obligations under this Agreement, during the period from the date of this Agreement through the Effective Time, the Company shall not terminate, amend, modify or waive any provision of any confidentiality or standstill or similar agreement to which the Company or any of its Subsidiaries is a party (other than any involving Crescent) unless, in the written opinion of counsel to the Company reasonably acceptable to Crescent, failure to take such action would violate the fiduciary obligations of the Board of Directors of the Company, under applicable law. During such period, the Company agrees to enforce, to the fullest extent permitted under applicable law, the provisions of any such agreements, including, but not limited to, obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States or any state thereof having jurisdiction.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     Section 5.1 Stockholders Meeting. The Company shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold, a meeting of its stockholders, (the "Company Stockholder Meeting") for the purpose of considering the approval of this Agreement. The Company will, through its Board of Directors, recommend to its stockholders, approval of such matters and shall not withdraw such recommendation except to the extent that the Board of Directors of the Company shall have withdrawn or modified its approval or recommendation of this Agreement of the Merger as permitted by Section 4.3(b). Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first sentence of this Section 5.1 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any takeover proposal. The Company and Crescent shall coordinate and cooperate with respect to the timing of such meeting.

     Section 5.2 Filings; Other Actions.

     (a) The Company and Crescent shall promptly prepare and file with the SEC the Proxy Statement and Crescent shall prepare and file with the SEC the Registration Statement, in which the Proxy Statement will be included as a prospectus. Each of Crescent and the Company shall use all reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. As promptly as practicable after the Registration Statement shall have become effective, the Company shall mail the Proxy Statement to its stockholders. Crescent shall also take any action (other than qualifying to do business in any jurisdiction in which they are currently not so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Common Shares and Crescent Convertible Preferred Shares in the Merger and upon the exercise of the Substitute Options (as defined in Section 5.8), and the Company shall furnish all information concerning the Company and the holders of Company Common Stock as may be reasonably requested in connection with any such action, including information relating to the number of Common Shares and Crescent Convertible Preferred Shares required to be registered.

     (b) Each party hereto agrees, subject to applicable laws relating to the exchange of information, promptly to furnish the other parties hereto with copies of written communications (and memoranda setting forth the substance of all oral communications) received by such party, or any of its subsidiaries, affiliates or associates (as such terms are defined in Rule 12b-2 under the Exchange Act as in effect on the date hereof), from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated hereby; provided, however, that neither party shall be required to provide the other with copies of individuals' gaming applications and other information provided to gaming regulators with respect thereto.

     (c) Each of the Company and Crescent will promptly, and in any event within twenty business days after execution and delivery of this Agreement, make all filings or submissions as are required under the HSR Act. Each of the Company and Crescent will promptly furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submissions necessary under the HSR Act. Without limiting the generality of the foregoing, each of the Company and Crescent will promptly notify the other of the receipt and content of any inquiries or requests for additional information made by any Governmental Entity in connection therewith and will promptly (i) comply with any such inquiry or request and (ii) provide the other with a description of the information provided to any Governmental Entity with respect to any such inquiry or request. In addition, each of the Company and Crescent will keep the other apprised of the status of any such inquiry or request.

     Section 5.3 Comfort Letters.

     (a) The Company shall use all reasonable efforts to cause to be delivered to Crescent "comfort" letters of Arthur Andersen LLP, the Company's independent public accountants, dated the date on which the Registration Statement shall become effective and as of the Effective Time, and addressed to Crescent and the Company, in form and substance reasonably satisfactory to Crescent and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

     (b) Crescent shall use all reasonable efforts to cause to be delivered to the Company "comfort" letters of Arthur Andersen LLP, Crescent's independent public accountants, dated the date on which the Registration Statement shall become effective and as of the Effective Time, and addressed to the Company and Crescent, in form and substance reasonably satisfactory to the Company and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

     Section 5.4 Access to Information. Subject to currently existing contractual and legal restrictions applicable to Crescent or to the Company or any of its Subsidiaries, each of Crescent and the Company shall, and shall cause each of its Subsidiaries to, afford to the accountants, counsel, financial advisors and other representatives of the other party hereto reasonable access to, and permit them to make such inspections as they may reasonably require, during normal business hours during the period from the date of this Agreement through the Effective Time, all their respective properties, books, tax returns, contracts, commitments and records (including, without limitation, the work papers of independent accountants, if available and subject to the consent of such independent accountants) and, during such period, each of Crescent and the Company shall, and each shall cause each of its Subsidiaries to, furnish promptly to the other (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (ii) all other information concerning its business, properties and personnel as the other may reasonably request. No investigation pursuant to this Section 5.4 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

     Section 5.5 Compliance with the Securities Act. Within 30 days following the date of this Agreement, the Company shall cause to be prepared and delivered to Crescent a list (reasonably satisfactory to counsel for Crescent) identifying all persons who, at the time of the Company Stockholder Meeting, in the Company's reasonable judgment may be deemed "affiliates" of the Company as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Rule 145 Affiliates"). The Company shall use all reasonable efforts to cause each person who is identified as a Rule 145 Affiliate in such list to deliver to Crescent on or prior to the Effective Time a written agreement in substantially the form of Schedule 5.5 hereto, executed by such person.

     Section 5.6 Stock Exchange Listings. Crescent shall use all reasonable efforts to list on the NYSE, upon official notice of issuance, the Common Shares and the Crescent Convertible Preferred Shares to be issued in connection with the Merger.

     Section 5.7 Fees and Expenses.

     (a) Except as provided in Section 5.7(b) and (c), whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the party incurring such costs and expenses, except that expenses incurred in connection with printing and mailing the Proxy Statement and the Registration Statement shall be borne equally by Crescent and the Company.

     (b) Provided that Crescent is not in material breach of its representations, warranties and agreements under this Agreement, (i) if this Agreement is terminated by either Crescent or the Board of Directors of the Company pursuant to Section 7.1(e), (ii) if this Agreement is terminated by Crescent pursuant to Section 7.1(f), or (iii) if this Agreement is terminated by the Board of Directors of the Company pursuant to Section 7.1(g), then the Company shall pay to Crescent $54,000,000 (the "Crescent Termination Fee") in same-day funds, plus (notwithstanding paragraph (a) of this Section 5.7) all the expenses (as defined below), on the date of such termination or if Crescent elects, over a two-year period beginning on the date of termination with payment amounts and dates to be determined by Crescent. For purposes of this Section 5.7, the "transaction value" shall mean the aggregate value of the consideration to be paid by Crescent for the Company's equity securities, plus aggregate liabilities of the Company as shown on its most recent financial statement.

     (c) If this Agreement is terminated and, as a result of such termination, Crescent is entitled to the Crescent Termination Fee as provided in Section 5.7(b) above, then the Company shall (notwithstanding paragraph (a) of this Section 5.7), on the date of such termination, pay to Crescent the cash amount necessary to permit Crescent fully to reimburse itself and its affiliates for all out-of-pocket fees and expenses incurred at any time prior to such termination by any of them or on their behalf in connection with the Merger, the preparation of this Agreement and the transactions contemplated by this Agreement (including any currency or interest rate hedging activities in connection with the transactions contemplated hereby), including (x) all fees and expenses of counsel, investment banking firms, financial advisors (regardless of whether such financial advisors are affiliates of Crescent), accountants, experts and consultants to Crescent or any of their affiliates and
(y) all fees and expenses payable to banks, investment banking firms and other financial institutions and their respective counsel, accountants and agents in connection with arranging or providing financing) (fees and expenses under clause (y) collectively, "Financing Fees," and the fees and expenses contemplated by this paragraph (c), collectively, the "Expenses").

     (d) The parties acknowledges that the agreements contained in paragraphs
(b) and (c) of this Section 5.7 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, neither would enter into this Agreement; accordingly, if any person fails to pay promptly any amount due pursuant to this Section 5.7 and, in order to obtain such payment, another party commences a suit that results in a judgment for any such amount, the party against whom the judgment is rendered shall pay to the complaining party its cost and expenses (including attorneys' fees) in connection with such suit together with interest on the amount of the fee at the prime or base rate of Citibank, N.A. from the date such payment was due under this Agreement.

     Section 5.8 Stock Options.

     (a) As of the Effective Time, each Company Stock Option that is outstanding immediately prior to the Effective Time pursuant to the stock option plans that are part of the Company's Stock Compensation Program (and excluding any "stock purchase plan" within the meaning of Section 423 of the Code) in effect on the date hereof (the "Stock Plans") shall be assumed by Crescent and become and represent a fully exercisable option to purchase the number of Common Shares (a "Substitute Option") (decreased to the nearest full share) determined by multiplying (i) the number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time by (ii) the Exchange Ratio, at an exercise price per Common Share (rounded up to the nearest tenth of a percent) equal to the exercise price per share of Company Common Stock immediately prior to the Effective Time. Crescent shall pay cash to holders of Company Stock Options in lieu of issuing fractional Common Shares upon the exercise of Substitute Options. As of the Effective Time, each Substitute Option shall be subject to the same terms and conditions as were applicable immediately prior to the Effective Time under the related Company Stock Option and Stock Plan under which it was granted, including those providing for the accelerated exercisability and other special rights arising upon an "Acceleration Event" in accordance with the terms of such Stock Plan. The Company agrees to use all reasonable efforts to obtain any necessary consents of holders of Company Stock Options and take such other actions as may be necessary to effect this Section 5.8. The accelerated lapse of restrictions and other special rights with respect to any shares of restricted Company Common Stock issued under the Stock Plans shall also be preserved following the Effective Time in accordance with the terms of the Stock Plans.

     (b) In respect of each Company Stock Option as converted into a Substitute Option pursuant to Section 5.8(a) and assumed by Crescent, and the Common Shares underlying such option, Crescent shall file and keep current a registration statement on Form S-8 (or a post-effective amendment to a Registration

Statement on Form S-8) or other appropriate form for as long as such options remain outstanding and shall reserve sufficient Common Shares for issuance upon exercise of such Substitute Options.

     (c) The provisions of this Section 5.8 are intended to be for the benefit of, and shall be enforceable by, each person who is or has been an employee of the Company or any of its Subsidiaries and is a holder of Company Stock Options under the Stock Plans, and such employee's heirs and personal representatives and shall be binding on all successors and assigns of Crescent.

     Section 5.9 Reasonable Efforts.

     (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including, but not limited to: (i) obtaining all necessary actions or non-actions, waivers, consents and approvals from all Governmental Entities and making all necessary applications, registrations and filings (including filings with Governmental Entities) and taking all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity (including those in connection with the HSR Act, state takeover statutes and Gaming Laws), (ii) obtaining all necessary consents, approvals or waivers from third parties, (iii) defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity with respect to the Merger or this Agreement vacated or reversed, (iv) taking any and all actions necessary to satisfy all of the conditions applicable to such party as set forth in Article VI of this Agreement, and (v) executing and delivering any additional instruments necessary to consummate the transactions contemplated by this Agreement.

     (b) Each of the Company and Crescent shall use all reasonable efforts not to take any action that, in any such case, might reasonably be expected to (i) cause any of the representations or warranties made by it in this Agreement that is qualified as to materiality to be untrue, (ii) cause any of the representations or warranties made by it contained in this Agreement that is not so qualified to be untrue in any material respect, (iii) result in a breach of any covenant made by it in this Agreement, (iv) result directly or indirectly in any of the conditions to the Merger set forth in Article VI not being satisfied or (v) impair the ability of the parties to consummate the Merger at the earliest practicable time (regardless of whether such action would otherwise be permitted or not prohibited hereunder).

     (c) The Company shall use its reasonable best efforts to restructure its existing leases prior to the Effective Time so that the terms thereof shall conform to the provisions of Section 22.3 of the Master Lease Agreement (as hereinafter defined).

     Section 5.10 Public Announcements. Crescent and the Company will not issue any press release with respect to the transactions contemplated by this Agreement or otherwise issue any written public statements with respect to such transactions (i) prior to ten business days from the date hereof, unless otherwise agreed, and (ii) without prior consultation with each other party, except as may be required by applicable law.

     Section 5.11 Transfer and Gains Tax. Crescent will pay any federal, state, local, foreign or provincial tax which is attributable to the transfer of the beneficial ownership of the Company's or its Subsidiaries' real and personal property, if any (collectively, the "Gains Taxes"), any penalties or interest with respect to the Gains Taxes, payable in connection with the consummation of the Merger (except as otherwise provided in Section 1.7), any federal, state, local, foreign or provincial tax which is attributable to the transfer of Company Common Stock or Common Shares pursuant to the terms of this Agreement (collectively, "Stock Transfer Taxes") and any penalties or interest with respect to any such Stock Transfer Taxes. The Company and Crescent agree to cooperate with the other in the filing of any returns with respect to the Gains Taxes, including supplying in a timely manner a complete list of all real property interests held by the Company and its Subsidiaries and any information with respect to such property that is reasonably necessary to complete such returns. The portion of the consideration allocable to the real property of the Company and its

Subsidiaries shall be agreed to between Crescent and the Company. The stockholders of the Company shall be deemed to have agreed to be bound by the allocation established pursuant to this Section 5.11 in the preparation of any return with respect to the Gains Taxes.

     Section 5.12 State Takeover Laws. If any "fair price," "business combination" or "control share acquisition" statute or other similar statute or regulation shall become applicable to the transactions contemplated hereby, Crescent and the Company and their respective Boards of Trust Managers or Directors, as the case may be, shall use all reasonable efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and shall otherwise act to minimize the effects of any such statute or regulation on the transactions contemplated hereby.

     Section 5.13 Indemnification; Directors and Officers Insurance.

     (a) Crescent agrees that all rights to indemnification and exculpation from liabilities for acts or omissions occurring prior to the Effective Time now existing in favor of the current or former directors or officers of the Company and its Subsidiaries as provided in their respective articles or certificates of incorporation or by-laws (or comparable organizational documents) and any indemnification agreements of the Company shall survive the Merger and shall continue in full force and effect in accordance with their terms for a period of not less than five years from the Effective Time and the obligations of the Company in connection therewith shall be assumed by Crescent. Crescent shall provide, or shall cause the Surviving Entity to provide, the Company's current directors and officers an insurance and indemnification policy (including any fiduciary liability policy) that provides coverage with respect to any claims made during the five-year period following the Effective Time for events occurring prior to the Effective Time (the "D&O Insurance") that is substantially similar to the Company's existing policies or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that the Surviving Entity shall not be required to pay an annual premium for the D&O insurance in excess of 120 percent of the last annual premium paid prior to the date hereof (which premium the Company represents and warrants to be approximately $540,000 in the aggregate), but if such annual premium would but for this proviso exceed such amount, then Crescent shall purchase as much coverage as possible for such amount.

     (b) The provisions of this Section 5.13 are intended to be for the benefit of, and shall be enforceable by, each person who is or has been a director or officer of the Company or a subsidiary of the Company, and such director's or officer's heirs and personal representatives and shall be binding on all successors and assigns of Crescent.

     Section 5.14 Notification of Certain Matters. Crescent shall use all reasonable efforts to give prompt notice to the Company, and the Company shall use all reasonable efforts to give prompt notice to Crescent, of: (i) the occurrence, or nonoccurrence, of any event the occurrence, or nonoccurrence, of which it is aware and which would be reasonably likely to cause (x) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or (y) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied in all material respects, (ii) any failure of either Crescent or the Company, as the case may be, to comply in a timely manner with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder or (iii) any event, change or development that, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect on Crescent or the Company, as the case may be; provided, however, that the delivery of any notice pursuant to this Section 5.14 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     Section 5.15 Rights Agreement. The Board of Directors of the Company shall take all further action (in addition to that referred to in Section 3.16) requested in writing by Crescent (including redeeming the Rights immediately prior to the Effective Time of the Merger or amending the Rights Agreement) in order to render the Rights inapplicable to the Merger and the other transactions contemplated by this Agreement. Except as requested in writing by Crescent, prior to the Company Stockholder Meeting, the Board of Directors of the Company shall not (i) amend the Rights Agreement or (ii) take any action with respect to, or make any determination under, the Rights Agreement (including a redemption of the Rights).

     Section 5.16 Schedules, Exhibits and Disclosure Letters. Whenever, in this Agreement, reference is made to a schedule, exhibit or disclosure letter (or other similar provision for information to be made available), such schedule, exhibit or disclosure letter (or other similar provision of information) must be provided in writing and by the appropriate party on the date of execution of this Agreement, and actually received by the other parties hereto, and no such schedule, exhibit or disclosure letter (or other similar provision of information) shall be effective if provided after such date.

     Section 5.17 Preferred Stock Investment. At the option of the Company, Crescent agrees to purchase from the Company up to an aggregate of 115,000 shares of a new series of preferred stock of the Company with the designations, rights, preferences and other terms set forth in the Certificate of Resolution attached hereto as Schedule 5.17 (the "Redeemable Preferred Stock"). Each share of Redeemable Preferred Stock shall be purchased at a price of $1,000 per share (plus accrued dividends from the previous regular quarterly dividend payment date or, if there has not yet been a regular quarterly dividend payment date, then as of the date hereof, based on a 365-day year) in cash in increments of 5,000 shares. Subject to the conditions below, Crescent must fund the purchase price for the purchase of shares on the 10th business day following the date of a notice from the Company to Crescent (a "Draw Notice") stating the number of shares of Redeemable Preferred Stock to be sold to Crescent on such 10th business day and the aggregate amount to be paid for such shares; provided that for purchases of 25,000 shares or more, the date of such purchase shall be the 20th business day following the date of such Draw Notice. Notwithstanding the foregoing, Crescent shall not be required to purchase shares of Redeemable Preferred Stock (i) more than two times in any 30-day period (ii) unless, on the purchase date set forth in a Draw Notice (A) the representations and warranties of the Company set forth in Article II are true and correct in all material respects and (B) the Company has not breached any of its covenants set forth in this Agreement in any material respect, and (iii) unless the number of shares to be purchased, plus the aggregate number of shares then outstanding, does not exceed 115,000. Unless written consent is received from Crescent, the Company agrees to use the net proceeds from sales of shares of Redeemable Preferred Stock to repay indebtedness under the Company's Amended and Restated Reducing Revolving Loan Agreement dated as of March 19, 1996, as amended, borrowings under which were used for acquisitions and master-planned expansions. The parties agree that the provisions of this Section 5.17 shall survive any termination of this Agreement. Crescent agrees to vote all shares of the Company's equity securities held by Crescent in favor of the Merger, and any transferee of the Redeemable Preferred Stock shall be subject to such agreement to vote in favor of the Merger.

     Section 5.18 Joint Venture. The parties anticipate that Crescent Operating, Inc. ("COI") will serve as one of the parties to an Agreement of Limited Partnership by and among (i) COI and certain of its affiliates and (ii) entities owned by certain members of the Company's existing management (the "Operating Joint Venture"). Pursuant to the obligation of Crescent Real Estate Equities Limited Partnership ("Crescent OP") to offer the opportunity to participate in the Operating Joint Venture to COI under that certain Intercompany Agreement to which they are parties, promptly following the date of this Agreement, Crescent will cause Crescent OP to make such offer. In the event that COI does not accept the offer to become a party to the Operating Joint Venture, Crescent shall promptly take all necessary action to provide another entity to serve in that capacity at the Effective Time (COI or the entity serving in such capacity being referred to herein as the "JV Parent"). Frank J. Fertitta III, Lorenzo J. Fertitta and Blake L. Sartini (the "Ownership Group") shall form an entity (the "Company JV Parent") and cause such entity to enter into the Agreement of Limited Partnership, and the Company shall cause an additional entity (i) to be formed by other members of its management and (ii) to enter into the Agreement of Limited Partnership. A form of the Agreement of Limited Partnership is attached hereto as Schedule 5.18(i).

     The Company shall sell, assign, transfer and convey, prior to the Effective Time, to the Operating Joint Venture, as directed by Crescent and with Crescent's approval, certain of the Company's non-real estate assets pursuant to the Bill of Sale attached hereto as Schedule 5.18(ii).

     At the Effective Time, Crescent shall enter into, through Crescent OP, and shall cause the JV Parent and the Ownership Group shall cause the Company JV Parent to enter into, on behalf of the Operating Joint Venture, one or more master lease agreements, in the form of Schedule 5.18(iii) attached hereto (the "Master Lease Agreement"), with the Operating Joint Venture; provided, however, that (i) Crescent shall have the option (on a lease-by-lease basis), prior to the Effective Date, to include a provision in the Master Lease Agreement that, as to any sublease that does not conform to the requirements of the Master Lease Agreement as to subleases, the percentage rent provided for in the Master Lease Agreement will be computed to exclude any revenues from such sublease, and (ii) the parties shall make such revisions to the definition of "Gross Revenues" and "Gross Winnings" contained in the Master Lease Agreement as shall be necessary to comply with the provisions of Section 856 of the Code relating to rents from real property not based on profits. The parties acknowledge that Crescent and the Ownership Group have entered into a letter agreement of even date herewith regarding the terms upon which the Master Lease Agreement will be executed.

     At or prior to the Effective Time, the Company shall assign, and Crescent, the Company and the Ownership Group shall cause the Operating Joint Venture to assume the employment agreements (the "Employment Agreements") of each of Frank
J. Fertitta III, Glenn C. Christenson, Blake L. Sartini, Scott M. Nielson, and William W. Warner (the "Key Executives") and the other management employees listed on Schedule 5.18(iv) hereto (the "Management Employees") and the Company Plans other than the Stock Plans. At such time, Crescent shall cause the JV Parent to guarantee, in the form of Schedule 5.18(v), the performance by the Operating Joint Venture of its obligations under such Employment Agreements and Company Plans (the "JV Parent Guarantee"); provided that the JV Parent Guarantee shall be subordinate to all obligations of the JV Parent to Crescent. In addition, Crescent shall unconditionally guarantee, in the form of Schedule 5.18(vi), the performance by the JV Parent of its obligations under the JV Parent Guarantee with respect only to the Key Executives (the "Crescent Guarantee"), without regard to any such subordination. The obligations of the JV Parent to execute the JV Parent Guarantee and Crescent to execute the Crescent Guarantee as to any person shall be conditioned on such person accepting employment with the Operating Joint Venture. The Company shall use its best efforts to cause each of the Management Employees and the Key Executives to consent to the assignment of such employee's employment agreement to the Operating Joint Venture. The rights and benefits of the Management Employees and the Key Executives under the employment agreements after the assignment to the Operating Joint Venture shall be at least as favorable to such persons as they were immediately prior to such assignment: with the only changes being: (i) the substitution of the Operating Joint Venture as the employer; (ii) the substitution of the Operating Joint Venture as the primary obligor under such Company Plans and (iii) an amendment to the Employment Agreement of Frank J. Fertitta III to include a non-competition provision identical to that included in the other Employment Agreements in the form of Schedule 5.18(vii). Any such assignment and acceptance of employment shall not be deemed to imply in any way that the change-of-control provisions of such agreements and plans have not been triggered with respect to changes-of-control payments or terminations after a change-of-control. In addition, the parties agree that all securities issuable, or any compensation based on the market value of specified securities, under any of the Company Plans other than the Stock Plans shall be issued in the form of, and shall be based on the market value of, the common stock of the JV Parent.

     Section 5.19 Intentionally omitted.

     Section 5.20 Third Party Beneficiary. Crescent's obligations under (i)
Section 5.18 with respect to the employment of the Key Executives, (ii) Section 6.2(i) with respect to the appointment of Frank J. Fertitta III and Lorenzo J. Fertitta to the Crescent Board of Trust Managers, and (iii) Section 5.22 with respect to the Registration Rights and Lock-Up Agreements shall be deemed to be for the benefit of each of those individuals, and the Ownership Group, respectively, as well as the Company, and each of those individuals, respectively, shall have a direct right of action, as a third party beneficiary or otherwise, against Crescent for any breach thereof. Neither the Company nor Crescent shall amend, modify or waive any of the aforementioned provisions, without the express written consent of each of the aforementioned individuals affected thereby.

     Section 5.21 Liability of Crescent under Company Plans and Employment Agreements. Except for the Stock Plans referred to in Section 5.8 and the obligations of Crescent described in Section 5.18, Crescent shall not have, and the Company shall take all steps within its control to assure that Crescent shall not have, any obligation or liability under any of the Company Plans or any employment agreement to which the Company is a party that is now or hereafter in effect.

     Section 5.22 Agreement with Management. Crescent and each member of the Ownership Group shall enter into Registration Rights and Lock-Up Agreements in the form of Schedule 5.22 attached hereto.

     Section 5.23 ARTICLE V.23 Corporate Restructuring. The Company shall merge all of its Subsidiaries with and into itself, such that on the Closing Date the Company shall have no Subsidiaries.

     Section 5.24 REIT-Related Transactions. The Company shall take such further actions and engage in such further transactions as determined by Crescent to be reasonably necessary, in the opinion of counsel to Crescent, to preserve Crescent's status as a "real estate investment trust" under the Code, so long as such actions have no adverse economic effect on the Company and its stockholders in the event the Merger is not consummated.

                                   ARTICLE VI

                       CONDITIONS PRECEDENT TO THE MERGER

     Section 6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of the parties to effect the Merger shall be subject to the fulfillment (or waiver by such party) at or prior to the Effective Time of the following conditions:

          (a) Stockholder Approval. At or prior to the Effective Time, this Agreement shall have been duly approved by the requisite vote of holders of the Company Common Stock and Convertible Preferred Stock in accordance with applicable law and the Articles of Incorporation and Bylaws of the Company.

          (b) Stock Exchange Listings. The Common Shares and the Crescent Convertible Preferred Shares issuable in the Merger and pursuant to the Substitute Options shall have been authorized for listing on the NYSE, subject to official notice of issuance.

          (c) HSR and Other Approvals.

             (i) The waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been earlier terminated.

             (ii) All consents, approvals, orders or authorizations of or registrations, declarations or filings with any Governmental Entity, which the failure to obtain, make or occur would reasonably be expected to have a Material Adverse Effect on the Company (assuming the Merger had taken place), shall have been obtained, shall have been made or shall have occurred, and shall be in full force and effect.

             (iii) All consents, approvals, findings of suitability, licenses, permits, orders or authorizations of and registrations, declarations or filings with any Governmental Entity with jurisdiction in respect of Gaming Laws, in each case, required or necessary in connection with the Merger and this Agreement and the transactions contemplated by this Agreement (including, but not limited to, approval, licensing or registration of (i) Crescent and its officers, trust managers and shareholders, as necessary and (ii) the Operating Joint Venture and any of its subsidiaries) shall have been obtained and made and shall be in full force and effect.

          (d) Registration Statement. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purposes shall have been initiated or, to the knowledge of Crescent or the Company, threatened by the SEC. All necessary state securities or blue sky authorizations shall have been received.

          (e) No Order. No court or other Governmental Entity having jurisdiction over the Company or Crescent, or any of its respective Subsidiaries, shall (after the date of this Agreement) have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the Merger or any of the transactions contemplated hereby illegal; provided, however, that each of the parties shall have used all reasonable efforts to prevent and to appeal as promptly as possible any such law, rule, regulation, executive order, decree, injunction or other order.

          (f) Change in Tax Laws.

             (i) There shall not have been any federal legislative or regulatory change that would cause Crescent to cease to qualify as a "real estate investment trust" for federal income tax purposes.

             (ii) There shall not have been any federal legislative or regulatory change that would cause the Merger to be taxable to any of Crescent, the Company, the shareholders of Crescent or the stockholders of the Company.

          (g) Agreements with Management. The Operating Joint Venture, the Company JV Parent and the Ownership Group shall have entered into a Right of First Refusal and Non-Competition Agreement in the form of Schedule 6.1(g).

     Section 6.2 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment (or waiver by the Company) at or prior to the Effective Time of the following additional conditions:

          (a) Performance of Obligations; Representations and Warranties. Crescent shall have performed each of its agreements contained in this Agreement required to be performed at or prior to the Effective Time, each of the representations and warranties of Crescent contained in this Agreement that is qualified as to materiality shall be true and correct at and as of the Effective Time as if made at and as of such time (other than representations and warranties which address matters only as of a certain date, which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects at and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date, which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and the Company shall have received certificates signed on behalf of each of Crescent by its Vice Chairman, President and Chief Executive Officer or Senior Vice President, Law and Secretary and its Senior Vice President, Chief Financial and Accounting Officer to such effect.

          (b) Consents Under Agreements. Crescent shall have obtained the consent or approval of each person that is not a Governmental Entity whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, hotel management agreement, joint venture agreement or other agreement or instrument to which Crescent or a Subsidiary is a party, except as to which the failure to obtain such consents and approvals, individually or in the aggregate, would not be expected, in the reasonable opinion of Company, to have a Material Adverse Effect on the Crescent or upon the consummation of the transactions contemplated in this Agreement.

          (c) No Litigation. There shall not be pending or threatened any suit, action or proceeding by any Governmental Entity or any other person, or before any court or governmental authority, agency or tribunal, domestic or foreign, in each case that has a significant likelihood of success challenging the acquisition by Crescent of any shares of Company Common Stock, seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or seeking to obtain from Crescent any damages that are material in relation to the Company, Crescent and its Subsidiaries taken as a whole.

          (d) Tax Opinion. On the Closing Date, the opinion of Shaw, Pittman, Potts & Trowbridge, counsel to Crescent, shall have been delivered to the Company in form and substance reasonably satisfactory to the Company stating (i) that Crescent is a "real estate investment trust" for federal income tax purposes, (ii) that consummation of the transactions contemplated by this Agreement will not cause Crescent to cease to qualify as a "real estate investment trust" for federal income tax purposes, and
     (iii) that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of section 368(a) of the Code, and that each of Crescent and the Company will be a party to that reorganization within the meaning of section 368(b) of the Code. Such counsel shall not unreasonably refuse to deliver such opinion, and issues relating to the subsequent transfer of the assets from Crescent to the Crescent OP shall not constitute a reasonable basis for refusal to render such opinion. In rendering such opinion, such counsel shall be entitled to rely upon representations made in this Agreement or requested by such counsel and made by Crescent and the Crescent OP, and on representations requested by such counsel and made by the Company.

          (e) Legal Opinion. The Company shall have received an opinion of Shaw, Pittman, Potts & Trowbridge, counsel to Crescent, dated the Closing Date, substantially in the form attached as Schedule 6.2(e).

          (f) Comfort Letter. The Company shall have received, in form and substance reasonably satisfactory to the Company, from Arthur Anderson LLP, Crescent's independent public accountants, the "comfort" letter described in Section 5.3(b).

          (g) Preferred Stock Investment. Crescent shall have performed all of its obligations, if any, pursuant to Section 5.17 hereof, in all material respects.

          (h) Company Plans. The Operating Joint Venture shall have assumed all obligations under and adopted the Company Plans (other than the Stock Plans referred to in Section 5.8), without regard to materiality. The Operating Joint Venture shall have agreed to honor without modification or contest, and to make required payments when due under, all Company Plans (as defined herein, but without regard to materiality) in accordance with their terms as of the date of this Agreement (as modified to the extent permitted by this Agreement). The Operating Joint Venture shall have agreed to employ at their current locations each person who is an employee of the Company immediately prior to the Effective Time (the "Affected Employees") on terms no less favorable in the aggregate (including with respect to position, duties, responsibilities, compensation, incentives and location) than those provided on the date hereof to the Affected Employees. The Operating Joint Venture shall have agreed to provide each Affected Employee with benefits that are at least equivalent in the aggregate to the benefits provided to each such Affected Employee immediately prior to the Effective Time. Crescent agrees that, for purposes of all employee benefit plans (including, but not limited to, all "employee benefit plans" within the meaning of Section 3(3) of ERISA, and all policies and employee fringe benefit programs, including vacation policies) of the Operating Joint Venture (such plans, programs, policies and arrangements, the "Buyer Plans") in which the Affected Employees may participate following the Effective Time under which an employee's eligibility or benefits depends, in whole or in part, on length of service, credit will be given to the Affected Employees for service previously credited with the Company or any affiliates of the Company prior to the Effective Time, provided, that such crediting of service does not result in duplication of benefits, and provided that such crediting of service shall not be given for benefit accrual purposes under any Buyer Plan that is a defined benefit plan. Affected Employees shall also be given credit for any deductible or co-payment amounts paid in respect of the plan year in which the Effective Time occurs, to the extent that, following the Effective Time, they participate in any Buyer Plan for which deductibles or co-payments are required. The Operating Joint Venture shall have caused each Buyer Plan to waive (i) any preexisting condition restriction or (ii) waiting period limitation which would otherwise be applicable to an Affected Employee on or after the Effective Time. On or prior to the Effective Time, the Operating Joint Venture shall have assumed all liabilities and obligations whatsoever for all accrued benefits under the Company 401(k) Plan in respect of the Affected Employees and Crescent shall be relieved of all such liabilities and obligations. Crescent and the Company shall cooperate in the filing of documents required, if any, by the transfer of assets and liabilities described herein.

          (i) Additional Directors. Frank J. Fertitta III and Lorenzo J. Fertitta shall have become members of the Boards of Trust Managers of Crescent and the Board of Directors of the JV Parent.

     Section 6.3 Conditions to Obligations of Crescent to Effect the Merger. The obligations of Crescent to effect the Merger shall be subject to the fulfillment (or waiver by Crescent) at or prior to the Effective Time of the following additional conditions:

          (a) Performance of Obligations; Representations and Warranties. The Company shall have performed each of its agreements contained in this Agreement required to be performed at or prior to the Effective Time, each of the representations and warranties of the Company contained in this Agreement that is qualified as to materiality shall be true and correct at and as of the Effective Time as if made at and as of such time (other than representations and warranties which address matters only as of a certain date, which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects at and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date, which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and Crescent shall have received a certificate signed on behalf of the Company by its Chief Executive Officer and its Chief Financial Officer to such effect.

          (b) Consents Under Agreements. The Company shall have obtained any amendments, waivers, consents or approvals with respect to the agreements and documents listed on Schedule 6.3(b) attached hereto, as Crescent shall reasonably request.

          (c) Letters from Company Affiliates. Crescent shall have received from each person named in the list referred to in Section 5.5 an executed copy of an agreement substantially in the form of Schedule 6.3(c) hereto.

          (d) No Litigation. There shall not be pending or threatened any suit, action or proceeding by any Governmental Entity or any other person that has a significant likelihood of success (i) seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or seeking to obtain from the Company any damages that are material in relation to the Company, Crescent and their respective Subsidiaries taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by the Company, Crescent or any of its respective Subsidiaries of any material portion of the combined business or assets of the Company, Crescent and their respective Subsidiaries, or to compel the Company, Crescent or their respective Subsidiaries to dispose of or hold separate any material portion of the combined business or assets of the Company, Crescent and their respective Subsidiaries, as a result of the Merger or any of the other transactions contemplated by this Agreement,
     (iii) seeking to impose limitations on the ability of Crescent to acquire or hold, or exercise full rights of ownership of, any shares of Company Common Stock or Convertible Preferred Stock, including, without limitation, the right to vote any Company Common Stock or Convertible Preferred Stock purchased by it on all matters properly presented to the stockholders of the Company, (iv) except as set forth in the Company SEC Documents, seeking to prohibit Crescent or any of its Subsidiaries from effectively controlling in any material respect the business or operations of the Company or its Subsidiaries or (v) which otherwise would reasonably be expected to have a Material Adverse Effect on the Company; other than any suit, action or proceedings against the Company or its Subsidiaries seeking to revoke any gaming licenses or require any modification of the Company's hotel/casino facility located in Kansas City, Missouri.

          (e) Rights Agreement. The Rights shall not have become nonredeemable, exercisable, distributed or triggered pursuant to the terms of the Rights Agreement.

          (f) Tax Opinion. On the Closing Date, the opinion of Shaw, Pittman, Potts & Trowbridge, counsel to Crescent, shall have been delivered to Crescent in form and substance reasonably satisfactory to Crescent stating
     (i) that Crescent is a "real estate investment trust" for federal income tax purposes, (ii) that consummation of the transactions contemplated by this Agreement will not cause Crescent to cease to qualify as a "real estate investment trust" for federal income tax purposes, and (iii) that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of section 368(a) of the Code, and that each of Crescent and the Company will be a party to that reorganization within the meaning of section 368(b) of the Code. Also on the Closing Date, the opinion of Shaw, Pittman, Potts & Trowbridge shall have been delivered to Crescent in form and substance reasonably satisfactory to Crescent stating that, except as disclosed in this Agreement or in the SEC Documents, (i) the transactions contemplated by
     Section 5.18 shall have complied in all respects with applicable law, (ii) to the extent applicable, such transactions shall have been effective to transfer the full and complete interest in and rights with respect to the disposed assets and (iii) such transactions are not the subject of any pending or threatened claim or challenge by any person. Such counsel shall not unreasonably refuse to deliver such opinions, and issues relating to the subsequent transfer of the assets from Crescent to Crescent OP shall not constitute a reasonable basis for refusal to render the opinions. In rendering such opinions, such counsel shall be entitled to rely upon representations requested by such counsel and made by Crescent.

          (g) Resignations. Crescent shall have received the resignations of each officer and director of the Company and each of its Subsidiaries.

          (h) Comfort Letter. Crescent shall have received, in form and substance reasonably satisfactory to Crescent, from Arthur Andersen LLP, the Company's independent public accountants, the "comfort" letter described in Section 5.3(a).

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

     Section 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of any matters presented in connection with the Merger by the stockholders of the Company:

          (a) by mutual written consent of Crescent and the Company;

          (b) by either Crescent or the Company if there has been a material breach of the representations, warranties, covenants and agreements on the part of the other set forth in this Agreement, which breach has not been cured within ten business days following receipt by the breaching party of notice of such breach from the nonbreaching party;

          (c) by either Crescent or the Company if any permanent order, decree, ruling or other action of a court or other competent authority restraining, enjoining or otherwise preventing the consummation of the Merger shall have become final and non-appealable;

          (d) by either Crescent or the Company if the Merger shall not have been consummated before January 31, 1999, unless the failure to consummate the Merger is the result of a material breach of this Agreement by the party seeking to terminate this Agreement; provided, however, that the passage of such period shall be tolled for any part thereof during which any party shall be subject to a nonfinal order, decree, ruling or other action restraining, enjoining or otherwise preventing the consummation of Merger;

          (e) by either Crescent or the Board of Directors of the Company if any required approval of the Merger by the holders of each class of capital stock of the Company shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of such stockholders or at any adjournment thereof;

          (f) by Crescent if the Board of Directors of the Company shall or shall resolve to (i) not recommend, or withdraw its approval or recommendation of, the Merger, this Agreement or any of the transactions contemplated hereby, (ii) modify such approval or recommendation in a manner adverse to Crescent or (iii) approve or recommend a superior proposal pursuant to Section 4.3(b); or

          (g) by the Board of Directors of the Company if (i) to the extent permitted by Section 4.3(b), the Board of Directors of the Company authorizes the Company to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and the Company provides notification to Crescent in accordance with Section 4.3(b), and (ii) Crescent does not make, within ten business days of receipt of the Company's written notification of its intention to enter into a binding agreement for a Superior Proposal, an offer that the Board of Directors of the Company determines, in good faith after consultation with its financial advisors, is at least as favorable, from a financial point of view, to the shareholders of the Company as the Superior Proposal, and (iii) the Company, prior to such termination has paid to Crescent an amount in cash equal to the sum of the Crescent Termination Fee plus all Expenses as provided by Section 5.7.

     Section 7.2 Effect of Termination. In the event of termination of this Agreement by either Crescent or the Company, as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability hereunder on the part of the Company, Crescent or their respective officers, directors or trust managers (except for Sections 2.16, 3.20 and 5.7, this Section 7.2 and
Article VIII, which shall survive the termination); provided, however, that nothing contained in this Section 7.2 shall relieve any party hereto from any liability for any breach of this Agreement and the obligations under Section
5.17 shall survive the termination.

     Section 7.3 Amendment. This Agreement may be amended by the parties hereto, by or pursuant to action taken by their respective Boards of Directors or Trust Managers, as the case may be, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing duly executed by each of the parties hereto.

     Section 7.4 Waiver. At any time prior to the Effective Time, the parties hereto may (i) extend the time for performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the Agreements or conditions contained herein which may legally be waived. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing duly executed by such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     Section 8.1 Non-Survival of Representations and Warranties. The representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate at the Effective Time.

     Section 8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, one day after being delivered to a nationally recognized overnight courier or when telecopied (with a confirmatory copy sent by such overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a) if to Crescent, to

           Crescent Real Estate Equities Company
           777 Main Street
           Suite 2100
           Fort Worth, TX 76102
           Attention: Gerald W. Haddock
           President and Chief Executive Officer
           Facsimile No.: (817) 878-0429
          with copies to:

           Crescent Real Estate Equities Company
           777 Main Street
           Suite 2100
           Fort Worth, TX 76102
           Attention: David M. Dean
           Senior Vice President, Law
           Facsimile No.: (817) 878-0429

           Robert B. Robbins
           Shaw, Pittman, Potts & Trowbridge
           2300 N Street, N.W.
           Washington, D.C. 20037
           Facsimile No.: (202) 663-8007

     (b) if to the Company, to

           Station Casinos, Inc.
           2411 W. Sahara Avenue
           Las Vegas, NV 89120
           Attention: Scott M Nielson
           Facsimile No.: (702) 367-2424

          with a copy to:

           Milbank, Tweed, Hadley & McCloy
           601 South Figueroa Street
           Thirtieth Floor
           Los Angeles, CA 90017
           Attention: Kenneth J. Baronsky
                      Eric H. Schunk
           Facsimile No.: (213) 629-5063

     Section 8.3 Interpretation. When a reference is made in this Agreement to a Section or Article, such reference shall be to a Section or Article of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

     Section 8.4 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     Section 8.5 Entire Agreement; No Third-Party Beneficiaries. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except that the confidentiality and standstill agreement between the parties shall remain in full force and effect, provided, further, however, that the Company agrees that such agreement shall not prohibit Crescent's purchases of the Convertible Preferred Stock. Any shares so purchased shall be voted in favor of the Merger and any subsequent transferee from Crescent of the Convertible Preferred Stock shall be bound by the foregoing voting agreement. Except as set forth in Section 5.20, this Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     Section 8.6 Governing Law. Except to the extent that the laws of the States of Nevada, Missouri and Louisiana are mandatorily applicable to the Merger, including, without limitation, the Gaming Laws, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     Section 8.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties.

     Section 8.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually accepted manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

     Section 8.9 Enforcement of this Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific wording or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to obtain specific performance of the terms and provisions hereof in any court of the United States or any state having jurisdiction, such remedy being in addition to any other remedy to which any party is entitled at law or in equity. In any arbitration, suit or other proceeding that may be initiated to enforce any of the rights or obligations created hereunder, the prevailing party shall be entitled to the award of its costs and expenses, including attorneys' fees in connection with such arbitration, suit or other proceeding, together with interest on any damages or other amounts awarded, from the dates on which such damages, costs or expenses were incurred and until paid, at the prime or base rate of Citibank, N.A.

     Section 8.10 Limited Liability of Shareholders. All persons dealing with Crescent must look solely to Crescent's property for the enforcement of any claims against Crescent, as the trust managers, officers, agents and shareholders of Crescent assume no personal obligations of Crescent, and their respective properties shall not be subject to claims of any person relating to such obligation.

     IN WITNESS WHEREOF, Crescent and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, and the members of the Ownership Group have signed this Agreement, all as of the date first written above.

                                            CRESCENT REAL ESTATE EQUITIES
                                              COMPANY

                                            By:      /s/ DAVID M. DEAN

                                              ----------------------------------
                                              Name: David M. Dean
                                              Title: SVP, Law

                                            STATION CASINOS, INC.

                                            By:  /s/ FRANK J. FERTITTA III

                                              ----------------------------------
                                              Name: Frank J. Fertitta III
                                              Title: Chairman of the Board and
                                                President

                                            SOLELY FOR PURPOSES OF
                                              SECTIONS 4.3(c) AND 5.18:

                                                /s/ FRANK J. FERTITTA III

                                            ------------------------------------
                                                   Frank J. Fertitta III

                                                 /s/ LORENZO J. FERTITTA

                                            ------------------------------------
                                                    Lorenzo J. Fertitta

                                                  /s/ BLAKE L. SARTINI

                                            ------------------------------------
                                                      Blake L. Sartini

                                FIRST AMENDMENT
                        TO AGREEMENT AND PLAN OF MERGER

     This FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this "Amendment") is dated as of February 17, 1998 and entered into by and between Station Casinos, Inc., a Nevada corporation (the "Company") and Crescent Real Estate Equities Company, a Texas real estate investment trust ("Crescent") with reference to that certain Agreement and Plan of Merger, dated as of January 16, 1998 by and between the Company and Crescent ("Merger Agreement"). Capitalized terms used in this Amendment without definition shall have the meanings set forth in the Merger Agreement.

                         AMENDMENTS TO MERGER AGREEMENT

     1.1 Amendment to Subsection 5.2(c). Subsection 5.2(c) of the Merger Agreement is hereby amended by deleting such subsection in its entirety and substituting for such subsection the following:

          "(c) Each of the Company and Crescent will, or will cause the appropriate party to, as soon as practicable after execution and delivery of this Agreement and in a manner designed not to delay the Closing, make all filings or submissions that may be required under the HSR Act. Each of the Company and Crescent will, or will cause the appropriate party to, promptly furnish to the other such necessary information and reasonable assistance as the other may request in connection with the preparation of any filing or submissions necessary under the HSR Act. Without limiting the generality of the foregoing, each of the Company and Crescent will promptly notify the other of the receipt and content of any inquiries or requests for additional information made by any Governmental Entity in connection therewith and will, or will cause the appropriate party to, promptly (i) comply with any such inquiry or request and (ii) provide the other with a description of the information provided to any Governmental Entity with respect to any such inquiry or request. In addition, each of the Company and Crescent will keep the other apprised of the status of any such inquiry or request."

                                 MISCELLANEOUS

     2.1 Effect on Merger Agreement. On and after the date of this Amendment, each reference in the Merger Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import referring to the Merger Agreement shall mean and be a reference to the Merger Agreement as amended by this Amendment. Except as specifically amended by this Amendment, the Merger Agreement shall remain in full force and effect and is hereby ratified and confirmed.

     2.2 Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto authorized as of the date first written above.

                                            STATION CASINOS, INC.

                                            By: /s/ GLENN C. CHRISTENSON
                                              ----------------------------------
                                              Glenn C. Christenson
                                              Executive Vice President, Chief
                                                Administrative Officer and Chief
                                                Financial Officer

                                            CRESCENT REAL ESTATE EQUITIES
                                              COMPANY

                                            By: /s/ DALLAS E. LUCAS
                                              ----------------------------------
                                              Dallas E. Lucas
                                              Senior Vice President and Chief
                                                Financial Officer

                                SECOND AMENDMENT
                        TO AGREEMENT AND PLAN OF MERGER

     This SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this "Amendment") is dated as of June 15, 1998 and entered into by and between Station Casinos, Inc., a Nevada corporation (the "Company") and Crescent Real Estate Equities Company, a Texas real estate investment trust ("Crescent"), with reference to that certain Agreement and Plan of Merger, dated as of January 16, 1998, as amended, by and between the Company and Crescent (the "Merger Agreement"). Capitalized terms used in this Amendment without definition shall have the meanings set forth in the Merger Agreement.

                         AMENDMENTS TO MERGER AGREEMENT

     1.1 Amendment to Section 1.1. Section 1.1 of the Merger Agreement is hereby amended by replacing the words "(the "Surviving Corporation")" in the second line of the second sentence thereof with the words "(the "Surviving Entity")".

     1.2 Amendment to Section 1.5(d). Section 1.5(d) is hereby amended by deleting the last sentence thereof in its entirety and substituting for such sentence the following:

          Subject to the provisions of Sections 1.8 and 1.10 hereof, each share of Company Common Stock that is held by any wholly owned Subsidiary (as defined in Section 2.1) of the Company or Crescent (together, in each case, with the associated Right (as defined in Section 3.2)) shall be converted into the number of validly issued, fully paid and nonassessable Common Shares equal to the Exchange Ratio.

     1.3 Amendment to Section 2.1. Section 2.1 of the Merger Agreement is hereby amended by replacing the word "Company" in the fourth sentence thereof with the word "Crescent".

     1.4 Amendment to Section 2.17(a). Section 2.17(a) of the Merger Agreement is hereby amended by inserting in the second line thereof, after the word "Crescent," the words "neither Crescent" and by replacing the term "Company Multiemployer Plan" in the third line thereof with the term "Crescent Multiemployer Plan".

     1.5 Amendment to Section 3.6. Section 3.6 of the Merger Agreement is hereby amended by adding at the end of the last sentence thereof, after the words "as required by law", the words ", disseminated to the stockholders of the Company".

     1.6 Amendment to Section 5.8(a). Section 5.8(a) of the Merger Agreement is hereby amended by replacing the words "Company Stock Option" in the first sentence thereof with the words "option to purchase Company Common Stock (each a "Company Stock Option")", by replacing the words "and represent a fully exercisable" in the fifth line of the first sentence thereof with the word "an", by replacing the word "percent" in the ninth line of the first sentence thereof with the word "cent" and by adding at the end of the first sentence thereof, after the words "Effective Time", the words "divided by the Exchange Ratio".

     1.7 Amendment to Section 5.17. Section 5.17 of the Merger Agreement is hereby amended by replacing the reference to "Article II" in the fourth line of the fourth sentence thereof with a reference to "Article III" and by inserting in the sixth line of the fourth sentence thereof, immediately following romanette (iii), the word "unless".

     1.8 Amendment to and Obligations under Section 5.22. Section 5.22 of the Merger Agreement is hereby amended by adding at the end of such section, before the period, the phrase ", except that such agreements shall be revised (i) to add to the definition of 'Shares' set forth in Section 1 of such agreements, as a new subsection (vi), the words 'and (vi) any rights described in Exhibits A or B to the Merger Agreement and any securities underlying such rights, provided that neither such rights nor any shares issued upon exercise of such rights shall be subject to the Lock-Up Agreement provided in Section 2 of this Agreement, and provided further, that the proviso in the definition of Registrable Shares which limits the number of Shares that may be registered shall not be deemed to apply to such rights or any such securities underlying such rights, and provided further, that Crescent's covenants to register shares contained in such agreements shall extend to such rights and to any securities underlying such rights, whether issued by Crescent or by a subsidiary of Crescent', (ii) to provide that the Lock-Up Period provided in Section 2(a) of such agreements shall expire eighteen months after January 16, 1998 and the Lock-Up Period provided in Section 2(b) of such agreements shall expire twelve months after January 16, 1998, and (iii) to replace the words 'Station Common Stock' in clause (i) of the definition of 'Shares' with the words 'Common Shares' and to insert, after the word 'date' in the third line of said definition, the words 'one day after the date'." Each member of the Ownership Group hereby confirms his obligations under and agrees to be bound by Section 5.22 of the Merger Agreement.

     1.9 Amendment to Section 6.3(a). Section 6.3(a) of the Merger Agreement is hereby amended by inserting in the third line thereof, after the words "Effective Time," the words "each member of the Ownership Group and each of William W. Warner and Scott M. Nielson shall have performed each of his agreements contained in this Agreement required to be performed at or prior to the Effective Time".

     1.10 Amendment to Section 7.1(d). Section 7.1(d) of the Merger Agreement is hereby amended by adding, after the phrase "January 31, 1999," the phrase "(except that either party, in its discretion, shall have the right to extend the date of consummation of the Merger from January 31, 1999, to a date not later than March 31, 1999)".

     1.11 Amendment to Section 8.5. Section 8.5 of the Merger Agreement is hereby amended by adding at the end of the first sentence thereof, after the words "Convertible Preferred Stock", the words " or Redeemable Preferred Stock".

     1.12 Amendment to Schedule 3.4 of the Company's Disclosure Letter. Schedule
3.4 to the Company's disclosure letter is hereby amended by replacing the words "Merger Agreement" in the last sentence of the third item under "Loans, Credit Agreements, Etc." with the words "Participation Agreement".

     1.13 Amendment to Schedule 3.13 of the Company's Disclosure
Letter. Schedule 3.13 to the Company's disclosure letter is hereby amended by deleting the bracketed language in Item 1 under "Compliance with Environmental Laws."

     1.14 Amendment to Section 6.2 and Addition of Section 5.25. Section 6.2 of the Merger Agreement is hereby amended by deleting subsection (i). Article V of the Merger Agreement is hereby amended by adding a new Section 5.25, as follows:

          "Section 5.25 Agreement to Name Directors. Upon written request by Frank J. Fertitta III and Lorenzo J. Fertitta, delivered within three months after the Effective Time, such persons shall become members of the Board of Trust Managers of Crescent and the Board of Directors of the JV Parent."

     1.15 Amendment to Section 5.20. Section 5.20 of the Merger Agreement is hereby amended to replace the reference to "Section 6.2(i)" with a reference to "Section 5.25".

                                 MISCELLANEOUS

     2.1 Effect on Merger Agreement. On and after the date of this Amendment, each reference in the Merger Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import referring to the Merger Agreement shall mean and be a reference to the Merger Agreement as amended by this Amendment. Except as specifically amended by this Amendment, the Merger Agreement shall remain in full force and effect and is hereby ratified and confirmed.

     2.2 Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State.

     2.3 Consent to Press Release. Station hereby consents to the public issuance of the press release attached hereto as Exhibit A and to the declaration of the distribution of common stock purchase rights on the terms attached hereto as Exhibit B, and confirms that such press release and declaration may be given or made without the need for any further amendment of, or consent pursuant to the Merger Agreement, so long as neither such press release nor the terms of such declaration are modified, supplemented or amended in a manner materially adverse to the holders of Company Common Stock or Convertible Preferred Stock. The parties hereto agree that the record dates for the distributions of the rights described in Exhibits A and B shall be set so as to permit the Conversion Price of the Convertible Preferred Stock to be adjusted pursuant to Section 7(d) of the Certificate of Resolution Establishing Designation, Preferences and Rights of $3.50 Convertible Preferred Stock of Station Casinos, Inc. to account for such distributions.

     2.4 Adjustment of Stock Options. If, based on the issuance of the subscription rights described in Exhibit B, any change or adjustment is made to the options or the terms of any of the options granted under the Crescent Stock Plans, or if any executive officer or director of Crescent shall be granted any new options in lieu on an adjustment to such options, in each case to the extent such change, adjustment or grant is based on the issuance of the subscription rights described in Exhibits A or B, then an equivalent and proportional change, adjustment or grant shall be made to the terms of each Substitute Option. No other change or adjustment shall be made to the terms of any Substitute Option based on the issuance of such subscription rights. Each member of the Ownership Group and William W. Warner, Scott M. Nielson and Glenn C. Christenson agrees, for himself, to execute the waiver attached hereto as Schedule 2.4.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                            STATION CASINOS, INC.

                                            By: /s/ FRANK J. FERTITTA III
                                            ------------------------------------
                                            Name: Frank J. Fertitta III
                                            Title: Chairman of the Board and
                                                   Chief
                                                 Executive Officer

                                            By:  /s/ LORENZO J. FERTITTA
                                            ------------------------------------
                                            Name: Lorenzo J. Fertitta
                                            Title: Director

                                            CRESCENT REAL ESTATE EQUITIES
                                              COMPANY

                                            By:      /s/ DAVID DEAN
                                            ------------------------------------
                                            Name: David Dean
                                            Title:

                                            SOLELY FOR PURPOSES OF SECTIONS 1.9
                                            (SECTION 5.22 OF THE MERGER
                                            AGREEMENT) AND THE LAST SENTENCE OF
                                            SECTION 2.4 OF THIS AMENDMENT:

                                                /s/ FRANK J. FERTITTA III
                                            ------------------------------------
                                                   Frank J. Fertitta III

                                                 /s/ LORENZO J. FERTITTA
                                            ------------------------------------
                                                    Lorenzo J. Fertitta

                                                  /s/ BLAKE L. SARTINI
                                            ------------------------------------
                                                      Blake L. Sartini

                                            SOLELY FOR PURPOSES OF THE LAST
                                            SENTENCE OF SECTION 2.4 OF THIS
                                            AMENDMENT:

                                                  /s/ WILLIAM W. WARNER
                                            ------------------------------------
                                                     William W. Warner

                                                   /s/ SCOTT M NIELSON
                                            ------------------------------------
                                                      Scott M Nielson

                                                /s/ GLENN C. CHRISTENSON
                                            ------------------------------------
                                                    Glenn C. Christenson

                                                                       EXHIBIT A
PRESS RELEASE  CRESCENT REAL ESTATE
                                                           EQUITIES COMPANY

FOR IMMEDIATE RELEASE

FORT WORTH, TEXAS
JUNE 15, 1998

                         CRESCENT REAL ESTATE EQUITIES
                      ANNOUNCES THAT 66% DIVIDEND INCREASE
                     WILL FOLLOW CLOSING OF STATION MERGER

     Crescent Real Estate Equities Company (NYSE:CEI), one of the country's largest real estate investment trusts, today announced that the board of trust managers has approved, upon completion of its pending merger with Station Casinos, Inc. (NYSE:STN), an increase in the company's quarterly dividend to $.63 per share from $.38 per share, representing an increase of approximately 66%. Crescent anticipates completion of the merger in the fourth quarter of 1998, subject to approval by Station's shareholders, gaming regulators in Nevada and Missouri and satisfaction of other closing conditions.

     Gerald W. Haddock, Crescent's president and chief executive officer commented, "In determining the new dividend amount, management and the board of trust managers considered such factors as the Company's substantial cash flow growth in the prior twelve months and near-term and long-term internal and external growth prospects, including the accretion resulting from the Station transaction. After initiating this dividend increase upon completion of the Station merger, the Company will continue to maintain a conservative payout ratio based on both funds from operations and funds available for distribution."

     Crescent also announced that, upon completion of the merger with Station, it will commence a rights offering, pursuant to which Crescent's shareholders (including the former shareholders of Station) will receive one right for each share of common stock held. Every five rights will entitle the holder thereof to purchase one share of Crescent common stock at an exercise price of $31 1/8 per share, which was the closing price of the common stock on June 12, 1998, as reported by the NYSE. Unitholders in Crescent's operating partnership will receive corresponding rights. All of the rights will be exercisable until 60 days after the record date for the distribution. The record date for distribution of the rights will follow the closing of the merger with Station. Proceeds of the rights offering will be used to fund acquisitions or to prepay outstanding borrowings. The rights offering will be made pursuant to a registration statement filed today with the Securities and Exchange Commission, following its effectiveness.

     Crescent also announced that it intends to contribute substantially all of the real estate assets acquired from Station to a new partnership (the "Casino Partnership") that will invest principally in casinos, other gaming properties and other real estate properties in Las Vegas, Nevada. Crescent initially would own all of the Casino Partnership, but expects to offer Crescent's shareholders and unitholders rights to acquire common or preferred equity interests in the Casino Partnership, or in a real estate investment trust which would hold interests in the Casino Partnership. The record date for any such offering will follow the closing of the merger with Station. Any proceeds raised through such an offering would be used to prepay indebtedness assumed in connection with the Station merger or to fund new acquisitions or developments. No decisions have been made as to the terms of any such offering, or as to what securities might be offered. The structuring of the Casino Partnership has not been finalized, and its formation is contingent upon the closing of the merger transaction with Station.

     "A rights offering currently represents the optimal manner in which to raise new equity as it provides our shareholders the ability to maintain their pro rata ownership interests in Crescent," stated Mr. Haddock. "Furthermore, because of the opportunity we have to expand the Station gaming franchise, a separately capitalized and focused gaming entity in which Crescent retains control and the majority of the ownership is the ideal structure to execute our game plan."

     Crescent will be conducting a conference call to discuss these announcements on Monday, June 15, 1998 at 4:00 P.M. EST. To access the conference call, please dial 800/779-1743 (Code: Crescent).

     Crescent is a fully integrated real estate company which, upon completion of certain pending transactions, will own through its subsidiaries a portfolio of real estate assets, consisting of 88 office properties and 7 retail properties totaling 32 million square feet, a 38% interest in 94 refrigerated warehouse facilities, 89 behavioral healthcare facilities, 6 hotel/casino properties, 7 full-service hotels totaling 2,276 rooms, 2 destination health and fitness resorts, and economic interests in 5 residential development corporations. The office and retail properties are located primarily in 21 metropolitan submarkets in Texas and Colorado.

     For further information, please contact Dallas E. Lucas, Chief Financial Officer, Crescent Real Estate Equities Company at (817) 321-1426. Crescent is also online at www.cei-crescent.com.

                                                                       EXHIBIT B

TERMS OF DECLARATION OF STOCK PURCHASE RIGHTS

1. Crescent will declare a distribution, to its holders of record following the Effective Time of the Merger, of one common stock purchase right with respect to each share of Crescent Common Stock, and one unit purchase right with respect to each unit of Crescent Real Estate Limited Partnership then outstanding.

2. The rights shall have a term of 60 days commencing on the record date.

3. A fixed number of common stock purchase rights, which shall be not less than
   4.75 and not more than 5, will entitle a holder to purchase one share of Crescent common stock for $31 1/8. The same number of unit purchase rights will entitle a holder to purchase one unit of Crescent Real Estate Equities Limited Partnership for $66 1/4.

4. The rights will be freely transferable and will be listed for trading on the New York Stock Exchange.

5. The record date for the distribution of rights shall be established by the board of directors of Crescent, in its discretion, so long as the record date follows the Effective Time of the Merger.

                                                                    SCHEDULE 2.4

                                 June   , 1998

Crescent Real Estate Equities Company
777 Main Street
Suite 2100
Fort Worth, TX 76102-5325

Re:  Company Stock Options

Gentlemen:

     Pursuant to the Second Amendment to Agreement and Plan of Merger dated as
of June   , 1998, by and between Station Casinos, Inc., a Nevada corporation
(the "Company") and Crescent Real Estate Equities Company, a Texas real estate investment trust ("Crescent"), with reference to that certain Agreement and Plan of Merger, dated as of January 16, 1998, as amended, by and between the Company and Crescent (the "Merger Agreement"), this letter will confirm that the undersigned, as a holder of Company Stock Options, consents to the provisions of
Section 2.4 of such Second Amendment to Agreement and Plan of Merger, and will assert no rights relating to the Company Stock Options or Substitute Options held by the undersigned inconsistent with such amended provision.

     Capitalized terms used in this letter without definition shall have the meanings set forth in the Merger Agreement.

                                            Very truly yours,

                                            ------------------------------------

                                THIRD AMENDMENT
                        TO AGREEMENT AND PLAN OF MERGER

     This THIRD AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this "Amendment") is dated as of June 26, 1998 and entered into by and between Station Casinos, Inc., a Nevada corporation (the "Company") and Crescent Real Estate Equities Company, a Texas real estate investment trust ("Crescent"), with reference to that certain Agreement and Plan of Merger, dated as of January 16, 1998, as amended, by and between the Company and Crescent (the "Merger Agreement"). Capitalized terms used in this Amendment without definition shall have the meanings set forth in the Merger Agreement.

                         AMENDMENTS TO MERGER AGREEMENT

     1.1 Amendment to Section 4.1(c). Section 4.1(c) of the Merger Agreement is hereby amended by inserting the words "except as set forth in Section 1.1," at the beginning of the first line thereof.

     1.2 Amendment to Section 4.1(g). Section 4.1(g) of the Merger Agreement is hereby amended by replacing the words "except as set forth in Section 5.23" at the beginning of the first line thereof, with the words "except as set forth in Sections 1.1 and 5.23".

     1.3 Addition of Section 5.26. Article V of the Merger Agreement is hereby amended by adding a new Section 5.26, as follows:

     Section 5.26  Agreement to Designate Additional Parties to Merger
     Agreement.

     At any time prior to the Effective Time, Crescent shall have the right, by written notice to the Company, to designate one or more corporations, a majority of the capital stock of which shall be owned by Crescent, as additional parties to this Agreement, for the limited purposes described in this paragraph, and to designate that the shares of certain subsidiaries of the Company shall be transferred by Crescent to such additional parties at the Effective Time. Such written notice shall be effective as an amendment to this Agreement for such limited purpose, shall be executed by such additional parties solely in order to become parties to this Agreement for such limited purpose, and shall grant to the additional parties the right to acquire from Crescent, upon the Effective Time, the shares of the subsidiaries so designated by Crescent.

     1.4 Amendment to Section 8.5. Section 8.5 of the Merger Agreement is hereby amended by deleting the last sentence thereof in its entirety and substituting for such sentence the following:

     Except as set forth in Sections 5.8, 5.13 and 5.20, this Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     1.5 Amendment to Section 8.7. Section 8.7 of the Merger Agreement is hereby amended by deleting such section in its entirety and substituting for such section the following:

     Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; provided, that upon the merger of the Company into a wholly owned subsidiary to be formed as a Delaware corporation ("Delaware Station"), in accordance with Section 1.1 of this Agreement, Delaware Station, as successor-in-interest to the Company, automatically will become a party to this Agreement and succeed to all of the rights, interests and obligations of the Company hereunder; and further provided, that upon the merger of the Company into Delaware Station, (i) references herein and in the Company's disclosure letter delivered in connection herewith to the Company shall be deemed also to include a reference to Delaware Station,
     (ii) references herein to the State of Nevada shall be deemed to include, or be replaced with, as the context requires, a reference to the State of Delaware, and (iii) references herein to the NGCL and the provisions thereof shall be deemed to include, or be replaced with, as the context requires, a reference to the corresponding provision or provisions of the Delaware General Corporation Law, as amended; provided further, that the parties hereto agree that prior to the twentieth day prior to such merger of the Company and Delaware Station, the parties hereto shall have obtained resolutions from their respective governing boards and the board of directors and stockholders of Delaware Station approving, and the parties hereto and Delaware Station shall have executed and delivered, an assignment agreement assigning the rights and obligations of the Company hereunder to Delaware Station, in a form constituting a merger agreement between Delaware Station and Crescent for purposes of Delaware law.

     1.6 Amendment to Exhibit B. Exhibit B to the Merger Agreement (as first included in Exhibit B to the Second Amendment to the Agreement and Plan of Merger) is hereby amended by deleting the last sentence of Paragraph 3 of Exhibit B in its entirety and substituting for such sentence with the following:

     The same number of unit purchase rights will entitle a holder to purchase one unit of Crescent Real Estate Equities Limited Partnership for $62 1/4.

                                 MISCELLANEOUS

     2.1 Effect on Merger Agreement. On and after the date of this Amendment, each reference in the Merger Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import referring to the Merger Agreement shall mean and be a reference to the Merger Agreement as amended by this Amendment. Except as specifically amended by this Amendment, the Merger Agreement shall remain in full force and effect and is hereby ratified and confirmed.

     2.2 Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                            STATION CASINOS, INC.

                                            By:  /s/ GLENN C. CHRISTENSON

                                              ----------------------------------
                                                     Glenn C. Christenson
                                                  Executive Vice President,
                                                   Chief Financial Officer

                                            CRESCENT REAL ESTATE EQUITIES
                                              COMPANY

                                            By:      /s/ DAVID M. DEAN

                                              ----------------------------------
                                                       David M. Dean
                                                          SVP, Law

                                                                         ANNEX C
                        REINCORPORATION MERGER AGREEMENT

                          AGREEMENT AND PLAN OF MERGER

                                       OF

                  STATION CASINOS, INC., A NEVADA CORPORATION

                                      AND

                 STATION CASINOS, INC., A DELAWARE CORPORATION

     This AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of
          , 1998, is between Station Casinos Inc., a Nevada corporation (the "Company"), with its principal place of business at 2411 West Sahara Avenue, Las Vegas, Nevada 89102, and Station Casinos, Inc., a Delaware corporation (the "Subsidiary," and together with the Company, the "Constituent Corporations"), with its principal place of business at 2411 West Sahara Avenue, Las Vegas, Nevada 89102.

     WHEREAS, the Company has entered into a merger agreement dated as of January 16, 1998 ("Crescent Merger Agreement"), with Crescent Real Estate Equities Company, a Texas real estate investment trust ("Crescent"), whereby the Company has agreed to merge with and into Crescent;

     WHEREAS, the Crescent Merger Agreement provides that to facilitate the combination of the businesses of the Company and Crescent, the parties to the Crescent Merger Agreement may reincorporate the Company in any state that would permit the merger of the Company into Crescent;

     WHEREAS, the Delaware General Corporation Law (the "DGCL") and the Texas Real Estate Investment Trust Act generally permit the merger of a Delaware corporation with and into a Texas real estate investment trust; and

     WHEREAS, the respective boards of directors of the Constituent Corporations have determined that it is desirable to merge the Company with and into the Subsidiary to accomplish such a reincorporation (the "Merger");

     NOW, THEREFORE, in consideration of the foregoing and the agreements herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound by this Agreement, the parties to this Agreement agree as follows:

                                   ARTICLE 1.

                                   THE MERGER

     1.1. The Merger. At the Effective Time (as hereafter defined) of the Merger, the Company shall merge with and into the Subsidiary and the Subsidiary shall be the surviving corporation (the "Surviving Corporation") and the separate existence of the Company shall cease.

     1.2. Succession. At the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers, immunities and franchises, and shall be subject to all the restrictions, disabilities and duties of the Constituent Corporations, and all the property, real, personal and mixed of the Constituent Corporations, and all debts due to any of the Constituent Corporations shall be vested in the Surviving Corporation without the necessity for any separate transfer. The Surviving Corporation shall thereafter be responsible and liable for all debts, liabilities and duties of the Constituent Corporations, and neither the rights of creditors nor any liens on the property of the Constituent Corporations shall be impaired by the Merger.

     1.3. Effect of Merger on Stock of Constituent Corporations. At the Effective Time, by virtue of the Merger, (i) each issued and outstanding share of common stock of the Company, par value $.01 per share (the "Company Common Stock") (including restricted shares of Company Common Stock issued under the Company's Stock Compensation Program), together with the associated right issued with respect to such share of Company Common Stock under the Rights Agreement dated October 6, 1997 between the Company and Continental Stock Transfer & Trust Company, shall be converted into and shall become one fully paid and nonassessable share of common stock, par value $.01 per share of the Surviving Corporation ("Surviving Corporation Common Stock"), (ii) each issued and outstanding share of the Company's $3.50 Convertible Preferred Stock ("Company Convertible Preferred Stock"), shall be converted into and shall become one fully paid and nonassessable share of $3.50 Convertible Preferred Stock of the Surviving Corporation ("Surviving Corporation Convertible Preferred Stock") and (iii) each issued and outstanding share of the Company's $100 Redeemable Preferred Stock ("Company Redeemable Preferred Stock") shall be converted into and shall become one fully paid and nonassessable share of $100 Redeemable Preferred Stock of the Surviving Corporation ("Surviving Corporation Redeemable Preferred Stock"). At the Effective Time, by virtue of the Merger each outstanding share of common stock of the Subsidiary shall be cancelled.

     1.4. Stock Certificates. At the Effective Time, without further action by the Constituent Corporations, each certificate representing shares of (i) Company Common Stock shall thereafter represent the same number of shares of Surviving Corporation Common Stock, (ii) Company Convertible Preferred Stock shall thereafter represent the same number of shares of Surviving Corporation Convertible Preferred Stock and (iii) Company Redeemable Preferred Stock shall thereafter represent the same number of shares of Surviving Corporation Redeemable Preferred Stock.

     1.5. Options. At the Effective Time, the Surviving Corporation will assume the obligations and succeed to the rights of the Company under any employee or director stock option plan (the "Plans"). At the Effective Time, by virtue of the Merger, the outstanding and unexercised portion of each option to purchase shares of the Company Common Stock outstanding under the Plans shall become an option to purchase the same number of shares of Surviving Corporation Common Stock with no other changes in the terms and conditions of such option, including the exercise price thereunder.

     1.6. Acts, Plans, Policies, Agreements, Etc. All corporate acts, plans, policies, agreements, arrangements, approvals, and authorizations of the Company, its stockholders, board of directors and committees thereof, officers and agents which were valid and effective immediately prior to the Effective Time shall be taken for all purposes as the acts, plans, policies, agreements, arrangements, approvals and authorizations of the Surviving Corporation and shall be as effective and binding thereon as the same were with respect to the Company.

                                   ARTICLE 2.

                                 EFFECTIVE TIME

     2.1. Stockholder Approval. Subsequent to the execution of this Agreement, each of the Constituent Corporations shall submit this Agreement to their respective stockholders for approval pursuant to the applicable provisions of Chapters 78 and 92A of the Nevada Revised Statutes (the "NRS") and the DGCL. The Company covenants and agrees that it will, as sole stockholder of Subsidiary, exercise a written consent with respect to the Subsidiary Common Stock owned by it to approve this Agreement as provided by law.

     2.2. Certificate/Articles of Merger. Following approval of this Agreement in accordance with Section 2.1 above, and provided that:

          (a) the conditions specified in Section 5.1 hereof have been fulfilled or waived where applicable; and

          (b) this Agreement has not been terminated and abandoned pursuant to
     Section 5.4 hereof;

the Surviving Corporation shall cause a Certificate of Merger to be executed, acknowledged and filed with the Secretary of State of Delaware in accordance with the DGCL and shall cause Articles of Merger to be executed, acknowledged and filed with the Secretary of State of Nevada in accordance with the NRS.

     2.3. Effective Time. The "Effective Time" shall be the later of the time a Certificate of Merger is filed with the Delaware Secretary of State or the time Articles of Merger are filed with the Nevada Secretary of State.

                                   ARTICLE 3.

                            COVENANTS AND AGREEMENTS

     3.1. Assumption by Subsidiary. Subsidiary covenants and agrees that as the Surviving Corporation, it shall be liable for all the obligations of the Constituent Corporations outstanding as of the Effective Time and hereby expressly assumes all such obligations as of the Effective Time.

                                   ARTICLE 4.

                               CHARTER DOCUMENTS

     4.1. Certificate of Incorporation. The Certificate of Incorporation of the Subsidiary as constituted at the Effective Time shall thereafter be the Certificate of Incorporation of the Surviving Corporation.

     4.2. Bylaws. The bylaws of the Subsidiary shall be the bylaws of the Surviving Corporation.

                                   ARTICLE 5.

                                 MISCELLANEOUS

     5.1. Conditions. The respective obligations of the Constituent Corporations to consummate the Merger are subject to the following conditions, each of which (other than paragraph (b) and (c) and the gaming approvals required in (d)) may be waived by the Constituent Corporations:

          (a) All material third party consents which are required in order to consummate the Merger and to effectuate the contemplated transactions incidental or related thereto shall have been obtained;

          (b) Each of the Constituent Corporations shall have received the approval of its stockholders;

          (c) All conditions to the merger of Subsidiary with and into Crescent shall have been satisfied or waived in accordance with the terms of the Crescent Merger Agreement and in accordance with the Agreement and Plan of Merger of even date herewith by and between Crescent and Subsidiary; and

          (d) All approvals of the Merger required from the gaming authorities in all jurisdictions in which the Company does business shall have been obtained.

     5.2. Further Assurances. From time to time and when required by the Subsidiary or by its successors and assigns, there shall be executed and delivered on behalf of the Company such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate and necessary in order to vest or perfect, or to confirm of record or otherwise, in the Subsidiary the title in and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of the Company and otherwise to carry out the purposes of this Agreement, and the directors and officers of the Company are fully authorized in the name and on behalf of the Company or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

     5.3. Amendments. To the fullest extent permitted by applicable law, at any time before or after approval by the stockholders of the Company or the Subsidiary, this Agreement may be amended in any manner as may be determined in the judgment of the respective boards of directors of the Constituent Corporations to be necessary, desirable or expedient, whether or not the stockholders of the Constituent corporations, or either of them, shall have approved this Agreement.

     5.4. Abandonment. At any time before the Effective Time, this Agreement may be terminated and the Merger may be abandoned by the board of directors of the Company, notwithstanding the approval of this

Agreement by the stockholders of the Company, or the consummation of the Merger may be deferred if, in the opinion of the board of directors of the Company, such action would be in the best interests of the Constituent Corporations.

     5.5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware and, to the extent applicable, the NRS.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers, all as of the day and year first above written.

                                            Station Casinos, Inc., a Nevada
                                            corporation

                                            By:
                                              ----------------------------------

                                              Name:
                                              ----------------------------------

                                              Title:
                                              ----------------------------------

                                            Station Casinos, Inc., a Delaware
                                            corporation

                                            By:
                                              ----------------------------------

                                              Name:
                                              ----------------------------------

                                              Title:
                                              ----------------------------------

                            STATEMENT OF DESIGNATION
                                       OF
                       $3.50 CONVERTIBLE PREFERRED SHARES
                                       OF
                     CRESCENT REAL ESTATE EQUITIES COMPANY

     The undersigned, the President and Chief Executive Officer of Crescent Real Estate Equities Company, a real estate investment trust organized and existing under the Texas Real Estate Investment Trust Act, as amended (the "Company"), certifies that pursuant to the authority granted to and vested in the Board of Trust Managers of the Company by the provisions of the Restated Declaration of Trust of the Company, the Board of Trust Managers, acting through an authorized committee thereof, has adopted the following resolution designating a new series of preferred shares of beneficial interest of the Company.

     RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Trust Managers of the Company by the provisions of the Restated Declaration of Trust of the Company, the Board of Trust Managers, acting through an authorized committee thereof, hereby designates 2,070,000 $3.50 Convertible Preferred Shares of beneficial interest, $.01 par value per share (Liquidation Preference $50.00 Per Share) (the "$3.50 Preferred Shares"), and authorizes the issuance thereof, and hereby fixes the designation and number thereof and the voting powers, preferences and relative, participating, optional and other special rights of such shares, and the qualifications, limitations or restrictions thereto as follows:

     SECTION 1. AMOUNT. The maximum number of $3.50 Preferred Shares shall be 2,070,000.

     SECTION 2. RANK. All $3.50 Preferred Shares shall rank prior, both as to payment of distributions and as to distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, to all of the Company's now or hereafter issued Common Shares. The term "Common Shares" shall mean the common shares of beneficial interest, $.01 par value per share, of the Company as the same exists at the date hereof or as such shares may be constituted from time to time.

     SECTION 3. DISTRIBUTIONS. The holders of $3.50 Preferred Shares shall be entitled to receive, when, as and if declared by the Board of Trust Managers of the Company out of funds of the Company at the time legally available therefor, distributions at the annual rate of $3.50 per share, or 7% of the liquidation preference of $50.00 per share, and no more, which shall be fully cumulative, shall accrue without interest from the date of first issuance and shall be payable in cash quarterly in arrears on March 15, June 15, September 15 and
December 15 of each year, commencing                  (except that if any such
date is a Saturday, Sunday or legal holiday, then such distribution shall be payable on the next succeeding day that is not a Saturday, Sunday or legal holiday) to holders of record of $3.50 Preferred Shares on such record dates, not more than 60 nor less than 10 days preceding the payment dates for such distributions, as are fixed by the Board of Trust Managers. For purposes hereof, the term "legal holiday" shall mean any day on which banking institutions are authorized to close in New York, New York or in Dallas, Texas. Subject to the next paragraph of this Section 3, distributions on account of arrears for any past distribution period may be declared and paid at any time, without reference to any regular distribution payment date. The amount of distributions payable per $3.50 Preferred Share for each quarterly distribution period, including the initial distribution period, shall be computed by dividing the annual amount by four. The amount of distributions payable for any period shorter than a full quarterly distribution period, other than the initial distribution period, shall be computed on the basis of a 360-day year of twelve 30-day months. Holders of $3.50 Preferred Shares shall not be entitled to any distribution, whether payment in cash, property or shares, in excess of the full cumulative distributions on such shares of $3.50 Preferred Shares.

     On each distribution payment date all distributions which shall have accrued on each $3.50 Preferred Share outstanding on such distribution payment date shall accumulate and be deemed to become "due" whether or not there shall be funds legally available for the payment thereof. Any distribution which shall not be paid on the distribution payment date on which it shall become due shall be deemed to be "past due" until such distribution shall be paid or until the $3.50 Preferred Share with respect to which such distribution became due shall no longer be outstanding, whichever is the earlier to occur. No interest, sum of money in lieu of interest, or other property or securities shall be payable in respect of any distribution payment or payments which are past due. Distributions paid on $3.50 Preferred Shares in an amount less than the total amount of such distributions at the time accumulated and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

     No distributions, other than distributions payable solely in Common Shares or other shares of beneficial interest of the Company ranking junior as to distributions and as to liquidation rights to the $3.50 Preferred Shares which is neither convertible into, nor exchangeable or exercisable for, any securities of the Company other than Common Shares or other shares of beneficial interest of the Company ranking junior as to distributions and as to liquidation rights to the $3.50 Preferred Shares, shall be paid, or declared and set apart for payment, and no purchase, redemption or other acquisition shall be made by the Company of, any Common Shares or other shares of beneficial interest of the Company ranking junior as to distributions or as to liquidation rights to the $3.50 Preferred Shares (the "Junior Distribution Shares") unless and until all accrued and unpaid distributions on the $3.50 Preferred Shares, including the full distribution for the then current distribution period, shall have been paid or declared and set apart for payment and the Company is not in default in respect of the optional redemption of any $3.50 Preferred Shares.

     No full distributions shall be paid or declared and set apart for payment on any class or series of the Company's shares of beneficial interest ranking, as to distributions, on a parity with the $3.50 Preferred Shares (the "Parity Distribution Shares") for any period unless full cumulative distributions have been, or contemporaneously are, paid or declared and set apart for such payment on the $3.50 Preferred Shares for all distribution payment periods terminating on or prior to the date of payment of such full cumulative distributions. No full distributions shall be paid or declared and set apart for payment on the $3.50 Preferred Shares for any period unless full cumulative distributions have been, or contemporaneously are, paid or declared and set apart for payment on the Parity Distribution Shares for all distribution periods terminating on or prior to the date of payment of such full cumulative distributions. When distributions are not paid in full upon the $3.50 Preferred Shares and the Parity Distribution Shares, all distributions paid or declared and set aside for payment upon shares of $3.50 Preferred Shares and the Parity Distribution Shares shall be paid or declared and set aside for payment pro rata so that the amount of distributions paid or declared and set aside for payment per share on the $3.50 Preferred Shares and the Parity Distribution Shares shall in all cases bear to each other the same ratio that accrued and unpaid distributions per share on the shares of $3.50 Preferred Shares and the Parity Distribution Shares bear to each other.

     The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of the Company unless the Company could, under this Section 3, purchase or otherwise acquire such shares at such time and in such manner.

     Any reference to "distribution" contained in this Section 3 shall not be deemed to include any distribution made in connection with any liquidation dissolution or winding up of the Company, whether voluntary or involuntary.

     SECTION 4. LIQUIDATION PREFERENCE. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of $3.50 Preferred Shares shall be entitled to receive out of the assets of the Company, whether such assets are stated capital or surplus of any nature, an amount equal to the distributions accrued and unpaid thereon to the date of final distribution to such holders, whether or not declared, without interest, and a sum equal to $50.00 per share, and no more, before any payment shall be made or any assets distributed to the holders of Common Shares or any other class or series of the Company's shares of beneficial interest ranking junior as to liquidation rights to the $3.50 Preferred Shares (the "Junior Liquidation Shares"). In the event the assets of the Company available for distribution to shareholders upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to the $3.50 Preferred Shares and any other class or series of the Company's shares of beneficial interest having parity as to liquidation rights with the $3.50 Preferred Shares (the "Parity Liquidation Shares"), the holders of the $3.50 Preferred Shares and the holders of the Parity Liquidation Shares shall share ratably in any distribution of assets of the Company in proportion to the full respective preferential amounts to which they are entitled (but only to the extent of such preferential amounts). After payment in full of the liquidation preferences of the $3.50 Preferred Shares, the holders of such shares shall not be entitled to any further participation in any distribution of assets by the Company. Neither a merger, consolidation, or other business combination of the Company with or into another company or other entity nor a sale or transfer of all or part of the Company's assets for cash, securities or other property shall be considered a liquidation, dissolution or winding up of the Company for purposes of this Section 4 (unless in connection therewith the liquidation of the Company is specifically approved).

     The holder of any $3.50 Preferred Shares shall not be entitled to receive any payment owed for such shares under this Section 4 until such holder shall cause to be delivered to the Company (i) the certificate(s) representing such $3.50 Preferred Shares and (ii) transfer instrument(s) satisfactory to the Company and sufficient to transfer such $3.50 Preferred Shares to the Company free of any adverse interest. As in the case of the Redemption Price referred to below, no interest shall accrue on any payment upon liquidation after the due date thereof.

     SECTION 5. REDEMPTION AT OPTION OF THE COMPANY. Except as otherwise provided in this Section 5, the Company may not redeem the $3.50 Preferred Shares prior to March 15, 1999. The Company, at its option, may at any time on and after March 15, 1999 redeem for Common Shares the $3.50 Preferred Shares, in whole or from time to time in part, on any date set by the Board of Trust Managers, at the following redemption prices if redeemed during the twelve-month period beginning March 15 of the year specified below:

YEAR                                                           PRICE PER SHARE
----                                                           ---------------
1999........................................................       $52.45
2000........................................................       $52.10
2001........................................................       $51.75
2002........................................................       $51.40
2003........................................................       $51.05
2004........................................................       $50.70
2005........................................................       $50.35

and thereafter at $50.00 per share, plus, in each case, an amount equal to all distributions on such $3.50 Preferred Shares accrued and unpaid thereon, whether or not declared or due, to the date fixed for redemption, such sum being hereinafter referred to as the "Redemption Price" (subject to the right of the holder of record of $3.50 Preferred Shares on a record date for the payment of a distribution on the $3.50 Preferred Shares to receive the distribution due on such $3.50 Preferred Shares on the corresponding distribution payment date). Except as provided in Section 6 hereof, at no time shall the $3.50 Preferred Shares be redeemable for cash.

     Prior to March 15, 1999, the $3.50 Preferred Shares may be redeemed at the option of the Company, in whole or from time to time in part, at a redemption price of $52.80 per $3.50 Preferred Share, plus an amount equal to all distributions on such $3.50 Preferred Shares accrued and unpaid thereon, whether or not declared or due, to the date fixed for redemption, if the Crescent Board of Trust Managers determines that such a redemption is necessary or advisable to preserve the status of the Company as a REIT for federal income tax purposes, subject to the provisions below.

     The Company shall issue in payment of the Redemption Price for each share of $3.50 Preferred Shares to be redeemed such number of Common Shares as equals
(x) the then-current Redemption Price of the $3.50 Preferred Shares, divided by
(y) the market price (the "Market Price") of the Common Shares. The Market Price shall be equal to the lower of (i) the average of the daily closing prices of the Common Shares for the 20 consecutive trading days immediately preceding the first business day immediately preceding the date of the applicable redemption notice, or (ii) the closing price of the Common Shares on the trading day immediately preceding the first business day immediately preceding the date of the applicable redemption notice. The "closing price" for each day shall be the last reported sales price on the New York Stock Exchange (the "NYSE"). If the Common Shares are not traded on the NYSE, the "closing price" for each day shall be the last reported sales price or, in case no such reported sales take place on such day, the average of the closing bid and asked prices for such day, in each case as reported by the national exchange on which the Common Shares is traded. If the shares of Common Shares are neither quoted by the Nasdaq National Market nor listed on any national exchange, the determination of Market Price shall be determined in good faith by the Crescent Board of Trust Managers or, if such determination cannot be made, by a nationally recognized independent investment banking firm selected in good faith by the Crescent Board of Trust Managers. For the purposes of this Section 5, trading day shall mean a day on which the securities exchange specified for purposes of this Section 5 shall be open for business or, if the Common Shares shall not be listed on such exchange for such period, a day with respect to which quotations of the character referred to in the next preceding sentence shall be reported. In lieu of any fractional Common Share which would otherwise be issued upon any redemption of $3.50 Preferred Shares, the Company shall pay a cash adjustment in respect of such fractional interest in an amount in cash (computed to the nearest cent) equal to the Market Price multiplied by the fractional interest that otherwise would have been deliverable upon such redemption of such $3.50 Preferred Shares.

     In case of the redemption of less than all of the then outstanding $3.50 Preferred Shares, the $3.50 Preferred Shares to be redeemed shall be redeemed pro rata or by lot or in such other manner as the Crescent Board of Trust Managers may determine. In the event that such redemption is to be by lot, if as a result of such redemption any holder of $3.50 Preferred Shares would own, or be deemed to own by virtue of certain attribution provisions of the Internal Revenue Code of 1986, as amended (the "Code"), as specified in the Restated Declaration of Trust, in excess of 9.9% of the $3.50 Preferred Shares issued and outstanding because such holder's $3.50 Preferred Shares were not redeemed, or were only redeemed in part, then the Company will redeem the requisite number of $3.50 Preferred Shares of such shareholder such that he will not own, or be deemed to own by virtue of certain attribution provisions of the Code, as specified in the Restated Declaration of Trust in excess of 9.9% of $3.50 Preferred Shares issued and outstanding subsequent to such redemption.

     Notwithstanding the foregoing, the Company shall not redeem less than all of the $3.50 Preferred Shares at any time outstanding until all distributions accrued and in arrears upon all $3.50 Preferred Shares then outstanding shall have been paid for the current and all past distribution periods unless the Crescent Board of Trust Managers determines that such redemption is necessary or advisable to preserve the status of the Company as a REIT for federal income tax purposes.

     Not more than 60 nor less than 30 days prior to the redemption date, notice by first class mail, postage prepaid, shall be given to each holder of record of the $3.50 Preferred Shares to be redeemed, at such holder's address as it shall appear upon the stock transfer books of the Company. Each such notice of redemption shall specify the date fixed for redemption, the Redemption Price, the place or places of payment, that payment will be made upon presentation and surrender of the certificate(s) evidencing the $3.50 Preferred Shares to be redeemed, that on and after the redemption date, distributions will cease to accrue on such shares, the then effective conversion price pursuant to Section 7 and that the right of holders to convert shall terminate at the close of business on the date immediately prior to the redemption date (unless the Company defaults in the payment of the Redemption Price).

     Any notice that is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of the $3.50 Preferred Shares receives such notice; and failure to give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other $3.50 Preferred Shares. On or after the date fixed for redemption as stated in such notice, each holder of the shares called for redemption shall surrender the certificate evidencing such shares to the Company at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price as herein provided. If less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. If, on the date fixed for redemption, Common Shares and funds necessary for the redemption shall be available therefor and shall have been irrevocably deposited or set aside, then, notwithstanding that the certificates evidencing any shares so called for redemption shall not have been surrendered the distributions with respect to the shares so called shall cease to accrue after the date fixed for redemption, the shares shall no longer be deemed outstanding, the holders thereof shall cease to be holders of $3.50 Preferred Shares, and all rights whatsoever with respect to the shares so called for redemption (except the right of the holders to receive payment of the Redemption Price as herein provided without interest upon surrender of their certificates therefor) shall terminate. At the close of business on the redemption date, each holder of $3.50 Preferred Shares so redeemed (unless the Company defaults on its obligations to deliver shares of Common Shares or cash) shall be, without any further action, deemed a holder of the number of Common Shares for which such $3.50 Preferred Shares is redeemable.

     The $3.50 Preferred Shares shall not be subject to the operation of any purchase, retirement, mandatory redemption or sinking fund.

     The holder of any $3.50 Preferred Shares redeemed upon any exercise of the Company's redemption right shall not be entitled to receive payment of the Redemption Price for such shares until such holder shall cause to be delivered to the place specified in the notice given with respect to such redemption (i) the certificate(s) representing such $3.50 Preferred Shares redeemed and (ii) transfer instrument(s) satisfactory to the Company and sufficient to transfer such $3.50 Preferred Shares to the Company free of any adverse interest. No interest shall accrue on the Redemption Price of any $3.50 Preferred Share after its redemption date.

     All Common Shares which may be delivered upon redemption of the $3.50 Preferred Shares will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights, and prior to giving any notice of redemption the Company shall take any corporate action necessary therefor.

     In the event that any $3.50 Preferred Shares shall be converted into Common Shares pursuant to Section 7, then (i) the Company shall not have the right to redeem such shares and (ii) Common Shares and any funds which shall have been deposited for the payment of the Redemption Price for such $3.50 Preferred Shares shall be returned to the Company immediately after such conversion (subject to declared distributions payable to holders of $3.50 Preferred Shares on the record date for such distributions being so payable, to the extent set forth in Section 7 hereof, regardless of whether such shares are converted subsequent to such record date and prior to the related distribution payment date).

     SECTION 6. MANDATORY DISPOSITION PURSUANT TO GAMING LAWS. If a record or beneficial owner of $3.50 Preferred Shares is required by the Nevada Gaming Commission, the Nevada State Gaming Control Board or any agency of any state, county, city or other political subdivision which has, or may at any time after the date of this Statement of Designation have, any jurisdiction over all or any portion of the gaming activities of the Company or any of its subsidiaries or any successor to such authority ("Gaming Authority") to be found suitable, such record or beneficial owner shall apply for a finding of suitability within 30 days after requests of such Gaming Authority. The applicant for a finding of suitability must pay all costs of the investigation for such finding of suitability. If a record or beneficial owner is required to be found suitable and is not found suitable by such Gaming Authority, (i) the record or beneficial owner shall, upon request of the Company, dispose of such owner's $3.50 Preferred Shares within 30 days or within that time prescribed by such Gaming Authority, whichever is earlier, or (ii) the Company may, at its option, redeem each of such owner's $3.50 Preferred Shares (or Common Shares after conversion) at the lesser of (x) the amount per Common Share that would be (or was) obtained upon conversion of the $3.50 Preferred Shares at the Conversion Price (as defined in Section 7(d)) or (y) the price at which such $3.50 Preferred Shares were acquired by such owner, together with, in either case, accrued and unpaid distributions to the date of the finding of unsuitability by such Gaming Authority. The Company shall have the right to pay the Redemption Price for any redemption pursuant to this Section 6 in cash.

     SECTION 7. CONVERSION PRIVILEGE.

     (a) Right of Conversion. Subject to and upon compliance with the provisions of this Section 7, each $3.50 Preferred Share shall, at the option of the holder thereof, be convertible at any time (unless such share is called for redemption, then to and including but not after the close of business on the date immediately prior to the date fixed for such redemption, unless the Company shall default in payment due upon redemption thereof), into that number of fully paid and non-assessable Common Shares (calculated as to each conversion to the nearest 1/100th of a share) obtained by dividing $50.00 by the Conversion Price in effect at such time and by surrender of such share so to be converted in the manner provided in Section 7(b).

     (b) Manner of Exercise of Conversion Privilege. In order to exercise the conversion privilege, the holder of one or more $3.50 Preferred Shares to be converted shall surrender such shares at any of the offices or agencies to be maintained for such purpose by the Company accompanied by the funds, if any, required by the last paragraph of this Section 7(b) and shall give written notice of conversion in the form provided on such $3.50 Preferred Shares (or such other notice as is acceptable to the Company) to the Company at such office or agency that the holder elects to convert the $3.50 Preferred Shares specified in said notice. Such notice shall also state the name or names, together with address or addresses, in which the certificate or certificates for Common Shares which shall be issuable in such conversion shall be issued. Each $3.50 Preferred Share surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the name in which such share is registered, be accompanied by instruments of transfer, in form satisfactory to the Company, duly executed by the holder or his duly authorized attorney and an amount sufficient to pay any transfer or similar tax. As promptly as practicable after the surrender of such $3.50 Preferred Shares and the receipt of such notice, instruments of transfer and funds, if any, as aforesaid, the Company shall issue and shall deliver at such office or agency to such holder, or on his written order a certificate or certificates for the number of full Common Shares issuable upon the conversion of such $3.50 Preferred Share in accordance with the provisions of this Section 7 and a check or cash in respect of any fractional interest in a Common Share arising upon such conversion, as provided in Section 7(c).

     Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which such $3.50 Preferred Shares shall have been surrendered and such notice (and any applicable instruments of transfer and any required taxes) received by the Company as aforesaid, and the person or persons in whose name or names any certificate or certificates for Common Shares shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date, and such conversion shall be at the Conversion Price in effect at such time on such date, unless the stock transfer books of the Company shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such $3.50 Preferred Shares shall have been surrendered and such notice received by the Company.

     Any $3.50 Preferred Shares surrendered for conversion during the period from the close of business on the record date for any distribution payment to the opening of business on the related distribution payment date shall (unless such $3.50 Preferred Shares shall have been called for redemption on a date in such period) be accompanied by payment, in funds acceptable to the Company, of an amount equal to the distribution otherwise payable on such distribution payment date; provided, however, that no such payment need be made if there shall exist at the time of conversion a default in the payment of distributions on the $3.50 Preferred Shares. An amount equal to such payment shall be paid by the Company on such distribution payment date to the holder of such $3.50 Preferred Shares at the close of business on such record date; provided, however, that if the Company shall default in the payment of distributions on such distribution payment date, such amount shall be paid to the person who made such required payment. Except as provided for above in this Section, no adjustment shall be made for distributions accrued on any $3.50 Preferred Shares converted or for distributions on any shares issued upon the conversion of such shares as provided in this Section.

     (c) Cash Payments in Lieu of Fractional Shares. No fractional shares or scrip representing fractions of Common Shares shall be issued upon conversion of $3.50 Preferred Shares. If more than one share of $3.50 Preferred Shares shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate of $50.00 for each such share so surrendered. In lieu of any fractional interest in a Common Share which would otherwise be deliverable upon the conversion of any $3.50 Preferred Share, the Company shall pay to the holder of such shares an amount in cash (computed to the nearest cent) equal to the closing price (as defined in Section 5 hereof) on the business day next preceding the day of conversion multiplied by the fractional interest that otherwise would have been deliverable upon conversion of such share.

     (d) Adjustment of Conversion Price. The Conversion Price shall mean and be $32.94, subject to adjustment from time to time by the Company as follows:

          (i) In case the Company shall (A) make a distribution on its Common Shares in Common Shares, (B) subdivide its outstanding Common Shares into a greater number of shares, (C) combine its outstanding Common Shares into a smaller number of shares, or (D) issue by reclassification of its Common Shares any shares of beneficial interest of the Company, then in each such case the Conversion Price in effect immediately prior to such action shall be adjusted so that the holder of any $3.50 Preferred Share thereafter surrendered for conversion shall be entitled to receive the number of Common Shares or other shares of beneficial interest of the Company which he would have owned or been entitled to receive immediately following such action had such share been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this subsection (i) shall become effective immediately after the record date, in the case of a distribution, or immediately after the effective date, in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this subsection (i), the holder of any $3.50 Preferred Share thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of shares of beneficial interest or Common Shares and other shares of beneficial interest of the Company, the Crescent Board of Trust Managers (whose determination shall be conclusive and shall be described in a statement filed by the Company with the stock transfer or conversion agent, as appropriate) shall determine the allocation of the adjusted Conversion Price between or among shares of such classes of shares of beneficial interest or Common Shares and other shares of beneficial interest.

          (ii) In case the Company shall issue rights or warrants to all holders of its outstanding Common Shares entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Common Shares at a price per share less than the current market price per share (as determined pursuant to subsection (iv) of this Section 7(d)) of the Common Shares (other than pursuant to any stock option, restricted shares or other incentive or benefit plan or stock ownership or purchase plan for the benefit of employees, trust managers or officers or any distribution reinvestment plan of the Company in effect at the time hereof or any other similar plan adopted or implemented hereafter), then the Conversion Price in effect immediately prior thereto shall be adjusted so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of issuance of such rights or warrants by a fraction on which the numerator shall be the number of Common Shares outstanding on the date of issuance of such rights or warrants (immediately prior to such issuance) plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such current market price, and of which the denominator shall be the number of Common Shares outstanding on the date of issuance of such rights or warrants (immediately prior to such issuance) plus the number of additional Common Shares offered for subscription or purchase. Such adjustment shall be made successively whenever any rights or warrants are issued, and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights or warrants; provided, however, in the event that all the Common Shares offered for subscription or purchase are not delivered upon the exercise of such rights or warrants, upon the expiration of such rights or warrants the Conversion Price shall be readjusted to the Conversion Price which would have been in effect had the numerator and the denominator of the foregoing fraction and the resulting adjustment been made based upon the number of Common Shares actually delivered upon the exercise of such rights or warrants rather than upon the number of Common Shares offered for subscription or purchase. In determining whether any rights or warrants entitle the holders to subscribe for or purchase Common Shares at less than such current market price, and in determining the aggregate offering price of such Common Shares, there shall be taken into account any consideration received by the Company for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Crescent Board of Trust Managers (whose determination shall be conclusive and shall be described in a statement filed by the Company with the stock transfer or conversion agent, as appropriate).

          (iii) In case the Company shall, by distribution or otherwise, distribute to all holders of its outstanding Common Shares or shares of beneficial interest (other than Common Shares), evidences of its indebtedness or assets (including securities and cash, but excluding any regular periodic cash distribution of the Company and distributions payable in shares for which adjustment is made pursuant to subsection (i) of this
     Section 7(d)) or rights or warrants to subscribe for or purchase securities of the Company (excluding those referred to in subsection (ii) of this Section 7(d)), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the record date of such distribution by a fraction of which the numerator shall be the current market price per share as determined pursuant to subsection (iv) of this
     Section 7(d) of the Common Shares less the fair market value on such record date (as determined by the Crescent Board of Trust Managers, whose determination shall be conclusive and shall be described in a statement filed by the Company with the stock transfer or conversion agent, as appropriate) of the portion of the capital stock or assets or the evidences of indebtedness or assets so distributed to the holder of one Common Share or of such subscription rights or warrants applicable to one Common Share, and of which the denominator shall be such current market price per Common Share. Such adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

          (iv) For the purpose of any computation under subsections (ii) and
     (iii) of this Section 7(d), the current market price per Common Share on any date shall be deemed to be the average of the closing price (as defined in Section 5) for the shorter of (A) 30 consecutive trading days (as defined in Section 5) ending on the last full trading day prior to the Time of Determination or (B) the period commencing on the date next succeeding the first public announcement of the issuance of such rights or warrants or such distribution through such last full trading day prior to the Time of Determination. For purposes of the foregoing, the term "Time of Determination" shall mean the time and date of the earlier of (I) the record date for determining shareholders entitled to receive the rights, warrants or distributions referred to in Section 7(d)(ii) and (iii) or (II) the commencement of "ex-dividend" trading on the exchange or market referred to in the definition of "closing price."

          (v) In any case in which this Section 7(d) shall require that an adjustment be made immediately following a record date or an effective date the Company may elect to defer (but only until the filing by the Company with the stock transfer or conversion agent, as the case may be, of the certificate required by subsection (vii) of this Section 7(d)) issuing to the holder of any $3.50 Preferred Share converted after such record date or effective date the Common Shares issuable upon such conversion over and above the Common Shares issuable upon such conversion on the basis of the Conversion Price prior to adjustment, and paying to such holder any amount of cash in lieu of a fractional share.

          (vi) No adjustment in the Conversion Price shall be required to be made unless such adjustment would require an increase or decrease of at least one percent of such price; provided, however, that any adjustments which by reason of this subsection (vi) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 7(d) shall be made to the nearest cent or to the nearest 1/1000th of a share, as the case may be. Anything in this

     Section 7(d) to the contrary notwithstanding, the Company shall be entitled to make such reduction in the Conversion Price, in addition to those required by this Section 7(d), as it in its discretion shall determine to be advisable in order that any shares distribution, subdivision of shares distribution of rights to purchase shares or securities, or distribution of securities convertible into or exchangeable for shares hereafter made by the Company to its shareholders shall not be taxable to the recipients. Except as set forth in subsections (i), (ii) and (iii) above, the Conversion Price shall not be adjusted for the issuance of Common Shares, or any securities convertible into or exchangeable for Common Shares or carrying the right to purchase any of the foregoing, in exchange for cash, property or services.

          (vii) Whenever the Conversion Price is adjusted as herein provided,
     (A) the Company shall promptly file with the stock transfer or conversion agent, as appropriate, a certificate setting forth the Conversion Price after such adjustment and a brief statement of the facts requiring such adjustment and the manner of computing the same, which certificate shall be conclusive evidence of the correctness of such adjustment, and (B) the Company shall also mail or cause to be mailed by first class mail, postage prepaid, as soon as practicable to each holder of record of $3.50 Preferred Shares a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price. The stock transfer or conversion agent, as the case may be, shall not be under any duty or responsibility with respect to the certificate required by this subsection
     (vii) except to exhibit the same to any holder of $3.50 Preferred Shares who requests to inspect it.

          (viii) In the event that at any time, as a result of an adjustment made pursuant to subsection (i) of this Section 7(d), the holder of any $3.50 Preferred Share thereafter surrendered for conversion shall become entitled to receive any shares of the Company other than Common Shares, thereafter the Conversion Price of such other shares so receivable upon conversion of any $3.50 Preferred Share shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Shares contained in this Section.

          (ix) The Company from time to time may decrease the Conversion Price by any amount for any period of time if the period is at least 20 days and if the decrease is irrevocable during the period. Whenever the Conversion Price is so decreased, the Company shall mail to holders of record of $3.50 Preferred Shares a notice of the decrease at least 15 days before the date the decreased Conversion Price takes effect, and such notice shall state the decreased Conversion Price and the period it will be in effect.

     (e) Notice to Holders Prior to Certain Company Actions. In Case:

          (i) the Company shall take any action which would require an adjustment in the Conversion Price pursuant to Section 7(d); or

          (ii) the Company shall authorize the granting to the holders of its Common Shares generally of rights or warrants to subscribe for or purchase any shares of any class or of any other rights; or

          (iii) there shall be any reorganization or reclassification of the Common Shares (other than a subdivision or combination of the outstanding Common Shares and other than a change in the par value of the Common Shares), or any merger or consolidation to which the Company is a party or any statutory exchange of securities with another company and for which approval of any shareholders of the Company is required, or any sale or transfer of all or substantially all of the assets of the Company; or

          (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then in each such case the Company shall cause to be given to the holders of $3.50 Preferred Shares and the stock transfer or conversion agent, as appropriate, as promptly as possible, but in any event at least 20 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purchase of such action or granting of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such distribution, rights or warrants are to be determined, or (ii) the date on which such reorganization, reclassification, merger, consolidation, sale, transfer, statutory exchange, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities, cash or other property deliverable upon such reorganization, reclassification, merger, consolidation, sale, transfer, statutory exchange, dissolution, liquidation or winding-up. Failure to give such notice or any defect therein shall not affect the legality or validity or the proceedings described in subsection (i), (ii), (iii) or (iv) of this Section 7(e).

     (f) Reservation of Common Shares. The Company covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Shares or its issued Common Shares held in its treasury, or both, for the purpose of effecting conversions of $3.50 Preferred Shares, the full number of Common Shares deliverable upon the conversion of all outstanding $3.50 Preferred Shares not theretofore converted and on or before (and as a condition of) taking any action that would cause an adjustment of the Conversion Price resulting in an increase in the number of Common Shares deliverable upon conversion above the number thereof previously reserved and available therefor, the Company shall take all such action so required. For purposes of this Section 7(f), the number of Common Shares which shall be deliverable upon the conversion of all outstanding $3.50 Preferred Shares shall be computed as if at the time of computation all outstanding $3.50 Preferred Shares were held by a single holder.

     Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value (if any) of the Common Shares deliverable upon conversion of the $3.50 Preferred Shares, the Company shall take any action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable Common Shares at such adjusted Conversion Price.

     (g) Transfer Taxes, Etc. The Company shall pay any and all documentary, stamp, issue or transfer taxes, and any other similar taxes payable in respect of the issue or delivery of Common Shares upon conversions of $3.50 Preferred Shares pursuant hereto; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of Common Shares in a name other than that of the holder of the $3.50 Preferred Shares to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid.

     (h) Merger or Consolidation or Sale of Assets. Notwithstanding any other provision herein to the contrary, in case of any merger or consolidation to which the Company is a party (other than a merger or consolidation in which the Company is the continuing company and in which the Common Shares outstanding immediately prior to the merger or consolidation are not exchanged for cash, or the securities or other property of another company), or in case of any sale or transfer to another company of the property of the Company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another company (other than in connection with a merger or acquisition), then lawful provision shall be made by the company formed by such consolidation or the company whose securities, cash or other property will immediately after the merger or consolidation be owned, by virtue of the merger or consolidation, by the holders of Common Shares immediately prior to the merger or consolidation, or the company which shall have acquired such assets or securities of the Company (collectively the "Formed, Surviving or Acquiring Company"), as the case may be, providing that the holder of each $3.50 Preferred Share then outstanding shall have the right thereafter to convert such share into the kind and amount of securities, cash or other property receivable upon such merger, consolidation, sale, transfer or statutory exchange by a holder of the number of Common Shares into which such $3.50 Preferred Share might have been converted immediately prior to such merger, consolidation, sale, transfer or statutory exchange assuming such holder of Common Shares did not exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such merger, consolidation, sale, transfer or statutory exchange (provided that, if the kind or amount of securities, cash or other property receivable upon such merger, consolidation, sale, transfer or statutory exchange is not the same for each Common Share in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purposes of this Section 7(h) the kind and amount of securities, cash or other property receivable upon such merger, consolidation, sale, transfer or statutory exchange for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). The Formed, Surviving or Acquiring Company, as the case may be, shall make provision in its certificate or articles of incorporation or other constituent documents to the end that the provisions set forth in this
Section 7(h) shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of beneficial interest or other securities or property thereafter deliverable on the conversion of the $3.50 Preferred Shares.

     The above provisions of this Section 7(h) shall similarly apply to successive mergers, consolidations, sales, transfers or statutory exchanges.

     (i) Covenant as to Common Shares. The Company covenants that all Common Shares which may be delivered upon conversions of $3.50 Preferred Shares will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights.

     The Company covenants that if any Common Shares to be provided for the purpose of conversion of $3.50 Preferred Shares hereunder require registration with or approval of any governmental authority under any Federal or State law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be.

     The Company further covenants that if at any time the Common Shares shall be listed on the New York Stock Exchange or any other national securities exchange or the Nasdaq National Market, the Company will, if permitted by the rules of such exchange or market, list and keep listed so long as the Common Shares shall be so listed on such exchange or market, all Common Shares issuable upon conversion of the $3.50 Preferred Shares.

     SECTION 8. VOTING RIGHTS.

     (a) General. The holders of $3.50 Preferred Shares shall not have any voting rights except as set forth below or as otherwise from time to time required by law. In connection with any right to vote, each holder of $3.50 Preferred Shares will have one vote for each share held. Any $3.50 Preferred Shares held by the Company or any entity controlled by the Company shall not have voting rights hereunder and shall not be counted in determining the presence of a quorum.

     (b) Default Voting Rights. Whenever distributions on the $3.50 Preferred Shares shall be in arrears in an amount equal to at least six quarterly distributions (whether or not consecutive), (i) the number of members of the Board of Trust Managers of that Company shall be increased by two, effective as of the time of election of such trust managers as hereinafter provided, and (ii) the holders of the $3.50 Preferred Shares (voting separately as a class with all other affected classes or series of Parity Distribution Shares upon which like voting rights have been conferred and are exercisable) will have the exclusive right to vote for and elect such two additional trust managers of the Company at any Meeting of shareholders of the Company at which trust managers are to be elected held during the period such distributions remain in arrears. The right of the holders of the $3.50 Preferred Shares to vote for such two additional trust managers shall terminate when all accrued and unpaid distributions on the $3.50 Preferred Shares have been declared and paid or set apart for payment. The term of office of all trust managers so elected shall terminate immediately upon the termination of the right of the holders of the $3.50 Preferred Shares and such Parity Distribution Shares to vote for such two additional trust managers.

     The foregoing right of the holders of the $3.50 Preferred Shares with respect to the election of two trust managers may be exercised at any annual meeting of shareholders or at any special meeting of shareholders held for such purpose. If the right to elect trust managers shall have accrued to the holders of the $3.50 Preferred Shares more than 90 days preceding the date established for the next annual meeting of shareholders, the President of the Company shall, within 20 days after the delivery to the Company at its principal office of a written request for a special meeting signed by the holders of at least ten percent (10%) of the $3.50 Preferred Shares then outstanding, call a special meeting of the holders of the $3.50 Preferred Shares to be held within 60 days after the delivery of such request for the purpose of electing such additional trust managers.

     The holders of the $3.50 Preferred Shares and any Parity Distribution Shares referred to above voting as a class shall have the right to remove without cause at any time and replace any trust managers such holders have elected pursuant to this Section 8.

     (C) Class Voting Rights. So long as the $3.50 Preferred Shares are outstanding, the Company shall not, without the affirmative vote or consent of the holders of at least 66 2/3 percent of all outstanding $3.50 Preferred Shares (unless the vote or consent of a greater percentage is required by applicable law or the Restated Declaration of Trust of the Company), voting separately as a class, (i) amend, alter or repeal (by merger, consolidation or otherwise) any provision of the Restated Declaration of Trust or the Amended and Restated Bylaws of the Company, as amended, so as to affect adversely the relative rights, preferences, qualifications, limitations or restrictions of the $3.50 Preferred Shares, (ii) authorize or issue, or increase the authorized amount of, any additional class or series of shares, or any security convertible into shares of such class or series, ranking prior to the $3.50 Preferred Shares in respect of the payment of distributions or upon liquidation, dissolution or winding-up of the Company, or (iii) effect any reclassification of the $3.50 Preferred Shares. A class vote on the part of the $3.50 Preferred Shares shall, without limitation, specifically not be deemed to be required (except as otherwise required by law or resolution of Crescent's Board of Trust Managers) in connection with: (a) the authorization, issuance or increase in the authorized amount of any shares of any other class or series of shares that ranks junior to, or on a parity with, the $3.50 Preferred Shares in respect of the payment of distributions and upon liquidation, dissolution or winding-up of the Company; or (b) the authorization, issuance or increase in the amount of any notes, bonds, mortgages, debentures or other obligations of the Company not convertible into or exchangeable, directly or indirectly, for shares ranking prior to the $3.50 Preferred Shares in respect of the payment of distributions or upon liquidation, dissolution or winding-up of the Company.

     SECTION 9. OUTSTANDING SHARES. For purposes of this Statement of Designations, all $3.50 Preferred Shares shall be deemed outstanding except (i) from the date fixed for redemption pursuant to Section 5, all $3.50 Preferred Shares that have been so-called for redemption under Section 5 if Common Shares and funds necessary for payment of the redemption price have been irrevocably set apart, (ii) from the date of surrender of certificates representing $3.50 Preferred Shares, all $3.50 Preferred Shares converted into Common Shares; and
(iii) from the date of registration of transfer, all $3.50 Preferred Shares held of record by the Company or any subsidiary of the Company.

     SECTION 10. STATUS OF ACQUIRED SHARES. $3.50 Preferred Shares redeemed by the Company, received upon conversion pursuant to Section 7 or otherwise acquired by the Company will be restored to the status of authorized and unissued preferred shares, without designation as to series, and may thereafter be issued, but not as $3.50 Preferred Shares.

     SECTION 11. PREEMPTIVE RIGHTS. The $3.50 Preferred Shares are not entitled to any preemptive or subscription rights in respect of any securities of the Company.

     SECTION 12. SEVERABILITY OF PROVISIONS. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

     SECTION 13. ADOPTION. This Statement of Designation was duly adopted by the Crescent Board of Trust Managers. Shareholder action was not required.

                                     * * *

     IN WITNESS WHEREOF, I hereby certify that I, Gerald W. Haddock, am the President and Chief Executive Officer of Crescent Real Estates Equities Company (the "Company") and that as such, I am authorized to execute and file with the County Clerk of Tarrant County, Texas this Statement of Designation (the "Statement of Designation") on behalf of the Company and I further certify on behalf of the Company that this Statement of Designation was authorized by the Crescent Board of Trust Managers by unanimous
written consent dated as of             , 1998 and is still in full force and
effect as of the date hereof. I further certify that my signature to this document is my free act and deed, that to the best of my knowledge, information and belief, the matters and facts set forth herein are true in all material respects and that this statement is made under penalty of perjury.

                                            CRESCENT REAL ESTATE EQUITIES
                                              COMPANY

                                            ------------------------------------
                                            Name: Gerald W. Haddock
                                            Title: President and Chief Executive
                                            Officer

     The undersigned, David M. Dean, the Senior Vice President, Law and Secretary of the Company, hereby certifies that Gerald W. Haddock is the President and Chief Executive Officer of the Company and that the signature set forth above is his genuine signature.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand this day of June, 1998.

                                            ------------------------------------
                                            Name: David M. Dean
                                            Title: Senior Vice President, Law
                                            and Secretary

[Acknowledgment]

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Restated Declaration of Trust (the "Declaration of Trust") provides that no trust manager shall be liable to the Company for any act, omission, loss, damage, or expense arising from the performance of his duties to the Company save only for his own willful misfeasance or willful malfeasance or gross negligence. In addition to, but in no respect whatsoever in limitation of the foregoing, the liability of each trust manager for monetary damages shall be eliminated to the fullest extent permitted by applicable law. The Declaration of Trust also provides that no amendment thereto may limit or eliminate this limitation of liability with respect to events occurring prior to the effective date of such amendment.

     The Company's Declaration of Trust provides that the trust managers and officers shall be indemnified to the maximum extent permitted by Texas law. Under current Texas law, the trust will indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a trust manager or officer if it is determined that the person (i) conducted himself in good faith; (ii) reasonably believed: (a) in the case of conduct in his official capacity as a trust manager or officer of the real estate investment trust, that his conduct was in the real estate investment trust's best interests; and (b) in all other cases, that his conduct was at least not opposed to the real estate investment trust's best interests; and
(iii) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. Except to the extent provided in the following sentence, a trust manager or officer may not be indemnified (i) in respect of a proceeding in which the person is found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person's official capacity; or (ii) in which the person is found liable to the real estate investment trust. Notwithstanding the foregoing, a person may be indemnified against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred by the person in connection with the proceeding; provided that if the person is found liable to the real estate investment trust or is found liable on the basis that personal benefit was improperly received by the person, the indemnification (i) is limited to reasonable expenses actually incurred by the person in connection with the proceeding, and (ii) shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the real estate investment trust. In addition, the Company's Declaration of Trust and Bylaws require it to pay or reimburse, in advance of the final disposition of a proceeding, reasonable expenses incurred by a present or former trust manager or officer made a party to a proceeding by reason of his status as a trust manager or officer, provided that the Company shall have received (i) a written affirmation by the trust manager or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the Bylaws and (ii) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met. The Company's Declaration of Trust and Bylaws also permit the Company to provide indemnification, payment or reimbursement of expenses to any employee or agent of the Company in such capacity. The Company's Declaration of Trust and Bylaws also permit the Company to indemnify a person who was or who agreed to appear as a witness or other participant in a proceeding at a time when he is not named a defendant or respondent in the proceeding. Any indemnification, payment or reimbursement of the expenses permitted by the Declaration of Trust and Bylaws shall be furnished in accordance with the procedures provided for indemnification and payment or reimbursement of expenses under Texas Real Estate Investment Trust Act for trust managers.

     The limited partnership agreement of the Operating Partnership contains indemnification provisions comparable to those contained in the Declaration of Trust.

     The Company carries insurance that purports to insure officers and trust managers of the Company against certain liabilities incurred by them in the discharge of their official functions.

     The Company and the Operating Partnership have entered into indemnification agreements with each of the Company's executive officers and trust managers. The indemnification agreements require, among other things, that the Company and the Operating Partnership indemnify such officers and trust managers to the fullest extent permitted by law, and advance to the officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The Company and the Operating Partnership also must indemnify and advance expenses incurred by officers and directors seeking to enforce their rights under the indemnification agreements and cover officers and directors under the Company's and Operating Partnership's directors' and officers' liability insurance, if any. Although the indemnification agreements offer substantially the same scope of coverage afforded by provisions in the Declaration of Trust, the Company's Bylaws and Operating Partnership Agreement, they provide greater assurance to directors and executive officers that indemnification will be available, because, as contracts, they cannot be modified unilaterally in the future by the Crescent Board of Trust Managers or by the stockholders to alter, limit or eliminate the rights they provide.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     The following is a list of all exhibits and financial statement schedules filed as a part of this Registration Statement on Form S-4, including those incorporated herein by reference.

        EXHIBIT
          NO.                               DESCRIPTION OF EXHIBIT
        -------                             ----------------------
          2.01           -- Agreement and Plan of Merger, dated as of January 16,
                            1998, as amended, by and between the Registrant and
                            Station Casinos, Inc. (the "Merger Agreement") (filed as
                            Exhibit 2.01 to the Registrant's Annual Report on Form
                            10-K for the fiscal year ended December 31, 1997 (the
                            "1997 10-K") and incorporated herein by reference)
          2.02           -- First Amendment to the Merger Agreement, dated as of
                            February 17, 1998 (filed herewith)
          2.03           -- Second Amendment to the Merger Agreement, dated as of
                            June 15, 1998 (filed herewith)
          2.04           -- Third Amendment to the Merger Agreement, dated as of June
                            26, 1998 (filed herewith)
          3.01           -- Restated Declaration of Trust of the Registrant (filed as
                            Exhibit 4.01 to the Registrant's Registration Statement
                            on Form S-3 (File No. 333-21905) (the "1997 S-3") and
                            incorporated herein by reference)
          3.02           -- Amended and Restated Bylaws of the Registrant, as amended
                            (filed as Exhibit 4.02 to the Registrant's Registration
                            Statement on Form S-3) (File No. 333-56809)(the "1998
                            S-3") and incorporated herein by reference)
          4.01           -- Registration Rights Agreement, dated February 16, 1996, by and among the Registrant, Crescent Real Estate
                            Equities Limited Partnership and certain of the limited
                            partners of Crescent Real Estate Equities Limited
                            Partnership named therein (filed as Exhibit 4.02 to the
                            Registrant's Annual Report on Form 10-K for the fiscal
                            year ended December 31, 1996 (the "1996 10-K") and
                            incorporated herein by reference)
          4.02           -- Registration Rights Agreement, dated January 20, 1997, by and among the Registrant, Crescent Real Estate Equities
                            Limited Partnership and certain of the limited partners
                            of Crescent Real Estate Equities Limited Partnership
                            named therein (filed as Exhibit 4.03 to the 1996 10-K and
                            incorporated herein by reference)
          4.03           -- Form of Registration Agreement relating to the
                            acquisition of the Greenway Plaza Portfolio (filed as
                            Exhibit 4.01 to the Registrant's Current Report on Form
                            8-K dated and filed September 27, 1996 (the "1996 8-K")
                            and incorporated herein by reference)

        EXHIBIT
          NO.                               DESCRIPTION OF EXHIBIT
        -------                             ----------------------
          4.04           -- Registration Rights Agreement, dated as of June 26, 1996, relating to Canyon Ranch-Tucson (filed as Exhibit 4.02 to
                            the 1996 8-K and incorporated herein by reference)
          4.05           -- Form of Common Share Certificate (filed as Exhibit 4.03 to the 1997 S-3 and incorporated herein by reference)
          4.06           -- Statement of Designation of 6 3/4% Series A Convertible
                            Cumulative Preferred Shares of the Registrant (filed as
                            Exhibit 4.07 to the 1997 10-K and incorporated herein by
                            reference)
          4.07           -- Form of Certificate of 6 3/4% Series A Convertible
                            Cumulative Preferred Shares of the Registrant (filed as
                            Exhibit 4 to the Registrant's Registration Statement on
                            Form 8-A/A filed on February 18, 1998 and incorporated by
                            reference)
          4.08           -- Form of Statement of Designation of $3.50 Convertible
                            Preferred Shares of the Registrant (filed herewith)
          4.09           -- Form of Certificate of $3.50 Convertible Preferred Shares
                            of the Registrant (filed herewith)
          4.10           -- Indenture, dated as of September 22, 1997, between
                            Crescent Real Estate Equities Limited Partnership and
                            State Street Bank and Trust Company, of Missouri, N.A.
                            (filed as Exhibit 4.01 to the Registration Statement on
                            Form S-4 (File No. 333-42293) of Crescent Real Estate
                            Equities Limited Partnership (the "Form S-4") and
                            incorporated herein by reference)
          4.11           -- Form of 6 5/8% Note due 2002 (filed as Exhibit 4.04 to
                            the Form S-4 and incorporated herein by reference)
          4.12           -- Form of 7 1/8% Note due 2007 (filed as Exhibit 4.05 to
                            the Form S-4 and incorporated herein by reference)
          4.13           -- Registration Rights Agreement, dated as of September 22,
                            1997, among Crescent Real Estate Equities Limited
                            Partnership, Merrill Lynch & Co., Merrill Lynch, Pierce,
                            Fenner & Smith Incorporated and Salomon Brothers Inc.
                            (filed as Exhibit 4.06 to the Form S-4 and incorporated
                            herein by reference)
          4.14           -- Purchase Agreement, dated as of August 11, 1997, among
                            the Registrant, UBS Securities (Portfolio), LLC, and
                            Union Bank of Switzerland, London Branch (filed as
                            Exhibit 4.01 to the Registrant's Current Report on Form
                            8-K dated August 11, 1997 and filed August 13, 1997 and
                            incorporated herein by reference)
          4.15           -- Purchase Agreement, effective as of December 12, 1997,
                            among the Registrant, Crescent Real Estate Equities
                            Limited Partnership, Merrill Lynch International and
                            Merrill Lynch, Pierce, Fenner & Smith Incorporated (filed
                            as Exhibit 1.01 to the Registrant's Current Report on
                            Form 8-K/A dated December 12, 1997 and filed December 19,
                            1997 and incorporated herein by reference)
          4.16           -- Swap Agreement, effective as of December 12, 1997,
                            between the Registrant and Merrill Lynch International
                            (filed as Exhibit 1.02 to the Registrant's Current Report
                            on Form 8-K dated December 12, 1997 and filed December
                            18, 1997 and incorporated herein by reference)
          4.17           -- Registration Rights Agreement, dated as of March 2, 1998, among the Registrant, Crescent Real Estate Equities
                            Limited Partnership and certain limited partners of
                            Crescent Real Estate Equities Limited Partnership (filed
                            as Exhibit 4.05 to the Registrant's Registration
                            Statement on Form S-3 (File No. 333-47563) and
                            incorporated herein by reference)
          5.01           -- Opinion of Shaw Pittman Potts & Trowbridge as to the
                            legality of the securities being registered by the
                            Registrant (filed herewith)

        EXHIBIT
          NO.                               DESCRIPTION OF EXHIBIT
        -------                             ----------------------
          8.01           -- Opinion of Shaw Pittman Potts & Trowbridge regarding
                            certain material tax issues relating to the Registrant
                            (filed herewith)
          8.02           -- Opinion of Locke Purnell Rain Harrell regarding certain material tax issues relating to the Registrant (filed
                            herewith)
         10.01           -- Second Amended and Restated Agreement of Limited
                            Partnership of Crescent Real Estate Equities Limited
                            Partnership dated as of November 1, 1997, as amended
                            (filed as Exhibit 4.04 to the 1998 S-3 and incorporated
                            herein by reference)
         10.02           -- Noncompetition Agreement (Rainwater) (filed as Exhibit
                            10.02 to the 1997 10-K and incorporated herein by
                            reference)
         10.03           -- Noncompetition Agreement (Goff) (filed as Exhibit 10.03 to the 1997 10-K and incorporated herein by reference)
         10.04           -- Noncompetition Agreement (Haddock) (filed as Exhibit
                            10.04 to the 1997 10-K and incorporated herein by
                            reference)
         10.05           -- Employment Agreement (Goff) (the "Goff Employment
                            Agreement") (filed as Exhibit 10.05 to the 1997 10-K and
                            incorporated herein by reference)
         10.06           -- Amendment No. 5 to the Goff Employment Agreement, dated
                            March 10, 1998 (filed as Exhibit 10.29 to the Form S-4
                            and incorporated herein by reference)
         10.07           -- Employment Agreement (Haddock) (the "Haddock Employment
                            Agreement") (filed as Exhibit 10.06 to the 1997 10-K and
                            incorporated herein by reference)
         10.08           -- Amendment No. 4 to the Haddock Employment Agreement,
                            dated March 10, 1998 (filed as Exhibit 10.30 to the Form
                            S-4 and incorporated herein by reference)
         10.09           -- Form of Registration Rights, Lock-Up and Pledge Agreement
                            (filed as Exhibit 10.05 to the Registration Statement on
                            Form S-11 (File No. 33-78188) (the "1994 S-11") of the
                            Registrant and incorporated herein by reference)
         10.10           -- Form of Officers' and Trust Managers' Indemnification
                            Agreement as entered into between the Registrant and each
                            of its executive officers and trust managers (filed as
                            Exhibit 10.07 to the Form S-4 and incorporated herein by
                            reference)
         10.11           -- Crescent Real Estate Equities Company 1994 Stock
                            Incentive Plan (filed as Exhibit 10.07 to the 1994 S-11
                            and incorporated herein by reference)
         10.12           -- Crescent Real Estate Equities, Ltd. First Amended and
                            Restated 401(k) Plan (filed as Exhibit 10.10 to the 1997
                            10-K and incorporated herein by reference)
         10.13           -- Real Estate Purchase and Sale Agreement, dated as of
                            January 29, 1997, between the Registrant, as purchaser,
                            and Magellan Health Services, Inc., as seller, relating
                            to the acquisition of 92 behavioral healthcare facilities
                            (the "Magellan Facilities"), as amended effective
                            February 28, 1997 and May 29, 1997 (filed as Exhibit
                            10.13 to the Registrant's Quarterly Report on Form 10-Q/A
                            for the quarter ended June 30, 1997 (the "1997 10-Q") and
                            incorporated herein by reference).
         10.14           -- Second Amended and Restated 1995 Crescent Real Estate
                            Equities Company Stock Incentive Plan (filed as Exhibit
                            10.13 to the Form S-4 and incorporated herein by
                            reference)
         10.15           -- 1995 Crescent Real Estate Equities Limited Partnership
                            Unit Incentive Plan (filed as Exhibit 99.01 to the
                            Registrant's Registration Statement on Form S-8 (File No.
                            333-3452) and incorporated herein by reference)
         10.16           -- 1996 Crescent Real Estate Equities Limited Partnership
                            Unit Incentive Plan (filed as Exhibit 10.01 to the 1996
                            Form 8-K and incorporated herein by reference)

        EXHIBIT
          NO.                               DESCRIPTION OF EXHIBIT
        -------                             ----------------------
         10.17           -- Master Lease Agreement, dated June 16, 1997, as amended, between Crescent Real Estate Funding VII, L.P. and
                            Charter Behavioral Health Systems, LLC and its
                            subsidiaries, relating to the Magellan Facilities (filed
                            as Exhibit 10.27 to the 1997 10-K and incorporated herein
                            by reference)
         10.18           -- Fourth Amended and Restated Revolving Credit Agreement,
                            dated December 19, 1997 among the Registrant, BankBoston,
                            N.A. and the other banks named therein (filed as Exhibit
                            10.25 to the Form S-4 and incorporated herein by
                            reference)
         10.19           -- Intercompany Agreement, dated June 3, 1997, between the
                            Registrant and Crescent Operating, Inc. (filed as Exhibit
                            10.2 to the Registration Statement on Form S-1 (File No.
                            333-25223) of Crescent Operating, Inc. and incorporated
                            herein by reference)
         21.01           -- Subsidiaries of the Registrant (filed as Exhibit 21.01 to the Form S-4 and incorporated herein by reference)
         23.01           -- Consent of Arthur Andersen LLP (Dallas), Certified Public
                            Accountants, dated June 24, 1998 (filed herewith)
         23.02           -- Consent of Arthur Andersen LLP (Atlanta), Certified
                            Public Accountants, dated June 23, 1998 (filed herewith)
         23.03           -- Consent of Arthur Andersen LLP (Las Vegas), Certified
                            Public Accountants, dated June 24, 1998 (filed herewith)
         23.04           -- Consent of Shaw Pittman Potts & Trowbridge (included in its opinion filed as Exhibit 5.01 to this Registration
                            Statement)
         23.05           -- Consent of Shaw Pittman Potts & Trowbridge (included in its opinion filed as Exhibit 8.01 to this Registration
                            Statement)
         23.06           -- Consent of Salomon Smith Barney, dated June 25, 1998
                            (filed herewith)
         23.07           -- Consent of Locke Purnell Rain Harrell (included in its
                            opinion filed as Exhibit 8.02 to this Registration
                            Statement)
         24.01           -- Powers of Attorney (filed herewith)

ITEM 22. UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes that insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim of indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (b) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (c) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     (d) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be determined to be the initial bona fide offering thereof.

     (e) The undersigned Registrant hereby undertakes:

          (1) that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (2) that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of
     Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on the 29th day of June, 1998.

                                            CRESCENT REAL ESTATE
                                            EQUITIES COMPANY

                                            By:    /s/ GERALD W. HADDOCK
                                              ----------------------------------
                                                      Gerald W. Haddock
                                                President and Chief Executive
                                                            Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURES                                        TITLE                        DATE
                     ----------                                        -----                        ----

              /s/ RICHARD E. RAINWATER                   Trust Manager and Chairman of the     June 29, 1998
-----------------------------------------------------      Board
                Richard E. Rainwater

                  /s/ JOHN C. GOFF                       Trust Manager and Vice Chairman of    June 29, 1998
-----------------------------------------------------      the Board
                    John C. Goff

                /s/ GERALD W. HADDOCK                    Trust Manager, President and Chief    June 29, 1998
-----------------------------------------------------      Executive Officer (Principal
                  Gerald W. Haddock                        Executive Officer)

                 /s/ DALLAS E. LUCAS                     Senior Vice President and Chief       June 29, 1998
-----------------------------------------------------      Financial and Accounting Officer
                   Dallas E. Lucas                         (Principal Financial and
                                                           Accounting Officer)

                /s/ ANTHONY M. FRANK                     Trust Manager                         June 29, 1998
-----------------------------------------------------
                  Anthony M. Frank

               /s/ MORTON H. MEYERSON                    Trust Manager                         June 29, 1998
-----------------------------------------------------
                 Morton H. Meyerson

                /s/ WILLIAM F. QUINN                     Trust Manager                         June 29, 1998
-----------------------------------------------------
                  William F. Quinn

               /s/ PAUL E. ROWSEY, III                   Trust Manager                         June 29, 1998
-----------------------------------------------------
                 Paul E. Rowsey, III

                /s/ MELVIN ZUCKERMAN                     Trust Manager                         June 29, 1998
-----------------------------------------------------
                  Melvin Zuckerman

                               INDEX TO EXHIBITS

                                                                          SEQUENTIALLY
  EXHIBIT                                                                   NUMBERED
    NO.                                EXHIBIT                                PAGE
  -------                              -------                            ------------

    2.01     -- Agreement and Plan of Merger, dated as of January 16,
                1998, as amended, by and between the Registrant and Station Casinos, Inc. (the "Merger Agreement") (filed as
                Exhibit 2.01 to the Registrant's Annual Report on Form
                10-K for the fiscal year ended December 31, 1997 (the
                "1997 10-K") and incorporated herein by reference)
    2.02     -- First Amendment to the Merger Agreement, dated as of
                February 17, 1998 (filed herewith)
    2.03     -- Second Amendment to the Merger Agreement, dated as of
                June 15, 1998 (filed herewith)
    2.04     -- Third Amendment to the Merger Agreement, dated as of June
                26, 1998 (filed herewith)
    3.01     -- Restated Declaration of Trust of the Registrant (filed as
                Exhibit 4.01 to the Registrant's Registration Statement on Form S-3 (File No. 333-21905) (the "1997 S-3") and
                incorporated herein by reference)
    3.02     -- Amended and Restated Bylaws of the Registrant, as amended
                (filed as Exhibit 4.02 to the Registrant's Registration
                Statement on Form S-3) (File No. 333-56809)(the "1998
                S-3") and filed October 14, 1997 and incorporated herein by reference)
    4.01     -- Registration Rights Agreement, dated February 16, 1996, by and among the Registrant, Crescent Real Estate
                Equities Limited Partnership and certain of the limited partners of Crescent Real Estate Equities Limited
                Partnership named therein (filed as Exhibit 4.02 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (the "1996 10-K") and incorporated herein by reference)
    4.02     -- Registration Rights Agreement, dated January 20, 1997, by and among the Registrant, Crescent Real Estate Equities
                Limited Partnership and certain of the limited partners of Crescent Real Estate Equities Limited Partnership named therein (filed as Exhibit 4.03 to the 1996 10-K and incorporated herein by reference)
    4.03     -- Form of Registration Agreement relating to the
                acquisition of the Greenway Plaza Portfolio (filed as Exhibit 4.01 to the Registrant's Current Report on Form
                8-K dated and filed September 27, 1996 (the "1996 8-K") and incorporated herein by reference)
    4.04     -- Registration Rights Agreement, dated as of June 26, 1996, relating to Canyon Ranch-Tucson (filed as Exhibit 4.02 to the 1996 8-K and incorporated herein by reference)
    4.05     -- Form of Common Share Certificate (filed as Exhibit 4.03 to the 1997 S-3 and incorporated herein by reference)
    4.06     -- Statement of Designation of 6 3/4% Series A Convertible
                Cumulative Preferred Shares of the Registrant (filed as
                Exhibit 4.07 to the 1997 10-K and incorporated herein by reference)
    4.07     -- Form of Certificate of 6 3/4% Series A Convertible
                Cumulative Preferred Shares of the Registrant (filed as
                Exhibit 4 to the Registrant's Registration Statement on
                Form 8-A/A filed on February 18, 1998 and incorporated by reference)
    4.08     -- Form of Statement of Designation of $3.50 Convertible
                Preferred Shares of the Registrant (filed herewith)

                                                                          SEQUENTIALLY
  EXHIBIT                                                                   NUMBERED
    NO.                                EXHIBIT                                PAGE
  -------                              -------                            ------------
    4.09     -- Form of Certificate of $3.50 Convertible Preferred Shares
                of the Registrant (filed herewith)
    4.10     -- Indenture, dated as of September 22, 1997, between
                Crescent Real Estate Equities Limited Partnership and
                State Street Bank and Trust Company, of Missouri, N.A.
                (filed as Exhibit 4.01 to the Registration Statement on
                Form S-4 (File No. 333-42293) of Crescent Real Estate
                Equities Limited Partnership (the "Form S-4") and
                incorporated herein by reference)
    4.11     -- Form of 6 5/8% Note due 2002 (filed as Exhibit 4.04 to
                the Form S-4 and incorporated herein by reference)
    4.12     -- Form of 7 1/8% Note due 2007 (filed as Exhibit 4.05 to
                the Form S-4 and incorporated herein by reference)
    4.13     -- Registration Rights Agreement, dated as of September 22,
                1997, among Crescent Real Estate Equities Limited
                Partnership, Merrill Lynch & Co., Merrill Lynch, Pierce,
                Fenner & Smith Incorporated and Salomon Brothers Inc.
                (filed as Exhibit 4.06 to the Form S-4 and incorporated
                herein by reference)
    4.14     -- Purchase Agreement, dated as of August 11, 1997, among
                the Registrant, UBS Securities (Portfolio), LLC, and
                Union Bank of Switzerland, London Branch (filed as
                Exhibit 4.01 to the Registrant's Current Report on Form
                8-K dated August 11, 1997 and filed August 13, 1997 and
                incorporated herein by reference)
    4.15     -- Purchase Agreement, effective as of December 12, 1997,
                among the Registrant, Crescent Real Estate Equities
                Limited Partnership, Merrill Lynch International and
                Merrill Lynch, Pierce, Fenner & Smith Incorporated (filed
                as Exhibit 1.01 to the Registrant's Current Report on
                Form 8-K/A dated December 12, 1997 and filed December 19,
                1997 and incorporated herein by reference)
    4.16     -- Swap Agreement, effective as of December 12, 1997,
                between the Registrant and Merrill Lynch International
                (filed as Exhibit 1.02 to the Registrant's Current Report
                on Form 8-K dated December 12, 1997 and filed December
                18, 1997 and incorporated herein by reference)
    4.17     -- Registration Rights Agreement, dated as of March 2, 1998, among the Registrant, Crescent Real Estate Equities
                Limited Partnership and certain limited partners of
                Crescent Real Estate Equities Limited Partnership (filed
                as Exhibit 4.05 to the Registrant's Registration
                Statement on Form S-3 (File No. 333-47563) and
                incorporated herein by reference)
    5.01     -- Opinion of Shaw Pittman Potts & Trowbridge as to the
                legality of the securities being registered by the
                Registrant (filed herewith)
    8.01     -- Opinion of Shaw Pittman Potts & Trowbridge regarding
                certain material tax issues relating to the Registrant
                (filed herewith)
    8.02     -- Opinion of Locke Purnell Rain Harrell regarding certain material tax issues relating to the Registrant (filed
                herewith)
   10.01     -- Second Amended and Restated Agreement of Limited
                Partnership of Crescent Real Estate Equities Limited
                Partnership dated as of November 1, 1997, as amended
                (filed as Exhibit 4.04 to the 1998 S-3 and incorporated
                herein by reference)
   10.02     -- Noncompetition Agreement (Rainwater) (filed as Exhibit
                10.02 to the 1997 10-K and incorporated herein by
                reference)
   10.03     -- Noncompetition Agreement (Goff) (filed as Exhibit 10.03 to the 1997 10-K and incorporated herein by reference)

                                                                          SEQUENTIALLY
  EXHIBIT                                                                   NUMBERED
    NO.                                EXHIBIT                                PAGE
  -------                              -------                            ------------
   10.04     -- Noncompetition Agreement (Haddock) (filed as Exhibit
                10.04 to the 1997 10-K and incorporated herein by
                reference)
   10.05     -- Employment Agreement (Goff) (the "Goff Employment
                Agreement") (filed as Exhibit 10.05 to the 1997 10-K and
                incorporated herein by reference)
   10.06     -- Amendment No. 5 to the Goff Employment Agreement, dated
                March 10, 1998 (filed as Exhibit 10.29 to the Form S-4
                and incorporated herein by reference)
   10.07     -- Employment Agreement (Haddock) (the "Haddock Employment
                Agreement") (filed as Exhibit 10.06 to the 1997 10-K and
                incorporated herein by reference)
   10.08     -- Amendment No. 4 to the Haddock Employment Agreement,
                dated March 10, 1998 (filed as Exhibit 10.30 to the Form
                S-4 and incorporated herein by reference)
   10.09     -- Form of Registration Rights, Lock-Up and Pledge Agreement
                (filed as Exhibit 10.05 to the Registration Statement on
                Form S-11 (File No. 33-78188) (the "1994 S-11") of the
                Registrant and incorporated herein by reference)
   10.10     -- Form of Officers' and Trust Managers' Indemnification
                Agreement as entered into between the Registrant and each
                of its executive officers and trust managers (filed as
                Exhibit 10.07 to the Form S-4 and incorporated herein by
                reference)
   10.11     -- Crescent Real Estate Equities Company 1994 Stock
                Incentive Plan (filed as Exhibit 10.07 to the 1994 S-11
                and incorporated herein by reference)
   10.12     -- Crescent Real Estate Equities, Ltd. First Amended and
                Restated 401(k) Plan (filed as Exhibit 10.10 to the 1997
                10-K and incorporated herein by reference)
   10.13     -- Real Estate Purchase and Sale Agreement, dated as of
                January 29, 1997, between the Registrant, as purchaser,
                and Magellan Health Services, Inc., as seller, relating
                to the acquisition of 92 behavioral healthcare facilities
                (the "Magellan Facilities"), as amended effective
                February 28, 1997 and May 29, 1997 (filed as Exhibit
                10.13 to the Registrant's Quarterly Report on Form 10-Q/A
                for the quarter ended June 30, 1997 (the "1997 10-Q") and
                incorporated herein by reference).
   10.14     -- Second Amended and Restated 1995 Crescent Real Estate
                Equities Company Stock Incentive Plan (filed as Exhibit
                10.13 to the Form S-4 and incorporated herein by
                reference)
   10.15     -- 1995 Crescent Real Estate Equities Limited Partnership
                Unit Incentive Plan (filed as Exhibit 99.01 to the
                Registrant's Registration Statement on Form S-8 (File No.
                333-3452) and incorporated herein by reference)
   10.16     -- 1996 Crescent Real Estate Equities Limited Partnership
                Unit Incentive Plan (filed as Exhibit 10.01 to the 1996
                Form 8-K and incorporated herein by reference)
   10.17     -- Master Lease Agreement, dated June 16, 1997, as amended, between Crescent Real Estate Funding VII, L.P. and
                Charter Behavioral Health Systems, LLC and its
                subsidiaries, relating to the Magellan Facilities (filed
                as Exhibit 10.27 to the 1997 10-K and incorporated herein
                by reference)
   10.18     -- Fourth Amended and Restated Revolving Credit Agreement,
                dated December 19, 1997 among the Registrant, BankBoston,
                N.A. and the other banks named therein (filed as Exhibit
                10.25 to the Form S-4 and incorporated herein by
                reference)
   10.19     -- Intercompany Agreement, dated June 3, 1997, between the
                Registrant and Crescent Operating, Inc. (filed as Exhibit
                10.2 to the Registration Statement on Form S-1 (File No.
                333-25223) of Crescent Operating, Inc. and incorporated
                herein by reference)

                                                                          SEQUENTIALLY
  EXHIBIT                                                                   NUMBERED
    NO.                                EXHIBIT                                PAGE
  -------                              -------                            ------------
   21.01     -- Subsidiaries of the Registrant (filed as Exhibit 21.01 to the Form S-4 and incorporated herein by reference)
   23.01     -- Consent of Arthur Andersen LLP (Dallas), Certified Public
                Accountants, dated June 24, 1998 (filed herewith)
   23.02     -- Consent of Arthur Andersen LLP (Atlanta), Certified
                Public Accountants, dated June 23, 1998 (filed herewith)
   23.03     -- Consent of Arthur Andersen LLP (Las Vegas), Certified
                Public Accountants, dated June 24, 1998 (filed herewith)
   23.04     -- Consent of Shaw Pittman Potts & Trowbridge (included in its opinion filed as Exhibit 5.01 to this Registration
                Statement)
   23.05     -- Consent of Shaw Pittman Potts & Trowbridge (included in its opinion filed as Exhibit 8.01 to this Registration
                Statement)
   23.06     -- Consent of Salomon Smith Barney, dated June 25, 1998
                (filed herewith)
   23.07     -- Consent of Locke Purnell Rain Harrell (included in its
                opinion filed as Exhibit 8.02 to this Registration
                Statement)
   24.01     -- Powers of Attorney (filed herewith)